                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential. For use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EVERGREEN MEDIA CORPORATION
                        CHANCELLOR BROADCASTING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

                          EVERGREEN MEDIA CORPORATION
                        CHANCELLOR BROADCASTING COMPANY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Class A Common Stock of Chancellor Broadcasting Company, par value $.01 per share ("Chancellor Class A Common Stock")
         Class B Common Stock of Chancellor Broadcasting Company, par value $.01 per share ("Chancellor Class B Common Stock")
         7% Convertible Preferred Stock of Chancellor Broadcasting Company, par value $.01 per share ("Chancellor Parent Convertible Preferred Stock")
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        10,437,212 shares of Chancellor Class A Common Stock
        8,547,910 shares of Chancellor Class B Common Stock
        2,200,000 shares of Chancellor Parent Convertible Preferred Stock
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         The amount on which the filing fee of $111,250.43 was calculated was determined pursuant to Rule 0-11(c) and (a)(4) under the Exchange Act. Upon consummation of the Merger, each outstanding share of Chancellor Class A Common Stock and Chancellor Class B Common Stock will be converted into the right to receive 0.9091 shares of Common Stock, par value $.01 per share, of Evergreen, and each outstanding share of Chancellor Parent Convertible Preferred Stock will be converted into one share of 7% Convertible Preferred Stock of Evergreen with substantially identical powers, preferences and relative rights. As of May 15, 1997, there were 10,437,212 shares of Chancellor Class A Common Stock outstanding, 8,547,910 shares of Chancellor Class B Common Stock outstanding, and 2,200,000 shares of Chancellor 7% Convertible Preferred Stock outstanding. The filing fee is calculated by multiplying 1/50th of 1% by the sum of: (i) $34.125 (the average of the reported high and low sales price of a share of common stock of Chancellor Class A Common Stock on The Nasdaq Stock Market on May 30,
         1997) multiplied by 10,437,212 (the number of shares of Chancellor Class A Common Stock outstanding), (ii) $90,082,281 (the book value of the outstanding shares of Chancellor Class B Common Stock) and (iii) $110,000,000 (the book value of the Chancellor Parent Convertible Preferred Stock).
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        $556,252,140.50
--------------------------------------------------------------------------------
     (5) Total fee paid:

        $111,250.43.
--------------------------------------------------------------------------------
     [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

        $111,250.43
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

        Schedule 14A
--------------------------------------------------------------------------------
     (3) Filing Party:

        Evergreen Media Corporation and Chancellor Broadcasting Company
--------------------------------------------------------------------------------
     (4) Date Filed:

        June 5, 1997
--------------------------------------------------------------------------------

                          EVERGREEN MEDIA CORPORATION
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75039

                                                                  August 1, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Evergreen Annual Meeting") of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), which will be held at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, on September 3, 1997, at 10:00 a.m., C.D.T.

     At the Evergreen Annual Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of February 19, 1997, as amended and restated (the "Merger Agreement"), by and among Evergreen, Evergreen Mezzanine Holdings Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Evergreen ("EMHC"), Evergreen Media Corporation of Los Angeles, a Delaware corporation and a direct, wholly owned subsidiary of EMHC ("EMCLA"), Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), and Chancellor Radio Broadcasting Company, a Delaware corporation and a direct subsidiary of Chancellor ("CRBC"), pursuant to which (i) Chancellor will merge with and into EMHC (the "Parent Merger"), with EMHC remaining as the surviving corporation following the Parent Merger, and
(ii) thereafter, CRBC will merge with and into EMCLA (the "Subsidiary Merger" and, together with the Parent Merger, the "Merger"), with EMCLA remaining as the surviving corporation following the Subsidiary Merger. Following the Merger, Evergreen will be renamed Chancellor Media Corporation (the "Surviving Corporation"), EMHC will be renamed Chancellor Mezzanine Holdings Corporation (the "Surviving Mezzanine Corporation") and EMCLA will be renamed Chancellor Media Corporation of Los Angeles (the "Subsidiary Surviving Corporation"). If the Merger is consummated, (i) each share of Evergreen Class A Common Stock and Evergreen Class B Common Stock (collectively, "Evergreen Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be reclassified, changed and converted into one share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each share of $3.00 Convertible Exchangeable Preferred Stock of Evergreen outstanding immediately prior to the Effective Time ("Evergreen $3.00 Convertible Preferred Stock") will remain outstanding as one share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation, (iii) each share (other than treasury shares, which will be cancelled as a result of the Merger) of Chancellor Class A Common Stock and Chancellor Class B Common Stock outstanding immediately prior to the Effective Time will be converted the right to receive into 0.9091 shares (the "Exchange Ratio") of Surviving Corporation Common Stock, (iv) each share of 7% Convertible Preferred Stock of Chancellor outstanding immediately prior to the Effective Time ("Chancellor Parent Convertible Preferred Stock"), other than shares of Chancellor Parent Convertible Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), will be converted into the right to receive one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Chancellor Parent Convertible Preferred Stock (the "Surviving Corporation 7% Convertible Preferred Stock"), (v) each share of EMHC Common Stock outstanding immediately prior to the Effective Time will remain outstanding as one share of Common Stock of the Surviving Mezzanine Corporation, (vi) each share of EMCLA Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time (as defined in the Merger Agreement) will remain outstanding as one share of the Common Stock of the Subsidiary Surviving Corporation, (vii) each share of CRBC Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled,
(viii) each share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Series A Preferred Stock"), other than shares of CRBC Series A Preferred Stock for which appraisal rights have been exercised pursuant to
Section 262 of the DGCL, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Series A Preferred Stock and (ix) each share of 12% Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Junior Preferred Stock"), other than shares of CRBC Junior Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 of the DGCL, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Junior Preferred Stock. In addition, Evergreen, as the Surviving Corporation, will assume currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain directors, officers, employees and consultants of Chancellor and its subsidiaries. The Merger is subject to various conditions, including approval by the stockholders of Evergreen at the Evergreen Annual Meeting and approval by the stockholders of Chancellor at the special meeting of stockholders of Chancellor to be held on September 3, 1997.

     THE BOARD OF DIRECTORS OF EVERGREEN (THE "EVERGREEN BOARD") BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF EVERGREEN AND ITS STOCKHOLDERS, HAS BY A UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RECOMMENDED THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     Wasserstein Perella & Co., Inc. ("Wasserstein Perella") has acted as financial advisor to the Evergreen Board in connection with the Merger, and Wasserstein Perella has advised the Evergreen Board that, in the opinion of Wasserstein Perella, the Exchange Ratio is fair to Evergreen from a financial point of view.

     The enclosed Notice and Joint Proxy Statement/Prospectus contains details concerning the Merger and the business to come before the Evergreen Annual Meeting. We urge you to read and consider these documents carefully. At the Evergreen Annual Meeting, stockholders of Evergreen eligible to vote will be asked to consider and vote upon the approval and adoption of the Merger Agreement and certain related matters described therein (including the issuance of 0.9091 shares of Surviving Corporation Common Stock for each share of Chancellor Common Stock outstanding immediately prior to the consummation of the Merger, the assumption by Evergreen of currently outstanding options to purchase shares of Chancellor Class A Common Stock and the amendment and restatement of Evergreen's Amended and Restated Certificate of Incorporation). Based on the number of shares of Chancellor Common Stock and options to purchase shares of Chancellor Class A Common Stock outstanding on July 28, 1997, Evergreen currently expects to issue 17,265,289 shares of Surviving Corporation Common Stock to holders of Chancellor Common Stock and to assume options to purchase 1,989,543 shares of Chancellor Class A Common Stock. In addition to the consideration and vote upon the foregoing matters, at the Evergreen Annual Meeting, the holders of Evergreen Common Stock eligible to vote will also be asked to consider and vote upon the election of eight directors to the Evergreen Board, who will serve as directors until the consummation of the Merger. Assuming they are so elected, four of these directors will resign from the Evergreen Board upon consummation of the Merger, and four of these directors will continue as directors of the Surviving Corporation.

     The Evergreen Board has unanimously recommended that stockholders vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby and FOR the election of eight directors to the Evergreen Board.

     A report containing portions of Evergreen's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996 as filed with the Securities and Exchange Commission is enclosed with this Joint Proxy Statement/Prospectus for your use in connection with the matters to be acted on at the Evergreen Annual Meeting.

     Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Evergreen Annual Meeting even if you cannot attend.

                                        Very truly yours,

                                        /s/ SCOTT K. GINSBERG
                                        Scott K. Ginsburg

                                        Chairman of the Board and
                                        Chief Executive Officer

                        CHANCELLOR BROADCASTING COMPANY
                          12655 N. CENTRAL EXPRESSWAY
                                   SUITE 405
                              DALLAS, TEXAS 75243

                                                                  August 1, 1997

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders (the "Chancellor Special Meeting") of Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), which will be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, on September 3, 1997, at 10:00 a.m., C.D.T.

     At the Chancellor Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of February 19, 1997, as amended and restated (the "Merger Agreement"), by and among Chancellor, Chancellor Radio Broadcasting Company, a Delaware corporation and a direct subsidiary of Chancellor ("CRBC"), Evergreen Media Corporation, a Delaware corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Evergreen ("EMHC"), and Evergreen Media Corporation of Los Angeles, a Delaware corporation and a direct, wholly owned subsidiary of EMHC ("EMCLA"), pursuant to which (i) Chancellor will merge with and into EMHC (the "Parent Merger"), with EMHC remaining as the surviving corporation following the Parent Merger and (ii) thereafter, CRBC will merge with and into EMCLA (the "Subsidiary Merger" and, together with the Parent Merger, the "Merger"), with EMCLA remaining as the surviving corporation following the Subsidiary Merger. Following the Merger, Evergreen will be renamed Chancellor Media Corporation (the "Surviving Corporation"), EMHC will be renamed Chancellor Mezzanine Holdings Corporation (the "Surviving Mezzanine Corporation") and EMCLA will be renamed Chancellor Media Corporation of Los Angeles (the "Subsidiary Surviving Corporation"). If the Merger is consummated, (i) each share of Evergreen Class A Common Stock and Evergreen Class B Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be reclassified, changed and converted into one share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each share of $3.00 Convertible Exchangeable Preferred Stock of Evergreen outstanding immediately prior to the Effective Time (the "Evergreen $3.00 Convertible Preferred Stock") will remain outstanding as one share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation, (iii) each share (other than treasury shares, which will be cancelled as a result of the Merger) of Chancellor Class A Common Stock and Chancellor Class B Common Stock (collectively "Chancellor Common Stock") outstanding immediately prior to the Effective Time will be converted into the right to receive 0.9091 shares (the "Exchange Ratio") of Surviving Corporation Common Stock, (iv) each share of 7% Convertible Preferred Stock of Chancellor outstanding immediately prior to the Effective Time ("Chancellor Parent Convertible Preferred Stock"), other than shares of Chancellor Parent Convertible Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL"), will be converted into the right to receive one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Chancellor Parent Convertible Preferred Stock (the "Surviving Corporation 7% Convertible Preferred Stock") , (v) each share of EMHC Common Stock outstanding immediately prior to the Effective Time will remain outstanding as one share of Common Stock of the Surviving Mezzanine Corporation, (vi) each share of EMCLA Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time (as defined in the Merger Agreement) will remain outstanding as one share of Common Stock of the Subsidiary Surviving Corporation, (vii) each share of CRBC Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled, (viii) each share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Series A Preferred Stock"), other than shares of CRBC Series A Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 of the DGCL, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Series A

Preferred Stock and (ix) each share of 12% Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Junior Preferred Stock"), other than shares of CRBC Junior Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 of the DGCL, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Junior Preferred Stock. In addition, Evergreen, as the Surviving Corporation, will assume currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain directors, officers, employees and consultants of Chancellor and its subsidiaries. The Merger is subject to various conditions, including approval by the stockholders of Chancellor at the Chancellor Special Meeting and approval by the stockholders of Evergreen at the annual meeting of stockholders of Evergreen to be held on September 3, 1997.

     THE BOARD OF DIRECTORS OF CHANCELLOR (THE "CHANCELLOR BOARD") BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE STOCKHOLDERS OF CHANCELLOR, HAS BY A UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RECOMMENDED THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CERTAIN RELATED MATTERS DESCRIBED HEREIN.

     Greenhill & Co., LLC ("Greenhill") has acted as financial advisor to the Chancellor Board in connection with the Merger, and Greenhill has advised the Chancellor Board that, in its opinion the Exchange Ratio is fair, from a financial point of view, to holders of Chancellor Common Stock.

     The enclosed Notice and Joint Proxy Statement/Prospectus contains details concerning the Merger and the business to come before the Chancellor Special Meeting. We urge you to read and consider these documents carefully. At the Chancellor Special Meeting, stockholders of Chancellor eligible to vote will be asked to consider and vote upon the approval and adoption of the Merger Agreement.

     Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Chancellor Special Meeting even if you cannot attend.

                                            Very truly yours,

                                       /s/ THOMAS O. HICKS
                                            Thomas O. Hicks
                                            Chairman of the Board

                          EVERGREEN MEDIA CORPORATION
                         433 EAST LAS COLINAS BOULEVARD
                              IRVING, TEXAS 75039
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 3, 1997
                             ---------------------

To Our Stockholders:

     The 1997 Annual Meeting of Stockholders (the "Evergreen Annual Meeting") of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), will be held at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, on September 3, 1997 at 10:00 a.m., C.D.T., for the following purposes, as further described in the accompanying Joint Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal (the "Evergreen Merger Proposal") to approve (i) the Agreement and Plan of Merger dated as of February 19, 1997, as amended and restated (the "Merger Agreement"), by and among Evergreen, Evergreen Mezzanine Holdings Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Evergreen ("EMHC"), Evergreen Media Corporation of Los Angeles, a Delaware corporation and a direct, wholly owned subsidiary of EMHC ("EMCLA"), Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), and Chancellor Radio Broadcasting Company, a Delaware corporation and a direct subsidiary of Chancellor ("CRBC"), (ii) the issuance of
0.9091 shares of Surviving Corporation Common Stock to Chancellor stockholders for each share of Chancellor Common Stock outstanding immediately prior to the consummation of the Merger pursuant to the Merger Agreement, (iii) the assumption by Evergreen of currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries and (iv) the amendment and restatement of the Amended and Restated Certificate of Incorporation of Evergreen. Pursuant to the Merger Agreement, (A) Chancellor will merge with and into EMHC (the "Parent Merger"), with EMHC remaining as the surviving corporation following the Parent Merger, and (B) thereafter, CRBC will merge with and into EMCLA (the "Subsidiary Merger" and, together with the Parent Merger, the "Merger"), with EMCLA remaining as the surviving corporation following the Subsidiary Merger. Following the Merger, Evergreen will be renamed Chancellor Media Corporation (the "Surviving Corporation"), EMHC will be renamed Chancellor Mezzanine Holdings Corporation (the "Surviving Mezzanine Corporation") and EMCLA will be renamed Chancellor Media Corporation of Los Angeles (the "Subsidiary Surviving Corporation"). If the Merger is consummated,
(i) each share of Evergreen Class A Common Stock and Evergreen Class B Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be reclassified, changed and converted into one share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each share of $3.00 Convertible Exchangeable Preferred Stock of Evergreen outstanding immediately prior to the Effective Time (the "Evergreen $3.00 Convertible Preferred Stock") will remain outstanding as one share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation,
(iii) each share (other than treasury shares, which will be cancelled as a result of the Merger) of Chancellor Class A Common Stock and Chancellor Class B Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive 0.9091 shares (the "Exchange Ratio") of Surviving Corporation Common Stock, (iv) each share of 7% Convertible Preferred Stock of Chancellor outstanding immediately prior to the Effective Time ("Chancellor Parent Convertible Preferred Stock"), other than shares of the Chancellor Parent Convertible Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 ("Section 262") of the General Corporation Law of the State of Delaware (the "DGCL"), will be converted into the right to receive one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Chancellor Parent Convertible Preferred Stock (the "Surviving Corporation 7% Convertible Preferred Stock"), (v) each share of EMHC Common Stock outstanding immediately prior to the Effective Time will remain outstanding as one share of Common Stock of the Surviving Mezzanine Corporation, (vi) each share of EMCLA Common

Stock outstanding immediately prior to the Subsidiary Merger Effective Time (as defined in the Merger Agreement) will remain outstanding as one share of Common Stock of the Subsidiary Surviving Corporation, (vii) each share of CRBC Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled, (viii) each share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Series A Preferred Stock"), other than shares of the CRBC Series A Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Series A Preferred Stock and (ix) each share of the 12% Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Junior Preferred Stock"), other than shares of CRBC Junior Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Junior Preferred Stock;

     2. To consider and vote upon a proposal to elect eight directors to the Evergreen Board of Directors (the "Evergreen Board"); and

     3. To transact such other business incidental to the foregoing as may properly come before the Evergreen Annual Meeting or any adjournments thereof.

     Proposal 1 above is referred to herein as the Evergreen Merger Proposal, and Proposal 2 above is referred to herein as the Additional Evergreen Proposal.

     The Evergreen Board unanimously recommends that stockholders approve the Evergreen Merger Proposal and the Additional Evergreen Proposal by voting FOR the above proposals.

     The proposed Merger and other important matters are explained in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus.

     The Evergreen Board has fixed the close of business on July 25, 1997 as the record date for determining the stockholders entitled to receive notice of and to vote at the Evergreen Annual Meeting and at any and all adjournments or postponements thereof.

     Management welcomes your attendance at the Evergreen Annual Meeting. Whether or not you expect to attend the Evergreen Annual Meeting in person, however, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the Evergreen Annual Meeting. For an explanation of the procedure for revoking your proxy, see the enclosed Joint Proxy Statement/Prospectus under "The Annual Meeting of Evergreen -- Voting and Revocation of Proxies."

                                            /s/ MATTHEW E. DEVINE

                                            Matthew E. Devine
                                            Secretary

Irving, Texas
August 1, 1997

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
              AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE
--------------------------------------------------------------------------------

                        CHANCELLOR BROADCASTING COMPANY
                          12655 N. CENTRAL EXPRESSWAY
                                   SUITE 405
                              DALLAS, TEXAS 75243
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 3, 1997
                             ---------------------

To Our Stockholders:

     The Special Meeting of Stockholders (the "Chancellor Special Meeting") of Chancellor Broadcasting Company, a Delaware corporation ("Chancellor") will be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, on September 3, 1997 at 10:00 a.m., C.D.T., for the following purposes, as further described in the accompanying Joint Proxy Statement/Prospectus:

     1. To consider and vote upon a proposal (the "Chancellor Merger Proposal") to approve the Agreement and Plan of Merger, dated as of February 19, 1997, as amended and restated (the "Merger Agreement"), by and among Chancellor, Chancellor Radio Broadcasting Company, a Delaware corporation and a direct subsidiary of Chancellor ("CRBC"), Evergreen Media Corporation, a Delaware corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Evergreen ("EMHC"), and Evergreen Media Corporation of Los Angeles, a Delaware corporation and a direct, wholly owned subsidiary of EMHC ("EMCLA"), pursuant to which (i) Chancellor will merge with and into EMHC (the "Parent Merger"), with EMHC remaining as the surviving corporation following the Parent Merger, and (ii) thereafter, CRBC will merge with and into EMCLA (the "Subsidiary Merger" and, together with the Parent Merger, the "Merger"), with EMCLA remaining as the surviving corporation following the Subsidiary Merger. Following the Merger, Evergreen will be renamed Chancellor Media Corporation (the "Surviving Corporation"), EMHC will be renamed Chancellor Mezzanine Holdings Corporation (the "Surviving Mezzanine Corporation") and EMCLA will be renamed Chancellor Media Corporation of Los Angeles (the "Subsidiary Surviving Corporation"). If the Merger is consummated,
(i) each share of Evergreen Class A Common Stock and Evergreen Class B Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be reclassified, changed and converted into one share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each share of $3.00 Convertible Exchangeable Preferred Stock of Evergreen outstanding immediately prior to the Effective Time ("Evergreen $3.00 Convertible Preferred Stock") will remain outstanding as one share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation, (iii) each share (other than treasury shares, which will be cancelled as a result of the Merger) of Chancellor Class A Common Stock and Chancellor Class B Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive 0.9091 shares (the "Exchange Ratio") of Surviving Corporation Common Stock, (iv) each share of 7% Convertible Preferred Stock of Chancellor outstanding immediately prior to the Effective Time ("Chancellor Parent Convertible Preferred Stock"), other than shares of Chancellor Parent Convertible Preferred for which appraisal rights have been exercised pursuant to
Section 262 ("Section 262") of the General Corporation Law of the State of Delaware (the "DGCL"), will be converted into the right to receive one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Chancellor Parent Convertible Preferred Stock (the "Surviving Corporation 7% Convertible Preferred Stock"),
(v) each share of EMHC Common Stock outstanding immediately prior to the Effective Time will remain outstanding as one share of Common Stock of the Surviving Mezzanine Corporation, (vi) each share of EMCLA Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time (as defined in the Merger Agreement) will remain outstanding as one share of Common Stock of the Subsidiary Surviving Corporation, (vii) each share of CRBC Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled, (viii) each share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Series A

Preferred Stock"), other than shares of CRBC Series A Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Series A Preferred Stock and (ix) each share of 12% Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time ("CRBC Junior Preferred Stock"), other than shares of CRBC Junior Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Junior Preferred Stock; and

     2. To transact such other business incidental to the foregoing as may properly come before the Chancellor Special Meeting or any adjournments thereof.

     The Chancellor Board unanimously recommends that stockholders approve the Chancellor Merger Proposal by voting FOR such proposal.

     The proposed Merger and other important matters are explained in the accompanying Joint Proxy Statement/Prospectus, which you are urged to read carefully. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus.

     The Chancellor Board has fixed the close of business on July 30, 1997 as the record date for determining the stockholders entitled to receive notice of and to vote at the Chancellor Special Meeting and at any and all adjournments or postponements thereof.

     Management welcomes your attendance at the Chancellor Special Meeting. Whether or not you expect to attend the Chancellor Special Meeting in person, however, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the Chancellor Special Meeting. For an explanation of the procedure for revoking your proxy, see the enclosed Joint Proxy Statement/Prospectus under "The Special Meeting of Chancellor -- Voting and Revocation of Proxies."

                                      /s/ STEVEN DINETZ
                                            Secretary
Dallas, Texas
August 1, 1997

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
              AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE
--------------------------------------------------------------------------------

JOINT PROXY STATEMENT/PROSPECTUS

                          EVERGREEN MEDIA CORPORATION
                        CHANCELLOR BROADCASTING COMPANY
                             JOINT PROXY STATEMENT
                             ---------------------

                          EVERGREEN MEDIA CORPORATION
                                   PROSPECTUS
                              SHARES OF COMMON STOCK
                       SHARES OF 7% CONVERTIBLE PREFERRED STOCK
                             ---------------------
     This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Parent Merger") of Chancellor Broadcasting Corporation, a Delaware corporation ("Chancellor"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct, wholly owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), and the related proposed merger (the "Subsidiary Merger" and, together with the Parent Merger, the "Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation and a direct subsidiary of Chancellor ("CRBC"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation and a direct, wholly owned subsidiary of EMHC ("EMCLA"), pursuant to the Agreement and Plan of Merger dated as of February 19, 1997, as amended and restated (the "Merger Agreement"), among Chancellor, CRBC, Evergreen, EMHC and EMCLA. This Joint Proxy Statement/Prospectus also is being delivered to holders of shares of 7% Convertible Preferred Stock of Chancellor in connection with each such holder's decision whether to exercise appraisal rights pursuant to Section 262 of the Delaware General Corporation Law in connection with the Merger. Upon consummation of the Merger, Evergreen will be renamed Chancellor Media Corporation, EMHC will be renamed Chancellor Mezzanine Holdings Corporation and EMCLA will be renamed Chancellor Media Corporation of Los Angeles. Evergreen is also referred to herein as the "Surviving Corporation," EMHC, as the corporation surviving the Parent Merger, is also referred to herein as the "Surviving Mezzanine Corporation" and EMCLA, as the corporation surviving the Subsidiary Merger, is also referred to herein as the "Surviving Subsidiary Corporation." If the Merger is consummated, (i) each share of Evergreen Class A Common Stock and Evergreen Class B Common Stock (collectively, "Evergreen Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be reclassified, changed and converted into one share of Common Stock of the Surviving Corporation ("Surviving Corporation Common Stock"), (ii) each share of $3.00 Convertible Exchangeable Preferred Stock of Evergreen outstanding immediately prior to the Effective Time ("Evergreen $3.00 Convertible Preferred Stock") will remain outstanding as one share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation, (iii) each share (other than treasury shares, which will be cancelled as a result of the Merger) of Chancellor Class A Common Stock and Chancellor Class B Common Stock outstanding immediately prior to the Effective Time (collectively, "Chancellor Common Stock") will be converted into the right to receive 0.9091 shares (the "Exchange Ratio") of Surviving Corporation Common Stock, (iv) each share of 7% Convertible Preferred Stock of Chancellor outstanding immediately prior to the Effective Time ("Chancellor Parent Convertible Preferred Stock"), other than shares of the Chancellor Parent Convertible Preferred Stock for which appraisal rights have been exercised pursuant to Section 262 ("Section 262") of the Delaware General Corporation Law (the "DGCL"), will be converted into the right to receive one share of preferred stock of the Surviving Corporation having substantially identical powers, preferences and relative rights as the Chancellor Parent Convertible Preferred Stock (the "Surviving Corporation 7% Convertible Preferred Stock"), (v) each share of EMHC Common Stock outstanding immediately prior to the Effective Time will remain outstanding as one share of Common Stock of the Surviving Mezzanine Corporation, (vi) each share of EMCLA Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time (as defined in the Merger Agreement) will remain outstanding as one share of Common Stock of the Subsidiary Surviving Corporation, (vii) each share of CRBC Common

                                                        (Continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 24 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE MERGER.

     This Joint Proxy Statement/Prospectus, the accompanying forms of proxy and the other enclosed documents are first being mailed to stockholders of Evergreen and Chancellor on or about August 5, 1997.

 THE SHARES OF SURVIVING CORPORATION COMMON STOCK AND SURVIVING CORPORATION 7% CONVERTIBLE PREFERRED STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
      The date of this Joint Proxy Statement/Prospectus is August 1, 1997.

Stock outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled, (viii) each share of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time (the "CRBC Series A Preferred Stock"), other than shares of CRBC Series A Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Series A Preferred Stock (the "Surviving Subsidiary Series A Preferred Stock") and (ix) each share of 12% Exchangeable Preferred Stock of CRBC outstanding immediately prior to the Subsidiary Merger Effective Time (the "CRBC Junior Preferred Stock"), other than shares of CRBC Junior Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the CRBC Junior Preferred Stock (the "Surviving Subsidiary Junior Preferred Stock"). The transaction is subject to various conditions, including approval by the stockholders of Chancellor at their Special Meeting (the "Chancellor Special Meeting") and approval by the stockholders of Evergreen at their Annual Meeting (the "Evergreen Annual Meeting"), described herein. In connection with the execution of the Merger Agreement, certain stockholders of Chancellor and Evergreen entered into a stockholders agreement (the "Stockholders Agreement") pursuant to which such stockholders agreed, among other things, to vote all shares of capital stock of Chancellor and Evergreen held by such parties in favor of the transactions contemplated by the Merger Agreement. Such stockholders control approximately 90.3% of the combined voting power of the Chancellor Common Stock and approximately 44.3% of the combined voting power of the Evergreen Common Stock. See "The Stockholders Agreement."

     Holders of outstanding shares of Evergreen Class A Common Stock are currently entitled to one vote per share on all matters presented for a vote of stockholders, while holders of outstanding shares of Evergreen Class B Common Stock are, subject to certain limited exceptions, entitled to ten votes per share on all matters presented for a vote of stockholders. Holders of outstanding shares of Chancellor Class A Common Stock are currently entitled to one vote per share on all matters presented for a vote of Chancellor stockholders, while holders of outstanding shares of Chancellor Class B Common Stock are, subject to certain limited exceptions, currently entitled to ten votes per share on all matters presented for a vote of Chancellor stockholders. If the Merger is consummated, holders of outstanding shares of Surviving Corporation Common Stock will be entitled to one vote per share on all matters presented for a vote of stockholders.

     This Joint Proxy Statement/Prospectus constitutes the proxy statement of Evergreen to solicit proxies from its stockholders for use at the Evergreen Annual Meeting scheduled for September 3, 1997. At that meeting, stockholders of Evergreen eligible to vote will be asked to consider and vote on a proposal to approve (i) the Merger Agreement, (ii) the approval of the issuance of 0.9091 shares of Surviving Corporation Common Stock to Chancellor stockholders for each share of Chancellor Common Stock outstanding immediately prior to the consummation of the Merger pursuant to the Merger Agreement, (iii) the approval of the assumption by Evergreen of currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries and (iv) the amendment and restatement of the Amended and Restated Certificate of Incorporation of Evergreen (the "Evergreen Certificate"). The foregoing proposal is referred to as the "Evergreen Merger Proposal." Based on the number of shares of Chancellor Common Stock and options to purchase shares of Chancellor Class A Common Stock outstanding on July 28, 1997, Evergreen currently expects to issue 17,265,289 shares of Surviving Corporation Common Stock to holders of Chancellor Common Stock and to assume options to purchase 1,989,543 shares of Chancellor Class A Common Stock. In addition, stockholders of Evergreen eligible to vote will be asked to consider and vote upon a proposal to elect eight directors to the Evergreen Board of Directors (the "Evergreen Board").

     This Joint Proxy Statement/Prospectus also constitutes the proxy statement of Chancellor to solicit proxies from its stockholders for use at the Chancellor Special Meeting scheduled for September 3, 1997. At that meeting, stockholders of Chancellor eligible to vote will be asked to consider and vote on a proposal to approve the Merger Agreement (the "Chancellor Merger Proposal").

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of the Surviving Corporation with respect to (i) the shares of Surviving Corporation Common Stock which may be issued to holders of the

Chancellor Common Stock in the Merger and (ii) the shares of Surviving Corporation 7% Convertible Preferred Stock which may be issued to holders of the Chancellor Parent Convertible Preferred Stock in the Merger. Shares of Surviving Corporation Common Stock issuable in the Merger will be listed on The Nasdaq Stock Market. For a description of the Surviving Corporation Common Stock and the Surviving Corporation 7% Convertible Preferred Stock to be issued in the Merger, see "Description of Surviving Corporation Capital Stock," "General Comparison of Stockholders Rights" and "Description of Surviving Corporation 7% Convertible Preferred Stock."

     All information concerning Evergreen, EMHC and EMCLA contained in this Joint Proxy Statement/ Prospectus has been furnished by Evergreen, and all information herein concerning Chancellor and CRBC has been furnished by Chancellor.

                             AVAILABLE INFORMATION

     Each of Evergreen and Chancellor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Evergreen and Chancellor with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048); Los Angeles (Suite 500 East, Tishman Building, 5757 Wilshire Boulevard, Los Angeles, California 90036); and Chicago (500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov which contains reports and other information regarding registrants that file electronically with the Commission. In addition, material filed by Evergreen and Chancellor can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Evergreen has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of the Surviving Corporation Common Stock and shares of Surviving Corporation 7% Convertible Preferred Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto filed by Evergreen, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to Evergreen, Chancellor and the securities offered hereby. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Evergreen pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

     1. Evergreen's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. Evergreen's Current Reports on Form 8-K dated February 16, 1997 and filed March 9, 1997, dated April 1, 1997 and filed May 9, 1997, dated May 27, 1997 and filed May 28, 1997, dated May 27, 1997 and filed May 29, 1997, dated May 30, 1997 and filed June 4, 1997, dated June 11, 1997 and filed June 12, 1997, dated June 16, 1997 and filed July 2, 1997 and dated July 7, 1997 and filed July 31, 1997;

     3. Evergreen's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     The following documents previously filed with the Commission by Chancellor pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

     1. Chancellor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A;

     2. Chancellor's Current Reports on Form 8-K dated January 3, 1997 and filed January 7, 1997, dated January 23, 1997 and filed February 6, 1997, as amended on Form 8-K/A dated April 29, 1997, dated February 13, 1997 and filed March 11, 1997, dated June 3, 1997 and filed June 4, 1997, dated June 18, 1997 and filed June 25, 1997, and dated July 2, 1997 and filed July 17, 1997 ; and

     3. Chancellor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     All documents filed by Evergreen or Chancellor pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Chancellor Special Meeting and the Evergreen Annual Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF EVERGREEN DOCUMENTS, TO EVERGREEN MEDIA CORPORATION, 433 EAST LAS COLINAS BOULEVARD, IRVING, TEXAS 75039, ATTENTION:
CORPORATE SECRETARY, TELEPHONE NUMBER (972) 869-9020, AND IN THE CASE OF CHANCELLOR DOCUMENTS, TO CHANCELLOR BROADCASTING COMPANY, 12655 N. CENTRAL EXPRESSWAY, SUITE 405, DALLAS, TEXAS, ATTENTION: CORPORATE SECRETARY, TELEPHONE NUMBER (972) 239-6220. IN ORDER TO ENSURE DELIVERY PRIOR TO THE RESPECTIVE MEETINGS, REQUESTS SHOULD BE RECEIVED BY AUGUST 27, 1997.

     No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Evergreen or Chancellor. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities offered hereby shall under any circumstances create an implication that there has not been any change in the affairs of Evergreen or Chancellor since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation.

                          FORWARD-LOOKING INFORMATION

     This Joint Proxy Statement/Prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Such uncertainties and risks include, among others: substantial leverage and the history of net losses; the necessity of governmental approval for a number of the transactions discussed in the Joint Proxy Statement/Prospectus; certain conditions to consummation of the Merger; certain risks associated with the closing and integration of acquisitions; competition; government regulation; general economic and business conditions; dependence on key personnel; restrictions imposed by terms of indebtedness; limitation on ability to pay dividends; control of Evergreen and the Surviving Corporation; and other factors referenced in this Joint Proxy Statement/Prospectus. See "Risk Factors." Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated or implied by such forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Evergreen, Chancellor or any other person that the projected results can or will be achieved. Statements attributable to Evergreen, Chancellor or persons acting on their behalf are expressly qualified by the factors described in this Joint Proxy Statement/Prospectus that could cause actual results to differ materially from either party's expectations.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  The Companies.............................................    1
  The Stockholder Meetings..................................    5
  The Merger................................................    8
  The Merger Agreement......................................   11
  Market Prices.............................................   16
  Summary Pro Forma Financial Information...................   17
  Comparative Per Share Data................................   19
  Evergreen Media Corporation Selected Consolidated
     Historical Financial Data..............................   20
  Chancellor Broadcasting Company Selected Consolidated
     Historical Financial Data..............................   22
RISK FACTORS................................................   24
  Substantial Leverage; History of Net Losses and
     Insufficiency of Earnings to Cover Fixed Charges.......   24
  Necessity of Governmental Reviews and Approvals Prior to
     Consummation of the Pending Transactions; Required
     Dispositions...........................................   25
  FCC Consent for Merger....................................   26
  Conditions to Consummation of Merger......................   26
  Integration of Acquisitions; Operations of Katz...........   26
  Fixed Exchange Ratio Despite Possible Change in Stock
     Prices.................................................   27
  Uncertainty as to Market Price of Surviving Corporation
     Common Stock...........................................   28
  Competitive Nature of Radio Broadcasting..................   28
  Antitrust Matters.........................................   28
  Radio Broadcasting Industry Subject to Federal
     Regulation.............................................   29
  Interests of Certain Persons in the Merger................   29
  Dependence on Key Personnel...............................   30
  Restrictions Imposed by Terms of Indebtedness and
     Preferred Stock........................................   30
  Limitations on Ability to Pay Dividends...................   30
  Control of Evergreen and the Surviving Corporation........   31
THE COMPANIES...............................................   32
  Evergreen.................................................   32
     General................................................   32
     Completed Evergreen Transactions.......................   33
     Pending Evergreen Transactions.........................   35
     Evergreen Financing Transactions.......................   37
  Chancellor................................................   37
     General................................................   37
     Completed Chancellor Transactions......................   38
     Pending Chancellor Transactions........................   39
     Chancellor Financing Transactions......................   39
     Katz Acquisition.......................................   40
  The Combined Companies....................................   40
THE MEETINGS................................................   45

  The Annual Meeting of Evergreen...........................   45
  The Special Meeting of Chancellor.........................   47
THE MERGER..................................................   49
  Background and Reasons for the Merger: Evergreen..........   49
  Background and Reasons for the Merger: Chancellor.........   54
  Opinion of Financial Advisor to the Evergreen Board.......   58
  Opinion of Financial Advisor to the Chancellor Board......   63
  Interests of Certain Persons in the Merger................   66
     Evergreen..............................................   66
     Chancellor.............................................   67
  Appraisal and Dissenters' Rights..........................   69
  Resale of Surviving Corporation Common Stock and Surviving
     Corporation 7% Convertible Preferred Stock.............   72

                                                              PAGE
                                                              ----
  Anticipated Accounting Treatment..........................   73
  Certain Federal Income Tax Consequences...................   73
     Cash In Lieu of a Fractional Share.....................   74
  Regulatory Concerns.......................................   75
     Federal Communications Commission......................   75
     Antitrust Matters......................................   77
THE MERGER AGREEMENT........................................   78
  General...................................................   78
  Effective Time............................................   78
  Conversion of Shares......................................   78
  Treatment of Stock Options................................   79
  Exchange Procedures.......................................   79
  Directors and Officers....................................   81
  Certificate of Incorporation and Bylaws...................   82
  Representations and Warranties............................   82
  Certain Covenants.........................................   82
  Conditions to the Merger..................................   84
  Additional Agreements.....................................   84
  Indemnification and Insurance.............................   85
  Termination...............................................   86
  Amendment and Modification................................   86
  Fees and Expenses.........................................   86
THE STOCKHOLDERS AGREEMENT..................................   86
DESCRIPTION OF SURVIVING CORPORATION CAPITAL STOCK..........   87
  General...................................................   87
  Common Stock..............................................   87
  Preferred Stock...........................................   88
  Delaware General Corporation Law Section 203..............   88
  Certain Effects of Authorized But Unissued Stock..........   88
  Transfer Agent............................................   89
GENERAL COMPARISON OF STOCKHOLDERS RIGHTS...................   89
  Authorized Capital Stock..................................   89
  Delisting and Deregistration of Chancellor Class A Common
     Stock; Listing of Surviving Corporation Common Stock...   90
  Pre-emptive Rights........................................   90
  Dividends and Other Distributions.........................   90
  Liquidation Rights........................................   91
  Conversion of Class B Common Stock........................   91
  Voting Rights Generally...................................   91
  Amendment of Certificate of Incorporation; Amendment of
     Bylaws.................................................   92
  Action by Written Consent.................................   92
  Special Meetings of Stockholders..........................   93
  Voting for the Election of Directors......................   93
  Number and Qualification of Directors.....................   94
  Classification of Board...................................   94
  Transactions Involving Officers or Directors..............   94
  Indemnification of Directors and Officers and Limitation
     of Liability...........................................   95
  Restrictions on Foreign Ownership.........................   96
DESCRIPTION OF SURVIVING CORPORATION 7% CONVERTIBLE
  PREFERRED STOCK...........................................   97
  General...................................................   97
  Dividends.................................................   97
  Liquidation Rights........................................   99
  Voting Rights.............................................   99

                                                              PAGE
                                                              ----
  Change of Control.........................................  100
  Redemption at Option of the Surviving Corporation.........  102
  Conversion Rights.........................................  102
MANAGEMENT AFTER THE MERGER.................................  104
  Board of Directors........................................  104
  Executive Officers........................................  104
EVERGREEN PROPOSALS.........................................  104
  Evergreen Proposal 1: Approval of the Merger Agreement and
     the Transactions Contemplated Thereby..................  104
  Evergreen Proposal 2: Election of Directors...............  105
     Evergreen Board of Directors...........................  105
     Nominees...............................................  106
  Surviving Corporation Board of Directors..................  106
  Evergreen Board of Directors and Committees...............  107
  Compliance with Section 16(a) of the Securities Exchange
     Act of 1934............................................  107
  Compensation of Directors.................................  108
  Compensation of Executive Officers........................  108
  Employment Agreements.....................................  110
  Compensation Committee Interlocks and Insider
     Participation in Compensation Decisions................  112
REPORT OF THE COMPENSATION COMMITTEE OF THE EVERGREEN BOARD
  OF DIRECTORS..............................................  112
Performance Graph...........................................  117
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............  117
INDEPENDENT PUBLIC ACCOUNTANTS..............................  118
EVERGREEN STOCKHOLDER PROPOSALS FOR 1998....................  118
GENERAL.....................................................  118
CHANCELLOR MERGER PROPOSAL..................................  119
EXPERTS.....................................................  119
LEGAL MATTERS...............................................  120
GLOSSARY OF CERTAIN TERMS AND MARKET AND INDUSTRY DATA......  121
PRO FORMA FINANCIAL INFORMATION.............................  P-1

                                    ANNEXES

Annex A     Agreement and Plan of Merger among Chancellor Broadcasting
            Company, Chancellor Radio Broadcasting Company, Evergreen
            Media Corporation, Evergreen Mezzanine Holdings Corporation
            and Evergreen Media Corporation of Los Angeles, dated as of
            February 19, 1997, as amended and restated on July 31, 1997
            (including Amended and Restated Certificate of Incorporation of the Surviving Corporation attached as Annex III
            thereto)....................................................  A-1
Annex B-1   Opinion of Wasserstein Perella & Co., Inc...................  B-1-1
Annex B-2   Letter of Wasserstein Perella & Co., Inc. dated August 1,
            1997........................................................  B-2-1
Annex C     Opinion of Greenhill & Co., LLC.............................  C-1
Annex D     Section 262 of the General Corporation Law of the State of
            Delaware....................................................  D-1

                                    SUMMARY

     The following is a summary of certain information contained in this Joint Proxy Statement/Prospectus. It is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus or incorporated by reference herein, in the accompanying annexes and in the documents referred to herein. Stockholders are urged to read this Joint Proxy Statement/Prospectus in its entirety. Certain capitalized terms used in this Joint Proxy Statement/Prospectus are defined under the caption "Glossary of Certain Terms and Market and Industry Data." As used herein, unless the context otherwise clearly requires, "Evergreen" refers to Evergreen Media Corporation and its consolidated subsidiaries, "Chancellor" refers to Chancellor Broadcasting Company and its consolidated subsidiaries and the "Surviving Corporation" refers to the Surviving Corporation and its consolidated subsidiaries. All share and per share data of Evergreen in this Joint Proxy Statement/Prospectus give effect to Evergreen's three-for-two common stock split effected in the form of a stock dividend paid on August 26, 1996.

                                 THE COMPANIES

Evergreen Media
Corporation................  Evergreen (which will be renamed Chancellor Media
                             Corporation upon consummation of the Merger) currently owns and operates radio stations across the United States, including stations in 11 of the nation's 12 largest radio markets (Los Angeles, New York, Chicago, Dallas, San Francisco, Washington, D.C., Philadelphia, Houston, Boston, Detroit and Miami). Evergreen's strategy is to secure the leading clusters of radio stations in each of the markets in which it operates. At July 28, 1997, without giving effect to the Pending Transactions (as defined) Evergreen's portfolio of stations consisted of 41 radio stations (27 FM and 14 AM) in 11 of the 12 largest radio revenue markets, including clusters of between three and five FM stations ("superduopolies") in six of the nation's 12 largest radio revenue markets (New York, Chicago, San Francisco, Philadelphia, Washington, D.C. and Detroit). Evergreen's portfolio is diversified in terms of format, target demographics, geographic location and phase of development. Because of the size and geographic breadth of its portfolio, Evergreen believes that it is not unduly reliant on the performance of any one station or market. Evergreen also believes that the diversity of its portfolio of radio stations helps to insulate Evergreen from downturns in specific markets and changes in musical tastes.

Chancellor Broadcasting
  Company..................  Chancellor currently owns and operates radio stations in 17 large markets across the United States (Los Angeles, New York, Chicago, San Francisco, Washington, D.C., Atlanta, Detroit, Denver, Minneapolis/ St. Paul, Phoenix, Cincinnati, Pittsburgh, Sacramento, Orlando, Nassau/Suffolk (Long Island), Riverside/San Bernardino and Jacksonville). Chancellor's strategy is to focus on owning and operating ratio stations in the top 40 United States markets, which account for a disproportionately large percentage of radio advertising revenue. At July 28, 1997, without giving effect to the Pending Transactions, Chancellor's portfolio of stations consists of 53 radio stations (37 FM and 16 AM) in 17 large markets, including superduopolies in five of its 17 markets (Los Angeles, Denver, Minneapolis/ St. Paul, Phoenix and Orlando). Chancellor employs a wide variety of programming formats, including country, oldies, news/talk, adult contemporary, progressive album rock, contemporary hit radio, sports and classical.

Pending Evergreen
  Transactions.............  On April 4, 1997, Evergreen entered into three separate asset purchase agreements (the "Gannett Agreements") with Pacific and Southern Company, Inc., a subsidiary of Gannett Co., Inc. ("P&S"), under which Evergreen will acquire one FM station and one AM station in Chicago, one FM station and one AM station in Houston, and one FM station in Dallas (the "Gannett Stations"), for an aggregate purchase price of $340.0 million in cash, subject to an upward adjustment of up to $10.0 million depending on the timing of the consummation of the transactions (the "Gannett Acquisition"). Although there can be no assurances, Evergreen expects that the Gannett Acquisition will be completed subsequent to the Merger. Evergreen has also entered into an agreement to acquire one FM station in Philadelphia for an aggregate purchase price of $37.8 million and two FM stations in Dallas for an aggregate purchase price of $83.5 million and has entered into an agreement to sell the station to be acquired in Philadelphia, as well as four additional stations (in Chicago, San Francisco and Washington, D.C.), for an aggregate sales price of $67.3 million. Evergreen must complete certain of these dispositions prior to the consummation of the Merger in order for the Surviving Corporation to remain in compliance with the multiple ownership limitations established by the Federal Communications Commission (the "FCC") pursuant to the Telecommunications Act of 1996 (the "1996 Act"). The foregoing transactions are collectively referred to as the "Pending Evergreen Transactions."

Pending Chancellor
  Transactions.............  Chancellor has entered into an agreement to sell one FM station in Detroit for $37.0 million in cash. Chancellor has also entered into an agreement to acquire one FM station in Denver for $26.0 million in cash. Chancellor must complete the disposition of the Detroit station prior to consummation of the Merger in order for the Surviving Corporation to comply with the multiple ownership limitations established by the FCC pursuant to the 1996 Act. The foregoing transactions are collectively referred to as the "Pending Chancellor Transactions."

Katz Acquisition...........  On July 14, 1997, Evergreen, Chancellor and Katz
                             Media Group, Inc. ("Katz") entered into an agreement pursuant to which a jointly owned affiliate of Evergreen and Chancellor would acquire Katz, a full-service media representation firm, in a transaction valued at approximately $373 million (the "Katz Acquisition"). Under the terms of the Katz Acquisition, shareholders of Katz would be offered in a tender offer $11.00 in cash for each share of common stock of Katz, and shares not purchased in the tender offer would be converted in a second-step merger into the right to receive $11.00 in cash per share, subject to statutory appraisal and dissenters' rights. Assuming completion of the Katz Acquisition, debt of Katz of approximately $218 million would be assumed in the transaction. Consummation of the Katz Acquisition is subject to the tender of a majority of Katz shares on a fully diluted basis, approval of the shareholders of Katz and the receipt of certain regulatory approvals, including the expiration or termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Although there can be no assurances, Evergreen and Chancellor currently expect that the Katz Acquisition will be completed in the third quarter of 1997, prior to the consummation of the Merger.

Evergreen Financing
  Transactions.............  Evergreen has financed the Evergreen Viacom
                             Acquisition and certain of its other recently completed transactions, and anticipates that it will finance the Pending Evergreen Transactions, with the proceeds of the following transactions:
                             (i) the issuance and sale in June 1997 by Evergreen (the "Evergreen Convertible Preferred Stock Offering") of 5,990,000 shares of $3.00 Convertible Exchangeable Preferred Stock of Evergreen (the "Evergreen $3.00 Convertible Preferred Stock") which generated gross proceeds of $299.5 million;
                             (ii) the amendment and restatement of EMCLA's senior credit facility (the "EMCLA Senior Credit Facility") among EMCLA and a syndicate of commercial lenders on April 25, 1997, as amended on June 26, 1997, to, among other things, provide for a total current commitment of $1.75 billion, consisting of a $1.25 billion reducing revolving credit facility and a $500.0 million term loan facility (EMCLA expects that the revolving credit facility and the term loan facility will be increased to $1.60 billion and $900.0 million, respectively, upon consummation of the Merger);
                             (iii) the cash proceeds of Evergreen's pending dispositions (excluding the Douglas AM Dispositions (as defined), of $49.3 million; and (iv) deposits previously made by Evergreen of $8.4 million related to the Bonneville Acquisition (as defined).

Chancellor Financing
  Transactions.............  Chancellor has financed the Chancellor Viacom
                             Acquisition, and anticipates that it will finance the Pending Chancellor Transactions, with the proceeds of the following transactions: (i) the issuance and sale on June 24, 1997 by CRBC (the "CRBC 8 3/4% Notes Offering") of its 8 3/4% Senior Subordinated Notes Due 2007 (the "CRBC 8 3/4% Notes"); (ii) the amendment and restatement of CRBC's senior credit facility (the "CRBC Restated Credit Facility") among CRBC and a syndicate of commercial lenders on July 2, 1997 to, among other things, provide for a total current commitment of $750.0 million; (iii) borrowings under an interim loan of $170.0 million that Chancellor closed on July 2, 1997 (the "Chancellor Interim Financing"); and (iv) the cash proceeds of Chancellor's pending dispositions of $37.0 million. Upon consummation of the Merger, all borrowings under the CRBC Restated Credit Facility and the Chancellor Interim Financing will be repaid by Evergreen, which is expected to borrow funds under the EMCLA Senior Credit Facility for such purpose.

Combined Companies.........  After giving effect to the Merger, the Pending
                             Evergreen Transactions and the Pending Chancellor Transactions (collectively, the "Pending Transactions"), the Surviving Corporation will own and operate a radio station portfolio consisting of 97 radio stations (69 FM and 28 AM) in 22 large markets, including each of the nation's 12 largest radio revenue markets. The Surviving Corporation's radio station portfolio will include the first or second ranked station cluster in terms of revenue share in 14 of its 22 markets, and the Surviving Corporation will have assembled superduopolies of four or more FM stations in 11 markets (Los Angeles, New York, Chicago, San Francisco, Philadelphia, Washington, D.C., Detroit, Denver, Minneapolis/St. Paul, Phoenix and Orlando). Assuming completion of the Katz Acquisition, the Surviving Corporation will also own and operate Katz, a full service media representation firm serving multiple types of electronic media, with leading market shares in the representation of radio and television stations and cable television systems. See "The Companies -- The Combined Companies."

                            THE STOCKHOLDER MEETINGS

                          THE EVERGREEN ANNUAL MEETING

Time, Date and Place.......  The Evergreen Annual Meeting will be held at The
                             Omni Mandalay Hotel, 221 East Las Colinas
                             Boulevard, Irving, Texas 75039, on September 3, 1997 at 10:00 a.m., C.D.T.

Purpose of the Evergreen
 Annual Meeting ...........  Holders of Evergreen Common Stock will consider and vote upon the proposals to: (1)(i) approve the Merger Agreement and the Merger; (ii) approve the issuance of 0.9091 shares of Surviving Corporation Common Stock to holders of Chancellor Common Stock for each share of Chancellor Common Stock outstanding immediately prior to the consummation of the Merger; (iii) approve the assumption by Evergreen of currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries; and
                             (iv) approve the amendment and restatement of the Evergreen Certificate; and (2) elect eight directors to the Evergreen Board. Proposal 1 above is referred to as the "Evergreen Merger Proposal" and Proposal 2 above is referred to as the "Additional Evergreen Proposal." Evergreen stockholders will also consider and vote upon such other matters incidental to the foregoing as may properly come before the Evergreen Annual Meeting or any adjournments thereof.

Record Date, Quorum,
 Required Vote.............  The close of business on July 25, 1997 has been fixed as the record date for determining holders of shares of Evergreen Common Stock entitled to vote at the Evergreen Annual Meeting. As of the close of business on July 25, 1997, 39,135,235 shares of Evergreen Class A Common Stock and 3,114,066 shares of Evergreen Class B Common Stock were outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the shares of Evergreen Common Stock outstanding and entitled to vote at the Evergreen Annual Meeting shall constitute a quorum at the Evergreen Annual Meeting. Assuming the presence of a quorum, the approval of the issuance of Surviving Corporation Common Stock to holders of Chancellor Common Stock pursuant to the Merger Agreement and the assumption of outstanding options to purchase shares of Chancellor Class A Common Stock pursuant to the Merger Agreement each requires, under rules applicable to companies whose securities are traded on The Nasdaq Stock Market, the affirmative vote of a majority of the votes cast in respect of the shares of Evergreen Common Stock present and entitled to vote, in person or by proxy, at the Evergreen Annual Meeting. Assuming the presence of a quorum, under Section 242(b) of the DGCL, the approval of the amendment and restatement of the Evergreen Certificate pursuant to the Merger Agreement requires (i) the affirmative vote of a majority of the total number of votes entitled to be cast by all holders of shares of Evergreen Common Stock entitled to vote at the Evergreen Annual Meeting, voting as a single class and (ii) the affirmative vote of a majority of the total number of votes entitled to be cast by holders of Evergreen Class B Common Stock entitled to vote at the Evergreen Annual Meeting, voting separately as a class. Accordingly, approval of the Evergreen Merger Proposal will require the affirmative vote of a majority of the total number of votes entitled to be cast by all holders of shares of Evergreen Common Stock entitled to vote at the Evergreen Annual Meeting, voting as a single class, and the affirmative vote of a majority of the total number of votes entitled to be cast by holders of Evergreen Class B Common Stock entitled to vote at the Evergreen Annual Meeting, voting separately as a class. Assuming the presence of a quorum, directors will be elected by the affirmative vote of a plurality of the votes cast in respect of the shares of Evergreen Common Stock present and entitled to vote, in person or by proxy, at the Evergreen Annual Meeting. Each share of Evergreen Class A Common Stock is entitled to one vote and each share of Evergreen Class B Common Stock is entitled to ten votes with respect to the Evergreen Merger Proposal and the Additional Evergreen Proposal.

                             As of the close of business on July 25, 1997, directors and executive officers of Evergreen and their affiliates were the beneficial owners of 818,063 shares of Evergreen Class A Common Stock (including all currently exercisable stock options and options exercisable within 60 days of July 25, 1997 owned by certain executive officers of Evergreen) and 3,114,066 shares of Evergreen Class B Common Stock (all of which are owned by Scott K. Ginsburg). The 3,114,066 shares of Evergreen Class B Common Stock owned by Mr. Ginsburg represent 7.4% of all outstanding shares of Evergreen Common Stock and 44.3% of all voting power (assuming exercise of all currently exercisable stock options and options exercisable within 60 days after July 25, 1997). Mr. Ginsburg, Thomas O. Hicks, Chairman of the Chancellor Board, and certain holders of Chancellor Common Stock that are affiliates of Mr. Hicks (together with Mr. Hicks, the "Hicks Stockholders") have entered into a Stockholders Agreement (the "Stockholders Agreement") dated as of February 19, 1997, pursuant to which (i) Mr. Ginsburg has agreed, subject to certain conditions, to vote all shares of Evergreen Common Stock held by him in favor of approval of the Merger Agreement and the transactions contemplated thereby and (ii) the Hicks Stockholders have agreed, subject to certain conditions, to vote all shares of Chancellor Common Stock held by such holders in favor of approval of the Merger Agreement and the transactions contemplated thereby. Such stockholders control approximately 90.3% of the combined voting power of the Chancellor Common Stock and approximately 44.3% of the combined voting power of the Evergreen Common Stock. See "The Stockholders Agreement."

Interests of Certain
 Persons in the Merger.....  In considering the recommendations of the Evergreen
                             Board, stockholders should be aware that certain directors, officers and stockholders of Evergreen have interests in the Merger that are different from, or in addition to, the interests of Evergreen's stockholders generally. Among other things, (i) Mr. Ginsburg has entered the Stockholders Agreement and (ii) Mr. Ginsburg has entered into a memorandum of agreement with Evergreen, Chancellor and CRBC regarding Mr. Ginsburg's continued employment by the Surviving Corporation following consummation of the Merger. See "The Merger -- Interest of Certain Persons in the Merger."

                         THE CHANCELLOR SPECIAL MEETING

Time, Date and Place.......  The Chancellor Special Meeting will be held at The
                             Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, on September 3, 1997, at 10:00 a.m.,
                             C.D.T.

Purpose of the Chancellor
  Special Meeting..........  Holders of Chancellor Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement (the "Chancellor Merger Proposal") and transact such other business incidental to the foregoing as may properly come before the Chancellor Special Meeting or any adjournments thereof.

Record Date, Quorum,
  Required Vote............  The close of business on July 30, 1997 has been fixed as the record date for determining holders of shares of Chancellor Common Stock entitled to vote at the Chancellor Special Meeting. As of July 28, 1997, 10,443,719 shares of Chancellor Class A Common Stock and 8,547,910 shares of Chancellor Class B Common Stock were outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the shares of Chancellor Common Stock outstanding and entitled to vote at the Chancellor Special Meeting shall constitute a quorum at the Chancellor Special Meeting. Assuming the presence of a quorum, the affirmative vote of a majority of the total number of votes entitled to be cast by all holders of shares of Chancellor Common Stock at the Chancellor Special Meeting is required to approve and adopt the Merger and the Merger Agreement. Each share of Chancellor Class A Common Stock is entitled to one vote and each share of Chancellor Class B Common Stock is entitled to ten votes with respect to the Chancellor Merger Proposal.

                             As of July 28, 1997, directors and executive officers of Chancellor and their affiliates were the beneficial owners of 2,445,468 shares of Chancellor Class A Common Stock (including all currently exercisable stock options and options exercisable within 60 days of July 28, 1997 owned by certain directors and executive officers of Chancellor) and 8,547,910 shares of Chancellor Class B Common Stock. The 1,815,365 shares of Chancellor Class A Common Stock and 8,484,410 shares of Chancellor Class B Common Stock beneficially owned by the Hicks Stockholders represent 54.2 % of all outstanding shares of Chancellor Common Stock and 90.3% of all voting power. Mr. Ginsburg and the Hicks Stockholders have entered into the Stockholders Agreement, pursuant to which (i) Mr. Ginsburg had agreed, subject to certain conditions, to vote all shares of Evergreen Common Stock held by him in favor of approval of the Merger Agreement and the transactions contemplated thereby and (ii) the Hicks Stockholders have agreed, subject to certain conditions, to vote all shares of Chancellor Common Stock held by such holders in favor of approval of the Merger Agreement and the transactions contemplated thereby. Such stockholders control approximately 90.3% of the combined voting power of the Chancellor Common Stock and approximately 44.3% of the combined voting power of the Evergreen Common Stock. See "The Stockholders Agreement." The affirmative vote of the Hicks Stockholders is sufficient to ensure the adoption of the Chancellor Merger Proposal.

Interests of Certain
  Persons in the Merger....  In considering the recommendations of the
                             Chancellor Board, stockholders should be aware that certain directors, officers, stockholders and affiliates of Chancellor have interests in the Merger that are different from, or in addition to, the interests of Chancellor's stockholders generally. Among other things, (i) the Hicks Stockholders have entered into the Stockholders Agreement, (ii) Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of Hicks Muse that provides certain services to Chancellor, has entered into an amendment to its Financial Monitoring and Oversight Agreement with Chancellor that would increase the annual fee to be paid to Hicks Muse Partners upon consummation of the Merger and (iii) HM2/Management Partners, L.P. ("HM2/Management"), an affiliate of Hicks Muse that provides financial advisory services to Chancellor, agreed to terminate its financial advisory agreement with Chancellor upon consummation of the Merger in return for a fee of $10.0 million to be paid upon consummation of the Merger. See "The Special Meeting of Chancellor -- Record Dates and Voting Rights" and "The Merger -- Interests of Certain Persons in the Merger."

                                   THE MERGER

General....................  Pursuant to the Merger Agreement, Chancellor will merge with and into EMHC, a direct wholly owned subsidiary of Evergreen, and thereafter CRBC will merge with and into EMCLA, a direct, wholly owned subsidiary of EMHC. Upon consummation of the Merger, Evergreen will be renamed Chancellor Media Corporation, EMHC will be renamed Chancellor Mezzanine Holdings Corporation, and EMCLA will be renamed Chancellor Media Corporation of Los Angeles.

Recommendation of the
  Evergreen Board of
  Directors................  The Evergreen Board believes that the Merger is in the best interests of Evergreen and its
                             stockholders, has by a unanimous vote approved the Merger Agreement and the transactions contemplated thereby and has recommended that stockholders vote in favor of the Evergreen Merger Proposal. For a description of interests of certain directors of Evergreen in the Merger that are different than, or in addition to, the interests of the Evergreen stockholders generally, see "The
                             Merger -- Interests of Certain Persons in the Merger."

Recommendation of the
  Chancellor Board of
  Directors................  The Chancellor Board believes that the Merger is in the best interests of the stockholders of Chancellor, has by a unanimous vote approved the Merger Agreement and the transactions contemplated thereby and has recommended that stockholders vote in favor of approval and adoption of the Merger Agreement. For a description of interests of certain directors of Chancellor in the Merger that are different than, or in addition to, the interests of the Chancellor stockholders generally, see "The Merger -- Interests of Certain Persons in the Merger."

Opinion of Financial
  Advisor to the Evergreen
  Board....................  Wasserstein Perella & Co., Inc. ("Wasserstein
                             Perella") rendered its oral opinion on February 18, 1997 to the Evergreen Board, which was confirmed by its written opinion dated February 19, 1997 to the Evergreen Board, to the effect that, based upon and subject to certain matters stated therein, as of the date of such opinion, the Exchange Ratio is fair to Evergreen from a financial point of view. A copy of Wasserstein Perella's written opinion, dated February 19, 1997, is attached hereto as Annex B-1. On August 1, 1997, Wasserstein Perella confirmed its opinion in a letter dated August 1, 1997, a copy of which is attached hereto as Annex B-2. See "The Merger -- Opinion of Financial Advisor to the Evergreen Board," Annex B-1 and Annex B-2.

Opinion of Financial
  Advisors to the Chancellor
  Board....................  Greenhill & Co., LLC ("Greenhill") rendered its oral opinion to the Chancellor Board on February 19, 1997, which it confirmed in writing that same day, to the effect that, as of the date of its opinion, the Exchange Ratio is fair to the holders of the Chancellor Common Stock from a financial point of view. A copy of Greenhill's written opinion, dated February 19, 1997, is attached hereto as Annex C. See "The Merger -- Opinion of Financial Advisor to the Chancellor Board" and Annex C.

Anticipated Accounting
  Treatment................  The Merger will be accounted for as a purchase of
                             Chancellor by Evergreen in accordance with generally accepted accounting principles. After the Effective Time of the Merger, the results of operations of Chancellor and Evergreen will be included in the consolidated financial statements of the Surviving Corporation.

Certain Federal Income Tax
  Consequences to Holders
  of Chancellor Common
  Stock and the Chancellor
  Parent Convertible
  Preferred Stock..........  The Parent Merger and the Subsidiary Merger are
                             each intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The obligation of each of Evergreen, EMHC, EMCLA Chancellor and CRBC to consummate the Merger is subject to the condition that it shall have received an opinion of its counsel, dated the closing date of the Merger, to the effect that the Parent Merger and the Subsidiary Merger will each be treated for tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Assuming that each of the Parent Merger and the Subsidiary Merger is so treated, for Federal income tax purposes, neither the Parent Merger nor the Subsidiary Merger will result in the recognition of gain or loss to Evergreen, EMHC, EMCLA, Chancellor, CRBC, the holders of the Evergreen Common Stock or the holders of the Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock, except with respect to cash received by holders of the Chancellor Common Stock in lieu of fractional shares or cash received in respect of shares of Chancellor Parent Convertible Preferred Stock as to which appraisal rights are perfected. See "The Merger -- Certain Federal Income Tax Consequences."

Appraisal Rights...........  Holders of Evergreen Common Stock and Chancellor
                             Common Stock will not be entitled to exercise any appraisal rights under Section 262 ("Section 262") of the General Corporation Law of the State of Delaware (the "DGCL") or otherwise in connection with the Merger. Under the certificate of designation governing the Chancellor Parent Convertible Preferred Stock, holders of Chancellor Parent Convertible Preferred Stock are not entitled to vote on the Parent Merger, the Subsidiary Merger or any other transactions contemplated by the Merger Agreement. The sole investment decision arising from the Merger for holders of Chancellor Parent Convertible Preferred Stock is whether to exercise appraisal rights under Section 262 of the DGCL. Under Section 262, holders of Chancellor Parent Convertible Preferred Stock who (i) hold shares of Chancellor Parent Convertible Preferred Stock on the date of making a demand for appraisal,
                             (ii) continuously hold such shares through the Effective Time, (iii) deliver a properly executed written demand for appraisal to Chancellor prior to the Chancellor Special Meeting, (iv) do not vote in favor of the Merger or consent thereto in writing,
                             (v) file any necessary petition in the Delaware Court of Chancery within 120 days after the Effective Time and (vi) otherwise satisfy all procedural requirements set forth in Section 262, are entitled, if the Merger is consummated, to receive payment of the fair value of their shares of Chancellor Parent Convertible Preferred Stock, as appraised by the Delaware Court of Chancery. Holders of CRBC Series A Preferred Stock and CRBC Junior Preferred Stock will have similar appraisal rights. See "The Merger -- Appraisal and Dissenters' Rights."

Resale of Surviving
Corporation Common Stock
  and Surviving Corporation
  7% Convertible Preferred
  Stock....................  The shares of Surviving Corporation Common Stock and the Surviving Corporation 7% Convertible
                             Preferred Stock issued in the Merger will be registered under the Securities Act pursuant to the Registration Statement, of which this Joint Proxy Statement/Prospectus is a part, except shares of Surviving Corporation Common Stock received by persons deemed to be "affiliates" (as defined in the Securities Act) of Chancellor at the Effective Time may be resold only in certain permitted circumstances set forth in Rules 144 and 145 under the Securities Act or pursuant to an effective registration statement under the Securities Act covering such shares. The Surviving Corporation Common Stock issued in the Merger will be listed on The Nasdaq Stock Market.

Regulatory
Considerations.............  Consummation of the Merger Agreement is subject to certain regulatory approvals, including: (i) FCC consent to the transfer of control of the FCC licenses and authorizations held by Evergreen and Chancellor and their respective subsidiaries (the "FCC Consent") and (ii) expiration or termination of the applicable waiting period under the HSR Act. The applicable waiting period under the HSR Act was terminated on May 21, 1997. As of July 30, 1997, the FCC has not yet granted its consent to the transfer of control of the FCC licenses and authorizations held by Evergreen and its licensee subsidiaries and Chancellor and its licensee subsidiaries to the public stockholders of the Surviving Corporation as a group. Although there can be no assurances, Evergreen and Chancellor expect that the FCC will grant its consent to the transfer of control prior to the Evergreen Annual Meeting and the Chancellor Special Meeting.

                             Assuming that such consent is received prior to such time, Evergreen and Chancellor expect that they will waive the condition to consummate the Merger that such consent be a final, nonappealable order. See "Risk Factors -- FCC Consent for Merger" and "The Merger -- Regulatory Concerns."

                              THE MERGER AGREEMENT

General....................  Pursuant to the Merger Agreement, (i) Chancellor
                             will merge with and into EMHC, a direct, wholly owned subsidiary of Evergreen, with EMHC remaining as the surviving corporation and (ii) thereafter, CRBC will merge with and into EMCLA, with EMCLA remaining as the surviving corporation. Following the Merger, Evergreen will be renamed Chancellor Media Corporation, EMHC will be renamed Chancellor Mezzanine Holdings Corporation and EMCLA will be renamed Chancellor Media Corporation of Los Angeles.

Conversion of Shares.......  If the Merger is consummated, (i) each share of
                             Evergreen Class A Common Stock and Evergreen Class B Common Stock outstanding immediately prior to the Effective Time will be reclassified, changed and converted into one share of Surviving Corporation Common Stock, (ii) each share of Evergreen $3.00 Convertible Exchangeable Preferred Stock outstanding immediately prior to the Effective Time will remain outstanding as one share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation, (iii) each share (other than treasury shares, which will be cancelled as a result of the Merger) of Chancellor Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive 0.9091 shares of Surviving Corporation Common Stock, (iv) each share of Chancellor Parent Convertible Preferred Stock, other than shares of Chancellor Parent Convertible Preferred Stock for which appraisal rights have been exercised pursuant to
                             Section 262, will be converted into the right to receive one share of Surviving Corporation 7% Convertible Preferred Stock, (v) each share of EMHC Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as one share of Common Stock of the Surviving Mezzanine Corporation, (vi) each share of EMCLA Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time will remain outstanding as one share of Common Stock of the Surviving Subsidiary Corporation, (vii) each share of CRBC Common Stock outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled,
                             (viii) each share of CRBC Series A Preferred Stock outstanding immediately prior to the Subsidiary Merger Effective Time, other than shares of CRBC Series A Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of Surviving Subsidiary Series A Preferred Stock and
                             (ix) each share of CRBC Junior Preferred Stock outstanding immediately prior to the Subsidiary Merger Effective Time, other than shares of CRBC Junior Preferred Stock for which appraisal rights have been exercised pursuant to Section 262, will be converted into the right to receive one share of Surviving Subsidiary Junior Preferred Stock. Based on the number of primary shares of Evergreen Class A Common Stock, Evergreen Class B Common Stock, Chancellor Class A Common Stock and Chancellor Class B Common Stock outstanding on July 1, 1997, holders of Ever-green Common Stock as a group and Chancellor Common Stock as a group would own approximately 71% and 29%, respectively, of outstanding primary shares of Surviving Corporation Common Stock immediately following consummation of the Merger.

                             Holders of outstanding shares of Evergreen Class A Common Stock are currently entitled to one vote per share on all matters presented for a vote of stockholders, while holders of outstanding shares of Evergreen Class B Common Stock are, subject to certain limited exceptions, entitled to ten votes per share on all matters presented for a vote of Evergreen stockholders. Holders of outstanding shares of Chancellor Class A Common Stock are currently entitled to one vote per share on all matters presented for a vote of stockholders, while holders of outstanding shares of Chancellor Class B Common Stock are, subject to certain limited exceptions, currently entitled to ten votes per share on all matters presented for a vote of Chancellor stockholders. If the Merger is consummated, holders of outstanding shares of Surviving Corporation Common Stock will be entitled to one vote per share on all matters presented for a vote of Surviving Corporation shareholders. No fractional shares of Surviving Corporation Common Stock will be issued in the Merger. All fractional shares of Surviving Corporation Common Stock that a holder of Chancellor Common Stock would otherwise be entitled to receive as a result of the Merger will be aggregated, and, if a fractional share results from such aggregation, such holder will be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing price per share of Evergreen Class A Common Stock on The Nasdaq Stock Market on the trading day immediately prior to the Effective Time by the fraction of a share of Surviving Corporation Common Stock to which such holder would otherwise have been entitled.

Effective Time of the
Merger.....................  Each of the Parent Merger and the Subsidiary Merger
                             will become effective upon the filing of an appropriate certificate of merger for the Parent Merger and the Subsidiary Merger, respectively, with the Secretary of State of the State of Delaware upon the satisfaction or waiver of the conditions to the Merger (the "Effective Time" and the "Subsidiary Merger Effective Time," respectively). The Parent Merger will be consummated prior to, but on the same day, as the Subsidiary Merger.

Treatment of Stock
Options....................  At the Effective Time, each currently outstanding option to purchase shares of Chancellor Class A Common Stock held by directors, officers, employees and consultants of Chancellor and its subsidiaries will be deemed to have been assumed by Evergreen, without further action by Evergreen, and will thereafter be deemed an option to acquire, on the same terms and conditions as were applicable under such option, the number of shares of Surviving Corporation Common Stock that would have been received in respect of such option if it had been exercised immediately prior to the Effective Time.

Representations and
  Warranties...............  The Merger Agreement contains various customary representations and warranties made by each of the parties relating to, among other things: (i) the organization, standing and similar corporate matters of each party; (ii) the capital structure of each party; (iii) the authorization, execution, delivery, performance and enforceability of the Merger

                             Agreement with respect to each party; (iv) documents filed by Evergreen, Chancellor and their respective subsidiaries with the Commission and the accuracy of information contained therein; (v) the absence of conflicts with the organizational and certain other documents of the parties as a result of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement; (vi) the absence of violation of any law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect applicable to the parties as a result of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement; (vii) the absence of material changes since the date of the most recent audited financial statements filed with the Commission by Evergreen, Chancellor or their respective subsidiaries with respect to the business of Evergreen, Chancellor or any of their respective subsidiaries, except as otherwise provided in the Merger Agreement; (viii) the validity of all authorizations issued by the FCC for the operation of radio stations ("FCC Licenses") held by Evergreen, Chancellor and their respective subsidiaries; (ix) the compliance in all material respects with the terms of the FCC Licenses issued to Evergreen, Chancellor and their respective subsidiaries and the timely filing with the FCC of all applications, reports and other disclosures with the FCC required to be made by Evergreen, Chancellor and their respective subsidiaries; (x) overall compliance in all material respects with all applicable laws; and
                             (xi) the absence of undisclosed liabilities.

Certain Covenants..........  The Merger Agreement contains various customary covenants, including covenants of each of Evergreen and Chancellor that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by or contemplated in the Merger Agreement, each of Evergreen and Chancellor (and each of their respective subsidiaries), will, among other things, (i) conduct its operations in the ordinary course of business and (ii) use its reasonable best efforts to preserve intact its business organizations and goodwill in all material respects and keep available the services of its respective officers and employees as a group. Further, each of Evergreen and Chancellor has agreed that, among other things and subject to certain conditions and exceptions, it will not (and will cause its subsidiaries not to), without the prior consent of the other, (i) declare, set aside or pay any dividends on or make other distributions in respect of its or its subsidiaries outstanding capital stock; (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any securities in lieu of or in substitution for its outstanding capital stock; (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares; (iv) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, equity securities or convertible securities; (v) amend its certificate of incorporation, bylaws or other such documents; (vi) acquire any business or any corporation, partnership, joint venture, association or other business organization; (vii) sell, mortgage or otherwise encumber or subject to any lien or encumbrance or otherwise dispose of any of its properties or assets that are material to

                             Evergreen or Chancellor and their respective subsidiaries, (viii) other than working capital borrowing in the ordinary course of business and consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person; and (ix) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Chancellor or Evergreen and their respective subsidiaries.

Conditions to the Merger...  The respective obligations of Evergreen,
                             Chancellor, EMHC, EMCLA and CRBC to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions, including: (i) the Merger Agreement shall have been duly approved and adopted by the stockholders of Evergreen and Chancellor in accordance with applicable law; (ii) any applicable waiting periods under the HSR Act, relating to the Merger shall have expired or been terminated; (iii) the consent of the FCC to the transfer of control of the FCC licenses and authorization held by Evergreen and Chancellor and their respective subsidiaries shall have been received and such consent shall have become final and nonappealable;
                             (iv) the absence of any injunction prohibiting consummation of the Merger; (v) the Registration Statement shall have been declared effective by the Commission and shall not be subject to any stop order; and (vi) the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger Agreement shall have been approved for quotation on The Nasdaq Stock Market, subject to official notice of issuance. Evergreen and Chancellor currently expect that they will waive the condition that the consent of the FCC to the transfer of control of the FCC licenses and authorizations held by Evergreen and Chancellor and their respective subsidiaries, once received, shall have become final and nonappealable.

Additional Agreements......  Each of Evergreen and Chancellor has also agreed to, among other things and subject to certain conditions and exceptions: (i) as soon as practicable following the date of the Merger Agreement, prepare and file with the Commission the Joint Proxy Statement/Prospectus and the Registration Statement and to use its best efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after such filing; (ii) take all action necessary to convene a meeting of its stockholders to submit the Merger Agreement for approval and to use its best efforts to hold such stockholders' meeting as soon as practicable after the date of the Merger Agreement; and (iii) make, and cause its respective subsidiaries and its other affiliates to make, all necessary filings as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act and the Communications Act (including filing an application with the FCC for the transfer of control of Chancellor's FCC Licenses and Evergreen's FCC Licenses), in order to facilitate prompt consummation of the Merger and the other transactions contemplated by the Merger Agreement.

                             Evergreen and Chancellor have also further agreed not to, and not to permit their subsidiaries to, permit any of their or their respective subsidiaries' officers, directors or employees, investment bankers, attorneys or other advisors or representatives to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition

                             Proposal (as defined in the Merger Agreement) or
                             (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposals that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal.

Termination................  The Merger Agreement may be terminated at any time prior to the Effective Time by, among other things:
                             (i) the mutual written consent of Evergreen and Chancellor; (ii) by either Evergreen or Chancellor if, upon a vote at a duly held meeting of the stockholders of Chancellor or Evergreen, the required approval of the stockholders of Evergreen or Chancellor has not been obtained; or (iii) by either Evergreen or Chancellor if the Merger Agreement has not been consummated on or before February 19, 1998.

                                 MARKET PRICES

     The Evergreen Class A Common Stock and Chancellor Class A Common Stock are both listed and traded on The Nasdaq Stock Market. The following table sets forth the high and low closing prices per share of the Evergreen Class A Common Stock and the Chancellor Class A Common Stock as reported by published financial sources for the periods indicated.

                                                             EVERGREEN CLASS A   CHANCELLOR CLASS A
                                                               COMMON STOCK        COMMON STOCK(1)
                                                             -----------------   -------------------
                                                              HIGH       LOW       HIGH       LOW
                                                             -------   -------   --------   --------
1995
  First Quarter............................................   $12.00    $ 9.33         --         --
  Second Quarter...........................................    18.00     10.67         --         --
  Third Quarter............................................    23.75     17.17         --         --
  Fourth Quarter...........................................    21.33     15.92         --         --
1996
  First Quarter............................................    24.50     16.83     $24.50     $20.00
  Second Quarter...........................................    29.50     21.83      31.75      22.00
  Third Quarter............................................    33.25     25.74      44.00      28.25
  Fourth Quarter...........................................    32.25     23.50      42.00      21.88
1997
  First Quarter............................................    34.00     23.75      30.00      23.88
  Second Quarter...........................................    44.63     28.63      40.00      25.00
  Third Quarter (through July 30, 1997)....................    48.00     41.25      43.75      37.25

---------------

(1) Chancellor Class A Common Stock has been listed and traded on The Nasdaq Stock Market since February 9, 1996.

     On February 14, 1997, the last trading day before public announcement of the execution of the Memorandum of Understanding between Evergreen, Chancellor, EMCLA and CRBC (pursuant to which the parties agreed as to the principal terms of the Merger), the closing prices of Evergreen Class A Common Stock and Chancellor Class A Common Stock as reported by published financial sources were $32.75 per share and $27.94 per share, respectively.

     On July 31, 1997, the closing prices of Evergreen Class A Common Stock and Chancellor Class A Common Stock as reported by Dow Jones Tradeline were $46.00 per share and $41.25 per share, respectively.

     Evergreen and Chancellor stockholders are urged to obtain current market quotations for the Evergreen Class A Common Stock and the Chancellor Class A Common Stock in connection with voting their shares.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
    The unaudited pro forma condensed combined financial statements, a complete set of which are included on pages P-1 through P-27 of this Joint Proxy Statement/Prospectus, are presented using the purchase method of accounting for all acquisitions and reflect (i) the combination of consolidated historical financial data of Evergreen, Chancellor, each of the stations acquired in the Completed Evergreen Transactions and the Completed Chancellor Transactions and each of the stations to be acquired by Evergreen in the Pending Evergreen Acquisitions and by Chancellor in the Pending Chancellor Acquisitions and (ii) the elimination of the consolidated historical data of the stations sold by Evergreen and Chancellor in the Completed Evergreen Transactions and the Completed Chancellor Transactions and stations to be sold or swapped by Evergreen or Chancellor, as the case may be, in the Pending Evergreen Dispositions and the Pending Chancellor Dispositions.
    The summary pro forma financial information set forth below under Company Pro Forma Combined presents adjustments for (i) in the case of the Operating Data and Other Data, the Completed Transactions, the 1996 Evergreen Equity Offering, the 1996 Evergreen Preferred Stock Conversion, the Chancellor Offerings, all of the Pending Transactions (including the Merger and the Pending Chancellor Transactions) and the Financing Transactions as if such transactions had occurred on January 1, 1996 and (ii) in the case of the Balance Sheet Data, for the Completed Transactions consummated after March 31, 1997, the Pending Transactions and the Financing Transactions as if such transactions had occurred on March 31, 1997. No adjustments are presented to the unaudited pro forma condensed combined balance sheet data or the unaudited pro forma condensed combined statement of operations data in respect of (i) the Bonneville Acquisition, the Katz Acquisition and the Denver Acquisition, because such transactions have not yet been completed and do not constitute the acquisition of a significant business, either individually or in the aggregate, and are unrelated for purposes of Rule 3-05 and Rule 11-01 of Regulation S-X of the Commission's rules and (ii) the Douglas AM Dispositions, because such transaction does not constitute the disposition of a significant business for purposes of Rule 11-01 of Regulation S-X of the Commission's rules. In addition, certain transactions identified as "Pending Transactions" in the pro forma financial statements have been completed since the preparation of such pro forma financial statements. Finally, the pro forma financial information reflects a transaction previously proposed by Chancellor to exchange its two Jacksonville stations for four stations in Nassau/Suffolk (Long Island) (the "SFX Exchange"); however, there is substantial uncertainty as to whether the SFX Exchange will be consummated. See "The Companies -- Chancellor -- Pending Chancellor
Transactions -- SFX Exchange." In the opinion of Evergreen's and Chancellor's management, any differences in the pro forma financial statements that would result from the completion of such previously pending transactions or from the non-consummation of the SFX Exchange are not material to such presentations either individually or in the aggregate.

                                          YEAR ENDED DECEMBER 31,       THREE MONTHS ENDED
                                                   1996                   MARCH 31, 1997
                                          -----------------------    ------------------------
                                                         COMPANY                    COMPANY
                                                        PRO FORMA                  PRO FORMA
                                          HISTORICAL    COMBINED     HISTORICAL     COMBINED
                                          ----------    ---------    ----------    ----------
                                            (IN THOUSANDS EXCEPT MARGIN AND PER SHARE DATA)
OPERATING DATA:
Net revenues............................  $  293,850    $ 703,373    $   81,897    $  170,014
Station operating expenses excluding
  depreciation and amortization.........     174,344      402,284        52,984       104,550
Operating income (loss).................      17,960      (46,669)          568       (21,120)
Interest expense........................      37,527      159,912         8,053        39,978
Dividends and accretion on preferred
  stock of subsidiary...................          --       38,400            --         9,639
Net loss................................     (16,194)    (186,185)       (6,011)      (51,648)
Preferred stock dividends...............       3,820       25,670            --         6,418
Net loss attributable to common
  stockholders..........................     (20,014)    (211,855)       (6,011)      (58,066)
Net loss per common share...............  $    (0.66)   $   (3.57)   $    (0.14)   $    (0.98)
Weighted average common shares
  outstanding...........................      30,207       59,414        42,188        59,447
OTHER DATA:
Broadcast cash flow(1)..................  $  119,506    $ 301,089    $   28,913    $   65,464
Broadcast cash flow margin..............          41%          43%           35%           39%
EBITDA(1)...............................  $  111,709    $ 287,919    $   26,583    $   61,532
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(2)..........................          --           --            --            --
BALANCE SHEET DATA (END OF PERIOD):
Working capital, excluding current
  portion of long-term debt.............  $   67,921          N/A    $   68,183    $  122,217
Intangible assets, net..................     853,643          N/A       928,440     4,132,358
Total assets............................   1,020,959          N/A     1,186,655     4,482,774
Long-term debt (including current
  portion)..............................     358,000          N/A       535,375     2,166,600
Stockholders' equity....................     549,411          N/A       543,524     1,446,290

---------------
(1) Broadcast cash flow consists of station operating income excluding depreciation and amortization, and corporate general and administrative expense and non-cash stock option compensation expense. EBITDA consists of operating income before depreciation, amortization and non-cash stock option compensation expense. Although broadcast cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, Evergreen believes that broadcast cash flow and EBITDA are widely used in the broadcast industry as a measure of a station group's operating performance. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining Evergreen's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow and EBITDA do not take into account Evergreen's debt service requirements and other commitments and, accordingly, broadcast cash flow and EBITDA are not necessary indications of amounts that may be available for reinvestment in Evergreen's business or other discretionary uses.
(2) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges, adjusted, in the case of pro forma data, to exclude preferred stock dividend requirements of subsidiaries. "Fixed charges" consist of interest, amortization of debt issuance costs, the component of rental expense believed by management to be representative of the interest factor thereon and, in the case of pro forma data, preferred stock dividend requirements of subsidiaries. Earnings were insufficient to cover fixed charges and preferred stock dividends by $24,967 for the year ended December 31, 1996, and by $7,320 for the three months ended March 31, 1997. On a pro forma basis after giving effect to the Completed Transactions, the 1996 Evergreen Equity Offering, the 1996 Evergreen Preferred Stock Conversion, the Chancellor Offerings, the Pending Transactions (other than the Bonneville Acquisition, the Katz Acquisition, the Denver Acquisition and the Douglas AM Dispositions, but including the SFX Exchange which, as described above, may not be consummated) and the Financing Transactions, earnings were insufficient to cover fixed charges and preferred stock dividends by $304,843 and $84,061 for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth the historical per share data, the unaudited pro forma per share data giving effect to the Merger using the purchase method of accounting and the equivalent unaudited pro forma combined per share amounts for each of Evergreen and Chancellor. The pro forma combined data are not necessarily indicative of actual financial position or future operating results or that which would have occurred or will occur upon consummation of the Merger.

     The information shown below should be read in conjunction with (i) the consolidated financial statements and notes thereto of Evergreen incorporated herein by reference, (ii) the consolidated financial statements and notes thereto of Chancellor incorporated herein by reference and (iii) the pro forma condensed combined financial statements, including the notes thereto, which are contained in this Joint Proxy Statement/Prospectus.

                                               YEAR ENDED                            THREE MONTHS ENDED
                                            DECEMBER 31, 1996                          MARCH 31, 1997
                                 ---------------------------------------   ---------------------------------------
                                                 PRO        EVERGREEN                      PRO        EVERGREEN
                                 HISTORICAL   FORMA(1)    EQUIVALENT(2)    HISTORICAL   FORMA(1)    EQUIVALENT(2)
                                 ----------   ---------   --------------   ----------   ---------   --------------
Income (loss) per share
  Evergreen....................    (0.66)       (3.57)           --          (0.14)       (0.98)           --
  Chancellor...................    (2.10)          --         (3.25)         (0.90)          --         (0.89)
Book value per share(3)
  Evergreen....................    13.03           --            --          12.87        24.32            --
  Chancellor...................    10.91           --            --          10.54           --         22.11
Cash dividends per share
  Evergreen....................       --           --            --             --           --            --
  Chancellor...................       --           --            --             --           --            --

---------------

(1) The pro forma combined per share data for Evergreen and Chancellor for the year ended December 31, 1996 and the three months ended March 31, 1997 have been prepared as if the following transactions had occurred on January 1, 1996: (i) the Completed Transactions, (ii) the 1996 Equity Offering, (iii) the 1996 Preferred Stock Conversion, (iv) the Chancellor Offerings, (v) the Pending Transactions (other than the Bonneville Acquisition, the Katz Acquisition, the Denver Acquisition and the Douglas AM Dispositions, but including the SFX Exchange which, as described above, may not be consummated) and (vi) the Financing Transactions.

(2) The equivalent pro forma combined per share amounts of Chancellor are calculated by multiplying pro forma income (loss) per share of Evergreen and pro forma book value per share of Evergreen Stock by a relative value ratio of existing Chancellor Common Stock to Evergreen Common Stock of 0.9091 to 1.

(3) Book value per share was calculated using stockholders' equity as reflected in the historical and pro forma financial statements of Evergreen and Chancellor, respectively, divided by the number of shares outstanding.

                          EVERGREEN MEDIA CORPORATION
                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
     The selected consolidated historical financial data presented below as of and for each of the five years in the period ended December 31, 1996 have been derived from the annual audited consolidated financial statements of Evergreen, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected consolidated historical financial data as of March 31, 1996 and 1997 and for the three months ended March 31, 1996 and 1997 have been derived from the unaudited historical consolidated financial statements of Evergreen. In the opinion of management of Evergreen, the unaudited consolidated financial data reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and results of operations for the unaudited periods. The historical results of operations for the three months ended March 31, 1997, are not necessarily indicative of the results to be expected for the full year. The consolidated historical financial results of Evergreen are not comparable from period to period because of the acquisition and disposition of various radio stations by Evergreen during the periods covered (See "Pro Forma Financial Statements"). The following data should be read in conjunction with the historical consolidated financial statements of Evergreen and the related notes thereto, the unaudited pro forma condensed consolidated financial statements of Evergreen and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in Evergreen's Form 10-K for the fiscal year ended December 31, 1996 and in Evergreen's Form 10-Q for the three months ended March 31, 1997, each of which is incorporated by reference herein.

                                                                                                        THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,                      ENDED MARCH 31,
                                          -------------------------------------------------------   ---------------------
                                            1992        1993       1994       1995        1996        1996        1997
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
                                                      (IN THOUSANDS, EXCEPT RATIO, MARGIN AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Gross Revenues..........................  $  61,935   $106,813   $125,478   $ 186,365   $ 337,405   $  60,782   $  93,812
Net Revenues............................     53,969     93,504    109,516     162,931     293,850      53,371      81,897
Station operating expenses excluding
  depreciation and amortization.........     34,968     60,656     68,852      97,674     174,344      37,426      52,984
Depreciation and amortization...........     11,596     33,524     30,596      47,005      93,749      22,676      26,015
Corporate general and administrative
  expenses..............................      1,717      2,378      2,672       4,475       7,797       1,492       2,330
Other nonrecurring costs(1).............         --      7,002         --          --          --          --          --
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Operating income (loss).................      5,688    (10,056)     7,396      13,777      17,960      (8,223)        568
Interest expense........................     10,112     13,878     13,809      19,199      37,527       8,973       8,053
Other (income) expense, net(2)..........        565     (3,185)    (6,452)        236        (477)         --        (165)
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Income (loss) before income taxes and
  extraordinary income..................     (4,989)   (20,749)        39      (5,658)    (19,090)    (17,196)     (7,320)
Income tax expense (benefit)............         --         --         --         192      (2,896)     (2,923)     (1,309)
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Income (loss) before extraordinary
  item..................................     (4,989)   (20,749)        39      (5,850)    (16,194)    (14,273)     (6,011)
Extraordinary loss on early
  extinguishment of debt(3).............      1,798         --      3,585          --          --          --          --
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Net loss................................     (6,787)   (20,749)    (3,546)     (5,850)    (16,194)    (14,273)     (6,011)
Preferred stock dividends...............        741      4,756      4,830       4,830       3,820       1,208          --
Accretion of redeemable preferred stock
  to mandatory redemption value,
  including $17,506 related to early
  redemption(4).........................        276     18,823         --          --          --          --          --
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
Net loss attributable to common
  stockholders..........................  $  (7,804)  $(44,328)  $ (8,376)  $ (10,680)  $ (20,014)  $ (15,481)  $  (6,011)
                                          =========   ========   ========   =========   =========   =========   =========
Net loss per common share...............  $   (0.96)  $  (4.48)  $  (0.64)  $   (0.52)  $   (0.66)  $   (0.55)  $   (0.14)
                                          =========   ========   ========   =========   =========   =========   =========
Weighted average common shares
  outstanding...........................      8,153      9,890     13,002      20,721      30,207      28,056      42,188

                                                                                                        THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,                      ENDED MARCH 31,
                                          -------------------------------------------------------   ---------------------
                                            1992        1993       1994       1995        1996        1996        1997
                                          ---------   --------   --------   ---------   ---------   ---------   ---------
                                                      (IN THOUSANDS, EXCEPT RATIO, MARGIN AND PER SHARE DATA)
OTHER DATA:
Broadcast cash flow(5)..................  $  19,001   $ 32,848   $ 40,664   $  65,257   $ 119,506   $  15,945   $  28,913
Broadcast cash flow margin..............         35%        35%        37%         40%         41%         30%         35%
EBITDA(5)...............................  $  17,284   $ 23,468   $ 37,992   $  60,782   $ 111,709   $  14,453   $  26,583
Capital expenditures....................        867      1,735      5,227       2,642       6,543         344         672
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(6)..........................         --         --         --          --          --          --          --
BALANCE SHEET DATA (END OF PERIOD):
Working capital, excluding current
  portion of long-term debt.............  $  13,456   $ 18,498   $ 19,952   $  34,556   $  67,921   $  39,871   $  68,183
Intangible assets, net..................    181,022    212,517    233,494     458,787     853,643     762,874     928,440
Total assets............................    234,852    283,505    297,990     552,347   1,020,959     908,900   1,186,655
Long-term debt (including current
  portion)..............................    165,000    152,000    174,000     201,000     358,000     510,000     535,375
Stockholders' equity....................      2,905    120,968    112,353     304,577     549,411     289,416     543,524
CASH FLOW DATA:
Net cash provided by operating
  activities............................  $   5,379   $ 14,959   $ 19,880   $  40,387   $  48,050   $  14,860   $  19,241
Net cash used in investing activities...   (101,248)   (76,163)   (32,928)   (192,112)   (461,938)   (315,506)   (194,383)
Net cash provided by financing
  activities............................     97,329     62,043     11,683     153,939     413,518     304,432     177,351

---------------
(1) Consists of a non-cash charge resulting from the grant of employee stock options prior to Evergreen's initial public offering.
(2) Includes gain on dispositions of assets of $3,392 and $6,991 in 1993 and 1994, respectively.
(3) In connection with its debt refinancing in 1992 and 1994, Evergreen wrote off the unamortized balance of deferred debt issuance costs of $1,798 and $3,585, respectively, as an extraordinary charge.
(4) Due to the early redemption of Evergreen's Series A Junior Exchangeable Redeemable Preferred Stock in October 1993, a one-time accretion charge of approximately $17,506 was incurred which increased loss per share for 1993 by $1.77.
(5) Broadcast cash flow consists of station operating income excluding depreciation and amortization, and corporate general and administrative expense and non-cash stock option compensation expense. EBITDA consists of operating income before depreciation, amortization and non-cash stock option compensation expense. Although broadcast cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, Evergreen believes that broadcast cash flow and EBITDA are widely used in the broadcast industry as a measure of a station group's operating performance. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining Evergreen's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow and EBITDA do not take into account Evergreen's debt service requirements and other commitments and, accordingly, broadcast cash flow and EBITDA are not necessary indications of amounts that may be available for reinvestment in Evergreen's business or other discretionary uses.
(6) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges. "Fixed charges" consist of interest, amortization of debt issuance costs and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges and preferred stock dividends by $6,129, $28,066, $7,392, $13,089 and $24,967 for the years ended December 31, 1992, 1993, 1994, 1995, and 1996, respectively and by $19,054 and $7,320 for the three months ended March 31, 1996 and 1997, respectively.

                          CHANCELLOR BROADCASTING COMPANY

                  SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

    The selected consolidated historical financial data presented below as of and for each of the five years in the period ended December 31, 1996 have been derived from the annual audited consolidated financial statements of Chancellor, which consolidated financial statements have been audited by Coopers & Lybrand LLP, independent certified public accountants. The selected consolidated historical financial data as of March 31, 1996 and 1997 and for the three months ended March 31, 1996 and 1997 have been derived from the unaudited historical consolidated financial statements of Chancellor. The selected consolidated financial data for Chancellor in the following table reflects (i) the results of Old Chancellor Communications for the years ended December 31, 1992 and 1993 and
(ii) the results of operations of Chancellor from January 10, 1994. In the opinion of management of Chancellor, the unaudited consolidated financial data reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of the financial position and results of operations for the unaudited periods. The historical results of operations for the three months ended March 31, 1997, are not necessarily indicative of the results to be expected for the full year. The consolidated historical financial results of Chancellor are not comparable from period to period because of the acquisition and disposition of various radio stations by Chancellor during the periods covered (See "Pro Forma Financial Statements"). The following data should be read in conjunction with the historical consolidated financial statements of Chancellor and the related notes thereto, the unaudited pro forma condensed consolidated financial statements of Chancellor and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in Chancellor's Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A, and in Chancellor's Form 10-Q for the three months ended March 31, 1997, each of which is incorporated by reference herein.

                                  OLD CHANCELLOR                   CHANCELLOR BROADCASTING COMPANY
                                  COMMUNICATIONS      ---------------------------------------------------------
                                 -----------------                                        THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                         MARCH 31,
                                 ---------------------------------------------------    -----------------------
                                  1992      1993        1994       1995       1996        1996         1997
                                 -------   -------    --------   --------   --------    ---------   -----------
                                                (IN THOUSANDS EXCEPT MARGIN AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Gross revenues.................  $14,310   $17,478    $ 30,080   $ 73,279   $203,188    $  29,089   $    63,477
Net revenues...................   12,121    14,717      26,317     64,322    178,401       25,642        55,854
Station operating expenses
  excluding depreciation and
  amortization.................    8,738     9,738      15,660     37,464    111,210       16,492        38,187
Depreciation and
  amortization.................    1,102     1,014       2,954      8,256     20,877        4,525         8,109
Corporate general and
  administrative expenses......      544       568         600      1,816      4,845        1,008         1,712
Merger expense(1)..............       --        --          --         --         --           --         2,056
Stock option compensation(2)...       --        --          --      6,360      3,800          950           950
                                 -------   -------    --------   --------   --------    ---------   -----------
Operating income (loss)........    1,737     3,397       7,103     10,426     37,669        2,667         4,840
Interest expense...............      724       700       5,247     18,115     35,704        7,647        11,420
Other (income) expense(3)......       93        (2)        (20)        42         68            6        (1,632)
                                 -------   -------    --------   --------   --------    ---------   -----------
Income (loss) before income
  taxes and extraordinary
  item.........................      920     2,699       1,876     (7,731)     1,897       (4,986)       (4,948)
Income tax expense (benefit)...      521     1,235       1,164      3,800      4,612          939          (400)
Dividends and accretion on
  preferred stock of
  subsidiary...................       --        --          --         --     11,557        1,660         8,135
                                 -------   -------    --------   --------   --------    ---------   -----------
Income (loss) before
  extraordinary item...........      399     1,464         712    (11,531)   (14,272)      (7,585)      (12,683)
Extraordinary loss on early
  extinguishment
  of debt......................       --        --         818         --      4,177        4,646         2,749
                                 -------   -------    --------   --------   --------    ---------   -----------
Net income (loss)..............      399     1,464        (106)   (11,531)   (18,449)     (12,231)      (15,432)
Loss on repurchase of preferred
  stock........................       --        --          --         --     16,570       16,570            --
Preferred stock dividends......       --        --          --         --         --           --         1,454
                                 -------   -------    --------   --------   --------    ---------   -----------
Net income (loss) attributable
  to common stockholders.......      399     1,464        (106)   (11,531)   (35,019)     (28,801)      (16,886)
                                 =======   =======    ========   ========   ========    =========   ===========
Net loss per common share......       --        --       (0.02)     (1.30)     (2.10)       (2.18)        (0.90)
                                 =======   =======    ========   ========   ========    =========   ===========
Weighted average common shares
  outstanding(4)...............       --        --       5,166      8,850     16,704       13,192        18,720

                                  OLD CHANCELLOR                   CHANCELLOR BROADCASTING COMPANY
                                  COMMUNICATIONS      ---------------------------------------------------------
                                 -----------------                                        THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                         MARCH 31,
                                 ---------------------------------------------------    -----------------------
                                  1992      1993        1994       1995       1996        1996         1997
                                 -------   -------    --------   --------   --------    ---------   -----------
                                                (IN THOUSANDS EXCEPT MARGIN AND PER SHARE DATA)
OTHER DATA:
Broadcast cash flow(5).........  $ 3,383   $ 4,979    $ 10,657   $ 26,858   $ 67,191    $   9,150   $    17,667
Broadcast cash flow margin.....       28%       34%         41%        42%        38%          36%           32%
EBITDA(5)......................  $ 2,839   $ 4,411    $ 10,057   $ 25,042   $ 62,346    $   8,142   $    13,899
Capital expenditures...........       86         8         239      1,710      3,209          820         1,564
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends(6)...........     2.17x     4.51x       1.35x        --         --           --            --
BALANCE SHEET DATA (END OF
  PERIOD):
Working capital, excluding
  current portion of long-term
  debt.........................  $ 2,304   $ 1,739    $  6,178   $  5,826   $ 29,319    $  14,169   $    37,586
Intangibles and other, net and
  deferred financing costs,
  net..........................   13,056    12,679     189,982    208,093    568,129      573,716       992,514
Total assets...................   20,542    19,275     219,576    241,123    690,743      673,287     1,175,723
Long-term debt (including
  current portion).............       --        --     151,664    172,170    355,313      357,128       536,621
Stockholders' equity...........   19,084    17,145      59,894     54,723    200,991      181,719       200,075
CASH FLOW DATA:
Net cash provided by operating
  activities...................  $ 2,022   $ 3,606    $    691   $  5,471   $ 24,047    $   8,785   $     6,045
Net cash used in investing
  activities...................      (86)       (8)   (204,748)   (26,061)  (442,742)    (406,386)     (480,632)
Net cash provided by (used in)
  financing activities.........   (2,018)   (3,402)    205,574     20,388    421,169      398,802       475,780

---------------

(1) Consists of costs incurred by Chancellor during the three months ended March 31, 1997 in connection with the Merger.

(2) Consists of a non-cash charge resulting from the grant of employee stock options.

(3) Includes gain on disposition of assets of $1,513 during the three months ended March 31, 1997.

(4) Reflects the effect of the recapitalization of the number of shares outstanding which occurred in February 1996 in connection with the Company's initial public offering of its Class A Common Stock.

(5) Broadcast cash flow consists of station operating income excluding depreciation and amortization, and corporate general and administrative expense, merger expense and non-cash stock option compensation expense. EBITDA consists of operating income before depreciation, amortization and non-cash stock option compensation expense. Although broadcast cash flow and EBITDA are not calculated in accordance with generally accepted accounting principles, Chancellor believes that broadcast cash flow and EBITDA are widely used in the broadcast industry as a measure of a stations group's operating performance. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining Chancellor's operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow and EBITDA do not take into account Chancellor's debt service requirements and other commitments and, accordingly, broadcast cash flow and EBITDA are not necessary indications of amounts that may be available for reinvestment in Chancellor's business or other discretionary uses.

(6) For purposes of this calculation, "earnings" consist of income (loss) before income taxes and fixed charges, adjusted to exclude preferred stock dividend requirements of subsidiaries, where applicable. "Fixed charges" consist of interest, amortization of debt issuance costs, the component of rental expense believed by management to be representative of the interest factor thereon and, preferred stock dividend requirements of subsidiaries, where applicable. Earnings were insufficient to cover fixed charges and preferred stock dividends by $7,731 and $17,365 for the years ended December 31, 1995 and 1996, respectively and by $7,753 and $18,506 for the three months ended March 31, 1996 and 1997, respectively.

                                  RISK FACTORS

     In considering whether to approve the Evergreen Merger Proposal and the Chancellor Merger Proposal, the stockholders of Evergreen and Chancellor, as applicable, should carefully consider the following factors.

SUBSTANTIAL LEVERAGE; HISTORY OF NET LOSSES AND INSUFFICIENCY OF EARNINGS TO COVER FIXED CHARGES

     Each of Evergreen and Chancellor has, and following the Merger the Surviving Corporation will continue to have, consolidated indebtedness that is substantial in relation to its stockholder's equity. Upon consummation of the Merger, the Surviving Corporation will be subject to the terms of the EMCLA Senior Credit Facility, the indenture (the "CRBC 9 3/8% Indenture") governing the $200.0 million principal amount of 9 3/8% Senior Subordinated Notes due 2004 of CRBC (the "CRBC 9 3/8% Notes") being assumed by EMCLA in connection with the Merger, the indenture (the "CRBC 8 3/4% Indenture") governing the $200.0 million principal amount of 8 3/4% Senior Subordinated Notes due 2007 of CRBC (the "CRBC 8 3/4% Notes") being assumed by EMCLA in connection with the Merger and the certificates of designation for the Surviving Subsidiary Series A Preferred Stock and the Surviving Subsidiary Junior Preferred Stock, each of which will limit the incurrence of additional indebtedness by the Surviving Corporation. The indebtedness being assumed in the Katz Acquisition will also contain similar limitations. As of March 31, 1997, Evergreen's outstanding long-term indebtedness (including current portion) was approximately $535.4 million, and Chancellor's long-term indebtedness (including current portion) was approximately $536.6 million. Consummation of the Pending Transactions and the Financing Transactions will cause the Surviving Corporation's indebtedness to significantly exceed the amount of Evergreen's or Chancellor's individual and combined outstanding indebtedness. As of March 31, 1997, on a pro forma basis after giving effect to those Completed Transactions consummated after such date, the Pending Transactions (including the SFX Exchange which, as described above, may not be consummated) and the Financing Transactions, but without giving effect to the Bonneville Acquisition, the Katz Acquisition, the Denver Acquisition or the Douglas AM Dispositions, the Surviving Corporation would have had outstanding long-term indebtedness (including current portion) of approximately $2.17 billion, redeemable preferred stock with an aggregate liquidation preference of $319.2 million, an accumulated deficit of $77.5 million and stockholders' equity of $1.45 billion. It is expected that the Surviving Corporation will finance the Bonneville Acquisition, the Katz Acquisition and the Denver Acquisition through the incurrence of approximately $482.5 million in additional long-term indebtedness.

     The degree to which the Surviving Corporation will be leveraged could have material consequences, including, but not limited to, the following: (i) the Surviving Corporation's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, and general corporate or other purposes may be impaired; (ii) a substantial portion of the Surviving Corporation's cash flow will be required for debt service under the EMCLA Senior Credit Facility, the CRBC 9 3/8% Notes, the CRBC 8 3/4% Notes and the indebtedness being assumed in the Katz Acquisition, and payment of cash dividends on the Surviving Corporation 7% Convertible Preferred Stock and the Evergreen $3.00 Convertible Preferred Stock; (iii) commencing in February 2001, the Surviving Corporation will have substantial cash dividend requirements on the Surviving Subsidiary Series A Preferred Stock and, commencing in January 2002, on the Surviving Subsidiary Junior Preferred Stock; (iv) the Surviving Subsidiary Corporation's ability to declare cash dividends to the Surviving Mezzanine Corporation, which will, in turn, distribute dividends paid to it to the Surviving Corporation in an amount sufficient to enable the Surviving Corporation to pay dividends on Surviving Corporation 7% Convertible Preferred Stock and the Evergreen $3.00 Convertible Preferred Stock, will be limited by the terms of the EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture, the CRBC 8 3/4% Indenture and the certificates of designation governing the Surviving Subsidiary Series A Preferred Stock and Surviving Subsidiary Junior Preferred Stock; (v) the terms of the indebtedness being assumed in the Katz Acquisition will limit the ability of Katz to pay dividends to the Surviving Corporation; (vi) the Surviving Corporation's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions; and (vii) the agreements governing the Surviving Corporation's consolidated long term debt (and, to a lesser extent, the certificates of designation for the Surviving Subsidiary Series A Preferred Stock and the Surviving Subsidiary Junior Preferred Stock) contain numerous restrictive operating and financial covenants with which the Surviving Corporation must comply, and the failure by the Surviving

Corporation to comply with such covenants in such instruments could result in an event of default, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions.

     The ability of the Surviving Corporation to pay interest and principal on its debt obligations and to pay cash dividends on the preferred stock of the Surviving Corporation and its subsidiaries will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Surviving Corporation anticipates that its operating cash flow, together with borrowings under the EMCLA Senior Credit Facility, will be sufficient to meet its operating expenses, to service its debt requirements and to pay cash dividends on the preferred stock of the Surviving Corporation and its subsidiaries as they become due. However, if the Surviving Corporation is unable to meet such requirements, it will be forced to pursue one or more alternative strategies such as selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all, or that the approval of the FCC could be obtained on a timely basis or at all, for the transfer of any of the stations' licenses in connection with a proposed sale of assets.

     Each of Evergreen and Chancellor has historically experienced, on a consolidated basis, net losses, as a result of various factors, including significant interest charges, certain non-recurring expenses and depreciation and amortization charges relating to the acquisition of radio broadcasting stations. Evergreen's net loss attributable to common stock for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1997 was $8.4 million, $10.7 million, $20.0 million and $6.0 million, respectively. Chancellor's net loss attributable to Common Stock for the years ended December 31, 1994, 1995 and 1996 and for the three months ended March 31, 1997 was $0.1 million, $11.5 million, $35.0 million and $16.9 million respectively. On a pro forma basis, after giving effect to the Completed Transactions, the Pending Transactions (including the SFX Exchange which, as described above, may not be consummated), the Financing Transactions, the 1996 Evergreen Equity Offerings, the 1996 Preferred Stock Conversion and the Chancellor Offerings as though such transactions had occurred on January 1, 1996, but without giving effect to the Bonneville Acquisition, the Katz Acquisition, the Denver Acquisition or the Douglas AM Dispositions, the Surviving Corporation would have had a net loss attributable to common stockholders of $211.9 million and $58.1 million for the year ended December 31, 1996 and for the three months ended March 31, 1997, respectively. Consequently, on that pro forma basis, the Surviving Corporation's earnings would have been insufficient to cover combined fixed charges and preferred stock dividends by $304.8 million and $84.1 million for the year ended December 31, 1996 and the three months ended March 31, 1997, respectively. The acquisition of radio broadcasting stations has been and will continue to be an important part of the Surviving Corporation's operating strategy, and the Surviving Corporation has recently announced the Katz Acquisition, through which the Surviving Corporation will enter the media representation business. Evergreen and Chancellor expect that amortization charges and interest expenses relating to past and possible future acquisitions will continue to have a significant adverse effect on the Surviving Corporation's reported results.

NECESSITY OF GOVERNMENTAL REVIEWS AND APPROVALS PRIOR TO CONSUMMATION OF THE PENDING TRANSACTIONS; REQUIRED DISPOSITIONS

     Approval of the FCC is required for the issuance, renewal or transfer of radio broadcast station operating licenses. In addition, the consummation of each of the Pending Transactions is conditioned upon the expiration or termination of the applicable waiting period under the HSR Act. To date, (i) the FCC has approved the Gannett Acquisition, the Secret/Philadelphia Acquisition, the Greater Media Disposition, the Douglas Chicago Disposition and the Douglas AM Dispositions, (ii) the waiting periods required under the HSR Act for the Merger, the Gannett Acquisition, the Secret/Philadelphia Acquisition, the Greater Media Disposition, the ABC/Detroit Disposition and the Bonneville Acquisition have expired or been terminated, and (iii) no waiting period under the HSR Act was required for the Douglas Chicago Disposition or the Douglas AM Dispositions. Evergreen and Chancellor will be required to divest certain radio stations, including stations in the San Francisco, Washington, D.C. and Detroit markets, in order to obtain the necessary FCC authorizations and approvals of the Merger. In order to comply with the FCC's ownership limitations,

Evergreen or Chancellor has each entered into one or more contracts to sell stations and/or FCC authorizations in the San Francisco, Washington, D.C. and Detroit markets. There can be no assurance that the necessary dispositions will be consummated and, if any such dispositions are not consummated, there can be no assurance that other buyers for the stations required to be disposed of will be found or that any such dispositions could be effected acceptable prices. If any of these dispositions are not consummated on a timely basis, it is possible that the consummation of the Merger or other Pending Transactions would be delayed. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Pending Transactions, and, if approvals are received or actions are taken, that such approvals or actions will not require further divestitures or be conditioned upon matters that would cause Evergreen or Chancellor to abandon one or more of the Pending Transactions or that no action will be brought challenging such approvals or actions, or, if such challenge is made, as to the result thereof. See "The Merger -- Regulatory Concerns." The nonconsummation of any of the Pending Dispositions could have a material adverse effect on Evergreen's or Chancellor's ability to consummate the Merger.

FCC CONSENT FOR MERGER

     Consummation of the Merger is subject to the conditions that the FCC grant its consent to the transfer of control of the FCC licenses and authorizations held by Evergreen and Chancellor and their respective subsidiaries to the public stockholders of the Surviving Corporation as a group (the "FCC Consent"), and that the FCC Consent become a final and nonappealable order. See "The Merger Agreement -- Conditions to the Merger" and "The Merger -- Regulatory Concerns." As of July 30, 1997, the FCC had not yet granted the FCC Consent. Evergreen and Chancellor expect that the FCC will grant the FCC Consent prior to the Evergreen Annual Meeting and the Chancellor Special Meeting, although it is not possible to predict the timing, or even the outcome, of such expected actions with certainty. No petitions to deny or similar applications opposing Evergreen's and Chancellor's applications requesting the FCC Consent are pending as of July 30, 1997. Upon grant of the FCC Consent, interested parties would have until 30 days after such consent is released to seek review thereof by filing a petition for reconsideration, or application for review, with the full FCC, or to file an appeal in federal court. Moreover, within 40 days of release of such consent, the FCC could, on its own motion, reconsider its consent. Should the FCC Consent be granted prior to the Evergreen Annual Meeting and the Chancellor Special Meeting, Evergreen and Chancellor expect that they will waive the condition to consummate the Merger that such consent be a final, nonappealable order. Prior to the expiration of such 30- or 40-day reconsideration period, there can be no assurance that any consent granted would become a final and nonappealable order, and if the consent were to be subsequently reversed or otherwise vacated, there could be a material adverse effect on the Surviving Corporation.

CONDITIONS TO CONSUMMATION OF MERGER

     Consummation of the Merger is subject to a number of conditions, including approval by the stockholders of each of Evergreen and Chancellor, various governmental approvals, the prior or simultaneous consummation of the Required Dispositions (as defined) and the increase in the commitments under the EMCLA Senior Credit Facility from $1.75 billion to $2.50 billion. Furthermore, under the terms of the CRBC 9 3/8% Indenture, the CRBC 8 3/4% Indenture and the certificates of designation for the CRBC Series A Preferred Stock and CRBC Junior Preferred Stock, the Merger may not be consummated unless, after giving effect thereto, leverage is less than a specified multiple of the EBITDA of Chancellor and Evergreen on a combined basis. There can be no assurance that any of these conditions will be satisfied.

INTEGRATION OF ACQUISITIONS; OPERATION OF KATZ

     Upon consummation of the Pending Transactions, the Surviving Corporation will hold a significantly larger portfolio of radio stations than either Evergreen or Chancellor has held in the past. In addition, management of both Evergreen and Chancellor are regularly involved in discussions with third parties regarding potential acquisitions, and the Surviving Corporation may pursue an active acquisition strategy that could result in significant additional expansion in the future. Assuming the consummation of all Pending Transactions, the Surviving Corporation's future operations and earnings will be largely dependent on the

Surviving Corporation's ability to integrate the stations proposed to be acquired thereunder. The Surviving Corporation must, among other things, integrate management and employee personnel and combine certain administrative procedures. The integration of the stations proposed to be acquired involve numerous other risks, including the potential loss of key employees of acquired stations. There can be no assurance that the Surviving Corporation will successfully integrate the stations proposed to be acquired, and the failure to do so could have a material adverse effect on its results of operations and financial condition. In addition, the need to focus management's attention on the integration of these stations may limit the ability of the Surviving Corporation to successfully pursue other opportunities for a period of time.

     Upon consummation of the Katz Acquisition, Evergreen and Chancellor will enter into a line of business not previously undertaken by either such party on a national basis. Although the media representation business is related to the radio broadcasting business and Evergreen and Chancellor have experience in certain aspects of the media representation business at the local radio station level, consummation of the Katz Acquisition will require Evergreen and Chancellor and, upon consummation of the Merger, the Surviving Corporation, to operate the business of Katz and manage a significantly larger base of management and employee personnel performing national media representation functions. There can be no assurance that Evergreen or Chancellor or, following consummation of the Merger, the Surviving Corporation, will successfully operate the business proposed to be acquired as a result of the Katz Acquisition. In addition, the need to focus management's attention on the operation of this business may limit the ability of Evergreen or Chancellor or, following consummation of the Merger, the Surviving Corporation, to successfully pursue other opportunities for a period of time.

     The acquisition strategy of Evergreen, Chancellor and, following the consummation of the Merger, the Surviving Corporation, involves numerous other risks, including increasing leverage and debt service requirements, the diversion of management's attention from other business concerns and the potential loss of key employees of acquired stations. The availability of additional acquisition financing cannot be assured, and depending on the terms of the proposed acquisitions and financings, could be restricted by the terms of the EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture, the CRBC 8 3/4% Indenture or the certificates of designation for the Surviving Corporation 7% Convertible Preferred Stock, the Evergreen $3.00 Convertible Preferred Stock, the Surviving Subsidiary Series A Preferred Stock and the Surviving Subsidiary Junior Preferred Stock and the indebtedness being assumed in the Katz Acquisition. There can be no assurance that or any future acquisitions will not have a material adverse effect on the financial condition and results of operations of the Surviving Corporation.

FIXED EXCHANGE RATIO DESPITE POSSIBLE CHANGE IN STOCK PRICES

     The Exchange Ratio is expressed in the Merger Agreement as a fixed ratio. Accordingly, the Exchange Ratio will not be adjusted in the event of any increase or decrease in the price of either Evergreen Class A Common Stock or Chancellor Class A Common Stock. Additionally, neither Evergreen nor Chancellor has the right to terminate the Merger Agreement in the event of any increase or decrease in the price of either Evergreen Class A Common Stock or Chancellor Class A Common Stock. The price of Evergreen Class A Common Stock at the Effective Time may vary from its price at the date of this Joint Proxy Statement/ Prospectus and the dates of the Evergreen Annual Meeting and Chancellor Special Meeting, possibly by a material amount. Such variations may be the result of changes in the business, operations or prospects of Evergreen or Chancellor, market assessments of the likelihood that the Merger and the Pending Transactions will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors, many of which will be beyond the control of Evergreen or Chancellor. Because the Effective Time may occur at a date later than the date of the Evergreen Annual Meeting and Chancellor Special Meeting, there can be no assurance that the price of Evergreen Class A Common Stock on such date will be indicative of its price at the Effective Time. Evergreen and Chancellor presently have no intention of resoliciting stockholder approval should the market prices of Evergreen Class A Common Stock or Chancellor Class A Common Stock change materially after the date of the Evergreen Annual Meeting or the Chancellor Special Meeting, as the case may be. The Effective Time will occur as soon as practicable following the Evergreen Annual Meeting and Chancellor Special Meeting and the satisfaction or waiver of the conditions set forth in the Merger Agreement. Stockholders of Evergreen and Chancellor are urged to obtain current market quotations for Evergreen Class A Common Stock and Chancellor Class A Common Stock. See "Summary -- Market Prices."

UNCERTAINTY AS TO MARKET PRICE OF SURVIVING CORPORATION COMMON STOCK

     The market value of the shares of Surviving Corporation Common Stock to be issued in the Merger may increase or decrease following the Merger. There can be no assurance that at or after the Effective Time the shares of Surviving Corporation Common Stock will trade at the prices at which shares of Evergreen Class A Common Stock have traded in the past. The price at which Surviving Corporation Common Stock trades after the Merger may be influenced by many factors, including the liquidity of and the market for the Surviving Corporation Common Stock, investor perceptions of the Surviving Corporation and the radio broadcasting industry, the operating results of the Surviving Corporation, the Surviving Corporation's dividend policy, possible future changes in regulation of the radio broadcasting industry and general economic and market conditions.

COMPETITIVE NATURE OF RADIO BROADCASTING

     The radio broadcasting industry is a highly competitive business. The success of each of the Surviving Corporation's stations will be dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. The Surviving Corporation's stations will compete for listeners and advertising revenue directly with other radio stations, as well as with other media, within their respective markets. The Surviving Corporation will also compete with other broadcasting operators for acquisition opportunities, and prices for radio stations in major markets have increased significantly in recent periods. To the extent the rapid pace of consolidation in the radio broadcasting industry continues, certain competitors may emerge with larger portfolios of major market radio stations, greater ability to deliver large audiences to advertisers and more access to capital resources than the Surviving Corporation. The Surviving Corporation's audience ratings and market share will be subject to change and any adverse change in a particular market could have a material and adverse effect on the revenue of the Surviving Corporation's stations located in that market. There can be no assurance that any one of the Surviving Corporation's stations will be able to maintain or increase its current audience ratings or advertising revenue market share.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems, direct broadcast satellite ("DBS") systems and other digital audio broadcasting formats to local and national audiences. In addition, the FCC has auctioned spectrum for a new satellite-delivered Digital Audio Radio Service ("DARS"). These actions may result in the introduction of several new national or regional multi-channel and multi-format satellite radio services with sound quality equivalent to compact discs. Another possible competitor to traditional radio is In Band On Channel ("IBOC") digital radio. IBOC could provide multi-channel, multi-format digital radio services in the same band width currently occupied by traditional AM and FM radio services. Evergreen and Chancellor cannot predict at this time the effect, if any, that any such new technologies may have on the radio broadcasting industry.

ANTITRUST MATTERS

     As a result of the recent consolidation of ownership in the radio broadcast industry, the Antitrust Division of the United States Department of Justice ("DOJ") has been giving closer scrutiny to acquisitions in the industry, including certain transactions involving Evergreen and Chancellor. The consummation of certain Pending Transactions is subject to notification filing requirements, applicable waiting periods and possible review by the DOJ or the United States Federal Trade Commission (the "FTC") under the HSR Act and to date, the waiting periods for only certain of the Pending Transactions has expired or been terminated. See "-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions" and "The Merger -- Regulatory Concerns." DOJ review of certain transactions has caused, and may continue to cause, delays in anticipated consummations of certain transactions and, in some cases, may result in attempts by DOJ to enjoin such transactions or negotiated modifications of the proposed transactions. Such delays, injunctions and modifications could have an adverse effect on Evergreen, Chancellor and the Surviving Corporation and, although unlikely, may result in the abandonment of some of these otherwise attractive transactions.

     The DOJ has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the DOJ has also investigated transactions that do not meet or exceed these benchmarks and has cleared transactions that do exceed the benchmarks. Although each of Evergreen and Chancellor do not believe that the acquisition strategy of the Surviving Corporation as a whole will be adversely affected in any material respect by antitrust review (including review under the HSR Act) or by additional divestitures that may have to occur as a result of the antitrust review, there can be no assurance that this will be the case.

RADIO BROADCASTING INDUSTRY SUBJECT TO FEDERAL REGULATION

     The radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934, as amended (as amended by the 1996 Act, the "Communications Act"). Approval of the FCC is required for the issuance, renewal or transfer of radio broadcast station operating licenses. See "-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transaction; Required Dispositions." In particular, the Surviving Corporation's business will be dependent upon its continuing to hold radio broadcasting licenses from the FCC that are issued for terms of up to eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that any of the stations' licenses will be renewed at their expiration dates, or that renewals, if granted, will not include conditions or qualifications that could adversely affect the Surviving Corporation's operations. In addition, the Communications Act and the FCC rules restrict alien ownership and voting of capital stock of, and participation in affairs of, Chancellor and Evergreen and, following the Merger, the Surviving Corporation. Moreover, laws, regulations and policies may be changed significantly over time and there can be no assurance that such changes will not have a material adverse affect on the Surviving Corporation's business, financial condition and results of operations.

     The 1996 Act, which amended the Communications Act in a number of important respects, has created significant new opportunities for radio broadcasters, but also has created uncertainties as to how the FCC and the courts will enforce and interpret the 1996 Act. Although the 1996 Act eliminated the national ownership ceiling previously applicable to radio broadcasters and also loosened restrictions previously applicable to ownership within single markets, significant restrictions remain on permitted levels of local ownership. In markets with 45 or more stations, ownership is limited to eight stations, no more than five of which can be FM or AM; in markets with 30-44 stations, ownership is limited to seven stations, no more than four of which can be FM or AM; in markets with 15-29 stations, ownership is limited to six stations, no more than four of which can be FM or AM; and in markets with 14 or fewer stations, ownership is limited to no more than 50.0% of the market's total and no more than three AM or FM. In order to comply with these limitations, Evergreen has sold three FM stations in the Chicago market, one FM station in the Washington, D.C. market and two FM stations in the San Francisco market, has additionally agreed to sell one AM radio station in the Chicago market, one AM station in the San Francisco market, two AM stations in the Washington, D.C. market and one FM station in the Philadelphia market, and Chancellor has agreed to sell one FM station in the Detroit market. The consummation of those transactions are subject to the same contingencies applicable to the other Pending Transaction. See "-- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions." Compliance with the FCC's multiple ownership rules is expected to cause the Surviving Corporation and other radio broadcasters to forego acquisition opportunities that they might otherwise wish to pursue. Compliance with these rules by third parties may also have a significant impact on the Surviving Corporation as, for example, in precluding the consummation of swap transactions that would cause such third parties to violate multiple ownership rules.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Merger by the Evergreen Board and Chancellor Board, the stockholders of Evergreen and Chancellor, as applicable, should be aware that certain directors and executive officers of Evergreen and Chancellor have certain interests in the Merger that are different from, or in addition to, the interests of stockholders of Evergreen and Chancellor generally; such interests, together with other relevant factors, were considered by the Evergreen Board and Chancellor Board in making their recommendation and approving the Merger Agreement. See "The Merger -- Interests of Certain Persons in the Merger."

DEPENDENCE ON KEY PERSONNEL

     The Surviving Corporation's business will be dependent upon the performance of certain key individuals, including Thomas O. Hicks, its Chairman of the Board; Scott K. Ginsburg, its President and Chief Executive Officer; James de Castro, its Co-Chief Operating Officer; Steven Dinetz, its Co-Chief Operating Officer; and Matthew E. Devine, its Chief Financial Officer. The loss of the services of Mr. Hicks, Mr. Ginsburg, Mr. de Castro, Mr. Dinetz or Mr. Devine could have a material and adverse effect on the Surviving Corporation.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS AND PREFERRED STOCK

     The EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture and the CRBC
8 3/4% Indenture contain certain covenants that restrict, among other things, the ability of Evergreen and Chancellor and, upon consummation of the Merger, will restrict the ability of the Surviving Corporation, to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments, enter into sale and leaseback transactions, conduct business other than the ownership and operation of radio broadcast stations, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets. The indebtedness being assumed in the Katz Acquisition will also contain similar limitations. The certificates of designation for the Surviving Subsidiary Series A Preferred Stock and the Surviving Subsidiary Junior Preferred Stock will contain certain similar covenants. In addition, the EMCLA Senior Credit Facility contains other restrictive covenants and prohibits Evergreen from prepaying its indebtedness. The EMCLA Senior Credit Facility also requires Evergreen to maintain specified financial ratios and to satisfy certain financial condition tests. Evergreen's or, following the consummation of the Merger, the Surviving Corporation's, ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that Evergreen or, following the consummation of the Merger, the Surviving Corporation, will meet those tests. A breach of any of these covenants could result in a default under the EMCLA Senior Credit Facility, the CRBC
9 3/8% Indenture or the CRBC 8 3/4% Indenture. In the event of an event of default under the EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture or the CRBC 8 3/4% Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In the case of the EMCLA Senior Credit Facility, if Evergreen were unable to repay these amounts, the lenders thereunder could, subject to compliance with the FCC's rules, seek to foreclose on the stock of EMCLA and its subsidiaries, which has been pledged to secure that indebtedness.

LIMITATIONS ON ABILITY TO PAY DIVIDENDS

     Evergreen is a holding company with no significant assets other than the common stock of EMHC, and, following consummation of the Katz Acquisition, of Katz. EMHC is also a holding company with no significant assets other than the common stock of EMCLA. Consequently, Evergreen is and, upon consummation of the Merger, the Surviving Corporation will ultimately be dependent on dividends and other funds from EMCLA and Katz to meet its obligations, including with respect to dividends on the Surviving Corporation 7% Convertible Preferred Stock and the Evergreen $3.00 Convertible Preferred Stock. The EMCLA Senior Credit Facility limits, and upon the consummation of the Merger, the CRBC 9 3/8% Indenture, the CRBC 8 3/4% Indenture and the certificates of designation governing the Surviving Subsidiary Series A Preferred Stock and the Surviving Subsidiary Junior Preferred Stock will limit, but do not prohibit, the payment of dividends by EMCLA. The indebtedness being assumed in the Katz Acquisition will contain similar limitations.

     In addition to these restrictions, under Delaware law the Surviving Corporation will be permitted to pay dividends on its capital stock, including the Surviving Corporation 7% Convertible Preferred Stock and the Evergreen $3.00 Convertible Preferred Stock, only out of its surplus or, in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding capital stock. In order to pay dividends in cash, the Surviving Corporation must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. In determining the Surviving Corporation's ability to pay dividends, Delaware law permits the board of directors of the Surviving Corporation to revalue the Surviving Corporation's assets and liabilities from time to time to their fair market values in order to create surplus. The Surviving Corporation cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Surviving Corporation will be able to pay dividends on the Surviving Corporation 7% Convertible Preferred Stock and the Evergreen $3.00 Convertible Preferred Stock.

CONTROL OF EVERGREEN AND THE SURVIVING CORPORATION

     As of the date of this Joint Proxy Statement/Prospectus, Scott K. Ginsburg, as beneficial owner of all Evergreen Class B Common Stock, holds approximately 44.3% of the outstanding combined voting power of all classes of Evergreen Common Stock (assuming exercise of all presently outstanding options and options exercisable within 60 days after July 25, 1997). Each share of the Evergreen Class A Common Stock has one vote on all matters submitted to a vote of the holders of the Evergreen Common Stock, whereas each share of the Evergreen Class B Common Stock generally has ten votes. As a result of his voting power, Mr. Ginsburg will have substantial influence on all matters submitted to a vote of the holders of the Evergreen Common Stock, including the Evergreen Merger Proposal and the Additional Evergreen Proposal.

     Upon the consummation of the Merger, Mr. Ginsburg will hold approximately 5% of the outstanding primary shares of Surviving Corporation Common Stock. Affiliates of Hicks Muse will hold approximately 15% of the outstanding primary shares of Surviving Corporation Common Stock. As the largest shareholder of the Surviving Corporation, Hicks Muse will have substantial influence on all matters submitted to a vote of the holders of Surviving Corporation Common Stock, and the combined voting power of Hicks Muse and Mr. Ginsburg may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Surviving Corporation, including transactions in which the holders of the Surviving Corporation Common Stock might otherwise receive a premium for their shares over then-current market prices.

                                 THE COMPANIES

EVERGREEN

  GENERAL

     Evergreen owns and operates radio stations across the United States, including stations in 11 of the nation's 12 largest radio markets (Los Angeles, New York, Chicago, Dallas, San Francisco, Washington, D.C., Philadelphia, Houston, Boston, Detroit and Miami). Evergreen currently owns and operates 41 radio stations (27 FM and 14 AM) including superduopolies in six of the nation's 12 largest radio revenue markets (New York, Chicago, San Francisco, Philadelphia, Washington, D.C. and Detroit). Consummation of the Pending Transactions (including the Merger and the Gannett Acquisition) will add 19 stations (15 FM and 4 AM) in Evergreen's current markets and 40 stations in 10 markets not currently served by Evergreen.

     Evergreen's portfolio is geographically diversified and employs a wide variety of programming formats, including adult contemporary, contemporary hit radio, urban, jazz, country, oldies, news/talk, rock and sports. Each of Evergreen's stations targets a specific demographic audience within a market, with the majority of the stations appealing primarily to 18 to 34 or 25 to 54 year old men and/or women, the demographic groups most sought after by advertisers. Management believes that, because of the size and diversity of its station portfolio, Evergreen is not unduly reliant on the performance of any one station or market.

     Strategy

     Evergreen's senior management team, led by Scott K. Ginsburg and James de Castro, has extensive experience in acquiring and operating large market radio station groups. Evergreen's radio business strategy is to assemble and operate radio station clusters in order to maximize broadcast cash flow generated in each market. This strategy relies on the following six key elements:

     Create Large Market Superduopolies. Evergreen seeks to be the owner and operator of the leading superduopoly in the largest markets in the United States. Management believes that the large revenue base in these markets, in conjunction with operating synergies achievable through the operation of multiple stations, will enable it to appeal to a wider universe of national and local advertisers and to achieve a greater degree of profitability than that of operators and broadcasters in smaller markets. The stations to be acquired in the Pending Transactions (including the Merger and the Gannett Acquisition) will complement Evergreen's existing stations in the Los Angeles, New York, Chicago, San Francisco, Dallas, Houston and Washington, D.C. markets and will increase the number of Evergreen's superduopolies in the 12 largest United States markets from six to eight. These transactions will also create new superduopolies for Evergreen in five additional large markets. Evergreen expects to continue to selectively pursue acquisition opportunities in the major markets in which it will compete as well as in other markets.

     Maximize Superduopoly Revenue and Expense Synergies. Evergreen seeks to capitalize on the revenue and expense opportunities created by the recently assembled superduopolies and those which will be created as a result of the Merger, the Gannett Acquisition and the Bonneville Acquisition. Superduopolies have only been permissible since the passage of the 1996 Act. Management believes that substantial benefits can be derived from the successful integration of the station cluster groups. Management also believes that radio station clusters can attract increased revenues in a market by delivering larger combined audiences to advertisers and by engaging in joint marketing and promotional activities. In addition, management expects to realize significant expense savings through the consolidation of facilities and through the economies of scale created in areas such as national representation commissions, employee benefits, insurance premiums and other operating costs.

     Establish Strong Listener Loyalty. Management believe that strong listener familiarity with a given radio station produces listener loyalty. Management seeks to establish this familiarity through a variety of programming and marketing techniques, including the development of high-profile on-air personalities and creative station-sponsored promotional events, all of which are designed to secure heightened listener awareness. Evergreen also conducts extensive market research to help identify programming format opportunities and attract new listeners, as has been the case with WKTU-FM in New York. After operating

WKTU-FM for nine months under the call letters and country music format inherited from a prior operator, in February 1996 Evergreen began to operate WKTU-FM as a rhythmic contemporary hits station. According to Arbitron, WKTU-FM was ranked eleventh in its target demographic group as a country station, and was ranked first in several key demographic groups (including its target demographic group) in the first full ranking period after the station changed its format. The station has continued to rank among the top five stations in its demographic group in subsequent periods. Management believes that the institutionalization of its radio stations through programming, marketing and research ensures steady long-term audience share ratings.

     Maintain Strict Cost Controls. Management maintains a company-wide focus on cost controls in an effort to maximize broadcast cash flow margins. Management reviews station spending on a monthly basis. In addition, corporate level employees maintain weekly sales reporting systems designed to enable management to evaluate station performance on a current basis. Evergreen's focus on maximizing superduopoly revenues and maintaining cost controls is reflected by the fact that, for the last two years, Evergreen has achieved broadcast cash flow margins of 40% or more. Evergreen also carefully monitors capital expenditures.

     Develop Experienced, Incentivized Management Team. Evergreen believes that management depth is critical to achieving superior operating performance in a portfolio as large as Evergreen's. Evergreen's senior management team of Scott Ginsburg and James de Castro are or will be supported by an experienced team of veteran group operators and station general managers who are currently working for Evergreen or for stations being acquired or who will be hired from Chancellor, Viacom and Gannett. At the station level, Evergreen seeks to incentivize its individual radio station managers and sales forces to outperform revenue and broadcast cash flow budget expectations by granting quarterly and annual performance measurement-based bonuses. Evergreen believes that the incentives it offers to its employees, as well as its stature in the radio industry, will enable it to continue to be successful in recruiting top industry employees.

     Maximize Free Cash Flow. By emphasizing the revenue and expense synergies achievable through the assembly and operation of superduopolies and by carefully monitoring operating costs and capital expenditures, Evergreen seeks to maximize broadcast cash flow and, ultimately, free cash flow (broadcast cash flow less corporate general and administrative expenses, debt service, tax payments, dividend requirements and capital expenditures). This focus on free cash flow should facilitate reduction of leverage without undue dependence on capital markets, and position Evergreen to pursue attractive acquisitions.

  COMPLETED EVERGREEN TRANSACTIONS

     Since January 1, 1997, Evergreen has completed (i) the acquisition of 17 radio stations for a net purchase price of approximately $1.13 billion, (ii) the exchange of five stations for two stations and $9.5 million in cash and (iii) the sale or other disposition of seven radio stations for $341.8 million.

     On January 31, 1997, Evergreen acquired WWWW-FM and WDFN-AM in Detroit from Chancellor for $30.0 million in cash plus various other direct acquisition costs (the "WWWW/WDFN Acquisition"). Evergreen had previously provided certain sales and promotional functions to WWWW-FM and WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996. The acquisition of WWWW-FM created an FM superduopoly of three FM stations for Evergreen in the Detroit market.

     On January 31, 1997, Evergreen acquired KKSF-FM and KDFC-FM/AM in San Francisco from affiliates of The Brown Organization for $115.0 million in cash plus various other direct acquisition costs (the "KKSF/KDFC Acquisition"). Evergreen had previously been operating KKSF-FM and KDFC-FM/AM under a time brokerage agreement since November 1, 1996. The acquisition of KKSF-FM and KDFC-FM created an FM superduopoly of five FM stations for Evergreen in the San Francisco market.

     On April 1, 1997, Evergreen acquired WJLB-FM and WMXD-FM in Detroit from Secret for $168.0 million in cash plus various other direct acquisition costs (the "Secret/Detroit Acquisition"). Evergreen had previously been operating WJLB-FM and WMXD-FM under time brokerage agreements since September 1, 1996. The Secret/Detroit Acquisition created an FM superduopoly of five FM stations for Evergreen in the Detroit market.

     On April 3, 1997, Evergreen exchanged WQRS-FM in Detroit (which Evergreen acquired on April 3, 1997 from Secret for $32.0 million in cash plus various other direct acquisition costs) to affiliates of Greater Media Radio, Inc. ("Greater Media") in return for WWRC-AM in Washington, D.C. and $9.5 million in cash (the "Greater Media Exchange"). Evergreen had previously been operating WWRC-AM under a time brokerage agreement since June 17, 1996.

     On May 1, 1997, Evergreen acquired WDAS-FM/AM in Philadelphia from affiliates of Beasley FM Acquisition Corp. ("Beasley") for $103.0 million in cash plus various other direct acquisition costs (the "Beasley Acquisition"). The Beasley Acquisition created an FM superduopoly of three FM stations for Evergreen in the Philadelphia market.

     On May 15, 1997, Evergreen exchanged its five of its six stations in Charlotte, North Carolina (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for two FM stations (WIOQ-FM and WUSL-FM) owned by EZ Communications, Inc. ("EZ") in Philadelphia, (the "EZ Exchange"), and also sold Evergreen's sixth radio station in Charlotte, WNKS-FM, to EZ for $10.0 million in cash (the "EZ Sale" and, collectively with the EZ Exchange, the "EZ Transaction").

     On May 30, 1997, Evergreen acquired WPNT-FM in Chicago from affiliates of Century Broadcasting Company ("Century") for $73.8 million in cash plus various other direct acquisition costs (the "Century Acquisition").

     On June 3, 1997, Evergreen sold WEJM-FM in Chicago to Crawford Broadcasting ("Crawford") for $14.8 million in cash (the "Crawford Disposition").

     On June 19, 1997, Evergreen sold WPNT-FM in Chicago to Bonneville International Corporation ("Bonneville") for $75.0 million in cash (the "Bonneville/WPNT Disposition").

     On July 2, 1997, Evergreen acquired WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM and WBZS-AM in Washington, D.C. from Viacom International, Inc. ("Viacom") for approximately $607.7 million plus various other direct acquisition costs (the "Evergreen Viacom Acquisition").

     On July 7, 1997, Evergreen sold WJZW-FM in Washington, D.C. to affiliates of Capital Cities/ABC Radio ("ABC") for $68.0 million in cash (the "ABC/Washington Disposition").

     On July 7, 1997, Evergreen sold the FCC authorizations and certain transmission equipment previously used in the operation of KYLD-FM in San Francisco to Susquehanna Radio Corp. ("Susquehanna") for $44.0 million in cash (the "San Francisco Frequency Disposition"). Simultaneously therewith, Chancellor sold the call letters "KSAN-FM" (which Chancellor previously used in San Francisco) to Susquehanna. On July 7, 1997, Evergreen and Chancellor entered a time brokerage agreement to enable Evergreen to operate KYLD-FM on the frequency previously assigned to KSAN-FM, which has an improved broadcast signal in the San Francisco market, and upon consummation of the Merger, the Surviving Corporation will continue to operate KYLD-FM on that frequency.

     On July 14, 1997, Evergreen completed the disposition of WLUP-FM in Chicago to Bonneville (the "Bonneville/WLUP Disposition") and it is expected that this transaction will result in a deferred exchange for one or more radio stations within 180 days after July 14, 1997. In the event that such exchange does not take place, Evergreen will receive gross proceeds from the disposition of WLUP-FM of $80.0 million in cash.

     On July 21, 1997, Evergreen sold KDFC-FM in San Francisco to Bonneville for $50.0 million in cash (the "Bonneville/FDFC Disposition") and, collectively with the Bonneville/WPNT Disposition and the Bonneville/WLUP Disposition, the "Bonneville Dispositions").

     The foregoing transactions, together with (i) the acquisition by Evergreen on January 17, 1996 of Pyramid Communications, Inc. for approximately $316.3 million; (ii) the acquisition by Evergreen on May 3, 1996 of WKLB-FM in Boston for $34.0 million in cash; (iii) the acquisition by Evergreen on August 14, 1996 of KYLD-FM in San Francisco for $44.0 million in cash; (iv) the acquisition by Evergreen on October 18, 1996 of WEDR-FM in Miami for $65.0 million in cash; (v) the exchange by Evergreen on November 26, 1996 of WKLB-FM in Boston for WGAY-FM in Washington, D.C.; and (vi) the dispositions on July 19, 1996 and August 1, 1996 of WHTT-FM/AM and WSJZ-FM in Buffalo for $32.0 million are referred to as the "Completed Evergreen Transactions."

  PENDING EVERGREEN TRANSACTIONS

     Gannett Acquisition

     On April 4, 1997, Evergreen entered into the Gannett Agreements with P&S, pursuant to which Evergreen will acquire WGCI-AM and WGCI-FM in Chicago, KKBQ-AM and KKBQ-FM in Houston, and KHKS-FM in Dallas for an aggregate purchase price of $340.0 million in cash (allocated $140.0 million for WGCI-AM and WGCI-FM, $110.0 million for KKBQ-AM and KKBQ-FM and $90.0 million for KHKS-FM), subject to an upward adjustment of up to $10.0 million depending on the timing of the closings. The Gannett Agreements are independent with respect to each market and may be consummated at different times. Each of the Gannett Agreements contained a condition precedent to its effectiveness that Evergreen present to P&S satisfactory evidence of its ability to finance the acquisitions. Evergreen satisfied these conditions, and each of the Gannett Agreements became effective as of April 10, 1997. On April 10, 1997, Evergreen issued letters of credit for the benefit of P&S in the aggregate amount of $34.0 million to secure Evergreen's obligations under the Gannett Agreements.

     Evergreen expects that it will ultimately borrow the funds necessary to complete the Gannett Acquisition from the EMCLA Senior Credit Facility. However, if Evergreen does not have sufficient borrowing capacity under the EMCLA Senior Credit Facility or otherwise to consummate the Gannett Acquisition within the time period specified in the Gannett Agreements, Evergreen has agreed, pursuant to an alternative financing facility with certain lenders, to issue common equity securities for the account of those lenders if the alternative facility is drawn. Evergreen presently expects that it will be able to consummate the Gannett Acquisition by drawing on the EMCLA Senior Credit Facility and that, as a result, Evergreen will not be required to make any draw under an alternative facility.

     Although there can be no assurances, Evergreen expects that the Gannett Acquisition will be completed in the third or fourth quarter of 1997. See "Risk Factors -- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions."

     Secret/Philadelphia Acquisition

     On August 12, 1996, Evergreen entered into an agreement to acquire WFLN-FM in Philadelphia from Secret Communications, L.P. ("Secret") for $37.8 million in cash (the "Secret/Philadelphia Acquisition"). Evergreen also entered into an agreement to operate WFLN-FM under a time brokerage agreement effective September 1, 1996. Evergreen has also entered into an agreement to sell this station to Greater Media for $41.8 million. See "-- Pending Evergreen Dispositions -- Greater Media Disposition." Evergreen has received a communication from Secret purporting to terminate the Secret/Philadelphia Acquisition. Evergreen believes that this purported termination is without merit, and is pursuing legal remedies in order to consummate the transaction. Any inability to consummate the Secret/Philadelphia Acquisition is not expected to have a material adverse effect on Evergreen or the Surviving Corporation. See "Risk Factors -- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions."

     Bonneville Acquisition

     On June 24, 1997, Evergreen entered into an agreement to acquire KZPS-FM and KDGE-FM in Dallas from Bonneville for $83.5 million in cash (the "Bonneville Acquisition"). Evergreen also entered into an agreement to operate KZPS-FM and KDGE-FM under a time brokerage agreement to be effective after receipt of necessary HSR Act approval. Although there can be no assurance, Evergreen expects that the Bonneville Acquisition will be completed in the third or fourth quarter of 1997. See "Risk Factors --

Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions."

     The Gannett Acquisition, the Secret/Philadelphia Acquisition and the Bonneville Acquisition are referred to collectively herein as the "Pending Evergreen Acquisitions."

     Required Dispositions

     The following describes the transactions contemplated by the Pending Evergreen Dispositions (as defined) which, together with the ABC/Detroit Disposition (as defined) to be effected by Chancellor, are collectively referred to herein as the "Required Dispositions".

     Under currently applicable rules of the FCC, Evergreen, like other radio broadcasters, may not own or control more than eight stations, of which no more than five may be FM or AM, in a single large market. As a result of the consummation of the Merger, the Gannett Acquisition and the Secret/Philadelphia Acquisition, the Surviving Corporation would own stations in excess of the maximum number of FM stations under common ownership permitted by the FCC's multiple ownership rules in Chicago, San Francisco/Sacramento, Washington, D.C., Philadelphia and Detroit. Accordingly, Evergreen has sold certain stations and/or FCC authorizations in the Crawford Disposition, the ABC/Washington Disposition, the San Francisco Frequency Disposition and the Bonneville Dispositions, and has entered into agreements to divest additional stations in the markets where it would have stations in excess of the FCC's multiple ownership limitations. Moreover, Chancellor has entered into an agreement to divest a station in Detroit. There can be no assurance that Evergreen or Chancellor will be able to consummate the foregoing dispositions. See "Risk Factors -- Necessity of Governmental Reviews and Approvals Prior to Consummation of Pending Transactions; Required Divestitures."

     Douglas Chicago Disposition. On March 19, 1997, Evergreen entered into an agreement to sell WEJM-AM in Chicago to Douglas Broadcasting ("Douglas") for $7.5 million in cash (including $0.5 million paid by Douglas in escrow) (the "Douglas Chicago Disposition"). Evergreen expects that the Douglas Chicago Disposition will be completed in the third quarter of 1997.

     Greater Media Disposition. On April 4, 1997, Evergreen entered into an agreement to sell WFLN-FM in Philadelphia, which Evergreen will acquire in the Secret/Philadelphia Acquisition, to Greater Media for $41.8 million in cash (the "Greater Media Disposition").Consummation of the Greater Media Disposition is subject to the prior or concurrent consummation of the Secret/Philadelphia Acquisition, as to which no assurances can be given. See "--Pending Evergreen Acquisitions -- Secret/Philadelphia Acquisition" above. Any inability to consummate the Greater Media Disposition is not expected to have a material adverse effect on Evergreen or the Surviving Corporation.

     Douglas AM Dispositions. On May 14, 1997, Evergreen entered into an agreement to sell KDFC-AM in San Francisco and WBZS-AM and WZHF-AM in Washington, D.C. to Douglas for $18.0 million in the form of a promissory note to be delivered at closing (the "Douglas AM Dispositions"). The promissory note will bear interest at 7 3/4%, with a balloon principal payment due four years after closing. At closing, Douglas will be required to post a $1.0 million letter of credit for the benefit of Evergreen that will remain outstanding until all amounts due under the promissory note are paid. Although there can be no assurance, Evergreen expects that the Douglas AM Dispositions will be completed during the third quarter of 1997.

     The Douglas Chicago Disposition, the Greater Media Disposition and the Douglas AM Dispositions are referred to collectively herein as the "Pending Evergreen Dispositions." The Pending Evergreen Acquisitions and the Pending Evergreen Dispositions are referred to collectively herein as the "Pending Evergreen Transactions."

     The Required Dispositions reflect the number of stations that must be disposed of by Evergreen and Chancellor in order to comply with the FCC's multiple ownership limits if the Pending Evergreen Acquisitions and the Merger are to be consummated. The Surviving Corporation may also be required to dispose of one or more of its stations as a result of federal or state antitrust laws. See "Risk Factors -- Antitrust Matters".

  EVERGREEN FINANCING TRANSACTIONS

     To finance the Pending Evergreen Acquisitions, Evergreen's portion of the Katz Acquisition and the Evergreen Viacom Acquisition, on April 25, 1997, EMCLA entered into the EMCLA Senior Credit Facility with certain lenders and Toronto Dominion (Texas), Inc. as Administrative Agent for such lenders. Pursuant to the EMCLA Senior Credit Facility, EMCLA's credit facility was increased to a total commitment of $1.75 billion and, upon consummation of the Merger, such total commitment is expected to be increased to at least $2.50 billion.

     On June 16, 1997 Evergreen completed its private offering of 5,500,000 shares of Evergreen $3.00 Convertible Preferred Stock for aggregate gross proceeds of $275.0 million and on June 20, 1997, the initial purchasers of the Evergreen $3.00 Convertible Preferred Stock exercised an over-allotment option granted by Evergreen to acquire an additional 490,000 shares of the Evergreen $3.00 Convertible Preferred Stock for additional gross proceeds of $24.5 million, (collectively, the "Evergreen Convertible Preferred Stock Offering"). The proceeds of the Evergreen Convertible Preferred Stock Offering were used to repay borrowings under the EMCLA Senior Credit Facility and subsequently were reborrowed as part of the financing of the Evergreen Viacom Acquisition.

     In addition to the foregoing, Evergreen expects to borrow up to $144.0 million under the EMCLA Senior Credit Facility to be used as equity capital required to finance Evergreen's share of the Katz Acquisition.

CHANCELLOR

  GENERAL

     Chancellor is one of the largest companies in the United States exclusively devoted to radio broadcasting. Chancellor focuses on owning and operating radio stations in the top 40 U.S. markets, which account for a disproportionately large percentage of radio advertising revenue. Chancellor believes that the large revenue base in these markets generally enables operators to achieve a greater degree of profitability than operators in smaller markets. Chancellor employs a variety of programming formats, including country, oldies, news/talk, adult contemporary, progressive album rock, contemporary hit radio, sports and classical, which Chancellor believes makes it less susceptible to changes in listening preferences and reduces its dependence upon any local economy or advertiser category.

     Strategy

     Chancellor's senior management team, led by Steven Dinetz, its President and Chief Executive Officer, has extensive experience in acquiring radio stations and enhancing their broadcast cash flow. Chancellor's radio business strategy relies upon five key elements:

     Revenue Maximization through Large Local Sales Forces and Effective Inventory Management. Chancellor seeks to maximize its share of local advertising revenue in each of its markets by developing large, well-trained sales forces that can be employed to efficiently target available advertising sources. Management believes that large sales forces enable it to compete effectively against other radio station operators and position it to obtain additional advertising dollars that otherwise would be spent on other local media, such as television and newspapers. In addition, Chancellor aggressively manages its stations' inventory position to ensure that revenue is maximized.

     Emphasis on Margin Enhancement Through Strict Cost Controls. Management maintains tight control of operating expenses to ensure a focus on profitability throughout Chancellor. Management requires each station to prepare daily reports that track station-level revenues, collections and expenses. These reports enable management to monitor station performance on a real-time basis and promote greater accountability on the part of station management.

     Targeted Programming and Marketing Efforts. Management focuses on increasing both audience share and audience time spent listening by researching each station's core audience and targeting its programming format to that audience's preferences. Chancellor reinforces its programming efforts through active marketing and promotional activities that target the same core audiences.

     Decentralized Management Structure. Chancellor emphasizes the development of skilled local management and staff with support from the Company's regional managers. Chancellor seeks to decentralize decision-making so that local managers have the flexibility to develop policies that they consider to be the most effective in improving station performance in their respective markets. To further motivate senior management, Chancellor has established incentive plans that link compensation directly to station operating performance.

     Optimize Station Portfolio. Chancellor seeks to acquire radio stations or radio station groups operating in top 40 markets that possess programming, demographic, technical and operating attributes that management believes it can exploit. Chancellor's goal is to be a leading radio station operator in each of its markets. However, in markets where management does not believe that it will be able to achieve this goal, Chancellor may explore the exchange of its stations for radio stations in other markets where Chancellor can increase its presence or will consider the sale of stations to raise funds for future acquisitions.

  COMPLETED CHANCELLOR TRANSACTIONS

     Since January 1, 1997, Chancellor has completed (i) the acquisition of 24 radio stations for a net purchase price of approximately $1.05 billion, (ii) the exchange of three stations for one station and $33.0 million in cash and (iii) the sale of four stations for $71.3 million.

     On January 23, 1997, Chancellor acquired Colfax Communications, a radio broadcasting company with eight FM stations and four AM stations located in four markets (Minneapolis/St. Paul, Phoenix, Washington, D.C. and Milwaukee) (the "Colfax Acquisition") for $383.7 million in cash (including acquisition costs).

     On January 31, 1997, Chancellor sold WWWW-FM and WDFN-AM in Detroit to Evergreen for $30.0 million in cash plus various other direct transaction costs (the "WWWW/WDFN Disposition").

     On February 13, 1997, Chancellor acquired three FM stations in Orlando, two FM stations and one AM station in West Palm Beach and two FM stations in Jacksonville from OmniAmerica Group for $166.0 million in cash (including acquisition costs) and common stock of Chancellor valued at $15.0 million (the "Omni Acquisition"). Chancellor had previously been operating the Orlando stations acquired in the Omni Acquisition pursuant to a time brokerage agreement since July 1, 1996.

     On March 24, 1997, Chancellor exchanged WEAT-FM/AM and WOLL-FM in West Palm Beach, which were acquired as part of the Omni Acquisition, for KSTE-FM in Sacramento and $33.0 million in cash (the "West Palm Beach Exchange"). Chancellor had previously been operating KSTE-FM under a time brokerage agreement since August 1, 1996. Prior to consummating the West Palm Beach Exchange, Chancellor had sold all of the broadcast time on WEAT-FM/AM and WOLL-FM pursuant to a time brokerage agreement since July 1, 1996.

     On March 31, 1997, Chancellor sold WMIL-FM and WOKY-AM in Milwaukee, which were acquired as part of the Colfax Acquisition, for $41.3 million in cash (the "Milwaukee Disposition").

     On July 2, 1997, Chancellor acquired KIBB-FM and KYSR-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit from Viacom for approximately $489.8 million plus various other direct acquisition costs (the "Chancellor Viacom Acquisition").

     In addition, on February 14, 1996, Chancellor acquired Trefoil Communications, Inc. and its wholly owned subsidiary, Shamrock Broadcasting, Inc. (collectively, "Shamrock Broadcasting"), a radio broadcasting company with 11 FM stations and 8 AM stations in 10 markets for $408.0 million in cash (including acquisition costs) (the "Shamrock Acquisition"), on July 31, 1996 Chancellor exchanged KTBZ-FM in Houston (which was acquired as part of the Shamrock Acquisition) and $5.6 million in cash for KIMN-FM and KALC-FM in Denver (the "Houston/Denver Exchange") and on November 22, 1996 acquired WKYN-AM in Cincinnati for $1.4 million in cash.

     The foregoing transactions are referred to as the "Completed Chancellor Transactions." The Completed Evergreen Transactions and the Completed Chancellor Transactions are collectively referred to as the "Completed Transactions."

  PENDING CHANCELLOR TRANSACTIONS

     The following transactions (other than the SFX Exchange) are collectively referred to herein as the "Pending Chancellor Transactions":

     ABC/Detroit Disposition. In connection with Evergreen's ABC/Washington Disposition, on April 11, 1997, Chancellor entered into an agreement to sell WDRQ-FM in Detroit to ABC for $37.0 million in cash (including $3.7 million paid by ABC in escrow) (the "ABC/Detroit Disposition" and, together with the ABC/Washington Disposition, the "ABC Dispositions"). Chancellor expects that the ABC/Detroit Disposition will be completed in the third quarter of 1997.

     Denver Acquisition. On July 30, 1997, Chancellor entered into an agreement to acquire KXPK-FM in Denver from Ever Green Wireless LLC (which is unrelated to Evergreen) for $26.0 million in cash (including $1.7 million paid by Chancellor in escrow) (the "Denver Acquisition"). Chancellor also entered into an agreement to operate KXPK-FM under a time brokerage agreement to be effective upon receipt of HSR Act approval. Although there can be no assurance, Chancellor expects that the Denver Acquisition will be completed in the first quarter of 1998, after completion of the Merger. See "Risk Factors -- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Dispositions."

     SFX Exchange. On July 1, 1996, Chancellor entered into an agreement with SFX pursuant to which Chancellor agreed to exchange WAPE-FM and WFYV-FM in Jacksonville and $11.0 million in cash in return for WBAB-FM, WBLI-FM, WHFM-FM and WGBB-AM in Nassau/Suffolk (Long Island). Chancellor has been operating WBAB-FM, WBLI-FM, WHFM-FM and WGBB-FM pursuant to a time brokerage agreement effective July 1, 1996 and SFX has been operating WAPE-FM and WFYV-FM pursuant to time brokerage agreements each effective July 1, 1996. Chancellor is unable to predict whether or when it will consummate the SFX Exchange, as it is pending review by the DOJ under the HSR Act. Chancellor and SFX have entered into an amendment to the agreement extending the time for which the transactions are to be consummated to July 31, 1997, after which either party may terminate the agreement. Chancellor cannot currently predict whether the agreement will be further extended, whether the SFX Exchange will be consummated as previously planned or whether the terms thereof will be modified. In light of the uncertainty as to the terms, if any, on which the SFX Exchange may ultimately be consummated, the information set forth under "-- The Combined Companies" and under "Summary -- The Companies -- Combined Companies" does not give effect to the SFX Exchange, and the term "Pending Chancellor Transactions" does not include the SFX Exchange.

     The Pending Evergreen Dispositions and the ABC/Detroit Disposition are referred to collectively herein as the "Pending Dispositions".

     For a discussion of certain factors that could affect the consummation of the Pending Transactions, see "Risk Factors -- Necessity of Governmental Reviews and Approvals Prior to Consummation of the Pending Transactions; Required Divestitures."

  CHANCELLOR FINANCING TRANSACTIONS

     On June 24, 1997, CRBC completed its private offering of the CRBC 8 3/4% Notes (the "CRBC 8 3/4% Notes Offering"). The proceeds of the CRBC 8 3/4% Notes were used to repay borrowings under CRBC's previous senior credit agreement.

     On July 2, 1997, CRBC entered into the CRBC Restated Credit Agreement with certain lenders and Bankers Trust Company as Managing Agent for such lenders. Pursuant to the CRBC Restated Credit Agreement, CRBC's credit facility was refinanced and increased to a total commitment of $750.0 million. Additionally, on July 2, 1997 Chancellor received an interim loan of $170.0 million (the "Chancellor Interim Financing"). These financing transactions were used to finance the Chancellor Viacom Acquisition and will be used to finance Chancellor's portion of the Katz Acquisition. Upon consummation of the Merger, all borrowings under the CRBC Restated Credit Agreement and the Chancellor Interim Financing will be repaid by Evergreen, which is expected to borrow funds under the EMCLA Senior Credit Facility for such purpose.

     In addition to the foregoing, Chancellor expects to borrow up to $36.0 million under the CRBC Restated Credit Agreement to be used as equity capital required to finance Chancellor's share of the Katz Acquisition.

KATZ ACQUISITION

     On July 14, 1997, Evergreen, Chancellor and Katz entered into an agreement pursuant to which a jointly-owned affiliate of Evergreen and Chancellor (referred to herein as "Morris Acquisition Corporation") would acquire Katz, a full-service media representation firm, in a tender offer transaction valued at approximately $373 million.

     Under the terms of the Katz Acquisition, shareholders of Katz would be offered in a tender offer $11.00 in cash per share for each share of common stock held. Shares not purchased in the tender offer would be converted in a second-step merger into the right to receive $11.00 in cash per share, subject to applicable statutory appraisal and dissenters' rights. Assuming completion of the Katz Acquisition, debt of Katz of approximately $218 million will also be assumed in the transaction. Shareholders representing approximately 51.6% of Katz's outstanding common stock have agreed to tender their shares in the offer and vote in favor of the transaction.

     It is currently anticipated that Evergreen and Chancellor would own 80% and 20% of the outstanding stock of Morris Acquisition Corporation, respectively. Assuming the consummation of the Merger, by virtue of the Parent Merger, EMHC would acquire 20% of the outstanding stock of Morris Acquisition Corporation previously owned by Chancellor. It is currently anticipated that, following consummation of the Merger, EMHC would distribute its stock interest in Morris Acquisition Corporation to the Surviving Corporation, with the result that Morris Acquisition Corporation would become a wholly-owned, direct subsidiary of the Surviving Corporation.

     Consummation of the Katz Acquisition is subject to the tender of a majority of the shares of common stock of Katz on a fully diluted basis, approval of the Katz shareholders and receipt of necessary regulatory approvals, including the expiration or termination of the required waiting period under the HSR Act. Although there can be no assurances, Evergreen and Chancellor expect that the Katz Acquisition will be completed in the third quarter of 1997, prior to the consummation of the Merger.

THE COMBINED COMPANIES

     After giving effect to the Pending Transactions, the Surviving Corporation will own and operate 97 radio stations (69 FM and 28 AM) in 22 markets, including 58 stations serving the 12 largest radio markets in the United States. The Surviving Corporation's station portfolio will include a total of 12 superduopolies, with eight in the 12 largest radio markets -- Los Angeles, New York, Chicago, San Francisco, Dallas, Philadelphia, Washington, D.C. and
Detroit -- and four in other large markets -- Denver, Minneapolis/St. Paul, Phoenix and Orlando. Assuming consummation of the Katz Acquisition, the Surviving Corporation will also own and operate Katz, a full service media representation firm serving multiple types of electronic media with leading market shares in the representation of radio and television stations and cable television systems. The following tables set forth certain information about Evergreen's and Chancellor's radio stations and their markets:

     Evergreen Stations. The following table sets forth selected information with respect to the portfolio of radio stations owned by Evergreen at July 28, 1997, without giving effect to the Pending Transactions.

                            RANKING OF
                            STATION'S                                                                            STATION RANKING
                            MARKET BY                AUDIENCE                                       TARGET          IN TARGET
        MARKET(1)           REVENUE(2)   STATION    SHARE(%)(3)          STATION FORMAT           DEMOGRAPHIC    DEMOGRAPHIC(4)
        ---------           ----------   -------    -----------          --------------           -----------    ---------------
Los Angeles, CA                  1       KKBT-FM        4.5       Urban Contemporary             Women 18-34         2
New York, NY                     2       WKTU-FM        4.7       Rhythmic Contemporary Hits     Persons 25-54       5
                                         WLTW-FM        6.0       Soft Adult Contemporary        Persons 25-54       1
                                         WAXQ-FM        2.0       Classic Rock                   Persons 25-54      12
Chicago, IL                      3       WMVP-AM        1.4       Personality/Sports             Men 25-54          18
                                         WRCX-FM        3.2       Mainstream Rock                Men 18-34           1
                                         WVAZ-FM        4.2       Black Adult                    Women 25-54         3
                                         WEJM-AM+       N/M       Hip Hop                        Persons 18-34      N/M
                                         WNUA-FM        3.9       Contemporary Jazz              Persons 25-54       5
San Francisco, CA                4       KIOI-FM        3.2       Adult Contemporary             Women 25-54         2
                                         KMEL-FM        3.9       Contemporary Hits              Persons 18-34       1
                                         KKSF-FM        3.6       Contemporary Jazz              Persons 25-54       4
                                         KDFC-AM(5)+     N/M      Classical                      Persons 35-64      N/M
Dallas, TX                       5       KSKY-AM        0.1       Inspirational                  N/M                N/M
Philadelphia, PA                 6       WYXR-FM        3.5       Adult Contemporary             Women 18-49         3
                                         WJJZ-FM        3.9       Contemporary Jazz              Persons 35-54       4
                                         WDAS-FM        4.9       Urban Contemporary             Persons 25-54       2
                                         WDAS-AM        1.2       Gospel                         N/M                N/M
                                         WUSL-FM        5.0       Urban Contemporary             Women 18-34         1
                                         WIOQ-FM        3.6       Contemporary Hit Radio/Dance   Women 18-34         3
Houston, TX                      7       KTRH-AM        4.5       News/Sports                    Men 25-54           3
                                         KLOL-FM        3.2       Album Rock                     Men 18-34           2
Washington, D.C.                 8       WTOP-AM        2.9       News/Sports                    Men 25-54          10
                                         WASH-FM        4.6       Adult Contemporary             Women 25-54         2
                                         WGAY-FM        3.9       Adult Contemporary             Persons 35-64       6
                                         WWRC-AM        0.9       News/Talk                      Persons 35-64      24
                                         WMZQ-FM        5.0       Country                        Persons 25-54       5
                                         WBZS-AM+       N/M       Business News                  N/M                N/M
                                         WZHF-AM+       N/M       Health and Fitness             N/M                N/M
Boston, MA                       9       WJMN-FM        6.3       Contemporary Hits              Women 18-24         2
                                         WXKS-FM        6.2       Contemporary Hits              Women 25-34         1
                                         WXKS-AM        1.7       Nostalgia                      Women 45-54        12
Detroit, MI                     11       WKQI-FM        4.7       Adult Contemporary             Women 25-54         4
                                         WNIC-FM        7.2       Adult Contemporary             Women 25-54         1
                                         WDOZ-AM(6)     N/M       Adult Contemporary             Women 25-54        N/M
                                         WWWW-FM        3.6       Country                        Women 25-54         9
                                         WDFN-AM        1.3       Sports/Talk                    Men 25-49          11
                                         WJLB-FM        8.1       Urban Contemporary             Persons 18-34       1
                                         WMXD-FM        4.3       Black Adult                    Persons 25-54       4
Miami/Ft Lauderdale,            12       WVCG-AM        0.6       Brokered(7)                    N/M                N/M
 FL                                      WEDR-FM        4.9       Urban Contemporary             Persons 25-54       6

---------------

 +  Indicates station to be disposed in a Pending Evergreen Disposition.

(1) Actual city of license may differ from metropolitan market served in certain cases.

(2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

(3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

(4) Information derived from The Arbitron Company, Spring 1997. Local Market Reports in the specified markets for the Target Demographics specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

(5) Evergreen has historically brokered KDFC-AM to third parties.

(6) Evergreen has historically brokered WDOZ-AM to third parties.

(7) Evergreen sells airtime to third parties for broadcast of programming on a variety of topics.

N/M: Not meaningful

     Chancellor Stations. The following table sets forth selected information with respect to the portfolio of stations owned by Chancellor at July 28, 1997, without giving effect to the Pending Chancellor Transactions:

                             RANKING OF
                             STATION'S                                                                            STATION RANKING
                             MARKET BY                   AUDIENCE                                    TARGET          IN TARGET
         MARKET(1)           REVENUE(2)     STATION     SHARE(%)(3)        STATION FORMAT         DEMOGRAPHICS    DEMOGRAPHICS(4)
         ---------           ----------     -------     -----------        --------------         ------------    ---------------
Los Angeles, CA                   1       KLAC-AM           2.2       Adult Standards/Sports      Persons 35-64      21
                                          KZLA-FM           2.5       Country                     Persons 25-54      14
                                          KYSR-FM           2.8       Hot Adult Contemporary      Persons 25-54      10
                                          KIBB-FM           1.6       Rhythmic Adult              Persons 25-54      18
                                                                      Contemporary
New York, NY                      2       WHTZ-FM           3.5       Contemporary Hit Radio      Persons 18-34       6
Chicago, IL                       3       WLIT-FM           4.8       Soft Adult Contemporary     Persons 25-54       1
San Francisco, CA                 4       KNEW-AM           1.0       Country/Sports              Persons 25-54      34
                                          KYLD-FM           4.2       Brokered(5)                 Persons 25-54      13
                                          KABL-AM           2.5       Adult Standards             Persons 35-64      13
                                          KBGG-FM           2.7       70's Oldies                 Persons 25-54       8
Washington, D.C.                  8       WBIG-FM           4.7       Oldies                      Persons 25-54       2
                                          WGMS-FM           4.1       Classical                   Persons 35-64       3
                                          WTEM-AM           1.0       Sports/Talk                 Men 18-49          18
Atlanta, GA                      10       WFOX-FM           4.3       Oldies                      Persons 25-54      10
Detroit, MI                      11       WDRQ-FM+          3.8       Rhythmic Hit Radio          Persons 18-34       4
Denver, CO                       15       KRRF-AM           0.6       Talk                        Men 25-54          18
                                          KXKL-FM           4.2       Oldies                      Persons 25-54       7
                                          KVOD-FM           1.8       Classical                   Persons 25-54      19
                                          KIMN-FM           2.7       70's Oldies                 Persons 25-54      13
                                          KALC-FM           4.8       Hot Adult Contemporary      Persons 18-34       1
Minneapolis/
 St. Paul, MN                    16       KTCZ-FM           4.4       Progressive Album Rock      Men 25-49           2
                                          KTCJ-AM(6)        0.2       Progressive Album Rock      Men 25-49          20
                                          KDWB-FM           6.9       Contemporary Hit Radio      Persons 18-34       2
                                          KFAN-AM           1.8       Sports                      Men 18-49          11
                                          KEEY-FM           6.9       Country                     Persons 25-54       3
                                          KQQL-FM           5.0       Oldies                      Persons 25-54       4
                                          WBOB-FM(7)        4.5       Young Country               Persons 18-49       7
Phoenix, AZ                      17       KMLE-FM           6.0       Country                     Persons 25-54       3
                                          KISO-AM           0.8       Urban Adult Contemporary    Persons 25-54      25
                                          KOOL-FM           6.0       Oldies                      Persons 25-54       2
                                          KOY-AM            5.1       Adult Standards             Persons 35-64      10
                                          KYOT-FM           3.1       Contemporary Jazz           Persons 25-54      13
                                          KZON-FM           3.7       Alternative Rock            Persons 18-34       4
Cincinnati, OH                   20       WUBE-FM(8)        8.6       Country                     Persons 25-54       1
                                          WUBE-AM           0.4       Nostalgia                   Persons 35-64      24
                                          WYGY-FM(8)        3.3       Young Country               Men 18-34           8
                                          WKYN-AM           0.7       Sports/Talk                 Men 18-49          15
Pittsburgh, PA                   24       WWSW-AM(9)        0.3       Oldies                      Persons 25-54      24
                                          WWSW-FM           5.6       Oldies                      Persons 25-54       4
Sacramento, CA                   25       KGBY-FM           3.8       Adult Contemporary          Women 25-54         2
                                          KHYL-FM           4.1       Oldies                      Persons 25-54       6
                                          KFBK-AM          10.5       News/Talk                   Persons 25-54       2
                                          KSTE-AM           2.9       Talk                        Persons 25-54      15
Orlando, FL                      26       WOCL-FM           4.4       Oldies                      Persons 25-54      10
                                          WOMX-FM           7.2       Adult Contemporary          Persons 25-54       1
                                          WJHM-FM           8.2       Urban Contemporary          Persons 18-34       1
                                          WXXL-FM           6.9       Contemporary Hit Radio      Persons 18-34       2
Nassau/Suffolk (Long
 Island), NY(10)                 44       WALK-FM           6.2       Adult Contemporary          Persons 25-54       1
                                          WALK-AM           0.3       Adult Contemporary          Persons 35-64      38
Jacksonville, FL                 47       WAPE-FM           8.1       Contemporary Hit Radio      Women 18-34         1
                                          WFYV-FM           8.6       Album Oriented Rock         Men 25-54           1

                       RANKING OF
                       STATION'S                                                                            STATION RANKING
                       MARKET BY                   AUDIENCE                                    TARGET          IN TARGET
      MARKET(1)        REVENUE(2)     STATION     SHARE(%)(3)        STATION FORMAT         DEMOGRAPHICS    DEMOGRAPHICS(4)
      ---------        ----------     -------     -----------        --------------         ------------    ---------------
Riverside/San
 Bernardino, CA            64       KGGI-FM           6.1       Contemporary Hit Radio      Persons 18-34       1
                                    KMEN-AM           0.4       Oldies                      Men 25-54          32

                          TARGET
                       DEMOGRAPHICS
                         AUDIENCE
      MARKET(1)        SHARE(%)(4)
      ---------        ------------
Riverside/San
 Bernardino, CA            9.4
                           0.6

---------------

  +  Includes station to be disposed in the ABC/Detroit Disposition.

 (1) Actual city of license may differ from metropolitan market served in certain cases.

 (2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

 (3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

 (4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for the Target Demographics specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

 (5) In the San Francisco Frequency Disposition, Evergreen sold the FCC authorizations related to the frequency previously utilized in the operation of KYLD-FM. Upon consummation of this disposition, Evergreen began operating KYLD-FM and its Contemporary Hits format, which was ranked first in its Target Demographics according to Arbitron for the most recent period, on the frequency previously used by Chancellor in the operation of KSAN-FM pursuant to a time brokerage agreement. On July 8, 1997, Chancellor changed the call letters of this frequency to "KYLD-FM."

 (6) Programming provided to KTCJ-AM via simulcast of programming broadcast on KTCZ-FM. The format of KTCJ-AM was changed to Classic Country with a target demographic of Persons 35-64 effective April 25, 1997.

 (7) The format of WBOB-FM was changed to Album Rock with a target demographic of Men 18-34 effective April 15, 1997.

 (8) WUBE-FM and WYGY-FM are sold in combination.

 (9) Programming provided to WWSW-AM via simulcast of programming broadcast on WWSW-FM.

(10) Nassau/Suffolk (Long Island) may also be considered part of the greater New York market, although it is reported separately as a matter of convention.

N/M: Not meaningful.

     Gannett Stations. The following table sets forth selected information with respect to the stations to be acquired following consummation of the Gannett
Acquisition:

                       RANKING OF                                                                   STATION          TARGET
                       STATION'S                                                                    RANKING       DEMOGRAPHICS
                       MARKET BY                AUDIENCE                            TARGET         IN TARGET        AUDIENCE
      MARKET(1)        REVENUE(2)   STATION    SHARE(%)(3)    STATION FORMAT     DEMOGRAPHICS   DEMOGRAPHICS(4)   SHARE(%)(4)
      ---------        ----------   -------    -----------    --------------     ------------   ---------------   ------------
                                                                                  Persons
Chicago, IL                 3       WGCI-AM        1.4       Urban/R&B            18-34            25                  0.7
                                                                                  Persons
                                    WGCI-FM        5.6       Urban Oldies         25-54             2                  5.6
Dallas, TX                  5       KHKS-FM        7.0       Contemporary Hits    Women 18-34       1                 14.4
                                                                                  Persons
Houston, TX                 7       KKBQ-AM        0.2       Country              25-54            34                  0.2
                                                                                  Persons
                                    KKBQ-FM        4.3       Fresh Country        25-54             6                  5.0

---------------

(1) Actual city of license may differ from metropolitan market served in certain cases.

(2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

(3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

(4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports for the Target Demographics in the specified markets specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

     Other Pending Evergreen and Chancellor Acquisitions. The following table sets forth selected information with respect to the stations to be acquired by Evergreen following consummation of the Secret/ Philadelphia Acquisition and the Bonneville Acquisition, and by Chancellor following consummation of the Denver
Acquisition:

                    RANKING OF
                    STATION'S                                                                 STATION RANKING        TARGET
                    MARKET BY                 AUDIENCE                           TARGET          IN TARGET        DEMOGRAPHICS
    MARKET(1)       REVENUE(2)    STATION    SHARE(%)(3)    STATION FORMAT    DEMOGRAPHICS    DEMOGRAPHICS(4)   AUDIENCE SHARE(4)
------------------  ----------   ---------   -----------   ----------------   -------------   ---------------   -----------------
Dallas, TX               5       KZPS-FM         3.8       Classic Rock       Persons 25-54          4                 5.2
                                 KDGE-FM         3.0       Alternative Rock   Persons 18-34          5                 5.3
Philadelphia, PA         6       WFLN-FM+        2.6       Classical          Persons 35-74         10                 3.8
Denver, CO              15       KXPK-FM         3.1       Alternative        Persons 18-49         11                 4.1

---------------

 +  Indicates station to be disposed in a Pending Disposition.

(1) Actual city of license may differ from metropolitan market served in certain cases.

(2) Ranking of principal radio market served by the station among all U.S. radio broadcast markets by aggregate 1996 gross radio broadcasting revenue as reported by James H. Duncan, Duncan's Radio Market Guide (1997 ed.).

(3) Information derived from The Arbitron Company, Spring 1997, Local Market Reports in the specified markets for listeners age 12+, Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

(4) Information derived from The Arbitron Company, Spring 1997, Local Market Reports for the Target Demographics in the specified markets specified for listening Monday to Sunday, 6:00 a.m. to Midnight. Copyright, The Arbitron Company.

                                  THE MEETINGS

THE ANNUAL MEETING OF EVERGREEN

     Purpose of the Meeting. This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of Evergreen Common Stock in connection with the solicitation of proxies by the Evergreen Board for use at the Evergreen Annual Meeting and at any adjournment thereof. The purpose of the Evergreen Annual Meeting is to consider and vote upon two proposals: (1)(i) to approve the Merger Agreement and the Merger; (ii) to approve the issuance of 0.9091 shares of Surviving Corporation Common Stock to holders of Chancellor Common Stock for each share of Chancellor Common Stock outstanding immediately prior to the consummation of the Merger; (iii) to approve the assumption by Evergreen of currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries and (iv) to approve the amendment and restatement of the Evergreen Certificate; and (2) to elect eight directors to the Evergreen Board. The Evergreen Annual Meeting will be held on September 3, 1997 at The Omni Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas 75039, at 10:00 a.m., C.D.T.

     Proposal 1 above is referred to herein as the Evergreen Merger Proposal, and proposal 2 above is referred to herein as the Additional Evergreen Proposal.

     A proxy card has been enclosed with this Joint Proxy Statement/Prospectus for use by Evergreen stockholders.

     THE EVERGREEN BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE EVERGREEN MERGER PROPOSAL AND THE ADDITIONAL EVERGREEN PROPOSAL BY VOTING FOR THE ABOVE PROPOSALS.

     For a description of the interests of certain directors of Evergreen in the Merger that may be different from, or in addition to, the interests of the Evergreen stockholders generally, see "The Merger -- Interest of Certain Persons in the Merger."

     Wasserstein Perella has acted as financial advisor to the Evergreen Board in connection with the Merger, and Wasserstein Perella has advised the Evergreen Board that, in the opinion of Wasserstein Perella, the Exchange Ratio is fair to Evergreen from a financial point of view.

     Record Dates and Voting Rights. The close of business on July 25, 1997 (the "Evergreen Record Date") has been fixed as the record date for determining holders of shares of Evergreen Common Stock entitled to notice of and to vote at the Evergreen Annual Meeting. Accordingly, only holders of record of Evergreen Common Stock on the Evergreen Record Date will be entitled to receive notice of and vote at the Evergreen Annual Meeting. At the close of business on July 25, 1997, 39,135,235 shares of Evergreen Class A Common Stock, and 3,114,066 shares of Evergreen Class B Common Stock were issued and outstanding and entitled to notice of and to vote at the Evergreen Annual Meeting.

     The presence in person or by proxy of the holders of a majority of the Evergreen Common Stock issued and outstanding and entitled to vote shall constitute a quorum. A quorum, once established, will not be broken by the withdrawal from the Evergreen Annual Meeting of enough votes to leave less than a quorum, and the votes present at the Evergreen Annual Meeting after the establishment of a quorum will be sufficient to transact all business at the Evergreen Annual Meeting. Under Evergreen's Restated Bylaws (the "Evergreen Bylaws") and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Assuming the presence of a quorum, the approval of the issuance of Surviving Corporation Common Stock to holders of Chancellor Common Stock pursuant to the Merger Agreement and the assumption of outstanding options to purchase shares of Chancellor Class A Common Stock pursuant to the Merger Agreement each requires, under rules applicable to companies whose securities are traded on The Nasdaq

Stock Market, the affirmative vote of a majority of the votes cast in respect of the shares of Evergreen Common Stock present and entitled to vote, in person or by proxy, at the Evergreen Annual Meeting. Assuming the presence of a quorum, under Section 242(b) of the DGCL, the approval of the amendment and restatement of the Evergreen Certificate pursuant to the Merger Agreement requires (i) the affirmative vote of a majority of the total number of votes entitled to be cast by all holders of shares of Evergreen Common Stock entitled to vote at the Evergreen Annual Meeting, voting as a single class and (ii) the affirmative vote of a majority of the total number of votes entitled to be cast by holders of Evergreen Class B Common Stock entitled to vote at the Evergreen Annual Meeting, voting separately as a class. Accordingly, approval of the Evergreen Merger Proposal will require the affirmative vote of a majority of the total number of votes entitled to be cast by all holders of shares of Evergreen Common Stock entitled to vote at the Evergreen Annual Meeting, voting as a single class, and the affirmative vote of a majority of the total number of votes entitled to be cast by holders of Evergreen Class B Common Stock entitled to vote at the Evergreen Annual Meeting, votes separately as a class. Abstentions will have the effect of votes against the Evergreen Merger Proposal. Broker non-votes, however, will be treated as un-voted for purposes of determining approval of such proposal and will not be counted as votes against such proposal.

     Assuming the presence of a quorum, directors will be elected by a favorable vote of a plurality of the votes cast in respect of the shares of Evergreen Common Stock present and entitled to vote, in person or by proxy, at the Evergreen Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

     Under Evergreen's Certificate, as currently in effect, the holders of Evergreen Common Stock vote as a single class, with each share of Evergreen Class A Common Stock entitled to one vote and each share of Evergreen Class B Common Stock entitled to ten votes, with respect to the Evergreen Merger Proposal and the Evergreen Additional Evergreen Proposal. Holders of Evergreen Common Stock are not entitled to cumulative votes in the election of directors. Under Section 242(b) of the DGCL, the holders of Evergreen Class B Common Stock are also entitled to vote as a separate class with respect to the Evergreen Merger Proposal as a result of the proposed amendment to the Evergreen Certificate. Shares of each class of Evergreen Common Stock are entitled to one vote with respect to any proposed "going private" transaction between Evergreen and Scott K. Ginsburg, as holder of all of the Evergreen Class B Common Stock or any affiliate of Mr. Ginsburg and as otherwise provided by law. These provisions relating to "going private" transactions do not apply to any matter that will come before the Evergreen Annual Meeting.

     As of the close of business on July 25, 1997, directors and executive officers of Evergreen and their affiliates were the beneficial owners of 818,063 shares of Evergreen Class A Common Stock (including all currently exercisable stock options and options exercisable within 60 days of July 25, 1997 owned by certain executive officers of Evergreen) and 3,114,066 shares of Evergreen Class B Common Stock (all of which are owned by Mr. Ginsburg). Mr. Ginsburg has entered into the Stockholders Agreement, pursuant to which Mr. Ginsburg has agreed, subject to certain conditions, to vote his shares of Evergreen Class B Common Stock in favor of approval and adoption of the Evergreen Merger Proposal. Mr. Ginsburg's shares of Evergreen Class B Common Stock represent approximately 44.3% of the combined voting power of the outstanding Evergreen Common Stock (assuming exercise of all presently outstanding options and options exercisable within 60 days after July 25, 1997). See "The Stockholders Agreement." In addition, directors and executive officers of Evergreen who have not executed the Stockholders Agreement have indicated that they intend to vote their shares of Evergreen Common Stock in favor of approval and adoption of the Evergreen Merger Proposal.

     Voting and Revocation of Proxies. Shares of Evergreen Common Stock, the holders of which are entitled to vote at the Evergreen Annual Meeting and which are represented by properly executed proxies, will, unless such proxies have been revoked, be voted, and they will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, shares of Evergreen Common Stock will be voted and they will be voted FOR adoption and approval of the Evergreen Merger Proposal and the Additional Evergreen Proposal and in the discretion of the proxy holder as to any other matter incidental to the Evergreen Merger Proposal and the Additional Evergreen Proposal which may properly come before the Evergreen Annual Meeting and as to which such shares are entitled to vote.

     A stockholder who gives a proxy may revoke it at any time before it is exercised by (i) filing with the Bank of New York in its capacity as transfer agent for the Evergreen Class A Common Stock (the "Evergreen Transfer Agent"), at or before the Evergreen Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Evergreen Class A Common Stock and delivering it to the Evergreen Transfer Agent at or before the Evergreen Annual Meeting, or
(iii) attending the Evergreen Annual Meeting and voting in person (although attendance at the Evergreen Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Bank of New York, 101 Barclay Street, New York, New York 10286, Attn: Proxy Department.

     Evergreen will bear the cost of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and certain employees of Evergreen by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. In addition, Evergreen has retained Georgeson & Company, Inc. to assist in certain distribution services related to this Joint Proxy Statement/Prospectus for a fee not to exceed $8,500 plus out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Evergreen Common Stock. Evergreen may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

THE SPECIAL MEETING OF CHANCELLOR

     Purpose of the Meeting. This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of Chancellor Common Stock in connection with the solicitation of proxies by the Chancellor Board for use at the Chancellor Special Meeting and at any adjournment thereof. The purpose of the Chancellor Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement (the "Chancellor Merger Proposal"). Chancellor stockholders will also transact such other business incidental to the foregoing as may properly come before the Chancellor Special Meeting or any adjournments thereof. The Chancellor Special Meeting will be held on September 3, 1997, at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, commencing at 10:00 a.m., C.D.T.

     A proxy card has been enclosed with this Joint Proxy Statement/Prospectus for use by Chancellor stockholders.

     THE CHANCELLOR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE CHANCELLOR MERGER PROPOSAL BY VOTING FOR SUCH PROPOSAL.

     For a description of the interest of certain stockholders and directors of Chancellor in the Merger that may be different from, or in addition to, the interests of Chancellor stockholders generally, see "The Merger -- Interest of Certain Persons in the Merger."

     Greenhill has acted as financial advisor to the Chancellor Board in connection with the Merger, and Greenhill has advised the Chancellor Board that, in its opinion, the Exchange Ratio is fair to the holders of the Chancellor Common Stock from a financial point of view.

     Record Date and Voting Rights. The Chancellor Board has fixed the close of business on July 30, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Chancellor Special Meeting. As of July 28, 1997, 10,443,719 shares of Chancellor Class A Common Stock and 8,547,910 shares of Chancellor Class B Common Stock, were issued and outstanding and entitled to notice of and to vote at the Chancellor Special Meeting.

     The presence in person or by proxy of the holders of a majority of the Chancellor Common Stock issued and outstanding and entitled to vote shall constitute a quorum. A quorum, once established, will not be broken by the withdrawal from the Chancellor Special Meeting of enough votes to leave less than a quorum, and the votes present at the Chancellor Special Meeting after the establishment of a quorum will be sufficient to transact all business at the Chancellor Special Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Assuming the presence of a quorum, the affirmative vote of the majority of the total number of votes entitled to be cast by all holders of all shares of Chancellor Common Stock at the Chancellor Special Meeting is required to adopt and approve the Chancellor Merger Proposal. Abstentions will have the effect of votes against the Chancellor Merger Proposal. Broker non-votes, however, will be treated as un-voted for purposes of determining approval of such proposal and will not be counted as votes against such proposal.

     Under Chancellor's Certificate, as currently in effect, the holders of Chancellor Common Stock will vote as a single class on the Chancellor Merger Proposal, with each share of Chancellor Class A Common Stock entitled to one vote and each share of Chancellor Class B Common Stock entitled to ten votes.

     As of July 28, 1997, directors and executive officers of Chancellor and their affiliates were the beneficial owners of 2,445,468 shares of Chancellor Class A Common Stock (including all currently exercisable stock options and options exercisable within 60 days of July 28, 1997 owned by certain directors and executive officers of Chancellor) and 8,547,910 shares of Chancellor Class B Common Stock. The 1,815,365 shares of Chancellor Class A Common Stock and 8,484,410 shares of Chancellor Class B Common Stock beneficially owned by the Hicks Stockholders represent 54.2% of all outstanding shares of Chancellor Common Stock and 90.3% of all voting power. The Hicks Stockholders have entered into the Stockholders Agreement, pursuant to which the Hicks Stockholders have agreed, subject to certain conditions, to vote their shares of Chancellor Common Stock in favor of approval and adoption of the Chancellor Merger Proposal. See "The Stockholders Agreement." The affirmative vote of the Hicks Stockholders is sufficient to ensure adoption of the Chancellor Merger Proposal. In addition, directors and executive officers of Chancellor who have not executed the Stockholders Agreement have indicated that they intend to vote their shares of Chancellor Common Stock in favor of approval and adoption of the Chancellor Merger Proposal.

     Voting and Revocation of Proxies. Shares of Chancellor Common Stock, the holders of which are entitled to vote at the Chancellor Special Meeting and which are represented by properly executed proxies, will, unless such proxies have been revoked, be voted, and they will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, shares of Chancellor Common Stock will be voted and they will be voted FOR adoption and approval of the Chancellor Merger Proposal and in the discretion of the proxy holder as to any other matter incidental to the Chancellor Merger Proposal which may properly come before the Chancellor Special Meeting and as to which such shares are entitled to vote.

     A stockholder who gives a proxy may revoke it at any time before it is exercised by (i) filing with Harris Trust and Savings Bank in its capacity as transfer agent for the Chancellor Class A Common Stock (the "Chancellor Transfer Agent"), at or before the Chancellor Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of Chancellor Class A Common Stock and delivering it to the Chancellor Transfer Agent at or before the Chancellor Special Meeting, or (iii) attending the Chancellor Special Meeting and voting in person (although attendance at the Chancellor Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Harris Trust and Savings Bank, 1601 Elm Street, Suite 2320, Dallas, Texas 75201, Attn: Proxy Department.

     Chancellor will bear the cost of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and certain employees of Chancellor by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Chancellor Common Stock. Chancellor may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

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

                                   THE MERGER

BACKGROUND AND REASONS FOR THE MERGER: EVERGREEN

     Evergreen was incorporated in 1988. It initially owned and operated six radio stations. From its formation through 1994, Evergreen expanded principally through internal growth and through the acquisition of individual radio stations or pairs of stations.

     In 1994, the Evergreen Board conducted a broad-ranging review of Evergreen's strategic alternatives in light of the ongoing consolidation in the radio broadcasting industry. As a result of Evergreen's review of its strategic alternatives, the Evergreen Board determined to pursue a strategy of substantial expansion of Evergreen's ownership of major market radio stations through acquisitions of, or mergers with, other radio station groups and, to a lesser extent, through opportunistic acquisitions of individual major market stations where appropriate. In 1995 and 1996, Evergreen aggressively pursued this acquisition strategy, acquiring, on a net basis, 11 radio stations in 1995 (seven FM and four AM) and 12 radio stations in 1996 (ten FM and two AM), including the acquisition of seven FM and four AM stations through Evergreen's May 1995 acquisition of Broadcasting Partners Inc. and the acquisition of nine FM and three AM radio stations through Evergreen's January 1996 acquisition of Pyramid Communications, Inc.

     Following the enactment of the 1996 Act, which eliminated the aggregate limit on the total number of stations that any broadcaster could own and relaxed restrictions previously applicable to the ownership of stations within a single market, Evergreen determined to accelerate implementation of its acquisition strategy, focusing particularly on major markets where Evergreen had the opportunity to develop superduopolies, or clusters of between three and five FM radio stations.

     In furtherance of Evergreen's expansion strategy, Evergreen's management routinely analyzes the potential acquisition of broadcast properties and holds discussions with other broadcasters concerning potential business combinations or the potential acquisition of individual stations or groups of stations, and in this connection, has consummated, on a net basis, the acquisition of 17 radio stations (eleven FM and six AM) to date in 1997. See "The
Companies -- Evergreen." In 1996 and early 1997, Evergreen's senior management and advisors held preliminary discussions with a number of major market radio operators, including Chancellor and Viacom, concerning possible acquisitions of radio groups by Evergreen and other potential transactions. During the fourth quarter of 1996, Evergreen was informed that Chancellor's management and principal stockholder were considering a potential sale of Chancellor, and Evergreen held preliminary discussions with Chancellor concerning the possible acquisition of Chancellor by Evergreen for cash. After brief preliminary discussions, however, the parties determined that it was unlikely that they would be able to reach an agreement concerning the fundamental economic terms of such a transaction in light of numerous factors, including the then current market valuations of Evergreen and Chancellor.

     In late October of 1996, Evergreen retained Wasserstein Perella & Co., Inc. ("Wasserstein Perella") to act as its financial advisor in connection with the possible acquisition of the Viacom Stations and in December 1996 and early January 1997, Evergreen's management engaged in preliminary discussions with Viacom concerning such a transaction. Although Evergreen's management considered the Viacom Stations to be attractive acquisition candidates given such stations' presence in key major markets, the preliminary discussions between Evergreen and Viacom concerning such a potential transaction were terminated in early January 1997 due to the inability of Evergreen and Viacom to reach an agreement concerning the purchase price to be paid by Evergreen for the entire Viacom radio portfolio. Early in January 1997, subsequent to the termination of these discussions with Viacom, Evergreen was informed that Viacom had retained Credit Suisse First Boston Corporation ("Credit Suisse First Boston") to solicit offers to purchase the Viacom Stations and to conduct an auction for the sale of such properties.

     Also in January 1997, Evergreen's management contacted Chancellor's representative, William Steding of Star Media Group, Inc., to inquire whether Mr. Steding believed that it was an appropriate time to pursue possible merger discussions with Chancellor. Mr. Steding agreed to contact Thomas O. Hicks, Chairman of the Chancellor Board and Chairman of the Board and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated, an affiliate of Chancellor's principal stockholders ("Hicks Muse"), to initiate discussions. On

January 15, 1997 and January 21, 1997, Scott Ginsburg, Chairman of the Evergreen Board and Chief Executive Officer of Evergreen, Mr. Hicks and Mr. Steding held preliminary discussions to determine whether the parties would be interested in pursuing a potential business combination. After a detailed discussion concerning the possibility of such a transaction, Messrs. Ginsburg and Hicks determined that they should arrange further meetings of members of the senior management of Chancellor and Evergreen to discuss the matter in more detail.

     During the next several weeks, Evergreen consulted with its legal counsel concerning matters relating to such a potential transaction and held several discussions with members of Chancellor's senior management. Mr. Ginsburg met with Steven Dinetz, President and Chief Executive Officer of Chancellor, on January 24, 1997 to discuss the potential for such a transaction, and on January 30, 1997, Messrs. Ginsburg, Hicks and Steding, as well as Eric C. Neuman, Senior Vice President of Hicks Muse, met and discussed the potential terms of such a transaction in more detail. On February 3, 1997, Messrs. Ginsburg, Steding, Neuman, Dinetz, Jacques Kerrest, Chief Financial Officer of Chancellor, Matthew Devine, Chief Financial Officer of Evergreen, and Eric W. Neumann, Senior Vice President-Finance of Chancellor, met to discuss the historical and prospective financial performance of Evergreen and Chancellor, certain recent and pending acquisitions and dispositions of broadcast properties by Evergreen and Chancellor and certain potential synergies that could result from a business combination involving Evergreen and Chancellor. At that meeting, Evergreen and Chancellor exchanged certain non-public financial information and other information concerning recent acquisitions and future financial performance.

     During the weeks of February 2 and February 9 representatives of Evergreen also held discussions with Viacom and Credit Suisse First Boston, financial advisor to Viacom, concerning the auction of the Viacom Stations being conducted by Viacom and Credit Suisse First Boston. During this period, Evergreen learned that Viacom intended to solicit offers to purchase the individual Viacom Stations, as well as offers to purchase all of the Viacom Stations as a group. As a result of Evergreen's discussions with Credit Suisse First Boston, Evergreen's management determined that, notwithstanding the failure of Evergreen and Viacom to come to terms concerning a possible acquisition of the Viacom Stations during the discussions that had taken place directly between the parties in December of 1996 and early January of 1997, Evergreen remained interested in acquiring all of the Viacom Stations or certain individual Viacom Stations and was willing to submit an acquisition proposal in connection with Viacom's auction process. Accordingly, during this period, Evergreen conducted confirmatory due diligence and financial analysis concerning the Viacom Stations and, in consultation with its legal advisors, prepared to submit a proposal to acquire the Viacom Stations.

     On February 12, 1997, Scott Ginsburg, Steven Dinetz and James de Castro, Evergreen's President and Chief Operating Officer, met to further discuss the terms of the possible transaction involving Chancellor and Evergreen, the financial performance of Chancellor and Evergreen broadcast properties and certain other matters concerning the operations of Evergreen's and Chancellor's respective stations. At that time, management of Evergreen and Chancellor determined that it would be appropriate for Chancellor's and Evergreen's legal advisors to commence discussions concerning the terms of a written merger agreement, so that the parties would be in a position to proceed quickly in the event that they reached an understanding concerning the basic terms of such a transaction. On February 15, 1997, Chancellor's legal advisors provided to Evergreen and its outside legal counsel an initial draft of a form of agreement and plan of merger.

     On February 13, 1997, the Evergreen Board met to discuss and consider the submission of a proposal to acquire the Viacom Stations and the status of the discussions between Evergreen and Chancellor concerning a potential business combination. At that meeting, the Evergreen Board discussed in detail the timing of the sale process being conducted by Viacom and Credit Suisse First Boston and the terms on which Evergreen would be willing to acquire some or all of the Viacom Stations. After further discussion, the Evergreen Board determined that Evergreen should submit a proposal to purchase all of the Viacom Stations, as well as an alternative proposal to acquire the Viacom Stations located in the Los Angeles, New York and Washington, D.C. markets. Mr. Ginsburg then reported to the Evergreen Board concerning the status of discussions with Chancellor. After a detailed discussion of the possible terms of such a transaction, the Evergreen Board authorized Mr. Ginsburg and the other members of Evergreen's senior management to continue discussions with Chancellor concerning the terms of a potential merger.

     On February 14, Evergreen submitted to Viacom a written proposal to acquire all of the Viacom Stations, as well as an alternative proposal to acquire the Viacom Stations located in the Los Angeles, New York and Washington, D.C. markets, and from February 14 to February 16 Evergreen and its legal advisors held discussions with representatives of Viacom concerning the terms of a stock purchase agreement that would govern the terms of such a transaction if Evergreen's acquisition proposal were accepted by Viacom.

     Messrs. Ginsburg and Hicks met on February 14, 1997 to continue discussions concerning the terms of the proposed Evergreen/Chancellor transaction and met again on February 15 in the company of Mr. Steding. At these meetings, Mr. Ginsburg and Mr. Hicks continued negotiations concerning the principal terms of the proposed business combination involving Chancellor and Evergreen and also discussed the fact that each of Chancellor and Evergreen was separately pursuing an acquisition of Viacom Stations and the fact that Viacom had informed the participants in Viacom's auction process that it desired to conclude the process on February 16, 1997. In the course of these discussion, Mr. Ginsburg and Mr. Hicks considered the possibility that a public announcement that either Chancellor or Evergreen had signed a definitive agreement to acquire the Viacom Stations could significantly complicate their discussions concerning a merger of Chancellor and Evergreen due to the potential impact of such an announcement on the market price of the common stock of Chancellor or Evergreen, as relevant. Accordingly, the parties determined that, if possible, it would be desirable to reach an understanding concerning the principle economic terms of the proposed Evergreen/ Chancellor transaction prior to any public announcement regarding the sale of the Viacom Stations.

     Following the meeting on February 15, Mr. Ginsburg consulted with Evergreen's legal advisors concerning matters relating to discussions with Chancellor and the status of negotiations with Viacom concerning Evergreen's proposal to acquire the Viacom Stations.

     Messrs. Ginsburg and Hicks met again on February 16, and, following further discussions, Mr. Ginsburg and Mr. Hicks reached a tentative understanding as to the principal terms of a merger between Chancellor and Evergreen that they would be willing to present and recommend to their respective boards of directors. This preliminary understanding contemplated (i) the merger of Chancellor and CRBC with and into Evergreen, with Evergreen continuing as the surviving corporation following the merger, (ii) the conversion of each share of Chancellor Class A Common Stock and Chancellor Class B Common Stock into 0.9091 shares of the Surviving Corporation Common Stock, (iii) the conversion of each share of Evergreen Class A Common Stock and Class B Common Stock into one share of Surviving Corporation Common Stock, (iv) that each share of the Surviving Corporation Common Stock would entitle the holder thereof to one vote, (v) that following the merger, Mr. Hicks would serve as Chairman of the Board of Directors of the Surviving Corporation and Mr. Ginsburg would serve as the Chief Executive Officer of the Surviving Corporation and (vi) that the board of directors of the Surviving Corporation would consist of eleven directors, three of whom (including Mr. Hicks) would be designated by Chancellor's principal stockholders, three of whom (including Mr. Ginsburg) would be members of the Surviving Corporation's senior management team and five of whom would be independent directors. Evergreen and Chancellor also concluded that Chancellor should withdraw its proposal to acquire the Viacom Stations and that Evergreen would submit a revised proposal to acquire the entire Viacom radio portfolio. The parties determined that, if the Evergreen proposal to acquire the Viacom Stations were accepted by Viacom, the parties would reach an agreement to provide for (i) the acquisition of certain of the Viacom Stations by Chancellor and certain of the Viacom Stations by Evergreen, such that the Viacom Acquisition could be consummated jointly by Evergreen and Chancellor prior to a merger of Chancellor and Evergreen and (ii) the allocation, as between Chancellor and Evergreen, of the benefits and liabilities under the purchase agreement entered into in connection with the proposal to purchase the Viacom Stations in the event that the parties failed to reach an agreement concerning the proposed merger of Chancellor and Evergreen or in the event that any such agreement failed to be consummated.

     Following these discussions and communication to Viacom of Evergreen's revised acquisition proposal, Viacom indicated that it was willing to accept Evergreen's acquisition proposal, subject to immediate completion of negotiations concerning the definitive stock purchase agreement that had been negotiated by the parties. Accordingly, on the evening of February 16, the Evergreen Board met to consider the revised proposal for the acquisition of the Viacom Stations and the terms of the stock purchase agreement providing for the acquisition of the Viacom Stations. At that meeting, Mr. Ginsburg also reported to the Evergreen Board concerning the proposed terms of a merger with Chancellor that had been discussed with Chancellor's management. Following a detailed discussion by the Evergreen Board concerning the terms of the Viacom Transaction, the Evergreen Board approved the Viacom Acquisition and authorized management to complete and enter into a definitive stock purchase agreement on the terms considered by the Evergreen Board. The Evergreen Board then discussed at length the proposed terms of the merger with Chancellor and determined that Evergreen should continue negotiations with Chancellor concerning such a transaction, with the goal of completing such negotiations promptly. The Evergreen Board also considered the retention of Wasserstein Perella as financial advisor to Evergreen in connection with the potential transaction with Chancellor. Although not officially retained by Evergreen in connection with the Chancellor Merger prior to this meeting, Wasserstein Perella had been advising Evergreen's management concerning the potential transaction, and, after deliberation, the Evergreen Board determined to retain Wasserstein Perella to act as financial advisor to Evergreen in connection with the potential transaction and, if necessary, to render an opinion to Evergreen concerning the fairness, from a financial point of view, of such a transaction. The Evergreen Board also determined to reconvene on Monday, February 17 to discuss the status of negotiations with Chancellor and the proposed terms of the transaction in more detail.

     Following the February 16 meeting of the Evergreen Board, EMCLA and Viacom entered into the Viacom Stock Purchase Agreement, and Evergreen and Chancellor and their respective legal advisors continued negotiations concerning the terms of an agreement and plan of merger and certain related agreements providing for the merger of Chancellor and Evergreen.

     Following further negotiations between the parties and their respective legal advisors concerning the terms of the draft agreement and plan of merger, the Evergreen Board reconvened on the evening of February 17 to discuss the progress of negotiations with Chancellor concerning the potential transaction. Evergreen's management reported on the status of the negotiations, and Evergreen's legal advisors described the terms of the draft agreement and plan of merger which had been distributed to the members of the Evergreen Board. Evergreen's legal advisors also described the terms of the draft stockholders agreement proposed to be entered into by Mr. Ginsburg and the Hicks Stockholders, pursuant to which the parties would agree to vote their shares of Evergreen Class B Common Stock and Chancellor Common Stock, respectively, in favor of the merger, and the terms of the joint purchase agreement providing for
(i) the acquisition of certain of the Viacom Stations by Chancellor and certain of the Viacom Stations by Evergreen, such that the Viacom Acquisition could be consummated jointly by Evergreen and Chancellor prior to the consummation of a merger of Chancellor and Evergreen and (ii) the allocation between Chancellor and Evergreen of the benefits and liabilities under the Viacom Stock Purchase Agreement in the event that Chancellor and Evergreen failed to reach agreement concerning the proposed merger or in the event that any such agreement failed to be consummated. At that meeting, the Evergreen Board also discussed the anticipated continued participation of current management of Evergreen in the management of the Surviving Corporation in the event that the proposed transaction were consummated, as well as the potential terms of an employment agreement that would be entered into with Mr. Ginsburg if the transaction were to proceed in order to provide for Mr. Ginsburg's continued participation in the management of the Surviving Corporation following the Merger. After detailed discussion, the Evergreen Board determined that, although the parties had not completed negotiation of all of the terms of a definitive agreement and plan of merger and the related documents, the parties had reached tentative agreement on the fundamental economic and legal terms of the transaction and would likely be in a position to complete negotiations concerning a definitive agreement and plan of merger within the next several days. Following further deliberation, the Evergreen Board determined that, based on the progress of negotiations, it would be appropriate for Evergreen and Chancellor to enter into a non-binding memorandum of understanding (the "Memorandum of Understanding") providing for the merger of Chancellor with Evergreen, subject to, among other things, completion of negotiations concerning a definitive agreement and plan of merger and approval of the transaction by the Evergreen Board, and to publicly announce the terms of the Memorandum of Understanding.

     On the morning of February 18, the parties entered into the Memorandum of Understanding and publicly announced the terms of the proposed
Evergreen/Chancellor transaction simultaneously with the public announcement of the Viacom Transaction by Evergreen and Viacom. Following that public announcement,

Chancellor, Evergreen and their respective legal advisors continued negotiations concerning the form of agreement and plan of merger and the related agreements.

     The Evergreen Board met again on the evening of February 18. At that meeting, Evergreen's management reported that the parties had completed negotiation of all material terms of the agreement and plan of merger and related agreements, and legal counsel reviewed the terms of the agreement and plan of merger and the related agreements in detail for the Evergreen Board. The Evergreen Board also discussed the terms of a memorandum of understanding that would be entered into by Evergreen and Mr. Ginsburg which would set forth the general terms of an employment agreement relating to Mr. Ginsburg's employment by the Surviving Corporation following the Merger that would be entered into by Evergreen and Mr. Ginsburg contingent upon consummation of the proposed transaction. The meeting of the Evergreen Board was adjourned at this time so that the members of the Compensation Committee of the Evergreen Board, Perry Lewis, Thomas Hodson and Joseph Sitrick, together with Eric Bernthal, the remaining outside director on the Evergreen Board, could discuss the terms of the memorandum of agreement for the employment of Mr. Ginsburg following consummation of the Merger. After the meeting of the Compensation Committee, the meeting of the Evergreen Board was reconvened, and the Compensation Committee reported that it had reached an agreement concerning the basic terms of a new employment agreement for Mr. Ginsburg following consummation of the Merger, to be embodied in a memorandum of agreement between Evergreen, Chancellor, CRBC and Mr. Ginsburg. The Compensation Committee recommended that the Evergreen Board approve the terms of the memorandum of agreement, and the Evergreen Board voted unanimously (other than Mr. Ginsburg, who abstained from such vote) to approve the memorandum of agreement.

     Following these developments, Wasserstein Perella made a presentation to the Evergreen Board and delivered its oral opinion, subsequently confirmed by delivery of a written opinion dated February 19, 1997, to the effect that, as of the date of such opinion and based upon the assumptions specified in such opinion, the Exchange Ratio is fair, from a financial point of view, to Evergreen. Following further deliberation, the Evergreen Board, by unanimous vote of all directors, determined that the Merger was in the best interests of Evergreen and its stockholders, authorized the execution of the Merger Agreement, the Stockholders Agreement and the Viacom Joint Purchase Agreement and determined to recommend that the stockholders of Evergreen approve and adopt the Merger Agreement and the Merger. Following that meeting, the Merger Agreement and related documents were finalized, and the parties entered into the Merger Agreement and the related documents on February 19, 1997.

     On July 31, 1997, the Merger Agreement was amended and restated for the purpose of modifying the legal structure of the transaction in order to, among other things, enhance flexibility in connection with future debt or equity financings by the Surviving Corporation. The amended and restated merger agreement provides for the merger of Chancellor with and into EMHC and the merger of CRBC with and into EMCLA, as opposed to the merger of Chancellor and CRBC with and into Evergreen, but did not otherwise modify the material terms of the Merger, as approved by the Evergreen Board on February 18, 1997.

  Recommendation of the Evergreen Board of Directors; Evergreen's Reasons for the Merger

     THE EVERGREEN BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF EVERGREEN AND ITS STOCKHOLDERS, HAS BY UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RECOMMENDED THAT THE STOCKHOLDERS OF EVERGREEN VOTE IN FAVOR OF APPROVAL OF THE EVERGREEN MERGER PROPOSAL.

     In approving the Merger Agreement and the transactions contemplated thereby, the Evergreen Board considered a number of factors, including, among other things:

           1. the judgment, advice and analyses of Evergreen's management;

           2. the fact that the Merger and the consummation of the Viacom Acquisition would significantly advance Evergreen's strategy of building a larger portfolio of major market radio stations that would provide the Surviving Corporation with wide geographic and format diversity;

           3. the fact that Chancellor's stations in the Los Angeles, New York City, San Francisco and Washington, D.C. radio markets would expand Evergreen's presence in certain top ten markets of critical importance to management's expansion strategy and that the Merger would provide Evergreen an entry into the Atlanta radio market, the only top ten market in which Evergreen did not own a station;

           4. Chancellor's ownership of a significant number of broadcast stations located in top 30 radio markets in which Evergreen did not own stations and the likelihood that such markets would become increasingly important to Evergreen's expansion strategy, as Evergreen's ownership of stations in many of the top ten radio markets, after giving effect to the Viacom Acquisition and the Merger, would approach the limits imposed on the number of stations that any single operator may own in any one market;

           5. the increasing consolidation in the radio broadcast industry and the increasingly competitive nature of acquisitions in the radio broadcast industry;

           6. the presentation of Wasserstein Perella to the Evergreen Board, including Wasserstein Perella's opinion dated February 19, 1997 to the effect that, as of the date of such opinion, the Exchange Ratio in the Merger is fair, from a financial point of view, to Evergreen (see
     " -- Opinion of Financial Adviser to the Evergreen Board");

           7. the fact that each of Mr. Ginsburg, Mr. de Castro and Mr. Devine were expected to continue to play active roles in the management of the Surviving Corporation following the Merger (see "-- Interests of Certain Persons in the Merger -- Evergreen -- Employment Agreement");

           8. the historical financial condition, results of operations and cash flows of Evergreen and Chancellor, respectively;

           9. the terms and conditions of the Merger Agreement, including the Exchange Ratio;

          10. historical market prices and trading information with respect to the Evergreen Common Stock and Chancellor Common Stock;

          11. the tax effects of the Merger on Evergreen; and

          12. the probability of obtaining the regulatory approvals necessary for the consummation of the Merger and the Viacom Acquisition, including, without limitation, the expiration or termination of the applicable waiting periods under the HSR Act and the consent of the FCC, and the necessity of divesting certain radio stations (including stations in the Chicago, San Francisco/Sacramento, Washington, DC, Philadelphia and Detroit markets) in order to obtain the requisite FCC consent.

     In view of the number and disparate nature of the factors considered by the Evergreen Board, the Evergreen Board did not assign relative weight to the factors considered in reaching its conclusions. Rather, the Evergreen Board viewed its conclusions and recommendations as being based on the totality of the information being presented to and considered by it.

BACKGROUND AND REASONS FOR THE MERGER: CHANCELLOR

     Chancellor was incorporated in late 1994 to acquire 11 radio stations from affiliates of American Media, Inc. and to acquire Chancellor Communications Corporation, which owned and operated two radio stations in Sacramento, California. Since its formation, Chancellor has grown largely through acquisitions of radio station groups. The pace of Chancellor's acquisitions accelerated in 1996 after the passage of the 1996 Act.

     As part of its growth strategy, Chancellor routinely analyzes acquisition opportunities. In addition, in late 1996, the Chancellor Board of Directors briefly considered the possible sale of Chancellor in light of the intensifying consolidation among large radio station groups. Chancellor's management met with Evergreen during that process to discuss a possible sale of Chancellor to Evergreen, but the parties concluded after brief preliminary discussions that they would be unlikely to reach an agreement on mutually acceptable valuations. After further preliminary conversations with other radio station operators, the Chancellor Board determined that it would be in the best interests of Chancellor's stockholders for Chancellor to continue to pursue its strategy of growth through strategic acquisitions.

     In late 1996 and early 1997, Chancellor's management engaged in preliminary discussions with Viacom concerning a possible acquisition of the Viacom Stations and engaged in a preliminary due diligence review of the performance of the Viacom Stations. Although Chancellor's management considered the Viacom Stations to be attractive properties, Chancellor and Viacom were unable to reach agreement on a mutually acceptable purchase price for the Viacom Stations. Subsequently, Credit Suisse First Boston advised Chancellor that it had been engaged to conduct an auction for the Viacom Stations and invited Chancellor to participate in that process.

     In January 1997, William Steding of Star Media contacted Thomas O. Hicks, the Chairman of Chancellor's Board of Directors, to inform him of Evergreen's interest in discussing a possible stock-for-stock business combination between Chancellor and Evergreen. Messrs. Hicks, Ginsburg and Steding held preliminary discussions on January 15, 1997 and January 21, 1997 to gauge the interest of the parties in pursuing a possible transaction. After these meetings, Messrs. Hicks and Ginsburg agreed that they should arrange meetings between the respective members of their senior management teams. Subsequent meetings were held on January 24, 1997 between Mr. Ginsburg and Steven Dinetz, Chancellor's President and Chief Executive Officer, and on January 30, 1997 among Messrs. Hicks, Ginsburg, Steding and Eric C. Neuman, a director of Chancellor and a Senior Vice President of Hicks Muse.

     On January 31, 1997 Mr. Hicks advised the Chancellor Board of Directors that he had held preliminary meetings with Mr. Ginsburg to discuss a potential business combination including Chancellor and Evergreen. Mr. Dinetz also reported to the directors about his initial meeting with Mr. Ginsburg. The Chancellor directors encouraged Mr. Hicks to continue the dialogue with Evergreen. Mr. Hicks advised the Chancellor Board that he expected further discussions between Chancellor's and Evergreen's respective senior management groups to take place during the following week. At the same meeting of the Chancellor Board, Messrs. Dinetz and Neuman reported to the directors that Chancellor had been invited to participate in the auction for the Viacom Stations. The directors discussed the various markets in which the Viacom Stations are located and reviewed with Mr. Dinetz and Jacques Kerrest, Chancellor's Chief Financial Officer, management's analyses of these stations. After discussion, the directors authorized management to prepare a bid for all or a part of the Viacom Stations.

     During the next two weeks, Chancellor's management conducted further due diligence relating to the Viacom Stations and worked with Hicks Muse and Chancellor's legal advisors to formulate a bid for those properties. In addition, on February 6, 1997, Messrs. Dinetz, Kerrest, Neuman, Steding and Matthew Devine, Evergreen's Chief Financial Officer, met to discuss the respective companies' 1997 budgets and related matters and, on February 12, 1997, Messrs. Ginsburg, Dinetz and James E. de Castro, Evergreen's President and Chief Operating Officer, met to continue their discussions about a possible transaction between the two companies. Subsequent to that meeting, Chancellor authorized its legal counsel to prepare a draft merger agreement to facilitate further discussions and negotiations, if the parties elected to proceed with a transaction.

     At a special meeting of the Chancellor Board held on February 14, 1997, the Chancellor directors authorized management to submit a bid for all the Viacom Stations as a whole, and an alternative bid for the Viacom Stations serving Los Angeles, New York, Chicago and Washington, D.C., after having discussed in detail the structure and timing of the auction process being conducted by Credit Suisse First Boston and reviewing with Chancellor its analysis of the financial implications of, and the anticipated sources of financing for, the proposed acquisition. In addition, Mr. Hicks informed the Chancellor directors that he expected to meet with Mr. Ginsburg that afternoon to resume their discussions about a possible Chancellor/Evergreen combination.

     Chancellor submitted its initial bid for the Viacom Stations during the early afternoon of February 14, 1997. Shortly thereafter, Credit Suisse First Boston contacted Chancellor to advise it that several other bids had been submitted that were comparable or better than the bid initially submitted by Chancellor. Chancellor and Credit Suisse First Boston exchanged several telephone calls, during the course of which Chancellor increased its offer for the Viacom Stations. That evening, Viacom's negotiating team contacted Chancellor to begin discussing Chancellor's initial comments to the form of stock purchase agreement circulated by Credit Suisse First Boston to prospective bidders in the auction process. Chancellor submitted revised comments to

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

the purchase agreement to Viacom during the morning of February 15, 1997 and continued negotiations with Viacom later that day and into the evening of February 15.

     On February 14, 1997, Messrs. Hicks and Ginsburg met to continue their discussions about the possible merger. Because of the progress made between Messrs. Hicks and Ginsburg in defining the outlines of a possible transaction, Chancellor instructed its legal counsel to deliver a draft merger agreement to Evergreen's counsel on the morning of February 15. On February 15, 1997, Messrs. Hicks and Ginsburg, joined by Mr. Steding, reconvened their discussions.

     Messrs. Hicks and Ginsburg met again on February 16, 1997. Those meetings led to a tentative understanding of the principal terms of a merger between Chancellor and Evergreen, which generally is as described under "Background and Reasons for the Merger: Evergreen" (although the Chancellor Board anticipated that the Surviving Corporation's board would consist of eight directors nominated by Chancellor, Messrs. Ginsburg and de Castro from the Evergreen Board, and one other director mutually acceptable to Chancellor and Evergreen). That evening, the Chancellor Board convened a special meeting at which management reported to the directors on the history of Chancellor's bid for the Viacom Stations, the proposed terms of the Chancellor/Evergreen merger, including anticipated sources of financing and the financial implications of the transaction, and Chancellor's agreement to withdraw from the bidding for the Viacom Stations, subject to the agreement of Evergreen to negotiate a legally binding understanding of the allocation between Chancellor and Evergreen of the benefits and burdens of the Viacom stock purchase agreement if Evergreen's bid for the Viacom Stations were to be accepted by Viacom. The Chancellor Board also discussed the proposed composition of the Surviving Corporation's senior management team, which they agreed should include Mr. Hicks as Chairman of the Board, Mr. Ginsburg as President and Chief Executive Officer, and Messrs. Dinetz and de Castro as Co-Chief Operating Officers, and related employment matters. After discussion, the Chancellor Board authorized management to pursue further negotiations with Evergreen to finalize the terms of the merger on substantially the terms described to it. In addition, the Chancellor Board authorized management to engage Greenhill & Co. LLC ("Greenhill") to render an opinion as to the fairness of the proposed exchange ratio to Chancellor's stockholders. The Chancellor Board agreed to reconvene on February 17, 1997 to consider the status of the negotiations with Evergreen on the terms of the merger.

     On February 17, 1997, Chancellor, Evergreen and their representatives continued their negotiations of the terms of the draft merger agreement and of the definitive joint purchase agreement relating to the allocation of the Viacom Stations between the parties in the event that Chancellor and Evergreen failed to reach an agreement concerning the proposed merger or in the event that any such agreement failed to be consummated. The Chancellor Board met telephonically during the evening of February 17, 1997 and discussed the status of the merger negotiations and reviewed the terms of the draft joint purchase agreement for the Viacom Stations, the draft merger agreement and the draft stockholders agreement circulated to it. In addition, representatives of Greenhill reviewed their initial analyses of the Evergreen transaction and delivered a preliminary oral opinion to the Chancellor Board as to the fairness of the Exchange Ratio to Chancellor's stockholders. After the presentation by Greenhill, Mr. Hicks invited Mr. Ginsburg, who had been meeting with Mr. Hicks at Mr. Hicks' residence, to join the Chancellor Board's meeting to answer questions about the status of deliberations by the Evergreen Board and to state his personal views about the proposed transactions. Mr. Ginsburg explained that the Evergreen Board anticipated that the Surviving Corporation's board would consist of three members of the Surviving Corporation's senior management, three representatives of Hicks Muse and five other directors mutually acceptable to Chancellor and Evergreen. Based on the outcome of this meeting, the Chancellor Board authorized Chancellor to enter into the non-binding Memorandum of Understanding described under "Background and Reason for the Merger: Evergreen."

     On the morning of February 18, 1997, the parties entered into the Memorandum of Understanding and publicly announced the terms of the proposed merger and of Evergreen's purchase of the Viacom Stations. Following the announcement, the parties continued their negotiations on the terms of the definitive merger agreement and related documents.

     The Chancellor Board met again on the morning of February 19, 1997 to discuss the final terms of the merger agreement and the terms of Mr. Ginsburg's proposed employment agreement with the Surviving

Corporation. Mr. Hicks advised the Chancellor Board of the composition of the Surviving Corporation's board of directors, which the Chancellor Board concurred was an appropriate resolution of this point of discussion in the completion of the terms of the Merger. At that meeting, Greenhill delivered its oral fairness opinion to the Chancellor Board, subsequently confirmed in writing that same day, as to the fairness (from a financial point of view) of the Exchange Ratio to Chancellor's stockholders. Greenhill also confirmed that its opinion took into account the acquisition of the Viacom Stations and the terms of the Viacom Joint Purchase Agreement. At the conclusion of the meeting, the Chancellor Board (other than John Massey, who was not present at the meeting) unanimously approved the Merger and the Merger Agreement and authorized the execution and delivery of the Merger Agreement and related documents, which the parties subsequently signed that day.

     Recommendation of the Chancellor Board of Directors; Chancellor's Reasons for the Merger

     THE CHANCELLOR BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE STOCKHOLDERS OF CHANCELLOR, HAS BY UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RECOMMENDED THAT THE STOCKHOLDERS OF CHANCELLOR VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     In approving the Merger Agreement and the related transactions, the Chancellor Board took into account a number of factors, including the following:

          1. the judgment, advice and analysis of Chancellor's management and financial advisors, including Hicks Muse and Greenhill;

          2. the fact that the radio broadcasting industry has been undergoing a period of intense consolidation and that a merger with Evergreen represented a unique opportunity to combine radio station groups of the relative size of Chancellor and Evergreen;

          3. the fact that Evergreen's stations in the Los Angeles, New York City, San Francisco and Washington, D.C. markets would complement the Company's stations in these top 10 markets;

          4. the fact that Thomas O. Hicks would be chairman of the Board of the Surviving Corporation and that Steven Dinetz would serve as Co-Chief Operating Officer of the Surviving Corporation;

          5. the fact that Chancellor's directors would comprise seven of the 11 members of the Surviving Corporation's board of directors;

          6. the presentation of Greenhill to the Chancellor Board, including its opinion dated February 19, 1997 to the effect that, as of that date, the Exchange Ratio in the Merger was fair to Chancellor's stockholders from a financial point of view;

          7. the historical financial condition, results of operations and cash flows of Chancellor and Evergreen;

          8. the terms and conditions of the Merger Agreement, including the Exchange Ratio;

          9. the requirement that Chancellor be provided with an opinion of counsel as to the tax-free nature of the Merger to Chancellor's stockholders and as to the absence of adverse tax consequences to Chancellor and the Surviving Corporation; and

          10. the probability that the Merger and the acquisition of the Viacom Stations would receive all necessary regulatory approvals, subject to certain anticipated divestitures to comply with the FCC's local ownership limits.

     In addition to and together with the enumerated factors above, the Chancellor Board also considered the effect the Merger would have on certain existing contractual arrangements of Chancellor with certain third parties and affiliates. With respect to such agreements, the Chancellor Board approved certain modifications and payments in satisfaction thereof in connection with the Merger and the Chancellor Viacom Acquisition. See "-- Interests of Certain Persons in the Merger -- Chancellor."

     In view of the number of factors considered by the Chancellor Board, the Chancellor Board did not assign relative weights to the factors considered by it in reaching its conclusions. Rather, the Chancellor Board viewed its conclusions and recommendations as being based on the totality of the information being presented to and considered by it. In addition, it may be the case that individual directors of Chancellor assigned different weights to the various factors considered by them in voting to approve the Merger.

OPINION OF FINANCIAL ADVISOR TO THE EVERGREEN BOARD

     The Evergreen Board retained Wasserstein Perella to provide certain investment banking advice and services in connection with a possible business combination among Evergreen and Chancellor, including rendering its opinion as to the fairness from a financial point of view to Evergreen of the Exchange Ratio. Wasserstein Perella was not requested to recommend the amount of consideration to be paid; it was requested to evaluate, among other things, the fairness of the consideration as determined by negotiation between Evergreen and Chancellor.

     On February 18, 1997, Wasserstein Perella delivered its oral opinion to the Evergreen Board, which opinion was subsequently confirmed by Wasserstein Perella's written opinion, dated February 19, 1997 (the "Wasserstein Perella Opinion"), to the effect that, as of the date of such opinion and based upon the assumptions specified in the Wasserstein Perella Opinion, the Exchange Ratio in the merger of Chancellor with and into Evergreen is fair, from a financial point of view, to Evergreen. Wasserstein Perella also presented to the Evergreen Board the analyses described below.

     A COPY OF THE WASSERSTEIN PERELLA OPINION IS ATTACHED AS ANNEX B-1 TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. STOCKHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY WASSERSTEIN PERELLA IN RENDERING THE WASSERSTEIN PERELLA OPINION. REFERENCES TO THE WASSERSTEIN PERELLA OPINION HEREIN AND THE SUMMARY OF THE WASSERSTEIN PERELLA OPINION SET FORTH BELOW ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE WASSERSTEIN PERELLA OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE WASSERSTEIN PERELLA OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO EVERGREEN OF THE EXCHANGE RATIO AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. THE WASSERSTEIN PERELLA OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO WHETHER TO VOTE IN FAVOR OF THE MERGER AND SHOULD NOT BE RELIED UPON BY ANY STOCKHOLDER AS SUCH.

     On August 1, 1997, Wasserstein Perella confirmed the Wasserstein Perella Opinion in a letter dated August 1, 1997. A COPY OF THE WASSERSTEIN PERELLA LETTER, DATED AUGUST 1, 1997 (THE "AUGUST LETTER") IS ATTACHED AS ANNEX B-2 TO THIS JOINT PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS ARE URGED TO READ THE AUGUST LETTER IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY WASSERSTEIN PERELLA IN DELIVERING THE AUGUST LETTER. REFERENCES TO THE AUGUST LETTER AND THE SUMMARY OF THE AUGUST LETTER HEREIN ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE AUGUST LETTER, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE AUGUST LETTER IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO EVERGREEN OF THE EXCHANGE RATIO AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. THE AUGUST LETTER DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO WHETHER TO VOTE IN FAVOR OF THE MERGER AND SHOULD NOT BE RELIED UPON BY ANY STOCKHOLDER AS SUCH.

In connection with arriving at the Wasserstein Perella Opinion, Wasserstein Perella reviewed, among other things, (i) the Merger Agreement; (ii) the Stockholders Agreement; (iii) certain publicly available business and financial information relating to Evergreen and Chancellor, in each case, for recent years and interim periods that were available as of the date of the Wasserstein Perella Opinion; (iv) certain internal non-public financial and operating information, including certain budgeted cashflow information and analyses prepared by or on behalf of Evergreen and Chancellor and provided orally or in writing by or on behalf of the managements of Evergreen and Chancellor to Wasserstein Perella for purposes of its analysis; (v) certain financial and stock market data relating to Evergreen and Chancellor, and compared such data with similar data for certain other companies, the securities of which are publicly traded, that Wasserstein Perella believed to be relevant or comparable in certain respects to Evergreen or Chancellor or both or one or more of their businesses or assets; (vi) the financial terms of certain recent acquisitions and business combination transactions in the radio broadcasting industry specifically, and in other industries generally, which Wasserstein Perella believed to be relevant to its inquiry; and (vii) the effect of certain consolidation trends in the radio broadcasting industry on the future prospects of Evergreen and Chancellor.

     Wasserstein Perella had discussions with the managements of Evergreen and Chancellor and their representatives concerning the respective businesses, operations, assets, financial condition and future prospects of Evergreen and Chancellor. Wasserstein Perella also performed such studies, analyses and investigations and reviewed such other information as it considered appropriate for purposes of arriving at and preparing the Wasserstein Perella Opinion.

     In conducting its analysis and arriving at its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all financial and other information that was provided to or discussed with it or was publicly available, and did not assume any responsibility for independent verification of such information. Wasserstein Perella also relied upon the reasonableness and accuracy of the financial information and analyses provided to them and assumed that all financial information and analyses provided by Evergreen and Chancellor were prepared in good faith and on bases reflecting the best currently available judgments and estimates of the respective managements of Evergreen and Chancellor. Wasserstein Perella did not express any opinion with respect to such financial information and analyses or the assumptions upon which they are based. In addition, Wasserstein Perella did not review any of the books and records of Evergreen or Chancellor, except as described above, or assume any responsibility for conducting a physical inspection of the properties or facilities of Evergreen or Chancellor, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Evergreen or Chancellor, and Wasserstein Perella was not provided with any such independent valuation or appraisal. Wasserstein Perella noted that the Merger is intended to qualify as a reorganization within Section 368(a) of the Code (a "Reorganization"), and Wasserstein Perella assumed that the Merger will qualify as a Reorganization. Wasserstein Perella also assumed that the transactions described in the Merger Agreement would be consummated on the terms set forth therein, without material waiver or modification.

     Wasserstein Perella's Opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by Wasserstein Perella on the date thereof. In addition, Wasserstein Perella did not express any opinion as to the price or trading range at which Surviving Corporation Common Stock will trade following the Merger.

  Summary and Analysis of the Merger

     At the February 18, 1997 meeting of the Evergreen Board, Wasserstein Perella reviewed with the members of the Evergreen Board certain financial, industry and market information with respect to Evergreen and Chancellor, and the procedures used in arriving at, and the analyses underlying, the Wasserstein Perella Opinion. The summary set forth below does not purport to be a complete description of the Wasserstein Perella Opinion or of Wasserstein Perella's analyses relating thereto. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analyses or summary description. Stockholders are encouraged to review the Wasserstein Perella Opinion in its entirety.

     Wasserstein Perella presented a summary of the material terms of the Merger, including: (i) the fact that the Merger was a stock-for-stock transaction intended to be on a tax-free basis; (ii) the Exchange Ratio; (iii) the assumption of Chancellor debt by Evergreen; (iv) the issuance of three new series of preferred stock by Evergreen and EMCLA to replace existing preferred stock of Chancellor and CRBC; (v) the designation by each of Evergreen and Chancellor of three members of the Evergreen Board, with an additional five independent directors; and (vi) customary conditions to closing.

  Evergreen and Chancellor Historical Stock Price Ratios and Trading Analysis

     Wasserstein Perella reviewed the ratio of the closing price per share of Chancellor Class A Common Stock to the closing price per share of Evergreen Class A Common Stock since February 9, 1996 (the date of the Chancellor initial public offering), over the 90 day period and the 30 day period prior to February 14, 1997. Wasserstein Perella noted that the mean of the ratios of the closing price per share of Chancellor Class A Common Stock to the closing price per share of Evergreen Class A Common Stock for such periods were

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

1.05x, 1.00x and 0.91x, respectively. Wasserstein Perella also noted that the ratio of the closing price per share of Chancellor Class A Common Stock to the closing price per share of Evergreen Class A Common Stock for February 14, 1997 was 0.85x.

     Wasserstein Perella also performed an analysis of the market trading multiples as of June 30, 1996, September 30, 1996, December 31, 1996 and February 14, 1997 for Evergreen and Chancellor based on their enterprise values as a multiple of broadcast cashflow ("BCF") for the latest twelve months of information available as of the evaluation date ("LTM"), 1996 estimated BCF and 1997 estimated BCF.

     Based on such calculations, Wasserstein Perella noted that the enterprise value market multiples for Evergreen were (i) 14.4x for LTM BCF, 13.6x for 1996 estimated BCF and 12.1x for estimated 1997 BCF as of June 30, 1996; (ii) 15.3x for LTM BCF, 14.4x for 1996 estimated BCF and 12.8x for 1997 estimated BCF as of September 30, 1996; (iii) 13.8x for LTM BCF, 13.3x for 1996 estimated BCF and 11.6x for 1997 estimated BCF as of December 31, 1997; and (iv) 16.0x for LTM BCF, 15.3x for 1996 estimated BCF and 13.0x for 1997 estimated BCF as of February 14, 1997. The enterprise value market multiples for Chancellor were (i) 15.5x for LTM BCF, 14.0x for 1996 estimated BCF and 12.3x for estimated 1997 BCF as of June 30, 1996; (ii) 15.6x for LTM BCF, 14.6x for 1996 estimated BCF and 12.8x for 1997 estimated BCF as of September 30, 1996; (iii) 12.5x for LTM BCF, 12.1x for 1996 estimated BCF and 10.3x for 1997 estimated BCF as of December 31, 1997; and (iv) 16.5x for LTM BCF, 15.4x for 1996 estimated BCF and 11.6x for 1997 estimated BCF as of February 14, 1997.

     Wasserstein Perella analyzed the historical daily ratios and market trading multiples of Evergreen and Chancellor as part of its analysis of the fairness of the Exchange Ratio from a financial point of view to Evergreen. Wasserstein Perella did not determine a range of implied public market equity values for either Evergreen or Chancellor based on these analyses.

  Analysis of the Exchange Ratio

     Wasserstein Perella noted that calculation of the Exchange Ratio (based on the closing price of Evergreen Common Stock on February 14, 1997) implied a consideration of $29.77 per share of Chancellor Common Stock, a premium of 6.6% to the closing price of Chancellor Class A Common Stock on February 14, 1997, a market equity value of $578.4 million and an enterprise value of $1.47 billion and would result in a pro forma direct ownership of Evergreen following the completion of the Merger by the current stockholders of Evergreen of 71.2%. Wasserstein Perella reviewed with the Evergreen Board the structure of the Exchange Ratio. Wasserstein Perella also noted that increases or decreases in the price of Evergreen Class A Common Stock prior to the completion of the Merger would not affect the pro forma percentage ownership of Evergreen following the completion of the Merger by the current stockholders of Evergreen.

     Based on the Exchange Ratio and the implied consideration of $29.77 per share of Chancellor Class A Common Stock, Wasserstein Perella calculated Chancellor's enterprise value as a multiple of LTM revenue, 1996 estimated revenue, 1997 estimated revenue, LTM BCF, 1996 estimated BCF, 1997 estimated BCF, LTM operating cashflow ("OCF"), 1996 estimated OCF and 1997 estimated OCF. Wasserstein Perella noted that the enterprise value market multiples were 6.3x for LTM revenue, 6.0x for 1996 estimated revenue, 5.1x for 1997 estimated revenue, 16.9x for LTM BCF, 15.8x for 1996 estimated BCF, 11.9x for 1997 estimated BCF, 17.8x for LTM OCF, 16.5x for 1996 estimated OCF and 12.4x for 1997 estimated OCF.

  Contribution Analysis

     Wasserstein Perella performed a contribution analysis to determine the relative contributions by Evergreen and Chancellor to the combined entity based on market equity value, enterprise value, net debt and net debt plus preferred stock and noted that Evergreen's contributions were 72.2%, 60.8%, 62.8% and 47.9%, respectively. Wasserstein Perella also applied the Exchange Ratio on a pro forma basis to compare the relative contributions of Evergreen and Chancellor to the combined entity based on market equity value, enterprise value, net debt and net debt plus preferred stock and noted that Evergreen's contributions were 70.9%, 60.2%, 62.8% and 47.9%, respectively. In addition, Wasserstein Perella compared the relative contributions of Evergreen and Chancellor to the combined entity based on 1996 and 1997 estimated net revenue, BCF and

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

OCF. Based on 1996 estimated financial data, Evergreen's relative contributions were 59.4%, 60.9% and 60.7%, respectively, and based on 1997 estimated financial data, Evergreen's relative contributions were 57.8%, 58.2% and 57.8%, respectively.

  Pro Forma Merger Analysis

     Wasserstein Perella analyzed estimated 1996 and 1997 pro forma financial data for the combined entity based on 1996 and 1997 estimated net revenue, BCF, OCF, earnings before interest and taxes ("EBIT"), net debt and net debt plus preferred stock. Wasserstein Perella noted that, based on 1996 estimated pro forma financial data, net revenue, BCF, OCF, EBIT, net debt and net debt plus preferred stock were $603.1 million, $238.8 million, $226.8 million, $81.2 million, $1.3 billion and $1.7 billion, respectively. Based on 1997 estimated pro forma financial data, net revenue, BCF, OCF, EBIT, net debt and net debt plus preferred stock were $681.3 million, $295.7 million, $282.4 million, $118.0 million, $1.2 billion and $1.6 billion, respectively. In performing its analysis, Wasserstein Perella did not take into account any divestitures that may be required as part of the Merger or any subsequent transaction.

  Pro Forma Analysis of the Evergreen-Chancellor-Viacom Stations Combined Entity

     At the request of the Evergreen Board, Wasserstein Perella calculated pro forma 1997 estimated revenue, BCF, OCF, net debt and net debt plus preferred stock for a combined entity consisting of Evergreen, Chancellor and certain radio stations acquired from Viacom. Wasserstein Perella noted that pro forma 1997 estimated revenue, BCF, OCF, net debt and net debt plus preferred stock for this combined entity were $781.4 million, $354.4 million, $341.1 million, $1.9 billion and $2.5 billion, respectively. In performing its analysis, Wasserstein Perella took into account certain divestitures that may be required in connection with the Merger or the Viacom Acquisition.

  Selected Radio Broadcasting Company Trading Analysis

     In order to analyze the relative public market valuations of certain selected comparable radio broadcasting companies, Wasserstein Perella performed an analysis of stock price performance and operating performance of Evergreen, Chancellor, American Radio Systems Corporation, Cox Radio, Emmis, Heftel, Jacor, Saga Communications and SFX Broadcasting, Inc. Wasserstein Perella calculated certain market trading multiples for each of such companies based on their (i) enterprise values as a multiple of LTM revenue, 1996 estimated revenue, 1997 estimated revenue, LTM BCF, 1996 estimated BCF, 1997 estimated BCF, LTM OCF, 1996 estimated OCF and 1997 estimated OCF and (ii) net debt plus preferred stock as a multiple of 1996 and 1997 estimated OCF.

     Based on such calculations, Wasserstein Perella noted that the range of enterprise value market multiples was 4.2x to 8.7x for LTM revenue, 4.3x to 8.5x for 1996 estimated revenue, 3.9x to 7.7x for 1997 estimated revenue, 10.5x to 28.3x for LTM BCF, 10.2x to 26.2x for 1996 estimated BCF, 9.3x to 19.1x for 1997 estimated BCF, 11.8x to 32.2x for LTM OCF, 11.4x to 29.6x for 1996 estimated OCF and 10.3x to 21.0x for 1997 estimated OCF. The range of net debt plus preferred stock was 3.5x to 10.0x for 1996 estimated OCF and 2.6x to 8.2x for 1997 estimated OCF.

     Wasserstein Perella analyzed the enterprise value market multiples for these companies solely to provide background information to the Evergreen Board. Wasserstein Perella did not determine a range of implied public market equity values for either Evergreen or Chancellor based on this analysis.

  Review of Selected Radio Broadcasting Company Acquisitions

     Wasserstein Perella reviewed certain publicly available financial and other information relating to the following announced business combination transactions (the "Recent Transactions") in the radio broadcasting business:
Colfax Communications -- Chancellor, EZ Communications, Inc. -- American Radio Systems Corporation, Granum Holdings -- Infinity Broadcasting,
Citicasters -- Jacor, Shamrock Broadcasting -- Chancellor, Infinity Broadcasting Corporation -- Westinghouse Electric Corporation and Pyramid Communications, Inc. -- Evergreen.

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

     In conducting its review, Wasserstein Perella calculated the aggregate purchase price transaction multiple (i.e., total shares of common stock outstanding times the purchase price per share plus net debt) as a multiple of BCF for the calendar year in which the applicable transaction was announced and for the following calendar year for each Recent Transaction based on the latest publicly available information as of the date of each such transaction.

     Based on such calculations, Wasserstein Perella noted that the range of implied multiples of the aggregate purchase price for the Recent Transactions was 12.0x to 17.8x of BCF for the calendar year in which the applicable transaction was announced and 10.0x to 16.4x for the following calendar year.

     Wasserstein Perella analyzed the aggregate purchase price transaction multiples for the Recent Transactions solely to provide background information to the Evergreen Board. Wasserstein Perella did not determine a range of implied public market equity values for either Evergreen or Chancellor based on the Recent Transactions.

  Summary

     The summary set forth above does not purport to be a complete description of the analyses performed by Wasserstein Perella or Wasserstein Perella's presentations to the Evergreen Board. Wasserstein Perella believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying its analyses set forth in its opinion. In performing its analyses, Wasserstein Perella made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Evergreen and Chancellor. Any estimates incorporated in the analyses performed by Wasserstein Perella are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which radio stations may be sold. Since such estimates are inherently subject to uncertainty, Wasserstein Perella does not assume any responsibility for their accuracy. No company analyzed for comparative purposes is identical to Evergreen or Chancellor. Accordingly, an analysis of comparative companies and comparative business combinations is not simply mathematical but rather involves complex considerations and judgments concerning financial and operating characteristics of the companies involved and other factors that affect value.

     In addition to the analyses outlined above, Wasserstein Perella performed such other valuation analyses as it deemed appropriate in determining the fairness of the Exchange Ratio from a financial point of view to Evergreen. Wasserstein Perella concluded that, in its judgment, including the full range of its analyses described above, the Exchange Ratio is fair, from a financial point of view, to Evergreen.

     Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Evergreen Board selected Wasserstein Perella as its financial advisor because Wasserstein Perella is an internationally recognized investment banking firm and members of Wasserstein Perella have substantial experience in transactions such as the Merger and in the valuation of companies.

     Pursuant to the terms of an engagement letter, dated October 29, 1996, as amended and supplemented by a letter, dated February 17, 1997, Evergreen agreed to pay Wasserstein Perella a transaction fee of $4.0 million contingent upon the consummation of the Viacom Acquisition. Evergreen also agreed to pay Wasserstein Perella a fee of $1.0 million on the date Wasserstein Perella rendered an opinion with respect to the fairness of the Exchange Ratio from a financial point of view to Evergreen, such $1.0 million fee to reduce the amount of any transaction fee to be paid in connection with the Viacom Acquisition. Evergreen also has agreed to reimburse Wasserstein Perella, whether or not the Merger is consummated, for its reasonable out-of-pocket expenses, including all reasonable fees, disbursements and other charges of counsel, and to indemnify

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

Wasserstein Perella and certain related persons against certain liabilities relating to or arising out of its engagement, including certain liabilities under the Federal securities laws.

     In the ordinary course of its business, Wasserstein Perella may actively trade the securities of Evergreen and, prior to completion of the Merger, Chancellor for the accounts of Wasserstein Perella and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF FINANCIAL ADVISOR TO THE CHANCELLOR BOARD

     Greenhill has delivered to the Chancellor Board its written opinion (the "Greenhill Opinion") dated February 19, 1997 that, on the date of such opinion, and based on assumptions made, procedures followed, matters considered and limits of review, as set forth in the Greenhill Opinion, the Exchange Ratio is fair from a financial point of view to the holders of shares of Chancellor Common Stock.

     THE FULL TEXT OF THE GREENHILL OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF CHANCELLOR COMMON STOCK ARE URGED TO, AND SHOULD, READ THE GREENHILL OPINION CAREFULLY AND IN ITS ENTIRETY. THE GREENHILL OPINION IS DIRECTED TO THE CHANCELLOR BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF SHARES OF CHANCELLOR COMMON STOCK AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF CHANCELLOR COMMON STOCK AS TO HOW TO VOTE AT THE CHANCELLOR SPECIAL MEETING. THE SUMMARY OF THE GREENHILL OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion, Greenhill, among other things,
(i) reviewed certain publicly available financial statements and certain other historical financial information of Chancellor, CRBC and Evergreen; (ii) reviewed certain non-public financial statements and certain other financial and operating data concerning Chancellor, CRBC, Evergreen and the Viacom Stations;
(iii) analyzed certain financial forecasts for Chancellor and Evergreen prepared by the management of Chancellor, certain 1997 financial forecasts for Evergreen prepared by the management of Evergreen, and certain financial forecasts for the Viacom Stations furnished to it by Chancellor; (iv) discussed the strategic, financial and operational benefits anticipated from the Merger and the sale of the Viacom Stations with the managements of Chancellor and Evergreen, respectively; (v) discussed the past and current operations and financial condition and the prospects of Chancellor, Evergreen and the Viacom Stations with senior executives of Chancellor and discussed the past and current operations and financial condition and prospects of Evergreen with senior executives of Evergreen; (vi) undertook a discounted cash flow analysis of Chancellor giving effect to the Chancellor Viacom Acquisition and of the Surviving Corporation giving effect to the Merger and the Viacom Acquisition;
(vii) reviewed the pro forma impact of the Merger and the Viacom Acquisition on the Surviving Corporation's cash flow, consolidated capitalization and financial ratios; (viii) reviewed the reported prices and trading activity for Chancellor Common Stock and Evergreen Common Stock; (ix) compared the financial performance of Chancellor and Evergreen and the prices and trading activity of Chancellor Common Stock and Evergreen Common Stock with that of certain other publicly traded companies comparable with Chancellor and Evergreen, respectively, and their securities; (x) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that Greenhill deemed reasonably comparable to the Merger; (xi) reviewed the Merger Agreement, the Viacom Joint Purchase Agreement and the Viacom Stock Purchase Agreement; (xii) considered the shared control of the Surviving Corporation; and (xiii) considered such other factors as Greenhill deemed appropriate.

     In rendering its opinion, Greenhill assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to it by Chancellor and Evergreen for the purpose of its opinion. With respect to the financial forecasts, Greenhill assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Chancellor, Evergreen and the Viacom Stations. In addition, Greenhill assumed that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger would be treated as a tax-free reorganization

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

and/or exchange, each pursuant to the Internal Revenue Code of 1986, and that the Chancellor Viacom Acquisition and the Viacom Acquisition, if consummated, would be consummated in accordance with the terms of the Viacom Joint Purchase Agreement and the Viacom Stock Purchase Agreement, respectively. Greenhill did not make any independent valuation or appraisal of the assets or liabilities of Chancellor, nor was it furnished with any such appraisals. The Greenhill Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Greenhill as of, February 19, 1997.

     In arriving at its opinion, Greenhill was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving Chancellor. Greenhill has not discussed any of the historical financial information or financial forecasts of the Viacom Stations or the past and current operations and financial condition and prospects of the Viacom Stations with any representatives of Viacom. Greenhill does not express any opinion with respect to the transactions contemplated by the Viacom Joint Purchase Agreement. Greenhill has, however, considered the impact on Chancellor of the consummation of the Chancellor Viacom Acquisition and the impact on the Surviving Corporation of the consummation of the Viacom Acquisition.

     The following is a brief summary of the analyses performed by Greenhill in preparation of the Greenhill Opinion to the Chancellor Board:

     Combination Analysis. Greenhill reviewed certain financial information (net revenues, broadcast cash flow ("BCF") and EBITDA) for Chancellor, Evergreen and the Viacom Stations based on estimated future results. The estimated future results of Chancellor and Evergreen were prepared by Chancellor and Evergreen managements, respectively, and the estimated future results of the Viacom Stations were derived from Chancellor management. Based on such review, Greenhill analyzed the contribution of each of Chancellor, Evergreen and the Viacom Stations to the combined entity resulting from the Merger and the Viacom Acquisition and compared it to the approximately 30% pro forma equity ownership that holders of Chancellor Common Stock would have in the combined entity. Such analysis indicated that each of Chancellor, Evergreen and the Viacom Stations would, respectively, contribute to the combined entity resulting from the Merger
(i) for fiscal 1996, 34.6%, 51.1% and 14.4% of net revenues, 33.5%, 48.6% and
17.9% of BCF and 33.5%, 48.3% and 18.2% of EBITDA; and (ii) for fiscal 1997, 36.2%, 48.9% and 14.9% of net revenues, 35.4%, 46.9% and 17.7% of BCF and 35.5%,
46.6% and 18.0% of EBITDA. The combination analysis for both years was based on estimated results.

     Implied Exchange Ratios Based on Market Prices. Greenhill compared the Exchange Ratio of 0.9091 to the relative market prices of the Chancellor Common Stock and the Evergreen Common Stock (i) on February 14, 1997, (ii) for the 30 day period preceding such date, and (iii) for the 52 week period preceding such date. The ratio of the price of Chancellor Common Stock over the price of Evergreen Common Stock was: 0.85 at February 14, 1997; 1.013 and 1.403 for the high exchange ratios during the 30 day and 52 week periods, respectively; 0.907 and 1.054 for the average exchange ratios during the 30 day and 52 week periods, respectively; 0.921 and 1.026 for the median exchange ratios during the 30 day and 52 week periods, respectively; and 0.783 and 0.783 for the low exchange ratios during the 30 day and 52 week periods, respectively.

     Analysis of Selected Comparable Publicly Traded Companies. Greenhill compared certain financial information of Chancellor and Evergreen with the corresponding publicly available financial information of certain other companies which Greenhill deemed to be reasonably similar. In this portion of its analysis, Greenhill compared certain financial information for five radio broadcasting companies: American Radio, Clear Channel Communications, Emmis Broadcasting, Jacor Communications and SFX Broadcasting (the "Comparable Companies").

     Greenhill determined the enterprise values of the Comparable Companies by adding net debt to market value. Greenhill then calculated enterprise value as a multiple of BCF and, utilizing these multiples, derived a low, mid and high multiple of 9.0, 12.4 and 14.8, respectively, to use in valuing Chancellor, Evergreen and the Surviving Corporation. Applying these multiples to the estimated 1997 BCF of Chancellor, Evergreen and the Surviving Corporation, Greenhill computed enterprise values for each, subtracted total debt, and arrived at

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

low, mid and high per share equity values of (i) $7.99, $25.68 and $38.17 for Chancellor, (ii) $8.36, $24.10 and $35.20 for Evergreen and (iii) $10.23, $32.18
and $47.68 for the Surviving Corporation. The valuation of the Surviving Corporation reflects the consummation of the Viacom Acquisition and all synergies resulting from the Merger and the Viacom Acquisition. The valuations of Chancellor and Evergreen reflect the pro forma effect on each of the Chancellor Viacom Acquisition and the Evergreen Viacom Acquisition, respectively.

     Analysis of Selected Comparable Acquisition Transactions. Greenhill reviewed certain publicly available information regarding ten selected business combinations announced since February 1996 in the radio broadcasting industry (the "Acquisition Comparables"). The Acquisition Comparables and the dates the transactions were announced are as follows: Chancellor's acquisition of Colfax (August 1996); Evergreen's acquisition of certain radio stations from Secret Communications (August 1996); American Radio Systems' acquisition of EZ Communications (August 1996); Westinghouse's acquisition of Infinity Broadcasting (June 1996); Cox Broadcasting's acquisition of NewCity Communications (May 1996); Chancellor's acquisition of OmniAmerica (May 1996); Clear Channel's acquisition of Radio Equity Partners (May 1996); Chancellor's acquisition of Shamrock Broadcasting (February 1996); Infinity's acquisition of Granum (February 1996); and Jacor's acquisition of Citicasters (February 1996).

     Greenhill calculated for each Acquisition Comparable the value of the transaction as a multiple of 1996 and projected 1997 BCF and, utilizing these multiples, derived a low, mid and high multiple of 9.7x, 12.1x and 16.5x, respectively, to use in valuing Chancellor, Evergreen and the Surviving Corporation. Applying these multiples to the estimated 1997 BCF of Chancellor, Evergreen and the Surviving Corporation, Greenhill computed implied enterprise values for each, subtracted total debt, and arrived at low, mid and high per share values of (i) $11.64, $24.12 and $47.01 for Chancellor, (ii) $11.60, $22.71 and $43.07 for Evergreen and (iii) $14.75, $30.24 and $58.65 for the
Surviving Corporation. The valuation of the Surviving Corporation reflects the consummation of the Viacom Acquisition and all synergies resulting from the Merger and the Viacom Acquisition. The valuations of Chancellor and Evergreen reflect the pro forma effect on each of the Chancellor Viacom Acquisition and the Evergreen Viacom Acquisition, respectively.

     Discounted Cash Flow Analysis. Greenhill calculated ranges of per share equity value for Chancellor, Evergreen and the Surviving Corporation based upon the value of their five-year stream of projected unlevered free cash flows and their projected fiscal year 2001 terminal values, discounted to January 1, 1997, based on BCF multiples ranging from 11.0x to 13.0x and discount rates ranging from 11.0% to 13.0%. For purposes of its per share equity value analysis, preferred stock and total debt were subtracted from, and cash was added to, aggregate value (the sum of discounted cash flows in years 1997 through 2001 and terminal value). Based on such analysis, the implied per share equity value of
(i) Chancellor ranged from $24.22 to $39.35, (ii) Evergreen ranged from $28.58 to $42.00 and (iii) the Surviving Corporation ranged from $32.91 to $50.89. The valuation of the Surviving Corporation reflects the consummation of the Viacom Acquisition and all synergies resulting from the Merger and the Viacom Acquisition. The valuations of Chancellor and Evergreen reflect the pro forma effect on each of the Chancellor Viacom Acquisition and the Evergreen Viacom Acquisition, respectively.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Greenhill may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Greenhill's view of the actual value of Chancellor.

     In performing its analyses, Greenhill made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Chancellor or Evergreen. The analyses performed by Greenhill are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were

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

prepared solely as a part of Greenhill's analysis of the fairness from a financial point of view of the Exchange Ratio pursuant to the Merger Agreement to the holders of shares of Chancellor Common Stock and were provided to the Chancellor Board in connection with the delivery of the Greenhill Opinion. The analyses do not purport to be appraisals or to reflect the prices at which Chancellor might actually be sold. In addition, the Greenhill Opinion and presentation to the Chancellor Board was one of many factors taken into consideration by the Chancellor Board in making its determination to approve the Merger. The consideration to be received by the holders of shares of Chancellor Common Stock pursuant to the Merger was determined through arm's-length negotiations between Chancellor and Evergreen and was approved by the Chancellor Board. Greenhill provided advice to Chancellor during the course of such negotiations; however, the decision to enter into the Merger Agreement and to accept the Exchange Ratio was solely that of the Chancellor Board.

     Greenhill Fees. Chancellor agreed to pay Greenhill for its services in connection with the acquisition of certain radio stations from Viacom and the Merger fees payable as follows: (i) a transaction fee equal to $3,000,000, payable upon consummation of the acquisition of certain radio stations from Viacom; and (ii) a fee of $1,000,000, payable for the delivery by Greenhill of the Greenhill Opinion. Chancellor also has agreed to reimburse Greenhill for reasonable travel and other out-of-pocket expenses, including the reasonable fees and expenses of Shearman & Sterling, Greenhill's legal counsel, and to indemnify Greenhill and certain related persons against certain liabilities, including liabilities under the federal securities laws.

     Chancellor retained Greenhill because of its experience and expertise. The investment bankers at Greenhill are internationally recognized for their investment banking and advisory expertise. Greenhill, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  EVERGREEN

     In considering the recommendation of the Board of Directors of Evergreen with respect to the approval of and adoption of the Merger Agreement and the transactions contemplated thereby, stockholders of Evergreen should be aware that certain members of management of Evergreen and the Evergreen Board of Directors have interests in the Merger that are different from, or in addition to, the interests of stockholders of Evergreen generally.

     Stockholders Agreement. On February 19, 1997, Chancellor, Evergreen, the Hicks Stockholders and Scott K. Ginsburg entered into the Stockholders Agreement, pursuant to the which the Hicks Stockholders and Mr. Ginsburg agreed, among other things, to vote all shares of capital stock of Chancellor and Evergreen held by such parties at any meeting of the stockholders of the respective companies in favor of the transactions contemplated by the Merger Agreement. In order to effect the intention of the parties in entering into the Stockholders Agreement, the Hicks Stockholders appointed certain officers of Evergreen as their proxy and attorney-in-fact to vote any and all shares of the Chancellor Common Stock held by the Hicks Stockholders at the Chancellor Special Meeting, and Mr. Ginsburg appointed certain officers of Chancellor as his proxy and attorney-in-fact to vote any and all shares of Evergreen Common Stock held by Mr. Ginsburg at the Evergreen Annual Meeting. The Hicks Stockholders control approximately 90.3% of the combined voting power of the Chancellor Common Stock (assuming exercise of all presently outstanding options and options exercisable within 60 days after July 1, 1997). Mr. Ginsburg controls approximately 44.3% of the combined voting power of the outstanding Evergreen Common Stock (assuming exercise of all presently outstanding options and options exercisable within 60 days after July 1, 1997). See "The Stockholders Agreement."

     Indemnification; Directors' and Officers' Liability Insurance. Under the Merger Agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the Effective Time of the Merger Agreement in favor of the current or former directors and officers of Evergreen and its subsidiaries provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, each as amended and restated in connection with the Merger, will survive the Merger and continue in full force and effect in accordance with their terms for not less than six years from the Effective Time. In addition, subject to certain conditions, for six years after the Effective Time, Evergreen has

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

agreed to maintain Chancellor's current directors' and officers' insurance and indemnification policy, to the extent that such policy provides coverage for events occurring prior to the Effective Time, for all persons who were directors and officers of Chancellor or Evergreen on the date of the Merger Agreement.

     Legal Counsel. Eric L. Bernthal, a director of Evergreen, is a senior partner in the law firm of Latham & Watkins, Washington, D.C., regular counsel to Evergreen. Latham & Watkins has represented Evergreen in connection with the Merger, the Merger Agreement and certain transactions contemplated thereby.

     Employment Agreement. Evergreen has entered into a memorandum of agreement (the "Memorandum of Agreement") with Mr. Ginsburg in connection with Evergreen's entering into the Merger Agreement. The Memorandum of Agreement was entered in connection with the execution of the Merger Agreement because Evergreen and Chancellor concluded that it was desirable to extend Mr. Ginsburg's term of employment with Evergreen in order to provide for continuity and stability of management of Evergreen following consummation of the Merger. The Memorandum of Agreement is intended to be replaced by a definitive employment contract prior to consummation of the Merger; should the Merger not be consummated, the employment agreement contemplated by the Memorandum of Agreement will not be entered into. The Memorandum of Agreement provides that the term of Mr. Ginsburg's employment with Evergreen will be extended through the fifth anniversary of the consummation of the Merger, which Mr. Ginsburg may extend for an additional five years, and provides for an initial base salary of $1,000,000 in the first year following the consummation of the Merger, to be increased each year by a percentage equal to the percentage change in the consumer price index during the preceding year. In addition, the Memorandum of Agreement provides for an annual bonus of up to $3,000,000 based upon a percentage of the amount by which Evergreen exceeds certain annual performance targets which are defined in the Memorandum of Agreement. The Memorandum of Agreement also provides that Mr. Ginsburg is eligible to receive options to purchase 100,000 shares per year of the Surviving Corporation Common Stock. The Memorandum of Agreement provides that if Mr. Ginsburg's employment is terminated prior to the fifth annual anniversary of the consummation of the Merger, except termination for "cause" or termination by Mr. Ginsburg for other than "good reason," Mr. Ginsburg will receive on such termination date options to purchase the number of shares of Surviving Corporation Common Stock that is equal to 500,000 minus the number of shares of Surviving Corporation Common Stock subject to options received by Mr. Ginsburg pursuant to the Memorandum of Agreement (or any definitive agreement executed by Mr. Ginsburg and Evergreen) prior to such date. The Memorandum of Agreement provides that all options granted to Mr. Ginsburg will be exercisable for ten years from the date of grant of the option, at a price equal to the market price for Evergreen's common stock on the date of grant of the option. The Memorandum of Agreement provides that, in the event of termination of Mr. Ginsburg's employment following the Merger, except termination for "cause" or termination by Mr. Ginsburg for other than "good reason," Mr. Ginsburg will be entitled to a one-time cash payment in an amount (after payment by the Surviving Corporation of any excise tax imposed by Section 4999 of the Code) equal to $20,000,000. The Memorandum of Agreement provides that Mr. Ginsburg will have registration rights with respect to all Evergreen Common Stock owned by Mr. Ginsburg upon the consummation of the Merger and any such stock acquired thereafter. The Memorandum of Agreement provides that Evergreen, Chancellor and Mr. Ginsburg will work together in good faith to prepare and execute a definitive employment agreement containing the terms of the Memorandum of Agreement, including definitions of "cause" and "good reason", at or prior to consummation of the Merger. As of July 30, 1997, a definitive employment agreement had not been executed.

  CHANCELLOR

     In considering the recommendation of the Board of Directors of Chancellor with respect to the approval of and adoption of the Merger Agreement and the transactions contemplated thereby, stockholders of Chancellor should be aware that certain stockholders, members of management of Chancellor and the Chancellor Board have interests in the Merger that are different from, or in addition to, the interests of stockholders of Chancellor generally.

     Indemnification; Directors' and Officers' Liability Insurance. Under the Merger Agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the Effective Time in favor of the current or former directors and officers of Chancellor

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

and its subsidiaries provided in the Surviving Corporation Certificate and Surviving Corporation Bylaws, each and amended and restated in connection with the Merger, will survive the Merger and continue in full force and effect in accordance with their terms for not less than six years from the Effective Time. In addition, subject to certain conditions, for six years after the Effective Time, Evergreen has agreed to maintain Chancellor's current directors' and officers' insurance and indemnification policy, to the extent that such policy provides coverage for events occurring prior to the Effective Time, for all persons who were directors and officers of Chancellor or Evergreen on the date of the Merger Agreement.

     Financial Monitoring and Oversight Agreement. Chancellor and CRBC are parties to a financial monitoring and oversight agreement (the "Financial Monitoring and Oversight Agreement") with Hicks, Muse & Co. Partners, L.P. ("Hicks Muse Partners"), an affiliate of Hicks Muse. Pursuant thereto, Chancellor and CRBC pay to Hicks Muse Partners an annual fee adjustable upward or downward at the end of each fiscal year to a fee equal to 0.25% of the budgeted consolidated annual net sales of Chancellor, provided that such fee shall at no time be less than $500,000 per year. In the event that Chancellor or any of its subsidiaries acquires another entity or business during the term of the Financial Monitoring and Oversight Agreement, the annual fee for the calendar year in which such acquisition occurs shall be adjusted prospectively as of the closing of such acquisition to an annual amount equal to 0.25% of the pro forma combined budgeted consolidated annual net sales of Chancellor (including the sales of the acquired entity or business for such entire fiscal year on a pro forma basis). Hicks Muse Partners is also entitled to reimbursement for any out-of-pocket expenses incurred by it in connection with rendering services under the Financial Monitoring and Oversight Agreement. In addition, Chancellor and CRBC have agreed to indemnify Hicks Muse Partners, its affiliates and shareholders, and their respective directors, officers, agents, employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners in connection with the Financial Monitoring and Oversight Agreement.

     On February 17, 1997, in connection with the transactions contemplated by the Merger Agreement, the Chancellor Board authorized an amendment to the Financial Monitoring and Oversight Agreement to provide that, upon the consummation of the Merger, the annual fee to be paid by the Surviving Corporation shall be increased to an amount not less than $1 million, subject to increase, but not decrease, based upon changes in the Consumer Price Index. The amended Financial Monitoring and Oversight Agreement will provide that the agreement will terminate at such time as Thomas O. Hicks and his affiliates collectively cease to beneficially own at least two-thirds of the number of shares of Surviving Corporation Common Stock beneficially owned by them, collectively, immediately following the Effective Time.

     Registration Rights. Chancellor is a party to that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996 (the "Chancellor Stockholders Agreement"), among Chancellor and certain holders of the Chancellor Common Stock, which provides for certain registration rights for the shares of Chancellor Common Stock held by such holders. In addition, Chancellor is also party to two additional registration rights agreements relating to the Chancellor Common Stock (collectively with the Chancellor Stockholders Agreement, the "Registration Rights Agreements"). Each of the Registration Rights Agreements relates to shares of Chancellor Common Stock held by certain affiliates of Hicks Muse.

     In connection with Merger, Chancellor is amending the Registration Rights Agreements as of the Effective Time in order to clarify that such Registration Rights Agreements shall be assumed by and apply to the Surviving Corporation and shares of Surviving Corporation Common Stock received by the parties to such Registration Rights Agreements in the Merger.

     Termination of Financial Advisory Agreement. Chancellor and CRBC are parties to an agreement (the "Financial Advisory Agreement") with HM2/Management Partners, L.P. ("HM2/Management"), an affiliate of Hicks Muse. Pursuant to the Financial Advisory Agreement. HM2/Management is entitled to receive a fee equal to 1.5% of the transaction value (as defined) for each add-on transaction (as defined) in which Chancellor, CRBC or any of their respective subsidiaries is involved. The term "transaction value" means the total value of any add-on transaction, including without limitation, the aggregate amount of the funds required to complete the add-on transaction (excluding any fees payable pursuant to the Financial

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

Advisory Agreement, but including the amount of any indebtedness, preferred stock or similar items assumed or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or similar transaction directly or indirectly involving Chancellor, CRBC or any of their respective subsidiaries and any other person or entity. In addition, Chancellor and CRBC have agreed to indemnify HM2/Management, its affiliates and shareholders, and their respective directors, officers, agents employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by HM2/Management in connection with the Financial Advisory Agreement.

     In connection with the execution and delivery of the Merger Agreement, HM2/Management agreed to terminate the Financial Advisory Agreement upon the consummation of the Merger (subject to the right to receive the fee related to the Viacom Acquisition in the event that the Viacom Acquisition were to occur after the consummation of the Merger), and in consideration thereof, in lieu of any payments required to be made under the Financial Advisory Agreement in respect of the transactions contemplated by the Merger Agreement, the Chancellor Board authorized the payment of a fee to HM2/Management in the amount of $5.0 million upon consummation for the Viacom Acquisition and a fee of $10.0 million upon consummation of the Merger.

     Brokerage Fees. CRBC is a party to a brokerage agreement (the "Brokerage Agreement") with Star Media, pursuant to which Star Media may have been entitled to a fee equal to 1.0% of the transaction value of the transactions contemplated by the Merger. In lieu of any payments otherwise required to be made pursuant to the Brokerage Agreement, Star Media has agreed to accept, and on February 17, 1997 the Chancellor Board agreed to pay to Star Media, a fee in the amount of $7.0 million upon the consummation of the Merger. In addition, Chancellor and Star Media have agreed to enter into an agreement (which shall become an obligation of the Surviving Corporation following the Merger) pursuant to which Star Media will be engaged to act as broker with respect to the sale of certain radio stations in Chicago and San Francisco for a fee equal to 1.0% of the transaction value achieved in any such dispositions.

     Other Financial Advisory Fees. In connection with the merger, Goldman, Sachs & Co. ("Goldman Sachs") also provided Chancellor with certain financial advisory services. In consideration for such services, Chancellor agreed to pay Goldman Sachs a fee of $1,000,000.

APPRAISAL AND DISSENTERS' RIGHTS

     Holders of Evergreen Common Stock and Chancellor Common Stock will not be entitled to exercise any appraisal rights under Section 262. Under the certificate of designation governing the Chancellor Parent Convertible Preferred Stock, holders of Chancellor Parent Convertible Preferred Stock are not entitled to vote on the Parent Merger, the Subsidiary Merger, or any other transactions contemplated by the Merger Agreement. The sole investment decision arising from the Merger for holders of Chancellor Parent Convertible Preferred Stock is whether to exercise appraisal rights under Section 262 of the DGCL.

     Although holders of shares of Chancellor Parent Convertible Preferred Stock are not entitled to vote on the approval and adoption of the Merger Agreement or the transactions contemplated thereby, such holders are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"), provided that they comply with the conditions established by Section 262. Section 262 is reprinted in its entirety as Annex D to this Joint Proxy Statement/Prospectus. The following discussion does not purport to be a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. This discussion and Annex D should be reviewed carefully by any holder of Chancellor Parent Convertible Preferred Stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein may result in the loss of appraisal rights. A holder of record of shares of Chancellor Parent Convertible Preferred Stock who desires to exercise appraisal rights must: (i) hold shares of Chancellor Parent Convertible Preferred Stock on the date of the making of a demand for appraisal; (ii) continuously hold such shares through the Effective Time, (iii) deliver a properly executed written demand for appraisal to Chancellor prior to the vote by the stockholders of Chancellor on the Merger;

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

(iv) file any necessary petition in the Delaware Court of Chancery (the "Delaware Court"), as more fully described below, within 120 days after the Effective Time; and (v) otherwise satisfy all of the conditions described more fully below and in Annex D.

     A record holder of shares of Chancellor Parent Convertible Preferred Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time and who otherwise complies with the statutory requirements of Section 262 will be entitled, if the Merger is consummated, to receive payment of the fair value of his shares of Chancellor Parent Convertible Preferred Stock as appraised by the Delaware Court. All references in Section 262 and in this summary of appraisal rights to a "stockholder" or "holders of shares of Chancellor Parent Convertible Preferred Stock" are to the record holder or holders of shares of Chancellor Parent Convertible Preferred Stock.

     Under Section 262, not less than 20 days prior to the Chancellor Special Meeting, Chancellor is required to notify its stockholders eligible for appraisal rights of the availability of such appraisal rights. This Joint Proxy Statement/Prospectus constitutes notice to holders of Chancellor Parent Convertible Preferred Stock that appraisal rights are available to them. Stockholders of record who desire to exercise their appraisal rights must satisfy all of the conditions set forth herein. Each Chancellor stockholder electing to demand the appraisal of his or her shares must file with Chancellor a written demand for appraisal of any shares of Chancellor Parent Convertible Preferred Stock before the taking of the vote on the Merger. Such written demand must reasonably inform Chancellor of the identity of the stockholder of record and of such stockholder's intention to demand appraisal of the Chancellor Parent Convertible Preferred Stock held by such stockholder.

     STOCKHOLDERS WHO DESIRE TO EXERCISE APPRAISAL RIGHTS MUST TIMELY SUBMIT A WRITTEN DEMAND FOR APPRAISAL AND OTHERWISE COMPLY WITH SECTION 262. FAILURE TO DO SO MAY CONSTITUTE A WAIVER OF THE STOCKHOLDER'S RIGHT OF APPRAISAL.

     A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing the shares of Chancellor Parent Convertible Preferred Stock. A person having a beneficial interest in shares of Chancellor Parent Convertible Preferred Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect any appraisal rights. If the shares of Chancellor Parent Convertible Preferred Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of Chancellor Parent Convertible Preferred Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all such joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. A record owner, such as a broker, fiduciary or other nominee, who holds shares of Chancellor Parent Convertible Preferred Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Chancellor Parent Convertible Preferred Stock outstanding in the name of such record owner. A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Chancellor Broadcasting Company, 12655 N. Central Expressway, Suite 405, Dallas, Texas 75243, Attention: Corporate Secretary, with a copy to Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201,
Attention: Jeremy W. Dickens, Esq. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Chancellor Parent Convertible Preferred Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares.

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

     Within ten days after the Effective Time, the Surviving Corporation must provide notice of the Effective Time to each of its stockholders who have complied with Section 262. Within 120 days after the Effective Time, the Surviving Corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of the dissenting stockholders of the Surviving Corporation. The Surviving Corporation does not currently intend to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Chancellor Common Stock not voted in favor of the Merger and the aggregate number of shares of Chancellor Parent Convertible Preferred Stock with respect to which demands for appraisal were received by Chancellor and the number of holders of such shares. Such written statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

     If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of Chancellor Parent Convertible Preferred Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger
v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which are known or which can be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Stockholders considering seeking appraisal should recognize that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the shares of Surviving Corporation 7% Convertible Preferred Stock to be issued pursuant to the Merger to holders of Chancellor Parent Convertible Preferred Stock if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Chancellor, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Chancellor Parent Convertible Preferred Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any holder of Chancellor Parent Convertible Preferred Stock will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, such holder may withdraw such demand for appraisal only with the written consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal will cease, and all holders of shares of Chancellor Parent Convertible Preferred Stock will be entitled to receive the Merger Consideration. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and has no present intention to do so, any holder of shares of Chancellor Parent Preferred Stock who desires such a petition to be filed is advised to file it on a timely basis.

     FAILURE TO TAKE ANY REQUIRED STEP IN CONNECTION WITH THE EXERCISE OF APPRAISAL RIGHTS MAY RESULT IN TERMINATION OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF THE DGCL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING THEIR RIGHTS UNDER SECTION 262 OF THE DGCL SHOULD CONSULT WITH THEIR LEGAL ADVISORS.

RESALE OF SURVIVING CORPORATION COMMON STOCK AND SURVIVING CORPORATION 7% CONVERTIBLE PREFERRED STOCK

     All shares of Surviving Corporation Common Stock and shares of Surviving Corporation 7% Convertible Preferred Stock issued to stockholders of Chancellor in connection with the Merger will be registered under the Securities Act. The Chancellor Parent Convertible Preferred Stock for which the Surviving Corporation 7% Convertible Preferred Stock will be issued is subject to a Registration Rights Agreement, dated January 23, 1997, among Chancellor Broadcasting Company and the initial purchasers of the Chancellor Parent Convertible Preferred Stock (the "Chancellor 7% Registration Rights Agreement"). Pursuant to the Chancellor 7% Registration Rights Agreement, Chancellor agreed to file within 90 days after the issue date of the Chancellor Parent Convertible Preferred Stock, and have declared effective within 180 days of such date, a shelf registration statement (the "Chancellor 7% Shelf Registration Statement") with the Commission. As of the date hereof, Chancellor has not timely fulfilled its obligations under the Chancellor 7% Registration Rights Agreement, and accordingly has accrued and will continue to accrue liquidated damages at a rate per annum of $2.50 per $1,000 liquidation preference of Chancellor Parent Convertible Preferred Stock for the first 90 days of such default, and $5.00 per $1,000 liquidation preference of Chancellor Parent Convertible Preferred Stock thereafter, until its registration obligations have been satisfied. Chancellor does not currently intend to file the Chancellor 7% Shelf Registration Statement with the Commission. In lieu thereof, Evergreen and Chancellor have decided to register the Surviving Corporation 7% Convertible Preferred Stock that will be issued to holders of Chancellor Parent Convertible Preferred Stock under the Securities Act on this Registration Statement. Such registration will allow for the free transfer of shares of Surviving Corporation 7% Convertible Preferred Stock by holders of such shares (other than those shares held by holders deemed to be affiliates of Chancellor, as described below). Accordingly, upon the declaration by the Commission of the effectiveness of this Registration Statement and the issuance of the Surviving Corporation 7% Convertible Preferred Stock at the Effective Time, Chancellor believes that its obligations under the Chancellor 7% Registration Rights Agreement, other than Chancellor's obligation to pay appropriate holders of the Chancellor Parent Convertible Preferred Stock amounts owing as liquidated damages through the Effective Time, will be satisfied.

     All shares of Surviving Corporation Common Stock and Surviving Corporation 7% Convertible Preferred Stock issued to stockholders of Chancellor in the Merger will be freely transferable, except the shares of Surviving Corporation Common Stock received by persons deemed to be "affiliates" (as defined under the Securities Act) of Chancellor at the Effective Time may be resold only in certain permitted circumstances set forth in Rules 144 and 145 under the Securities Act or pursuant to an effective registration statement under the Securities Act covering such shares. This Joint Proxy Statement/Prospectus does not cover resales of Surviving Corporation Common Stock and Surviving Corporation 7% Convertible Preferred Stock received by any person who may be deemed an affiliate of Chancellor at the time of the Chancellor Special Meeting. Persons who may be deemed to be affiliates of Chancellor generally include individuals or entities that control, are controlled by, or are under common control with, Chancellor and may include certain officers and directors of Chancellor, as well as principal stockholders of Chancellor.

     The Merger Agreement requires Chancellor to use its best efforts to cause each of its affiliates to execute a written agreement in the form attached as an exhibit to the Merger Agreement, to the effect that such person will not sell, transfer or otherwise dispose of any shares of Surviving Corporation Common Stock other than in compliance with the Securities Act, including Rule 145 promulgated thereunder.

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

     Pursuant to the terms of the Registration Rights Agreements, as amended at the Effective Time, certain directors, officers and affiliates of Chancellor as of the Effective Time of the Merger will be entitled to certain registration rights with respect to the shares of Surviving Corporation Common Stock received by such persons in the Merger. See "The Merger -- Interests of Certain Persons in the Merger -- Chancellor -- Registration Rights."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase in accordance with generally accepted accounting principles, with Evergreen considered the acquiror. The results of operations of the Surviving Corporation will consist of the results of operations of Evergreen combined with the results of operations of Chancellor from and after the Effective Time of the Merger. The cost of Chancellor to the Surviving Corporation shall be based upon (i) the value of the Surviving Corporation Common Stock issued for Chancellor Common Stock and the value of Chancellor stock options assumed by the Surviving Corporation, (ii) the value of the Surviving Corporation 7% Convertible Preferred Stock issued for Chancellor Parent Convertible Preferred Stock, (iii) the value of the Surviving Subsidiary Series A Preferred Stock issued for CRBC Series A Preferred Stock, (iv) the value of Surviving Subsidiary Junior Preferred Stock issued for CRBC Junior Preferred Stock, and (v) direct costs of the Merger. The aggregate cost of Chancellor, as determined, shall be allocated to the assets acquired and liabilities assumed by the Surviving Corporation based upon their respective fair values.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material United States Federal income tax consequences of the Merger. This discussion is based upon the Code, regulations, proposed or promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the Internal Revenue Service (the "Service"), in each case as in effect as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. It is assumed that shares of Chancellor Common Stock, Chancellor Parent Convertible Preferred Stock and Evergreen Common Stock are held as "capital assets" within the meaning of Section 1221 of the Code (i.e., property held for investment). This discussion does not address all aspects of Federal income taxation that might be relevant to particular holders of Chancellor Common Stock, Chancellor Parent Convertible Preferred Stock or Evergreen Common Stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the Federal income tax laws, such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Chancellor Common Stock, Chancellor Parent Convertible Preferred Stock or Evergreen Common Stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar. In addition, this discussion does not address the tax consequences to holders of options under the Chancellor stock option plans or other persons who have received their Chancellor Common Stock as compensation or to holders who exercise appraisal rights pursuant to Section 262 of the DGCL. Neither Evergreen nor Chancellor has requested or will receive a ruling from the Service as to the tax consequences of the Merger.

     HOLDERS OF CHANCELLOR COMMON STOCK, CHANCELLOR PARENT CONVERTIBLE PREFERRED STOCK AND EVERGREEN COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Parent Merger and the Subsidiary Merger are each intended to quality as a reorganization under Section 368(a) of the Code. It is a condition to the obligation of Evergreen, EMHC and EMCLA to consummate the Merger that Evergreen shall have received an opinion from Latham & Watkins, dated as of the same date as the Effective Time and the Subsidiary Merger Effective Time, to the effect that (i) the Parent Merger and the Subsidiary Merger will each be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by Evergreen, EMHC or Chancellor as a result of the Parent Merger, (iii) no gain or loss will be recognized by EMCLA or CRBC as a result of the

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

Subsidiary Merger, (iv) each of Chancellor, Evergreen and EMHC will be a party to the Parent Merger within the meaning of Section 368(b) of the Code, (v) each of CRBC and EMCLA will be a party to the Subsidiary Merger within the meaning of
Section 386(b) of the Code, (vi) no gain or loss will be recognized by the holders of the Evergreen Common Stock on the reclassification, change and conversion of such shares into shares of Surviving Corporation Common Stock pursuant to the Merger Agreement and (vii) no gain or loss will be recognized by holders of Evergreen $3.00 Convertible Preferred Stock as a result of the Merger. It is a condition to the obligation of Chancellor and CRBC to consummate the Merger that Chancellor shall have received an opinion from Weil, Gotshal & Manges LLP, dated as of the same date as the Effective Time and the Subsidiary Merger Effective Time, to the effect that, except with respect to cash received in lieu of fractional shares and except with respect to cash received by holders exercising appraisal rights pursuant to Section 262 of the DGCL, (i) the Parent Merger and the Subsidiary Merger will each be treated as a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by a holder of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock as a result of the Parent Merger, and (iii) no gain or loss will be recognized by any holders of the CRBC Series A Preferred Stock and CRBC Junior Preferred Stock as a result of the Subsidiary Merger. In rendering such opinions, counsel to each of Chancellor and Evergreen will rely upon certain representations made by Chancellor, CRBC, Evergreen, EMHC, EMCLA, and certain stockholders of Chancellor and of CRBC.

     Evergreen, EMCLA and EMHC do not presently intend to waive the condition to consummate the Merger that each of them receive the opinion of Latham & Watkins substantially to the effect described above, and Chancellor and CRBC do not presently intend to waive the condition to consummate the Merger that either of them receive the opinion of Weil, Gotshal & Manges LLP substantially to the effect described above. In the event that Latham & Watkins or Weil, Gotshal & Manges LLP does not deliver either such opinion, Evergreen or Chancellor, as the case may be, would make appropriate disclosure of the relevant facts to its stockholders and would resolicit their proxies regarding the Merger prior to consummation thereof.

     Assuming the Merger is treated as a reorganization within the meaning of
Section 368(a) of the Code, no gain or loss will be recognized for Federal income tax purposes by Evergreen, EMHC, EMCLA, Chancellor or CRBC as a result of the Merger. Except as described below with respect to cash received in lieu of fractional shares of Chancellor Common Stock, (i) a holder of Evergreen Common Stock will not recognize gain or loss on the reclassification, change and conversion of such shares into Surviving Corporation Common Stock pursuant to the Merger Agreement, (ii) a holder of Chancellor Common Stock will not recognize gain or loss on the exchange of such shares for Surviving Corporation Common Stock and (iii) a holder of Chancellor Parent Convertible Preferred Stock (other than such holders exercising appraisal rights pursuant to Section 262 of the DGCL) will not recognize any gain or loss on the exchange of such shares for shares of Surviving Corporation 7% Convertible Preferred Stock. The aggregate tax basis of the Surviving Corporation Common Stock received by holders of Chancellor Common Stock will be the same as the aggregate tax basis of the Chancellor Common Stock surrendered therefor (reduced by the amount of such tax basis allocable to fractional shares for which cash is received), the aggregate tax basis of the Surviving Corporation 7% Convertible Preferred Stock received by holders of Chancellor Parent Convertible Preferred Stock will be the same as the aggregate tax basis of the Chancellor Parent Preferred Stock surrendered therefor and the aggregate tax basis of the Surviving Corporation Common Stock received by holders of Evergreen Common Stock will be the same as the aggregate tax basis of the Evergreen Common Stock reclassified, changed and converted therefor. The holding period of the Surviving Corporation Common Stock will include the holding period of the Chancellor Common Stock surrendered therefor, the holding period of the Surviving Corporation 7% Convertible Preferred Stock will include the holding period of the Chancellor Parent Convertible Preferred Stock surrendered therefor and the holding period of the Surviving Corporation Common Stock will include the holding period of the Evergreen Common Stock surrendered therefor.

  Cash In Lieu of a Fractional Share

     Cash received by a holder of Chancellor Common Stock in lieu of a fractional share interest in Surviving Corporation Common Stock will be treated as received in exchange for such fractional share interest, and gain or loss will be recognized for Federal income tax purposes, measured by the difference between the amount of cash received and the portion of the holder's tax basis in the Chancellor Common Stock allocable to such fractional share interest. Such gain or loss will be a capital gain or loss and will be long-term if such share of Chancellor Common Stock has been held for more than one year at the Effective Time.

REGULATORY CONCERNS

  Federal Communications Commission

     Approval Process. The ownership, operation and sale of radio broadcast stations (including those licensed to Evergreen and Chancellor) are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. The Communications Act prohibits the assignment of an FCC license, and the transfer of control of an FCC licensee, without the prior consent of the FCC. For purposes of the Communications Act, Chancellor is controlled by HM2/Chancellor, L.P. ("HM2/Chancellor"), an affiliate of Hicks Muse, as a result of the ownership by HM2/Chancellor of shares of Chancellor Common Stock that, in the aggregate, represent approximately 90.3% of the combined voting power of Chancellor's outstanding voting stock. Additionally, for purposes of the Communications Act, Evergreen is controlled by Scott K. Ginsburg, as a result of the ownership by Mr. Ginsburg of shares of Evergreen Common Stock that, in the aggregate, represent approximately 44.3% of the combined voting power of Evergreen's outstanding voting stock. As a result of the Merger and the conversion of Chancellor Common Stock and Evergreen Common Stock into Surviving Corporation Common Stock, no individual shareholder will control a block of voting stock sufficient to "control" the Surviving Corporation for purposes of the Communications Act, and control, for the purposes of the Communications Act, of Evergreen and Chancellor after the Merger will pass to the public stockholders of the Surviving Corporation as a group. Accordingly, the Merger will result in the transfer of control of (i) the radio stations owned and operated by Chancellor and its subsidiaries from HM2/Chancellor to the public stockholders of the Surviving Corporation (the "Chancellor Transfer") and (ii) the radio stations owned and operated by Evergreen from Mr. Ginsburg to the public stockholders of the Surviving Corporation (the "Evergreen Transfer"). Because of these transfers of control, the prior approval of the FCC is necessary before the Merger may be consummated.

     Upon the filing of an application for consent to the transfer of control of a broadcast station licensee, the FCC will issue an official public notice of the filing of the application. Interested parties have a period of 30 days following issuance of the public notice in which to petition to deny such application. Applications for FCC consent to the Chancellor Transfer and the Evergreen Transfer were filed with the FCC on April 30, 1997. Public notice of the filing was released on May 8, 1997. Accordingly, any petitions to deny the applications were required to be filed on or before June 9, 1997. Although one such petition was filed, it has been settled and withdrawn. As of July 30, 1997, the consent of the FCC to the Evergreen Transfer and the Chancellor Transfer has not yet been granted. Although there can be no assurance, Evergreen and Chancellor expect that such consent will be granted prior to the Evergreen Annual Meeting and the Chancellor Special Meeting. See "Risk Factors -- FCC Consent for Merger."

     Within thirty days following FCC public notice of any grant of consent to the Chancellor Transfer and the Evergreen Transfer, parties in interest may file a petition for reconsideration requesting that the FCC reconsider its action. Alternatively, in the case of a staff grant, parties in interest may within the same thirty-day period file an "Application for Review" requesting that the FCC review and set aside the staff grant. In the event of a staff grant, a party in interest could take both actions, by first filing a petition for reconsideration with the staff and later, within thirty days following public notice of denial of that petition, filing an Application for Review. In the case of a staff grant, the FCC may also review the staff action on its own motion within forty days following public notice of the staff's action. The FCC may review any of its own actions on its own motion within thirty days following public notice of the action.

     If the FCC does not, on its own motion, or upon a request by an interested party for reconsideration or review, review a staff grant or its own action within the time periods set forth above, any action by the FCC or its staff granting the Chancellor Transfer and the Evergreen Transfer would become final. The Merger Agreement provides that the parties are not obligated to consummate the Merger upon the issuance of an FCC grant of consent to the Chancellor Transfer and the Evergreen Transfer until such grants have become final. However, Evergreen and Chancellor presently expect that they will waive the condition to consummation of the Merger that such grants have become final. See "Risk Factors -- FCC Consent for Merger."

     In determining whether to grant requests for consent to such transfers, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including: limitations on alien ownership and the common ownership of television broadcast, radio broadcast and daily newspaper properties, the "character" of the licensee (and proposed licensee) and those persons or entities that have "attributable" interests, and compliance with the Anti-Drug Abuse Act of 1988.

     Although the Merger is considered to constitute a "transfer of control" of Chancellor from HM2/Chancellor to the public stockholders of the Surviving Corporation as a group for the purposes of the Communications Act, the Surviving Corporation will be deemed, as of the date of the Merger, to be an affiliate of Hicks Muse and certain affiliated entities for the purposes of certain contracts applicable to Chancellor and the Surviving Corporation and its subsidiaries and for the purposes of the federal securities laws, and these entities will be deemed to "control" the Surviving Corporation for such purposes. This distinction arises from the use of definitions of "control" that vary from the definition of "control" established by the FCC.

     Ownership Restrictions. Pursuant to its authority under the Communications Act, the FCC has promulgated rules that limit the ability of individuals or entities to own or have "attributable" ownership interests in broadcast stations, as well as in certain other mass media entities. The 1996 Act eliminated national ownership caps on ownership of AM and FM radio stations. Additionally, the 1996 Act increased local ownership limits. Prior to the enactment of the 1996 Act, a single owner was limited to owning two FM and two AM radio stations in a single large radio market with common ownership of three stations, including two in the same service, permitted in smaller markets. After the enactment of the 1996 Act, local ownership limits were increased as follows: in markets with 45 or more stations, ownership is limited to eight stations, no more than five of which can be FM or AM; in markets with 30-44 stations, ownership is limited to seven stations, no more than four of which can be FM or AM; in markets with 15-29 stations, ownership is limited to six stations, no more than four of which can be FM or AM; and in markets with 14 or fewer stations, ownership is limited to no more than 50% of the market's total and no more than three AM or FM.

     Planned Station Dispositions and Requests for Waivers of Multiple Ownership Rules. If an acquisition will result in an acquiror having media holdings that conflict with applicable ownership limits, the FCC may, in certain cases, grant a permanent waiver of the relevant rule. Alternatively, the FCC may grant temporary waivers in order to afford the acquiror a reasonable period of time following the consummation of the transaction to come into compliance with applicable law and regulations through the disposition of certain properties or otherwise.

     Because Evergreen owns or controls a number of radio stations in the same markets as radio stations owned by Chancellor, Evergreen and Chancellor have advised the FCC in the application for FCC approval of the Evergreen Transfer and the Chancellor Transfer of the parties' intention to dispose of radio properties in certain markets to achieve compliance with the multiple ownership limits. In this connection, Evergreen has recently completed the sale of three FM stations in the Chicago market, one FM station in the Washington, D.C. market and two FM stations in the San Francisco market. See "The
Companies -- Evergreen -- Completed Evergreen Transactions." Furthermore, assuming completion of each of the Merger, the Pending Chancellor Acquisitions and the Pending Evergreen Acquisitions, the Surviving Corporation would own: (i) seven stations in the Philadelphia market, of which six would be FM and one would be AM; (ii) ten stations in the Washington, D.C. market, of which five would be FM and five would be AM; and (iii) eight stations in the Detroit market, of which six would be FM and two would be AM. In addition, the overlap of certain of the Surviving Corporation's stations in the San Francisco and Sacramento markets would be such that one AM station considered by the Surviving Corporation to be located in the Sacramento market would, for the purpose of the FCC rules, be considered to broadcast in the San Francisco market. As a result solely of the FCC's multiple ownership rules (see "-- Antitrust" below), the Surviving Corporation will be required to dispose of the following additional stations in order to comply with the FCC's multiple ownership rules: (i) one AM station in the San Francisco or Sacramento market; (ii) one FM station in the Philadelphia market; (iii) two AM stations in the Washington, D.C. market; and
(iv) one FM station in the Detroit
market. Although binding agreements have been entered into by Evergreen and Chancellor to dispose of such stations, there can be no assurances that such transactions will be consummated. The nonconsummation of any of such transactions could have a material adverse effect on Evergreen's or Chancellor's ability to consummate the Merger.

     License and Renewals. Radio broadcast licenses are granted for maximum terms of up to eight years. At the time an application is made for renewal of a radio station license, parties in interest may file petitions to deny the application, and such parties, including members of the public, may comment upon the service the station has provided during the preceding license term. Under the Telecommunications Act, broadcast licenses are required to be renewed by the FCC if it finds that: (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and
(iii) there have been no other violations which, taken together, constitute a pattern of abuse. If a station's application for license renewal is denied, other parties may thereafter file applications for FCC authorization to operate a new station on the same frequency.

     Applications for renewal of the license to operate WRCX(FM), Chicago, Illinois, and KLOL-FM, Houston, Texas, each currently owned and operated by Evergreen, are pending before the FCC. Applications for renewal of the licenses to operate KALC-FM, Denver, Colorado, KFAN-AM, Minneapolis/St. Paul, Minnesota, and KEEY-FM, Minneapolis/St. Paul, Minnesota, each currently owned and operated by Chancellor, are pending before the FCC. An application for renewal of the license to operate KZPS-FM, Dallas, Texas, which is proposed to be acquired by Evergreen in the Bonneville Acquisition, is pending before the FCC.

     Under normal procedures, the FCC will not grant its consent to the transfer of control of a licensee that is in the process of obtaining a renewal of its license. However, under certain circumstances, the FCC may permit a multi-station transaction, such as the proposed Merger, to proceed while a renewal application remains pending, provided the parties agree to accept the consequences of any action the FCC may take on the renewal application. Evergreen and Chancellor have requested, in the application for FCC approval of the Evergreen Transfer and the Chancellor Transfer, that the proposed transaction be approved on this basis, notwithstanding the pendency of one or more applications for renewal of licenses held by Evergreen and Chancellor subsidiaries.

  Antitrust Matters

     The FTC and the Antitrust Division of the DOJ, which evaluate transactions requiring a pre-acquisition filing under the HSR Act to determine whether those transactions should be challenged under the federal antitrust laws, have been increasingly active recently in their review of radio station acquisitions where an operator proposes to acquire new stations in its existing markets.

     Under the HSR Act and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the DOJ and the FTC and specified waiting period requirements have been satisfied. Evergreen and Chancellor each filed with the DOJ and the FTC a Notification and Report Form with respect to the Merger on April 29, 1997, and the waiting period applicable to the Merger expired on May 21, 1997.

     At any time before or after the consummation of the Merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of substantial assets of Evergreen or Chancellor.

     In addition, state antitrust authorities may also bring legal action under the antitrust laws. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of certain assets of Evergreen or Chancellor. No state authorities have indicated that they will undertake an investigation of the Merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, what the result of such challenge may be.

                              THE MERGER AGREEMENT

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE. SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. ALL STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

     The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of Evergreen and Chancellor and the satisfaction or waiver of the other conditions to the Merger, (i) Chancellor will merge with and into EMHC, and EMHC shall continue as the surviving corporation following such merger and (ii) CRBC will merge with and into EMCLA, and EMCLA shall continue as the surviving corporation following such merger. As a result of the Merger, as of the Effective Time (as defined), Chancellor shall cease to exist, and the Surviving Mezzanine Corporation shall succeed to and assume all rights and obligations of Chancellor, and as of the Subsidiary Merger Effective Time (as defined), CRBC shall cease to exist, and the Surviving Subsidiary Corporation shall succeed to and assume all rights and obligations of CRBC, in each case, in accordance with the DGCL.

EFFECTIVE TIME

     The Merger Agreement provides that, subject to the requisite approval of the stockholders of Chancellor and Evergreen, and subject to the satisfaction or waiver of certain other conditions, each of the Parent Merger and the Subsidiary Merger will be consummated by the filing of an appropriate certificate of merger for the Parent Merger and the Subsidiary Merger, respectively, in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware. The filing of the certificate of merger for the Parent Merger is referred to as the Effective Time, and the filing of the certificate of merger for the Subsidiary Merger as referred to as the Subsidiary Merger Effective Time. The Parent Merger will be consummated prior to, but on the same day as, the Subsidiary Merger. From and after the Effective Time, the name of the Surviving Corporation will be "Chancellor Media Corporation" and the name of the Surviving Mezzanine Corporation will be "Chancellor Mezzanine Holdings Corporation." From and after the Subsidiary Merger Effective Time, the name of the Surviving Subsidiary Corporation will be "Chancellor Media Corporation of Los Angeles."

CONVERSION OF SHARES

     Upon the consummation of the Parent Merger or the Subsidiary Merger, as applicable:

          (i) Each share of Evergreen Class A Common Stock and Evergreen Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Evergreen Common Stock held as treasury shares by Evergreen) will be reclassified, changed and converted into one (1) share of Surviving Corporation Common Stock;

          (ii) Each share of Evergreen $3.00 Convertible Exchangeable Preferred Stock issued and outstanding immediately prior to the Effective Time will remain outstanding as one (1) share of $3.00 Convertible Exchangeable Preferred Stock of the Surviving Corporation;

          (iii) Each share of the Chancellor Class A Common Stock and Chancellor Class B Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Chancellor Common Stock held as treasury shares by Chancellor) will be converted into the right to receive
     0.9091 shares of Surviving Corporation Common Stock;

          (iv) Each share of Chancellor Parent Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one (1) share of the Surviving Corporation 7% Convertible Preferred Stock;

          (v) Each share of EMHC will remain outstanding as one (1) share of the Common Stock of the Surviving Mezzanine Corporation;

          (vi) Each share of EMCLA Common Stock outstanding will remain outstanding as one (1) share of the Common Stock of the Surviving Subsidiary Corporation;

          (vii) Each share of common stock of CRBC issued and outstanding immediately prior to the Subsidiary Merger Effective Time will be cancelled and no consideration will be delivered in exchange therefor;

          (viii) Each share of CRBC Series A Preferred Stock issued and outstanding immediately prior to the Subsidiary Merger Effective Time will be converted into the right to receive one (1) share of the Surviving Subsidiary Series A Preferred Stock; and

          (ix) Each share of CRBC Junior Preferred Stock issued and outstanding immediately prior to the Subsidiary Merger Effective Time will be converted into the right to receive one (1) share of the Surviving Subsidiary Junior Preferred Stock.

     Holders of outstanding shares of Evergreen Class A Common Stock are currently entitled to one vote per share on matters presented for a vote of stockholders, while holders of outstanding shares of Evergreen Class B Common Stock are, subject to certain limited exceptions, entitled to ten votes per share on matters presented for a vote of stockholders. Holders of outstanding shares of Chancellor Class A Common Stock are currently entitled to one vote per share on matters presented for a vote of stockholders, while holders of outstanding shares of Chancellor Class B Common Stock are , subject to certain limited exceptions, currently entitled to ten votes per share on matters presented for a vote of stockholders. If the Merger is consummated, holders of outstanding shares of Surviving Corporation Common Stock will be entitled to one vote per share on all matters presented for a vote of shareholders.

     Based on information available as of July 28, 1997, Evergreen and Chancellor anticipate that up to 22,113,527 shares of Surviving Corporation Common Stock may be issued to holders of outstanding shares of Chancellor Common Stock pursuant to the Merger. This figure is calculated by taking into account that, as of the close of business on July 28, 1997, there were (i) 18,991,629 shares of Chancellor Common Stock issued and outstanding; (ii) 1,989,543 shares of Chancellor Common Stock reserved for issuance pursuant to outstanding options or warrants to purchase shares of Chancellor Class A Common Stock which have been granted to directors, officers, employees and consultants of Chancellor and its subsidiaries and others ("Chancellor Stock Options"); and (iii) 3,343,465 shares of Chancellor Common Stock reserved for issuance upon conversion of the Chancellor Parent Convertible Preferred Stock. In the event that holders of Chancellor Parent Convertible Preferred Stock convert their shares into Chancellor Common Stock prior to the Merger, the number of shares of Surviving Corporation 7% Convertible Preferred Stock issued in the Merger will decrease and the number of shares of Surviving Corporation Common Stock issued in the Merger will increase based on a conversion ratio of approximately 1.520 shares of Chancellor Common Stock for each share of Chancellor Parent Convertible Preferred Stock.

TREATMENT OF STOCK OPTIONS

     At the Effective Time, subject to certain conditions and limitations, each currently outstanding Chancellor Stock Option will be deemed to have been assumed by Evergreen, without further action by Evergreen, and will thereafter be deemed an option to acquire, on the same terms and conditions as were applicable under such option, the number of shares of Surviving Corporation Common Stock that would have been received in respect of such Chancellor Stock Option if such Chancellor Stock Option had been exercised immediately prior to the Effective Time.

EXCHANGE PROCEDURES

     Promptly after the Effective Time, a form of letter of transmittal and instructions will be mailed to each holder of record of certificates that, immediately prior to the Effective Time, represented shares of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock. After receipt of such transmittal form, each holder of such certificates should surrender the certificates to the Bank of New York (the "Exchange Agent"), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto. By executing such letter of transmittal, holders of Chancellor Parent Convertible Preferred Stock will be deemed to have acknowledged that, upon issuance of all shares of Surviving Corporation 7% Convertible Preferred Stock and payment by the Surviving Corporation of amounts owing as liquidated damages under the Chancellor 7% Registration Rights Agreement to appropriate holders of Chancellor Parent Convertible Preferred Stock, Chancellor's obligations under the Chancellor 7% Registration Rights Agreement will have been satisfied. Upon surrender of such certificates to and acceptance thereof by the Exchange Agent, each such holder will be entitled to receive: (i) certificates of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock, evidencing the whole number of shares of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock to which such holder is entitled and (ii) with respect to Chancellor Common Stock, cash in lieu of fractional shares (together, the "Merger Consideration").

     If any shares of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock are to be issued in a name other than that in which the certificate(s) representing Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock surrendered in exchange therefor is registered, the certificates so surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such exchange must pay to the Exchange Agent any applicable stock transfer taxes or must establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable. No interest will be paid on the Merger Consideration.

     After the Effective Time, no holder of a certificate which, immediately prior to the Effective Time, represented shares of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock will be entitled to receive any dividend or other distribution from the Surviving Corporation until the holder surrenders the certificate for a certificate representing shares of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions which after the Effective Time theretofore became payable with respect to the number of whole shares of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock into which such shares of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock are converted. Until such surrender, the certificates shall be deemed to evidence only the right to receive the appropriate Merger Consideration. No interest will be paid on such dividends or other distributions.

     No fractional shares of Surviving Corporation Common Stock will be issued in the Merger. A holder of Chancellor Common Stock who would otherwise be entitled to receive fractional shares of Surviving Corporation Common Stock as a result of the Merger shall receive, in lieu thereof, cash (without interest), in an amount equal to such fractional part of a share of Surviving Corporation Common Stock multiplied by the closing price per share of Evergreen Class A Common Stock on The Nasdaq Stock Market on the trading day immediately prior to the closing of the Merger.

     Any portion of the Merger Consideration or any dividends or distributions with respect to shares of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock that has not been distributed to the holders of the certificates representing shares of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock within 120 days after the Effective Time will be delivered to the Surviving Corporation. Any such holders who have not theretofore surrendered their certificates pursuant to the relevant provisions of the Merger Agreement may look to the Surviving Corporation only as a general creditor thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to shares of Surviving Corporation Common Stock or Surviving Corporation 7% Convertible Preferred Stock.

     None of Evergreen, Chancellor, CRBC, the Surviving Corporation, the Surviving Mezzanine Corporation, the Surviving Subsidiary Corporation or the Exchange Agent will be liable in respect of any cash, shares, dividends or distributions payable from the Merger Consideration or any dividends or distributions with respect to shares of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate or certificates representing shares of Chancellor Common Stock or Chancellor Parent Convertible Preferred Stock are not surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any governmental agency or regulatory authority (a "Governmental Entity")), any such cash, shares, dividends or distributions payable in respect of such certificate or certificates will become the property of the Surviving Corporation.

CHANCELLOR STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES REPRESENTING CHANCELLOR COMMON STOCK OR CHANCELLOR PARENT CONVERTIBLE PREFERRED STOCK WITH THEIR PROXIES. CERTIFICATES FOR SHARES OF CHANCELLOR COMMON STOCK OR CHANCELLOR PARENT CONVERTIBLE PREFERRED STOCK WILL BE

EXCHANGED FOR CERTIFICATES FOR SHARES OF SURVIVING CORPORATION COMMON STOCK OR SURVIVING CORPORATION 7% CONVERTIBLE PREFERRED STOCK FOLLOWING CONSUMMATION OF THE MERGER IN ACCORDANCE WITH INSTRUCTIONS WHICH THE SURVIVING CORPORATION WILL SEND TO HOLDERS OF CHANCELLOR COMMON STOCK OR CHANCELLOR PARENT CONVERTIBLE PREFERRED STOCK AFTER THE MERGER.

     Shares of Chancellor Parent Convertible Preferred Stock, outstanding immediately prior to the Effective Time and held by a holder who properly demands in writing appraisal of such shares of Chancellor Parent Convertible Preferred Stock, in accordance with Section 262 and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights, shall not be converted into or represent the right to receive the Merger Consideration therefor ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Chancellor Parent Convertible Preferred Stock, held by them in accordance with the provisions of Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such securities under Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the applicable Merger Consideration, upon surrender, as provided by the Merger Agreement, of the certificate or certificates that formerly represented such securities. See "The Merger -- Appraisal Rights."

DIRECTORS AND OFFICERS

     The Merger Agreement provides that the Board of Directors of the Surviving Corporation immediately after the Effective Time will consist of three classes of directors. Class I Directors will hold their respective office from the Effective Time until the 1998 annual meeting of the Surviving Corporation. Class II Directors will hold their respective offices from the Effective Time until the 1999 annual meeting of the Surviving Corporation. Class III Directors will hold their respective offices from the Effective Time until the 2000 annual meeting of the Surviving Corporation. Immediately after the Effective Time, the Merger Agreement provides that the Board of Directors of the Surviving Corporation will consist of the following individuals:

Class I Directors: .....................  Eric C. Neuman
                                          Perry J. Lewis
Class II Directors: ....................  Lawrence D. Stuart, Jr.
                                          Steven Dinetz
                                          Jeffrey A. Marcus
                                          James E. de Castro
Class III Directors: ...................  Thomas O. Hicks
                                          Scott K. Ginsburg
                                          John E. Massey
                                          Thomas J. Hodson

     It is anticipated that one additional Class I director mutually acceptable to Evergreen and Chancellor will serve on the Board of Directors of the Surviving Corporation.

     The Merger Agreement further provides that the following individuals will become officers of the Surviving Corporation at the Effective Time:

Thomas O. Hicks.........................  Chairman of the Board
Scott K. Ginsburg.......................  President and Chief Executive Officer
Steven Dinetz...........................  Co-Chief Operating Officer
James E. de Castro......................  Co-Chief Operating Officer
Matthew E. Devine.......................  Chief Financial Officer

     Each such officer will hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation, or as otherwise provided by applicable law. The names, titles and officerships of other individuals who will initially hold other officerships in the Surviving Corporation will be determined by Evergreen and Chancellor prior to the Effective Time, and election of these persons will be considered by the Board of Directors of the Surviving Corporation immediately after the Effective Time.

CERTIFICATE OF INCORPORATION AND BYLAWS

     The Merger Agreement provides that (i) the Evergreen Board will submit for approval of the stockholders at the Evergreen Annual Meeting an amended and restated certificate of incorporation in the form attached to the Merger Agreement (the "Surviving Corporation Certificate") to be effective, assuming the approval of the stockholders of Evergreen, at the Effective Time and (ii) the Bylaws of Evergreen will be amended and restated in their entirety in the form attached to the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things: (i) the organization, standing and similar corporate matters of Evergreen, Chancellor, EMHC, EMCLA and CRBC; (ii) the capital structure of Evergreen, Chancellor, EMHC, EMCLA and CRBC; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to Evergreen, Chancellor, EMHC, EMCLA and CRBC; (iv) documents filed by Evergreen, Chancellor and their respective subsidiaries with the Commission and the accuracy of information contained therein; (v) the absence of conflicts with the organizational and certain other documents of Evergreen, Chancellor and their respective subsidiaries as a result of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement; (vi) except as otherwise provided in the Merger Agreement, the absence of violation of any law, rule or regulation of any state or of the United States or any order, writ, judgment, injunction, decree, determination or award currently in effect applicable to Evergreen, Chancellor or their respective subsidiaries, in each case, as a result of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement; (vii) that, except as otherwise provided in the Merger Agreement, no consent of or filing with any governmental agency or regulatory authority is required by Evergreen, Chancellor, EMHC, EMCLA or CRBC in connection with the execution or delivery of the Merger Agreement or the consummation of the transactions contemplated thereby; (viii) the absence of material changes since the date of the most recent audited financial statements filed with the Commission by Evergreen, Chancellor or their respective subsidiaries with respect to the business of Evergreen, Chancellor or any of their respective subsidiaries, except as otherwise provided in the Merger Agreement; (ix) the validity of all authorizations issued by the FCC for the operation of radio stations ("FCC Licenses") held by Evergreen, Chancellor and their respective subsidiaries; (x) the compliance in all material respects with the terms of the FCC Licenses issued to Evergreen, Chancellor and their respective subsidiaries and the timely filing with the FCC of all applications, reports and other disclosures with the FCC required to be made by Evergreen, Chancellor and their respective subsidiaries; (xi) overall compliance in all material respects with all applicable laws; (xii) the absence of any material indebtedness, obligations or liabilities of any kind, required by GAAP to be reflected in a consolidated balance sheet or that would have a Material Adverse Effect (as defined in the Merger Agreement), except as otherwise provided in the Merger Agreement; and
(xii) the absence of any pending or threatened litigation against Evergreen, Chancellor or any of the respective subsidiaries, except as otherwise disclosed pursuant to the Merger Agreement, that would have a Material Adverse Effect or prevent or significantly delay the consummation of the transactions contemplated by the Merger Agreement.

CERTAIN COVENANTS

     The Merger Agreement contains various customary covenants, including covenants of each of Evergreen and Chancellor that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by or contemplated in the Merger Agreement, each of Evergreen and Chancellor (and each of their respective subsidiaries), will, among other things: (i) conduct its operations in the ordinary course of business and (ii) use its reasonable best efforts to preserve intact its business organizations and goodwill in all material respects and keep available the services of its respective officers and employees as a group.

     Further, each of Evergreen and Chancellor has agreed that, among other things and subject to certain conditions and exceptions, it will not (and will cause its subsidiaries not to), without the prior consent of the other, (i) declare, set aside or pay any dividends on or make other distributions in respect of its or its subsidiaries outstanding capital stock, other than as provided in the Merger Agreement; (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any securities in lieu of or in

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substitution for its outstanding capital stock; (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, other than as provided in the Merger Agreement; (iv) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire any such shares, equity securities or convertible securities, other than as provided in the Merger Agreement; (v) amend its certificate of incorporation, bylaws or other such documents other than as provided in the Merger Agreement; (vi) acquire any business or any corporation, partnership, joint venture, association or other business organization; (vii) sell, mortgage or otherwise encumber or subject to any lien or encumbrance or otherwise dispose of any of its properties or assets that are material to Evergreen or Chancellor and their respective subsidiaries taken as a whole; (viii) other than working capital borrowing in the ordinary course of business and consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than as provided in the Merger Agreement, or make any material loans or advances to any other person, other than Chancellor or Evergreen or any of their respective direct or indirect wholly owned subsidiaries and other than routine advances to employees; (ix) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to Chancellor or Evergreen and their respective subsidiaries taken as a whole; (x) pay, discharge, settle or satisfy any material claims, liabilities or obligations other than the payment, discharge or satisfaction of certain liabilities as provided in the Merger Agreement; (xi) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of the Merger Agreement and consistent with past practices; (xii) except as may be required by law (a) other than in the ordinary course of business and consistent with past practice, make any representation or promise to any employee or former director, officer or employee of Evergreen, Chancellor or any of their respective subsidiaries which is inconsistent with the terms of any agreement relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, fringe benefits or other employee benefits of Evergreen or Chancellor (each, an "Evergreen Benefit Plan" and "Chancellor Benefit Plan," respectively); (b) other than in the ordinary course of business and consistent with past practice, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of Evergreen, Chancellor or any of their respective subsidiaries other than routine changes or amendments that are required under existing contracts; (c) adopt, enter into, amend, alter or terminate, partially or completely, any Evergreen Benefit Plan or Chancellor Benefit Plan or any election made pursuant to the provisions of any Evergreen Benefit Plan or Chancellor Benefit Plan, to accelerate any payments, obligations or vesting schedules thereunder; (d) other than in the ordinary course of business and consistent with past practice, approve any general or company-wide pay increases for employees; (xiii) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which Chancellor, Evergreen or any of their respective subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or (xiv) authorize any of, or commit or agree to take any of the foregoing actions.

     Evergreen and Chancellor have further agreed not to, and not to permit any of their respective subsidiaries to, take any action that would or could reasonably be expected to result in any of the conditions to the Merger as provided in the Merger Agreement not being satisfied.

     Notwithstanding the foregoing, the Merger Agreement provides that nothing therein will prevent Evergreen or Chancellor from selling or acquiring (or agreeing to sell or acquire) all or substantially all of the assets of one or more radio broadcast stations and entering into financing transactions in connection therewith, provided that the value of the consideration to be paid or received in such transactions does not exceed $100.0 million in the aggregate for all such radio stations. On April 9, Chancellor consented to the proposed acquisition by Evergreen of certain stations from a subsidiary of Gannett Company, Inc. for an aggregate purchase price of approximately $340.0 million in cash. On April 24, Chancellor consented to the EMCLA Senior Credit Facility. On May 1, Evergreen consented to the Chancellor Debt Tender Offer. On June 10, Chancellor consented to the Evergreen Convertible Preferred Stock Offering. On June 18, Evergreen consented to the CRBC 8 3/4% Notes Offering. On July 1, Evergreen consented to the CRBC Restated Credit Facility. On July 14, Evergreen and Chancellor each consented to the Katz Acquisition.

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

CONDITIONS TO THE MERGER

     The respective obligations of Evergreen, Chancellor, EMHC, EMCLA and CRBC to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including that: (i) the Merger Agreement shall have been approved by the stockholders of Evergreen and Chancellor; (ii) the FCC shall have issued an order, which order has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, motion for reconsideration or appeal has been filed, approving the transfer of Chancellor's FCC Licenses without any material conditions or restrictions (see "Risk
Factors -- FCC Consent for Merger" and "The Merger -- Regulatory
Considerations -- Federal Communication Commission" above); (iii) all required consents, approvals, permits and authorizations to the consummation of the transactions contemplated by the Merger Agreement by Evergreen, Chancellor, EMHC, EMCLA and CRBC shall have been obtained from any Governmental Entity (other than the FCC) whose consent, approval, permission or authorization is required by reason of a change in law after the date of the Merger Agreement, except as provided in the Merger Agreement; (iv) any applicable waiting period under the HSR Act shall have been terminated or shall have otherwise expired;
(v) there shall be in effect no temporary restraining order, preliminary or permanent injunction or other order of any court or other legal restraint or prohibition preventing the consummation of the Merger; (vi) the Registration Statement shall have been declared effective by the Commission and shall not be the subject of a stop order or proceeding seeking a stop order; and (vii) the shares of Surviving Corporation Common Stock to be issued pursuant to the Merger Agreement shall have been approved for quotation on The Nasdaq Stock Market.

     The obligations of Evergreen to effect the Merger are further subject to satisfaction of the following conditions: (i) the representations and warranties of Chancellor and of CRBC shall have been true and correct on the date that the Merger Agreement was entered, except as provided in the Merger Agreement; (ii) Chancellor and CRBC shall have performed, in all material respects, all requisite obligations required to be performed by them at or prior to the Closing Date; and (iii) Evergreen shall have received an opinion from Latham & Watkins on the Closing Date to the effect that, among other things and subject to certain conditions, each of the Parent Merger and the Subsidiary Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of Code.

     The obligations of Chancellor and CRBC to effect the Merger are further subject to satisfaction of the following conditions: (i) the representations and warranties of Evergreen, EMHC and EMCLA shall have been true and correct on the date that the Merger Agreement was entered, except as provided in the Merger Agreement; (ii) Evergreen, EMHC and EMCLA shall have performed, in all material respects, all requisite obligations required to be performed by it at or prior to the Closing Date; and (iii) Chancellor shall have received an opinion from Weil, Gotshal & Manges LLP on the Closing Date to the effect that, among other things and subject to certain conditions, each of the Parent Merger and the Subsidiary Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

ADDITIONAL AGREEMENTS

     Each of Evergreen and Chancellor has also agreed to, among other things, and subject to certain conditions and exceptions: (i) as soon as practicable following the date of the Merger Agreement, prepare and file with the Commission the Joint Proxy Statement/Prospectus and the Registration Statement, as well as a registration statement on Form S-4 regarding the Subsidiary Merger, (the "Subsidiary Registration Statement") and to use its best efforts to have the Registration Statement and the Subsidiary Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after such filing; (ii) take all action necessary to convene a meeting of its stockholders to submit the Merger Agreement for approval and to use its best efforts to hold such stockholders' meeting as soon as practicable after the date of the Merger Agreement; (iii) make, and cause its respective subsidiaries and its other affiliates to make, all necessary filings as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of Chancellor's FCC Licenses and Evergreen's FCC Licenses, which the parties must file as soon as practicable after the date of the Merger Agreement), in order to facilitate prompt consummation of the Merger and the other transactions contemplated by the

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

Merger Agreement; and (iv) give the other party the opportunity to participate in the defense or settlement of any stockholder litigation against it and its directors relating to the transactions contemplated by the Merger Agreement.

     Evergreen and Chancellor have also further agreed not to, and not to permit their subsidiaries to, permit any of their or their respective subsidiaries' officers, directors or employees, investment bankers, attorneys or other advisors or representatives to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal.

     "Acquisition Proposal" is defined in the Merger Agreement to include any proposal with respect to a merger, consolidation, share exchange or similar transaction involving Evergreen or Chancellor or any "Significant Subsidiary" (as defined in Regulation S-X of the Commission's rules) of Evergreen or Chancellor, or any purchase of all or any significant portion of the assets of Evergreen or Chancellor or any Significant Subsidiary of Evergreen or Chancellor, or any equity interest in Evergreen or Chancellor or any Significant Subsidiary of Evergreen or Chancellor, other than the transactions contemplated by the Merger Agreement, provided, however, that any currently planned acquisition or disposition of broadcast properties disclosed in writing prior to execution and delivery of the Merger Agreement by either Evergreen or Chancellor to the other shall not constitute an Acquisition Proposal.

     Evergreen has also agreed to, among other things, and subject to certain exceptions and conditions: (i) prepare and file with the Commission the Registration Statement of which this Joint Proxy Statement/ Prospectus is a part and the Subsidiary Registration Statement and take certain actions required to be taken under applicable state securities laws in connection with the issuance of Surviving Corporation Common Stock in the Merger; and (ii) use its best efforts to cause the shares of Surviving Corporation Common Stock to be issued in the Merger to be approved for quotation on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

     Chancellor has also agreed to, among other things, and subject to certain exceptions and conditions, deliver to Evergreen a letter identifying all persons who may be, at the time the Merger is submitted for approval to the stockholders of Chancellor, "affiliates" of Chancellor for purposes of Rule 145 under the Securities Act, and to use its best efforts to cause each such person to deliver to Evergreen on or prior to the Closing Date a written agreement in the form attached to the Merger Agreement.

INDEMNIFICATION AND INSURANCE

     The Certificate of Incorporation and Bylaws of the Surviving Corporation, the Surviving Mezzanine Corporation and the Surviving Subsidiary Corporation, will each contain provisions indemnifying any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Surviving Corporation, the Surviving Mezzanine Corporation or the Surviving Subsidiary Corporation, respectively, or (ii) is or was serving at the request of the Surviving Corporation, the Surviving Mezzanine Corporation or the Surviving Subsidiary Corporation, respectively, as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, and such provisions shall not be amended, repeated or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Evergreen or Chancellor or any of their respective subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time unless such modification is required by law.

     For a period of at least six (6) years after the Effective Time, the Surviving Corporation will maintain Chancellor's current directors' and officers' insurance and indemnification policies (the "D&O Insurance") to the extent that such policies provide coverage for events occurring prior to the Effective Time, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the date of

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

the Merger Agreement; provided, however, that the Surviving Corporation, the Surviving Mezzanine Corporation and the Surviving Subsidiary Corporation, may, in lieu of maintaining such existing D&O Insurance, cause coverage to be provided under any policy maintained for the benefit of the Surviving Corporation or its subsidiaries so long as the terms thereof are not less advantageous to the beneficiaries thereof than the existing D&O Insurance.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by mutual written consent of Evergreen and Chancellor or (ii) by either Evergreen or Chancellor if (a) any required approval of the stockholders of Evergreen or Chancellor has not been obtained; (b) the Merger has not been consummated on or before February 19, 1998 (other than as the result of the willful and material breach of the Merger Agreement by the party seeking to terminate it); (c) any Governmental Entity shall have issued an order, decree or ruling or take any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such action has become final and non-appealable; or
(d) the other party has breached the requirements of the Merger Agreement regarding stockholder approvals or Acquisition Proposals, unless the party seeking to terminate is in material breach of the Merger Agreement.

AMENDMENT AND MODIFICATION

     Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the parties may modify or amend the Merger Agreement by written agreement; provided, however, that after the approval of the stockholders of both Evergreen and Chancellor has been obtained, no amendment may reduce the Merger Consideration or adversely affect the rights of the Evergreen or Chancellor stockholders without their approval.

FEES AND EXPENSES

     The Merger Agreement provides that, whether or not the Merger is consummated, each of Evergreen and Chancellor will pay its own costs and expenses incurred by it in connection with the Merger Agreement and the consummation of the transactions contemplated thereby; provided, however, that all fees and expenses incurred in connection with filings pursuant to the HSR Act, filings with the FCC under the Communications Act, and the printing, mailing and distribution of the Joint Proxy Statement/Prospectus and the preparation and filing of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part will be split equally between Evergreen and Chancellor.

                           THE STOCKHOLDERS AGREEMENT

     On February 19, 1997, the Hicks Stockholders and Scott K. Ginsburg entered into the Stockholders Agreement, pursuant to which, the Hicks Stockholders and Mr. Ginsburg agreed, among other things, to vote all shares of capital stock of Chancellor and Evergreen held by such parties at any meeting of the stockholders of the respective companies in favor of the transactions contemplated by the Merger Agreement. In order to effect the intention of the parties in entering into the Stockholders Agreement, the Hicks Stockholders appointed certain officers of Evergreen as their proxy and attorney-in-fact to vote any and all shares of Chancellor Common Stock held by the Hicks Stockholders at the Chancellor Special Meeting, and Scott K. Ginsburg appointed certain officers of Chancellor as his proxy and attorney-in-fact to vote any and all shares of Evergreen Chancellor Common Stock held by Mr. Ginsburg at the Evergreen Annual Meeting. The Hicks Stockholders control approximately 90.3% of the combined voting power of the Chancellor Common Stock (assuming exercise of all presently outstanding options and options exercisable within 60 days after July 28, 1997). Mr. Ginsburg controls approximately 44.3% of the combined voting power of the outstanding Evergreen Common Stock (assuming exercise of all presently outstanding options and options exercisable within 60 days after July 25, 1997).

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

               DESCRIPTION OF SURVIVING CORPORATION CAPITAL STOCK

GENERAL

     Assuming approval of the Merger Agreement and the Surviving Corporation Certificate, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation will be the Surviving Corporation Certificate and the Bylaws of the Surviving Corporation will be amended and restated in the form attached to the Merger Agreement (the "Surviving Corporation Bylaws"). Pursuant to the Surviving Corporation Certificate, the authorized capital stock of the Surviving Corporation at the Effective Time will consist of 200,000,000 shares of Surviving Corporation Common Stock, 75,000,000 shares of Class A Common Stock, per value $0.01 per share ("Surviving Corporation Class A Common Stock") and 50,000,000 shares of preferred stock, par value $0.01 per share, of the Surviving Corporation, of which (i) 5,990,000 shares will be designated Evergreen $3.00 Convertible Preferred Stock and (ii) 2,200,000 shares will be designated Surviving Corporation 7% Convertible Preferred Stock. No shares of Surviving Corporation Class A Common Stock will be issued as of the Effective Time, and it is not contemplated by Evergreen and Chancellor that any such shares will be issued at any time following consummation of the Merger. The Surviving Corporation Certificate provides that the issuance of any shares of Surviving Corporation Class A Common Stock will require the unanimous affirmative vote of the Board of Directors of the Surviving Corporation. Evergreen and Chancellor presently expect that the Board of Directors of the Surviving Corporation will submit a proposal at the 1998 annual meeting of stockholders in order to eliminate the authorized shares of Surviving Corporation Class A Common Stock.

COMMON STOCK

     Holders of the Surviving Corporation Common Stock and Surviving Corporation Class A Common Stock, voting as separate classes, will be entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Surviving Corporation Common Stock and Surviving Corporation Class A Common Stock will not have cumulative voting rights, and because no shares of Surviving Corporation Class A Common Stock will be issued and outstanding, holders of a majority of the shares of Surviving Corporation Common Stock voting for the election of directors can elect all of the directors standing for election.

     Subject to any of the preferential rights of holders of any preferred stock that at any time may be outstanding, holders of the Surviving Corporation Common Stock and Surviving Corporation Class A Common Stock will be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Surviving Corporation out of funds legally available therefor. Because the Surviving Corporation will be a holding company with no significant assets other than the common stock of the Surviving Mezzanine Corporation and, following consummation of the Katz Acquisition, of Katz, and the Surviving Mezzanine Corporation will also be a holding company with no significant assets other than the common stock of the Surviving Subsidiary Corporation, the Surviving Corporation's ability to pay cash dividends will be effectively restricted by the EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture, the CRBC 8 3/4% Indenture and the indebtedness being assumed in the Katz Acquisition. Accordingly, the Surviving Corporation does not anticipate paying cash dividends in the foreseeable future. See "Risk Factors -- Substantial Leverage; History of Net Losses and Insufficiency of Earnings to Cover Fixed Charges." In the event of the liquidation, dissolution or winding up of the Surviving Corporation, the holders of Surviving Corporation Common Stock and Surviving Corporation Class A Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and after satisfaction of the liquidation preference, if any, of any preferred stock that may at such time be outstanding.

     Holders of the Surviving Corporation Common Stock and Surviving Corporation Class A Common Stock will have no preemptive, conversion or redemption rights and will not be subject to further calls or assessments by the Surviving Corporation. All of the outstanding shares of Surviving Corporation Common Stock immediately after the Effective Time will be validly issued, fully paid and nonassessable.

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

PREFERRED STOCK

     The Surviving Corporation Certificate will provide that preferred stock of the Surviving Corporation may be issued from time to time in one or more series. The Board of Directors of the Surviving Corporation has authority to fix or alter the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences of any wholly unissued series of preferred stock of the Surviving Corporation, as well as the number of shares constituting any such unissued series and the designation thereof, and to increase or decrease the number of shares of any outstanding series (but not below the number of shares of such series then outstanding), without any further vote or action by stockholders of the Surviving Corporation.

DELAWARE GENERAL CORPORATION LAW SECTION 203

     As a corporation organized under the laws of the State of Delaware, the Surviving Corporation will be subject to Section 203 of the DGCL, which restricts certain business combinations between the Surviving Corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of the outstanding voting stock of the Surviving Corporation) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if: (i) prior to an interested stockholder becoming such, the Board of Directors of the Surviving Corporation approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;
(ii) upon consummation of the transaction in which such stockholder becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Surviving Corporation outstanding at the time the transactions commenced (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Surviving Corporation); or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors of the Surviving Corporation and authorized at an annual or special meeting of stockholders of the Surviving Corporation (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Surviving Corporation not owned by the interested stockholder.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

     Upon consummation of the Merger and the transactions contemplated thereby, it is estimated there will be approximately 126,070,381 shares of Surviving Corporation Common Stock authorized but unissued or not reserved for issuance (assuming the issuance of approximately 17,265,289 shares of Surviving Corporation Common Stock in the Merger and the reservation of (i) 4,848,237 shares of Surviving Corporation Common Stock for the purpose of satisfying the exercise of options issued by Chancellor that will be assumed by the Surviving Corporation in the Merger and for the conversion of the Surviving Corporation 7% Convertible Preferred Stock that will be issued in the Merger and (ii) 9,566,792 shares of Surviving Corporation Common Stock for the purpose of satisfying the exercise of options under Evergreen's various stock option plans and for the conversion of the $3.00 Convertible Exchangeable Preferred Stock), and 41,810,000 shares of preferred stock of the Surviving Corporation authorized but unissued, for future issuance without additional stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions. Additionally, upon consummation of the Merger, there will be 75,000,000 shares of Surviving Corporation Class A Common Stock authorized but unissued; however, it is not expected that any shares of Surviving Corporation Class A Common Stock will be issued at any time following the Merger, and any such issuance would require the unanimous affirmative vote of the Board of Directors of the Surviving Corporation.

     One of the effects of the existence of unissued Surviving Corporation Common Stock or preferred stock of the Surviving Corporation may be to enable the Board of Directors of the Surviving Corporation to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Surviving Corporation by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Surviving Corporation.

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

TRANSFER AGENT

     The Bank of New York will serve as the Exchange Agent and Registrar for the Surviving Corporation Common Stock, the Evergreen $3.00 Convertible Preferred Stock and the Surviving Corporation 7% Convertible Preferred Stock.

                   GENERAL COMPARISON OF STOCKHOLDERS RIGHTS

     At the Effective Time, (i) holders of Chancellor Class A Common Stock, Chancellor Class B Common Stock, Evergreen Class A Common Stock and Evergreen Class B Common Stock will become holders of Surviving Corporation Common Stock and (ii) holders of Chancellor Parent Convertible Preferred Stock will become holders of Surviving Corporation 7% Convertible Preferred Stock. Assuming approval of the stockholders of Evergreen, at the Effective Time, the Evergreen Certificate will be amended and restated in the form attached to the Merger Agreement, and the Evergreen Bylaws will be amended and restated in the form attached to the Merger Agreement. The rights of the Surviving Corporation stockholders will be governed by applicable Delaware law, including the DGCL, and by the Surviving Corporation Certificate and the Surviving Corporation Bylaws.

     The following is a summary of the material differences of the rights of the holders of the Chancellor Common Stock and Evergreen Common Stock prior to the Merger as compared with the rights of holders of the Surviving Corporation Common Stock following the Merger. Because each of Chancellor and Evergreen is a Delaware corporation, these differences arise principally from differences in the provisions of the Amended Certificate of Incorporation of Chancellor (the "Chancellor Certificate"), the Evergreen Certificate and the Surviving Corporation Certificate and the differences among the Restated Bylaws of Chancellor (the "Chancellor Bylaws"), the Evergreen Bylaws and the Surviving Corporation Bylaws.

     The following summaries do not purport to be complete statements of the rights of Chancellor stockholders under the Chancellor Certificate and the Chancellor Bylaws and Evergreen stockholders under the Evergreen Certificate and the Evergreen Bylaws as compared with the rights of Surviving Corporation stockholders under the Surviving Corporation Certificate and Surviving Corporation Bylaws and does not purport to be a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. These summaries are qualified in their entirety by reference to Delaware law and the governing corporate instruments of Chancellor, Evergreen and the Surviving Corporation, to which stockholders are referred. The terms of Surviving Corporation Common Stock are described under "Description of Surviving Corporation Capital Stock."

AUTHORIZED CAPITAL STOCK

     Pre-Merger: The authorized capital stock of Chancellor as of the date hereof consists of 40,000,000 shares of Chancellor Class A Common Stock, 10,000,000 shares of Chancellor Class B Common Stock, 10,000,000 shares of Chancellor Class C Common Stock and 10,000,000 shares of Chancellor Parent Preferred Stock.

     The authorized capital stock of Evergreen as of the date hereof consists of 75,000,000 shares of Evergreen Class A Common Stock, 4,500,000 shares of Evergreen Class B Common Stock, and 6,000,000 shares of preferred stock.

     Post-Merger: At the Effective Time, the authorized capital stock of the Surviving Corporation will consist of 200,000,000 shares of Surviving Corporation Common Stock, 75,000,000 shares of Surviving Corporation Class A Common Stock and 50,000,000 shares of preferred stock.

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

DELISTING AND DEREGISTRATION OF CHANCELLOR CLASS A COMMON STOCK; LISTING OF SURVIVING CORPORATION COMMON STOCK

     Pre-Merger: The Chancellor Class A Common Stock currently is quoted on The Nasdaq Stock Market under the symbol "CBCA." Upon consummation of the Merger, the Chancellor Class A Common Stock will no longer be quoted on The Nasdaq Stock Market and will be deregistered under the Exchange Act. Chancellor stockholders will be asked to exchange their stock certificates following the Merger. See "The Merger Agreement -- Exchange of Certificates."

     Evergreen Class A Common Stock currently is quoted on The Nasdaq Stock Market under the symbol "EVGM."

     Post-Merger: The Surviving Corporation Common Stock will be quoted on The Nasdaq Stock Market, under a symbol to be determined.

PRE-EMPTIVE RIGHTS

     Pre-Merger: The Chancellor Certificate does not grant any pre-emptive rights to stockholders.

     The Evergreen Certificate does not grant any pre-emptive rights to stockholders.

     Post-Merger: The Surviving Corporation Certificate does not grant any pre-emptive rights to stockholders.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Pre-Merger: The Chancellor Certificate provides that, subject to the rights of the holders of preferred stock of Chancellor, holders of Chancellor Common Stock are entitled to receive such dividends as may be declared by Chancellor's Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of any class of Chancellor Common Stock unless simultaneously the same dividend is declared or paid on each share of the other classes of Chancellor Common Stock, provided that, in the event of stock dividends, holders of a specific class of Chancellor Common Stock shall be entitled to receive only additional shares of such class.

     The Evergreen Certificate has a similar provision, except that no provision is made for stock dividends.

     Under the terms of the CRBC Restated Credit Facility, the certificates of designation governing the Chancellor Parent Convertible Preferred Stock, the CRBC Series A Preferred Stock and the CRBC Junior Preferred Stock, the CRBC
9 3/8% Indenture and the CRBC 8 3/4% Indenture, Chancellor is directly and indirectly subject to restrictions that limit Chancellor's ability to pay cash dividends on the Chancellor Common Stock. Chancellor has never declared or paid any dividends with respect to the Chancellor Common Stock.

     Under the terms of the EMCLA Senior Credit Facility and the certificate of designation for the Evergreen $3.00 Convertible Preferred Stock, Evergreen is directly and indirectly subject to restrictions that limit Evergreen's ability to pay cash dividends on the Evergreen Common Stock. Evergreen has never declared or paid any dividends with respect to the Evergreen Common Stock.

     The Merger Agreement provides that each of Chancellor and Evergreen is prohibited from declaring or paying any dividends in respect of the Chancellor Common Stock or the Evergreen Common Stock, respectively, except as otherwise provided in the Merger Agreement, pending consummation of the Merger.

     Post-Merger: The Surviving Corporation Certificate provides that, subject to the rights and preferences of holders of preferred stock, if any, of the Surviving Corporation at any time outstanding, holders of Surviving Corporation Common Stock and Surviving Corporation Class A Common Stock are entitled to receive such dividends, payable in cash, stock or otherwise, as may be declared by the Surviving Corporation Board of Directors out of funds legally available therefor.

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

     Because the Surviving Corporation will be a holding company with no significant assets other than the common stock of the Surviving Mezzanine Corporation and, following consummation of the Katz Acquisition, of Katz, and the Surviving Mezzanine Corporation will also be a holding company with no significant assets other than the common stock of the Surviving Subsidiary Corporation, the Surviving Corporation will be able to pay cash dividends on its Common Stock in the future only if certain financial tests set forth in the EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture, the CRBC 8 3/4% Indenture and the certificates of designation governing the Surviving Subsidiary Series A Preferred Stock and the Surviving Subsidiary Junior Preferred Stock are met. The indebtedness being assumed in the Katz Acquisition will also contain similar limitations. Accordingly, it is not anticipated that the Surviving Corporation will pay any dividends on the Surviving Corporation Common Stock in the foreseeable future following the Merger.

LIQUIDATION RIGHTS

     Pre-Merger: The Chancellor Certificate provides that upon liquidation, dissolution, or winding-up of Chancellor, the holders of all classes of Chancellor Common Stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of preferred stock of Chancellor.

     The Evergreen Certificate has a similar provision.

     Post-Merger: The Surviving Corporation Certificate has a similar provision.

CONVERSION OF CLASS B COMMON STOCK

     Pre-Merger: The Chancellor Certificate provides that upon the sale or other transfer of any share or shares of Chancellor Class B Common Stock to any person other than Thomas O. Hicks or Hicks Muse and its affiliates, each share so sold or transferred shall automatically be converted into one share of Chancellor Class A Common Stock and thereby lose its special voting rights.

     The Evergreen Certificate provides that each share of Evergreen Class B Common Stock is convertible at any time, at the option of its holder, into one share of Evergreen Class A Common Stock. The Evergreen Certificate further provides that each share of Evergreen Class B Common Stock converts automatically into one share of Evergreen Class A Common Stock, and thereby loses its special voting rights, if such Evergreen Class B Common Stock is sold or otherwise transferred to any person or entity other than certain specified affiliates of Mr. Ginsburg.

     Post-Merger: The Surviving Corporation Certificate has no comparable provisions regarding conversion.

VOTING RIGHTS GENERALLY

     Pre-Merger: The Chancellor Bylaws provide that, except as otherwise required by Delaware law or the Chancellor Certificate, the holders of a majority of the outstanding shares entitled to vote on a matter shall constitute a quorum for the transaction of business. If a quorum exists, action on a matter is approved by the vote of a majority of the votes entitled to be cast by the holders of all shares of Common Stock, which are present, in person or by proxy that are present in person at the meeting, except as otherwise required by Delaware law or the Chancellor Certificate.

     The Evergreen Bylaws provide that, except as otherwise required by Delaware law or the Evergreen Certificate, a majority of the stock issued and outstanding entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum exists, action on a matter is approved by the vote of a majority of the votes entitled to be cast by the holders of all shares of Common Stock, which are present, in person or by proxy at the meeting, except as otherwise required by Delaware law or the Evergreen Certificate.

     The Chancellor Certificate provides that holders of shares of Chancellor Class A Common Stock and Chancellor Class B Common Stock generally vote as a single class on matters submitted to a vote of the stockholders except that holders of Chancellor Class A Common Stock, voting as a separate class, are entitled to elect two directors to the Chancellor Board. Each share of Chancellor Class A Common Stock is entitled to

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

one vote. Each share of Chancellor Class B Common Stock is entitled to ten votes, except with respect to any proposed "Going Private" transaction, as defined in the Chancellor Certificate, in which case each share of Chancellor Class B Common Stock is entitled to one vote.

     The Evergreen Certificate has similar provisions with respect to Evergreen Class A Common Stock and Evergreen Class B Common Stock.

     Post-Merger: The Surviving Corporation Bylaws provide that, except as required by Delaware law or the Surviving Corporation Certificate, a majority of the outstanding shares entitled to vote on a matter shall constitute a quorum for the transaction of business. If a quorum exists, action on a matter is approved by the vote of a majority of the shares entitled to vote that are present, in person or by proxy, at the meeting, except as otherwise required by Delaware law or the Surviving Corporation Certificate.

     The Surviving Corporation Certificate provides that holders of shares of Surviving Corporation Common Stock and Surviving Corporation Series A Common Stock, each voting as a separate class, shall be entitled to vote on all matters submitted to a vote of the stockholders of the Surviving Corporation and shall be entitled to one vote for each share of Surviving Corporation Common Stock or Surviving Corporation Class A Common Stock held.

AMENDMENT OF CERTIFICATE OF INCORPORATION; AMENDMENT OF BYLAWS

     Pre-Merger: Under Delaware law, an amendment to the Chancellor Certificate and the Evergreen Certificate requires the approval of the board of directors and the approval of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon. Under Delaware law, the holders of the outstanding shares of a class of either Chancellor or Evergreen are entitled to vote as a separate class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

     Under Delaware law, an amendment to a corporation's bylaws requires the approval of the stockholders, unless the certificate of incorporation confers the power to amend the bylaws upon the board of directors.

     The Chancellor Certificate does not grant the Board of Directors the power to adopt, amend or repeal the Chancellor Bylaws.

     The Evergreen Certificate grants the Board of Directors the power to adopt, amend or repeal the Evergreen Bylaws.

     Post-Merger: The provisions of Delaware law applicable to the amendment to the Chancellor Certificate and the Evergreen Certificate are applicable to the Surviving Corporation Certificate.

ACTION BY WRITTEN CONSENT

     Pre-Merger: The Chancellor Bylaws provide that, subject to the requirements of the Chancellor Certificate, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Chancellor Bylaws also provide that, subject to the requirements of the Chancellor Certificate, any action required or permitted to be taken at a meeting of the Chancellor Board of Directors or any committee thereof may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all committee members, as applicable.

     The Evergreen Bylaws have similar provisions with respect to actions to be taken at any annual or special meeting of stockholders and with respect to any action required or permitted to be taken at a meeting of the Evergreen Board of Directors or any committee thereof.

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

     Post-Merger: The Surviving Corporation Bylaws have provisions similar to those contained in the Chancellor Bylaws with respect to actions to be taken at any annual or special meeting of stockholders or actions to be taken by the Surviving Corporation Board of Directors or any committee thereof.

SPECIAL MEETINGS OF STOCKHOLDERS

     Pre-Merger: The Chancellor Bylaws provide that annual meetings of stockholders may be called by the holders of a majority of outstanding shares of the capital stock of Chancellor, whether or not such stock has voting rights, taken as a single class, or by the Board of Directors of Chancellor pursuant to resolution adopted by a majority of the Board of Directors.

     The Evergreen Bylaws provide that, unless otherwise prescribed by Delaware law or the Evergreen Certificate, special meetings of stockholders may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote.

     Post-Merger: The Surviving Corporation Bylaws provide that special meetings of stockholders may be called by the Chairman of the Board, the President, or the Board of Directors and shall be called by the President or the Secretary at the request in writing of the stockholders of record of not less than 10% of all shares entitled to vote at such meeting or as otherwise provided in the Surviving Corporation Certificate.

VOTING FOR THE ELECTION OF DIRECTORS

     Pre-Merger: The Chancellor Certificate provides that, in the election of directors, the holders of Chancellor Class A Common Stock, voting separately, are entitled to elect two persons to Chancellor's Board of Directors, each of whom must be an "independent director." For this purpose, an "independent director" means a person who is not an officer or employee of Chancellor or its subsidiaries, and who does not have a relationship which, in the opinion of the Board of Directors of Chancellor, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. The holders of Chancellor Class A Common Stock and Chancellor Class B Common Stock, voting as a single class, are entitled to elect the remaining directors.

     The Evergreen Certificate provides that the holders of the Evergreen Common Stock shall vote as a single class on the election of all directors.

     Neither of the Chancellor Certificate nor the Evergreen Certificate permit cumulative voting for the election of directors. The Chancellor Certificate and the Evergreen Certificate provide that the election of directors need not be by written ballot.

     The Chancellor Bylaws provide that, unless otherwise required by Delaware law or the Chancellor Certificate, at each annual meeting of stockholders at which a quorum is present the persons elected as directors shall be those persons receiving a plurality of the votes of the shares entitled to vote that are present in person or represented by proxy at the meeting.

     The Evergreen Bylaws provide that at each meeting of stockholders at which a quorum is present, the persons elected as directors shall be those persons receiving a plurality of the votes of shares that are present in person or represented by proxy at the meeting.

     Post-Merger: The Surviving Corporation Certificate provides that holders of the Surviving Corporation Common Stock and the Surviving Corporation Class A Common Stock shall vote as separate classes on the election of all directors.

     The Surviving Corporation Certificate does not permit cumulative voting for the election of directors. The Surviving Corporation Certificate provides that the election of directors need not be by written ballot.

     The Surviving Corporation Bylaws provides that, unless otherwise required by Delaware law or the Surviving Corporation Certificate, at each annual meeting of stockholders at which a quorum is present the persons elected as directors shall be those persons receiving a plurality of the votes of shares that are present in person or represented by proxy at the meeting.

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

NUMBER AND QUALIFICATION OF DIRECTORS

     Pre-Merger: The Chancellor Certificate provides for not less than five and not greater than nine directors, plus such number of directors as may be elected from time to time by the holders of any class or series of preferred stock of Chancellor. The Chancellor Bylaws further provide that, in order to be eligible for election to the Chancellor Board of Directors, the individual must be nominated in accordance with certain procedures, including (i) that the individual be nominated by written notice to Chancellor and Hicks Muse not less than 120 days prior to the date of election, and (ii) that nominations may be made by or at the direction of the Chancellor Board of Directors or by any Chancellor stockholder entitled to vote for the election of directors at the meeting.

     The Evergreen Bylaws provide for not less than one nor more than thirteen directors, none of whom need be a stockholder of Evergreen.

     Post-Merger: The Surviving Corporation Bylaws provide for not less than five nor more than thirteen directors, plus such number of directors as may be elected from time to time by the holders of any class or series of preferred stock of the Surviving Corporation. None of the directors of the Surviving Corporation need be a stockholder of the Surviving Corporation or a resident of the State of Delaware.

CLASSIFICATION OF BOARD

     Pre-Merger: Delaware law permits, but does not require, a classified board of directors, with staggered terms under which one-half to one-third of the directors are elected for terms of two or three years, respectively.

     The Chancellor Certificate provides that the Board of Directors of Chancellor, other than those directors elected by holders of Chancellor Class A Common Stock (the "Chancellor Class A Directors"), consists of three classes of directors. Class I directors hold their respective offices until the 1997 annual meeting of Chancellor. Class II directors hold their respective offices until the 1998 annual meeting of Chancellor. Class III directors hold their respective offices until the 1999 annual meeting of Chancellor. Chancellor Class A Directors have a term that expires annually.

     The Evergreen Certificate does not provide for a classified board of directors.

     Post-Merger: The Surviving Corporation Certificate provides that the Board of Directors of the Surviving Corporation will consist of three classes of directors. Class I directors will hold their respective offices from the Effective Time until the 1998 annual meeting of the Surviving Corporation. Class II directors will hold their respective offices from the Effective Time until the 1999 annual meeting of the Surviving Corporation. Class III directors will hold their respective offices from the Effective Time until the 2000 Annual meeting of the Surviving Corporation.

TRANSACTIONS INVOLVING OFFICERS OR DIRECTORS

     Pre-Merger: Under Delaware law, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee which authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries, including directors who are also officers or employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

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

     The Chancellor Certificate provides that no contract or transaction between Chancellor and one or more of its directors, officers, or stockholders or between Chancellor and any person or entity in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors of Chancellor or the committee, and the Board of Directors of Chancellor or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of Chancellor entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders of Chancellor; or (iii) the contract or transaction is fair as to Chancellor as of the time it is authorized, approved, or ratified by the Board of Directors of Chancellor, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of Chancellor or of a committee which authorizes the contract or transaction.

     The Evergreen Certificate does not contain any specific provisions with respect to contracts, loans, or other transactions between Evergreen and its directors or officers.

     Post-Merger: The Surviving Corporation Certificate provides that no contract or transaction between the Surviving Corporation and one or more of its directors, officers, or stockholders or between the Surviving Corporation and any person or entity in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors of the Surviving Corporation or the committee, and the Board of Directors of the Surviving Corporation or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Surviving Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders of the Surviving Corporation; or (iii) the contract or transaction is fair as to the Surviving Corporation as of the time it is authorized, approved, or ratified by the Board of Directors of the Surviving Corporation, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Surviving Corporation or of a committee which authorizes the contract or transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY

     Pre-Merger: The Chancellor Certificate contains provisions indemnifying any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of Chancellor or (ii) is or was serving at the request of Chancellor as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL.

     The Chancellor Certificate provides that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of laws; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

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

     The Evergreen Bylaws provide that any person who was or is a director, officer, employee or agent of Evergreen shall be indemnified against expenses, judgments, fines and settlements incurred in a proceeding, other than an action by or in the right of Evergreen, if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reason to believe the conduct of the person was unlawful.

     The Evergreen Bylaws provide that in the case of an action by or in the right of Evergreen against a person who was or is a director, officer, employee or agent of Evergreen, such person is indemnified against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Evergreen; provided, however, that no indemnification shall be made when such person is adjudged liable to Evergreen, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine.

     The Evergreen Bylaws provide that to the extent a director or officer is successful on the merits or otherwise in defense of any third-party or derivative proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against expenses incurred in connection therewith.

     The Evergreen Certificate provides that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of laws; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

     Post-Merger: The Surviving Corporation Certificate contains provisions indemnifying any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Surviving Corporation or (ii) is or was serving at the request of the Surviving Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL.

     The Surviving Corporation Certificate provides that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of laws; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

RESTRICTIONS ON FOREIGN OWNERSHIP

     Pre-Merger: The Chancellor Certificate restricts the ownership, voting and transfer of Chancellor's capital stock, including the Chancellor Common Stock, in accordance with the Communications Act and the rules of the FCC, which prohibit ownership of more than 25% of Chancellor's outstanding capital stock (or more than 25% of the voting rights it represents) by or for the account of non-United States citizens ("Aliens") or corporations otherwise subject to domination or control by Aliens. The Chancellor Certificate also prohibits any transfer of Chancellor's capital stock that would cause a violation of this prohibition. In addition, the certificate authorizes the Board of Directors of Chancellor to adopt such provisions as it deems necessary to enforce these prohibitions, including the inclusion of a legend regarding restrictions on foreign ownership of such stock on the certificates representing the Common Stock.

     The Evergreen Certificate provides that, in accordance with the Communications Act, (i) not more than 25% of the capital stock of the corporation may be owned of record by Aliens; (ii) no Alien shall be entitled to vote or direct or control the vote of more than 25% of the total number of shares of capital stock of the corporation outstanding and entitled to vote at any time or more than 25% of the total voting power of all

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

shares of capital stock of the corporation outstanding and entitled to vote at any time; (iii) no Alien shall be qualified to act as an officer of the corporation; and (iv) no more than 25% of the total number of directors of the corporation may be Aliens.

     Post-Merger: The Surviving Corporation Certificate provides that, in accordance with the Communications Act; (i) not more than 25% of the capital stock of the corporation may be owned of record by Aliens; (ii) no Alien shall be entitled to vote or direct or control the vote of more than 25% of the total number of shares of capital stock of the corporation outstanding and entitled to vote at any time or more than 25% of the total voting power of all shares of capital stock of the corporation outstanding and entitled to vote at any time;
(iii) no Alien shall be qualified to act as an officer of the corporation; and
(iv) no more than 25% of the total number of directors of the corporation may be Aliens.

      DESCRIPTION OF SURVIVING CORPORATION 7% CONVERTIBLE PREFERRED STOCK

     The following summary description of the Surviving Corporation 7% Convertible Preferred Stock to be issued in the Merger does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Certificate of Designation that will govern the Surviving Corporation 7% Convertible Preferred Stock, a copy of which has been filed as an exhibit to this Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

GENERAL

     The Surviving Corporation's Certificate of Incorporation authorizes the Surviving Corporation to issue an aggregate of 50,000,000 shares of preferred stock, $.01 par value. The Surviving Corporation's Board of Directors has authority to divide the preferred stock of the Surviving Corporation into one or more series and has broad authority to determine the relative rights and preferences of the shares within each series, including voting rights. At the Effective Time, the Surviving Corporation will have authorized the issuance of up to 2,200,000 shares of Surviving Corporation 7% Convertible Preferred Stock with a stated liquidation value of $50.00 per share and will have issued 5,990,000 shares of Evergreen $3.00 Convertible Preferred Stock with a stated liquidation value of $50.00 per share.

DIVIDENDS

     Holders of Surviving Corporation 7% Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of out of legally available funds, cash dividends at an annual rate equal to 7% of the liquidation preference per share, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each a "Dividend Payment Date"), beginning July 15, 1997. If that date is a Saturday, Sunday or legal holiday, however, the dividend will be payable on the next business day. Dividends will accrue and be cumulative from the most recent date to which dividends have been paid or, if none have been paid, from the most recent date to which dividends on the Chancellor Parent Convertible Preferred Stock have been paid and will be payable to holders of record on the January 1, April 1, July 1 and October 1 immediately preceding the relevant Dividend Payment Date.

     The Surviving Corporation 7% Convertible Preferred Stock will have priority as to dividends over the Surviving Corporation Common Stock and any other series or class of the Surviving Corporation's stock that ranks junior to the Surviving Corporation 7% Convertible Preferred Stock as to dividends ("Junior Dividend Stock"). Notwithstanding the foregoing, the Surviving Corporation 7% Convertible Preferred Stock shall rank junior as to dividends and rights upon a liquidation, dissolution or winding-up of the Surviving Corporation to any and all classes or series of capital stock (other than Surviving Corporation Common Stock) of the Surviving Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks on a parity with or junior to the Surviving Corporation 7% Convertible Preferred Stock as to dividends and rights upon a liquidation, dissolution or winding-up of the Surviving Corporation. For purposes of the foregoing, the term "Surviving Corporation" includes any entity with which the Surviving Corporation may be merged or consolidated or to which all or substantially all the assets of the Surviving Corporation may be transferred.

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

     No dividend (other than dividends payable solely in Surviving Corporation Common Stock, any Junior Dividend Stock or warrants or other rights to acquire such Surviving Corporation Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Surviving Corporation 7% Convertible Preferred Stock of, the Surviving Corporation Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Surviving Corporation 7% Convertible Preferred Stock, including the full dividend for the then-current quarterly dividend period, shall have been paid or declared and set apart for payment without interest.

     Except as provided below, the Surviving Corporation may not pay dividends on any class or series of stock, if hereafter issued, having parity with the Surviving Corporation 7% Convertible Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Surviving Corporation 7% Convertible Preferred Stock. In addition, except as provided below, the Surviving Corporation may not pay dividends on the Surviving Corporation 7% Convertible Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends in respect of prior dividend payment periods are not paid in full on Surviving Corporation 7% Convertible Preferred Stock and on any Parity Dividend Stock, all dividends declared on the Surviving Corporation 7% Convertible Preferred Stock and the Parity Dividend Stock will be declared and made pro rata so that the amount of dividends declared on the Surviving Corporation Convertible Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends in respect of prior dividend payment periods on the Surviving Corporation 7% Convertible Preferred Stock and the Parity Dividend Stock bear to each other. Immediately after the Effective Time, the Evergreen $3.00 Convertible Preferred Stock will constitute Parity Dividend Stock and, accordingly, will rank pari passu with the Surviving Corporation 7% Convertible Preferred Stock with respect to payment of dividends.

     The Surviving Corporation may not purchase any shares of the Surviving Corporation 7% Convertible Preferred Stock or any Parity Dividend Stock (except for consideration payable in Surviving Corporation Common Stock or Junior Dividend Stock) or redeem fewer than all the shares of the Surviving Corporation 7% Convertible Preferred Stock and Parity Dividend Stock then outstanding if the Surviving Corporation has failed to pay any accrued dividend on the Surviving Corporation 7% Convertible Preferred Stock or any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, the Surviving Corporation may purchase or redeem fewer than all the shares of the Surviving Corporation 7% Convertible Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the Surviving Corporation 7% Convertible Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

     If the Surviving Corporation hereafter issues any series or class of stock that ranks senior as to dividends to the Surviving Corporation 7% Convertible Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Senior Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), the Surviving Corporation may not pay or declare and set apart for payment any dividend on the Surviving Corporation 7% Convertible Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend Stock, including the full dividends for the then current dividend periods, have been paid or declared and set apart for payment without interest.

     The dividend payable on Surviving Corporation 7% Convertible Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable on Surviving Corporation 7% Convertible Preferred Stock dividend that may be in arrears.

     Under Delaware law, the Surviving Corporation may declare and pay dividends or make other distributions on its capital stock only out of surplus, as defined in the DGCL, or if no surplus is available, out of its net profits for the fiscal year in which the dividend or distribution is declared and the preceding fiscal year. No dividends or distributions may be declared or paid if the Surviving Corporation is or would be rendered insolvent by virtue of the dividend or distribution, or if the declaration, payment or distribution would contravene the Surviving Corporation Certificate. See "General Comparison of Stockholders Rights -- Dividends and Other Distributions."

LIQUIDATION RIGHTS

     In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Surviving Corporation, subject to the payment in full, or until provision has been made for the payment in full, of all claims of creditors of the Surviving Corporation, holders of Surviving Corporation 7% Convertible Preferred Stock are entitled to receive the liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution is made to the holders of Surviving Corporation Common Stock or any other series or class of stock hereafter issued that ranks junior as to liquidation rights to the Surviving Corporation 7% Convertible Preferred Stock ("Junior Liquidation Stock"). Holders of Surviving Corporation 7% Convertible Preferred Stock will not be entitled to receive the liquidation preference of their shares until the liquidation preference of any other series or class of stock hereafter issued that ranks senior as to liquidation rights to the Surviving Corporation 7% Convertible Preferred Stock ("Senior Liquidation Stock"), if any, has been paid in full. The holders of Surviving Corporation 7% Convertible Preferred Stock and any series or class of stock hereafter issued that ranks on a parity as to liquidation rights with the Surviving Corporation 7% Convertible Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the Surviving Corporation 7% Convertible Preferred Stock and any Parity Liquidation Stock. Immediately after the Effective Time, the Evergreen $3.00 Convertible Preferred Stock will constitute Parity Dividend Stock and, accordingly, will rank pari passu with the Surviving Corporation 7% Convertible Preferred Stock with respect to amounts payable upon liquidation, dissolution or winding up of the Surviving Corporation.

     After payment in full of the liquidation preference plus any accrued and unpaid dividends on the Surviving Corporation 7% Convertible Preferred Stock, the holders will not be entitled to any further participation in any distribution of assets by the Surviving Corporation. Neither a consolidation or merger of the Surviving Corporation with another entity nor a sale or transfer of all or part of the Surviving Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Surviving Corporation.

VOTING RIGHTS

     The holders of Surviving Corporation 7% Convertible Preferred Stock will have no voting rights except as described below or as required by law. In exercising any voting rights, each outstanding share of Surviving Corporation 7% Convertible Preferred Stock will be entitled to one vote, although shares held by the Surviving Corporation or any entity controlled by the Surviving Corporation will have no voting rights.

     Whenever dividends on the Surviving Corporation 7% Convertible Preferred Stock are in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of the Surviving Corporation's Board of Directors will be increased by two, and the holders of Surviving Corporation 7% Convertible Preferred Stock, voting separately as a class together with holders of any Parity Dividend Stock then having voting rights, will be entitled to elect two additional directors of the Board of Directors at, subject to certain limitations, any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or, under certain circumstances, at a special meeting of stockholders. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.

     In addition, so long as any Surviving Corporation 7% Convertible Preferred Stock is outstanding, the Surviving Corporation may not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Surviving Corporation 7% Convertible Preferred Stock and outstanding Parity Dividend Stock, voting as a single class (i) amend, alter or repeal (by merger or otherwise) any provision of the Surviving Corporation Certificate or Surviving Corporation Bylaws so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Surviving Corporation 7% Convertible Preferred Stock or (ii) effect any reclassification of the Surviving Corporation 7% Convertible Preferred Stock.

CHANGE OF CONTROL

     The certificate of designation for the Surviving Corporation 7% Convertible Preferred Stock will provide that, upon the occurrence of a Change of Control (as defined below), each holder will have the right to require that the Surviving Corporation purchase all or a portion of such holder's Surviving Corporation 7% Convertible Preferred Stock in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends per share to the date of repurchase.

     Within 30 days following the date on which the Surviving Corporation becomes aware that a Change of Control has occurred, the Surviving Corporation must send, by first class mail postage prepaid, a notice to each holder of Surviving Corporation 7% Convertible Preferred Stock, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have any shares of Surviving Corporation 7% Convertible Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender such shares of Surviving Corporation 7% Convertible Preferred Stock, properly endorsed for transfer together with such other customary documents as the Surviving Corporation and the transfer agent may reasonably request, to the transfer agent and registrar for the Surviving Corporation 7% Convertible Preferred Stock at the address specified in the notice prior to the close of business on the business day prior to the Change of Control Payment Date.

     The Surviving Corporation will comply with the requirements of the Exchange Act to the extent applicable in connection with the purchase of shares of Surviving Corporation 7% Convertible Preferred Stock pursuant to a Change of Control Offer.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Surviving Corporation to any Person or group of related Persons for purposes of
Section 13(d) of the Exchange Act (a "Group"), other than to Hicks Muse or any of its affiliates, officers and directors or to Steven Dinetz (the "Permitted Holders"); or (ii) a majority of the Board of Directors of the Surviving Corporation shall consist of Persons who are not Continuing Directors (as defined below); or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Surviving Corporation.

     "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of Chancellor on January 23, 1997, the date of original issuance of the Chancellor Parent Convertible Preferred Stock, (ii) was nominated for election or elected to the Board of Directors of the Surviving Corporation with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

     The "Change of Control" covenant will not apply in the event of (a) changes in a majority of the Board of Directors of the Surviving Corporation so long as a majority of such Board of Directors continues to consist of Continuing Directors and (b) certain transactions with Permitted Holders. In addition, this covenant is not intended to afford holders of shares of Surviving Corporation 7% Convertible Preferred Stock protection in the event of certain highly leveraged transactions, reorganizations, restructurings, mergers and other similar transactions that might adversely affect the holders of shares of Surviving Corporation 7% Convertible Preferred Stock, but would not constitute a Change of Control. The Surviving Corporation could, in the future, enter into certain transactions including certain recapitalizations of the Surviving Corporation, that would not constitute a Change of Control with respect to the Change of Control purchase feature of the Surviving Corporation 7% Convertible Preferred Stock, but would increase the amount of indebtedness outstanding at such time.

     If a Change of Control were to occur, there can be no assurance that the Surviving Corporation would have sufficient funds to pay the purchase price for all shares of Surviving Corporation 7% Convertible Preferred Stock that the Surviving Corporation might be required to purchase. Moreover, as of the Effective Time, the Surviving Corporation would not have sufficient funds available to purchase all of the outstanding shares of Surviving Corporation 7% Convertible Preferred Stock pursuant to a Change of Control Offer. In the event that the Surviving Corporation were required to purchase outstanding shares of Surviving Corporation 7% Convertible Preferred Stock pursuant to a Change of Control Offer, the Surviving Corporation expects that it would require third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Surviving Corporation would be able to obtain such financing on favorable terms, if at all. In addition, the EMCLA Senior Credit Facility, the CRBC 9 3/8% Notes and the CRBC 8 3/4% Notes will restrict the Surviving Corporation's ability to purchase the Surviving Corporation 7% Convertible Preferred Stock, including pursuant to a Change of Control Offer. In an offer by the Surviving Corporation to repurchase the Surviving Corporation 7% Convertible Preferred Stock at the holder's option upon a change of control, the Surviving Corporation will comply with Section 14(e) of the Exchange Act and the rules and regulations promulgated thereunder, as then in effect.

     With respect to the sale of "all or substantially all" of the assets of the Surviving Corporation, which would constitute a Change of Control for purposes of the certificate of designation for the Surviving Corporation 7% Convertible Preferred Stock, the meaning of the phrase "all or substantially all" varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under relevant law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Surviving Corporation and, therefore, it may be unclear whether a Change of Control has occurred and whether the Surviving Corporation 7% Convertible Preferred Stock is subject to a Change of Control Offer.

     None of the provisions in the certificate of designation for the Surviving Corporation 7% Convertible Preferred Stock relating to a purchase of Surviving Corporation 7% Convertible Preferred Stock upon a Change of Control are waivable by the Board of Directors of the Surviving Corporation. Without the consent of each holder of the Surviving Corporation 7% Convertible Preferred Stock affected thereby, after the mailing of the notice of a Change of Control Offer, no amendment to the certificate of designation for the Surviving Corporation 7% Convertible Preferred Stock may, directly or indirectly, affect the Surviving Corporation's obligation to purchase the outstanding Surviving Corporation 7% Convertible Preferred Stock or amend, modify or change the obligation to purchase the outstanding Surviving Corporation 7% Convertible Preferred Stock or amend, modify or change the obligation of the Surviving Corporation to consummate a Change of Control or waive any default in the performance thereof or modify any of the provisions of the definitions with respect to any such offer.

REDEMPTION AT OPTION OF THE SURVIVING CORPORATION

     The Surviving Corporation 7% Convertible Preferred Stock may not be redeemed prior to January 19, 2000. Thereafter, the Surviving Corporation 7% Convertible Preferred Stock may be redeemed by the Surviving Corporation, at its option (subject to contractual and other restrictions with respect thereto, including limitations under the EMCLA Senior Credit Facility, the CRBC 9 3/8% Indenture and the CRBC 8 3/4% Indenture, and to the legal availability of funds therefor), in whole or in part at any time if redeemed during the 12-month period beginning January 15 (January 19 in the case of 2000), of any year specified below, at the following redemption prices (expressed as percentages of the liquidation preference thereof):

                            YEAR                              PERCENTAGE
                            ----                              ----------
2000........................................................    104.90%
2001........................................................    104.20%
2002........................................................    103.50%
2003........................................................    102.80%
2004........................................................    102.10%
2005........................................................    101.40%
2006........................................................    100.70%
2007 and thereafter.........................................    100.00%

plus in each case accrued and unpaid dividends, whether or not declared, to the redemption date.

     If fewer than all of the outstanding shares of Surviving Corporation 7% Convertible Preferred Stock are to be redeemed, the Surviving Corporation will select those shares to be redeemed pro rata or in such other manner as the Board of Directors may determine. There is not a mandatory redemption or sinking fund obligation for the Surviving Corporation 7% Convertible Preferred Stock. In the event that the Surviving Corporation has failed to pay accrued and unpaid dividends on the Surviving Corporation 7% Convertible Preferred Stock, it may not redeem less than all of the outstanding shares of the Surviving Corporation 7% Convertible Preferred Stock until all accrued and unpaid dividends have been paid in full.

     Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of record of Surviving Corporation 7% Convertible Preferred Stock to be redeemed at the address shown on the stock transfer books. After the redemption date, dividends will cease to accrue on the shares of Surviving Corporation 7% Convertible Preferred Stock called for redemption, and all rights of the holders of those shares will terminate, except the conversion rights to the extent described below and the right to receive the redemption price plus accrued and unpaid dividends, whether or not declared, to the redemption date, without interest.

CONVERSION RIGHTS

     Each holder of Surviving Corporation 7% Convertible Preferred Stock will have the right, at the holder's option, to convert any or all shares of Surviving Corporation 7% Convertible Preferred Stock into Surviving Corporation Common Stock at any time at a conversion price (subject to adjustment as described below) of $36.19 per share of underlying Surviving Corporation Common Stock (reflecting the conversion price after adjustment for the Exchange Ratio). The number of shares of Surviving Corporation Common Stock into which the Surviving Corporation 7% Convertible Preferred Stock shall be convertible (calculated to the nearest 1/100th of a share) shall be determined by dividing $50.00 by the conversion price then in effect. If the Surviving Corporation 7% Convertible Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the redemption date fixed by the Board of Directors.

     If shares of Surviving Corporation 7% Convertible Preferred Stock not called for redemption are surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on any corresponding Dividend Payment Date such shares so surrendered must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. No such payment will be required to accompany shares of Surviving Corporation 7%

Convertible Preferred Stock called for redemption and surrendered during such period. A holder of shares of Surviving Corporation 7% Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Surviving Corporation Common Stock on such dividend payment date will received the dividend payable by the Surviving Corporation on such shares of Surviving Corporation 7% Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Surviving Corporation 7% Convertible Preferred Stock for conversion. Except for shares of Surviving Corporation 7% Convertible Preferred Stock surrendered for conversion on a dividend payment date, the Surviving Corporation will make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Surviving Corporation Common Stock issued upon such conversion. No fractional shares of Surviving Corporation Common Stock, will be issued upon conversions, but, in lieu thereof, an appropriate amount will be paid in cash, based on the last reported sale price for the Surviving Corporation Common Stock on the day of the conversion.

     The conversion price will be subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Surviving Corporation's capital stock in shares of Surviving Corporation Common Stock;
(ii) subdivisions or combinations of Surviving Corporation Common Stock; (iii) the issuance to all holders of Surviving Corporation Common Stock of certain rights or warrants (expiring within 45 days after the record date for determining stockholders entitled to received them) to subscribe for or purchase Surviving Corporation Common Stock at less than current market price; (iv) the payment of a dividend to all holders of Surviving Corporation Common Stock of any shares of capital stock of the Surviving Corporation or its subsidiaries (other than Surviving Corporation Common Stock) or evidence of indebtedness, cash (excluding cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends payable solely in cash that may from time to time be fixed by the Board of Directors, or dividends or distributions in connection with liquidation, dissolution or winding up of the Surviving Corporation), other assets or rights or warrants to subscribe for or purchase any securities (other than those referred to above); or (v) the issuance to all holders of Surviving Corporation Common Stock of securities convertible into or exchangeable for Surviving Corporation Common Stock (other than pursuant to transactions described above) for a consideration per share of Surviving Corporation Common Stock deliverable upon a conversion or exchange of the securities less than the current market price per share on the date of issuance of the securities. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted, and any adjustment below 1% will be carried forward.

     The Surviving Corporation from time to time may reduce the conversion price for the Surviving Company 7% Convertible Preferred Stock by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the conversion price is so reduced, the Surviving Corporation shall mail to holders of record of the Surviving Corporation 7% Convertible Preferred Stock a notice of the reduction at least 15 days before the date of the reduced conversion price takes effect, stating the reduced conversion price and the period it will be in effect.

     In case of any reclassification of the Surviving Corporation Common Stock, any consolidation of the Surviving Corporation with, or merger of the Surviving Corporation into, any other entity, any merger of any entity into the Surviving Corporation (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Surviving Corporation Common Stock), any sale or transfer of all or substantially all of the assets of the Surviving Corporation or any compulsory share exchange whereby the Surviving Corporation Common Stock is converted into other certain securities, cash or other property, then the holder of each share of Surviving Corporation 7% Convertible Preferred Stock then outstanding shall have the right thereafter, during the period that the Surviving Corporation 7% Convertible Preferred Stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Surviving Corporation Common Stock into which one share of Surviving Corporation 7% Convertible Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

                          MANAGEMENT AFTER THE MERGER

BOARD OF DIRECTORS

     At the Effective Time, the Board of Directors of the Surviving Corporation shall comprise eleven directors which will be divided into three classes, each to consist as nearly as practicable of an equal number of directors. Assuming re-election of the eight nominees for election to the Board of Directors of Evergreen identified in "Other Proposals Relating to the Annual
Meeting -- Evergreen Additional Proposals -- Evergreen Proposal 2: Election of Directors," four Evergreen directors (Messrs. Devine, Sitrick, O'Keefe and Bernthal) will resign from the Evergreen Board effective the Effective Time. Assuming re-election to the Evergreen Board, the other four current Evergreen directors (Messrs. Ginsburg, de Castro, Hodson and Lewis) will remain directors of the Surviving Corporation and, at the Effective Time, six current directors of Chancellor (Messrs. Hicks, Dinetz, Neuman, Stuart, Massey and Marcus) and one other person mutually acceptable to Evergreen and Chancellor shall become directors of the Surviving Corporation. Each Surviving Corporation director will hold office from the Effective Time until the annual meeting of shareholders of the Surviving Corporation in the year set forth in the Merger Agreement. See "Evergreen Proposals -- Evergreen Proposal 2: Election of Directors -- Surviving Corporation Board of Directors."

EXECUTIVE OFFICERS

     The initial executive officers of the Surviving Corporation at the Effective Time will be as set forth above in "-- The Merger
Agreement -- Directors and Officers."

                              EVERGREEN PROPOSALS

EVERGREEN PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

     At the Evergreen Annual Meeting, Evergreen's stockholders will be asked to approve (i) the Merger Agreement and the transactions contemplated thereby, (ii) the issuance of 0.9091 shares of Surviving Corporation Common Stock to Chancellor stockholders for each share of Chancellor Common Stock outstanding immediately prior to the consummation of the Merger, (iii) the assumption by Evergreen of currently outstanding options to purchase shares of Chancellor Class A Common Stock held by certain officers, directors, employees and consultants of Chancellor and its subsidiaries and (iv) the amendment and restatement of Evergreen's Amended and Restated Certificate of Incorporation. See "The Merger" and "The Merger Agreement." Based on the number of shares of Chancellor Common Stock and options to purchase shares of Chancellor Class A Common Stock outstanding on July 28, 1997, Evergreen currently expects to issue 17,265,289 shares of Surviving Corporation Common Stock to holders of Chancellor Common Stock and to assume options to purchase 1,989,543 shares of Chancellor Class A Common Stock.

     Approval of Evergreen Proposal No. 1 requires the affirmative vote of the holders of a majority of the votes entitled to be cast in respect of the shares of Evergreen Common Stock entitled to vote at the Evergreen Annual Meeting.

     THE BOARD OF DIRECTORS OF EVERGREEN BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF EVERGREEN AND ITS STOCKHOLDERS, HAS BY UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RECOMMENDED THAT STOCKHOLDERS VOTE IN FAVOR OF APPROVAL OF THE EVERGREEN MERGER PROPOSAL.

EVERGREEN PROPOSAL 2: ELECTION OF DIRECTORS

  EVERGREEN BOARD OF DIRECTORS

Scott K. Ginsburg                               Mr. Ginsburg has been Chairman of the Board of
Chairman of the Board and                       Evergreen since 1990. He has been Chief Executive
Chief Executive Officer                         Officer and a director of Evergreen since 1988. Mr.
Director since 1988                             Ginsburg was President of Evergreen from 1988 to 1993
Member of the Executive and Nominating          and held various positions with H&G Communications,
Committees of the Board of Directors.           Inc. from 1987 to 1988. Mr. Ginsburg entered the
Age: 44                                         radio broadcasting business in 1983.

James E. de Castro                              Mr. de Castro has been President of Evergreen since
President and Chief Operating Officer           1993 and Chief Operating Officer and a director since
Director since 1989                             1989. From 1987 to 1988, Mr. de Castro held various
Member of the Executive Committee               positions with H&G Communications, Inc. and
of the Board of Directors.                      predecessor entities. From 1981 to 1989 Mr. de Castro
Age: 44                                         was general manager of radio stations WLUP-FM and
                                                WLUP-AM (now known as WMVP-AM) in Chicago, and from
                                                1989 to 1992 Mr. de Castro was general manager of
                                                radio station KKBT-FM in Los Angeles.

Matthew E. Devine                               Mr. Devine has been an Executive Vice President of
Executive Vice President,                       Evergreen since 1993, Chief Financial Officer and
Chief Financial Officer and Treasurer           Treasurer of Evergreen since 1988 and a director
Director since 1989                             since 1989.
Member of the Executive Committee
of the Board of Directors.
Age: 48

Kenneth J. O'Keefe                              Mr. O'Keefe has been Executive Vice President of
Executive Vice President of Operations          Operations of Evergreen since February of 1996 and a
Director since 1996                             director since May of 1996. Prior to joining the
Age: 42                                         Company in 1996, Mr. O'Keefe was a director, Chief
                                                Financial Officer and Executive Vice President of
                                                Pyramid Communication, Inc. ("Pyramid") from March
                                                1994 until Evergreen's acquisition of Pyramid on
                                                January 17, 1996. Mr. O'Keefe served in various
                                                capacities with Pyramid or predecessor entities
                                                during the five-year period prior to his joining
                                                Evergreen in 1996.

Joseph M. Sitrick                               Mr. Sitrick has served as a director of Evergreen
Director since 1988                             since 1988. Mr. Sitrick is a Vice President with
Member of the Audit and Compensation            Blackburn & Company, Incorporated, a media brokerage
Committees of the Board of Directors.           firm, which he joined in 1958.
Age: 75

Thomas J. Hodson                                In 1994, Mr. Hodson became President of Columbia
Director since 1992                             Falls Aluminum Company. He had been a Vice President
Member of the Audit, Nominating and             of Stephens Inc. from 1986 through 1993. Mr. Hodson
Compensation Committees of the Board of         has been a director of Evergreen since 1992.
Directors.
Age: 53


Perry J. Lewis                                  Mr. Lewis was the Chairman of Broadcasting Partners,
Director since 1995                             Inc. ("BPI") from its inception in 1988 until its
Member of the Nominating and Compensation       merger with Evergreen in 1995 and was Chief Executive
Committees of the Board of Directors.           Officer of BPI from 1993 to 1995. Mr. Lewis has been
Age: 59                                         a director of Evergreen since Evergreen acquired BPI
                                                in 1995. Mr. Lewis is a founder of Morgan, Lewis,
                                                Githens & Ahn ("MLG&A"), an investment banking and
                                                leveraged buyout firm which was established in 1982.
                                                Mr. Lewis serves as a director of Aon Corporation,
                                                ITI Technologies, Inc., Gradall Industries, Inc. and
                                                Stuart Entertainment, Inc.

Eric L. Bernthal                                Mr. Bernthal has been a director of Evergreen since
Director since 1996                             1996. Mr. Bernthal has been a partner with the law
Age: 50                                         firm of Latham & Watkins, Washington, D.C., regular
                                                counsel to Evergreen, since 1986.


  Nominees

     The Evergreen Board of Directors presently comprises eight directors. The Evergreen Board of Directors has nominated for re-election as directors at the Evergreen Annual Meeting the eight incumbent directors listed above in "Evergreen Board of Directors." Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Ginsburg, de Castro, Devine, O'Keefe, Sitrick, Hodson, Lewis and Bernthal as directors of Evergreen. If elected, Messrs. Ginsburg, de Castro, Devine, O'Keefe, Sitrick, Hodson, Lewis and Bernthal have each consented to serve as a director for a term expiring at Evergreen's 1998 Annual meeting of stockholders and until their respective successors are elected and qualified, provided, however, that four directors, Messrs. Devine, Sitrick, O'Keefe and Bernthal, have each advised Evergreen that they will resign upon consummation of the Merger as contemplated in the Merger Agreement. See "-- Surviving Corporation Board of Directors."

     If any of the nominees should not be available for election, shares represented by proxies in the accompanying form will be voted for such other person as the management of Evergreen may select. The Evergreen Board of Directors has no reason to believe that any nominee named above will be unavailable for election.

     Further information with respect to each nominee is set forth under the preceding section entitled "Evergreen Board of Directors."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

  SURVIVING CORPORATION BOARD OF DIRECTORS

     Four Evergreen directors (Messrs. Devine, O'Keefe, Sitrick and Bernthal) have advised Evergreen that, assuming such director's re-election as a director at the Evergreen Annual Meeting, each such director will resign as a director of Evergreen effective upon the Effective Time. Additionally, effective upon the Effective Time, six current directors of Chancellor will become directors of the Surviving Corporation. It is anticipated that one additional person mutually acceptable to Evergreen and Chancellor will serve on the Board of Directors of the Surviving Corporation. Upon consummation of the Merger, the Board of Directors of the Surviving Corporation will comprise eleven directors who will serve for terms which are staggered to provide for the election of approximately one third of the Surviving Corporation Board members each year. "See "The Merger Agreement -- Directors and Officers" and "Description of Surviving Corporation Capital Stock."

     The following table sets forth the names of each person who will be a director of Surviving Corporation immediately following the Effective Time, their current position with Evergreen or Chancellor, as appropriate, and their contemplated term as a director of Surviving Corporation. For further biographical information with respect to persons who are presently directors of Chancellor and who will become directors of Surviving Corporation, see Chancellor's Annual Report on Form 10-K, as amended on Form 10-K/A, incorporated herein by reference. As indicated above, it is anticipated that one additional person mutually acceptable to Evergreen and Chancellor will serve on the Board of Directors of the Surviving Corporation.

             NAME                               CURRENT POSITION                   TERM TO EXPIRE
             ----                               ----------------                   --------------
PRESENT EVERGREEN DIRECTORS:
  Scott K. Ginsburg             Chairman of the Board and Chief Executive Officer       2000
  James E. de Castro            Director, President and Chief Operating Officer         1999
  Perry J. Lewis                Director                                                1998
  Thomas J. Hodson              Director                                                2000
PRESENT CHANCELLOR DIRECTORS:
  Thomas O. Hicks               Chairman of the Board                                   2000
  Steven Dinetz                 Director, President and Chief Executive Officer         1999
  Eric C. Neuman                Director                                                1998
  John H. Massey                Director                                                2000
  Jeffrey A. Marcus             Director                                                1999
  Lawrence D. Stuart, Jr.       Director                                                1999

  EVERGREEN BOARD OF DIRECTORS AND COMMITTEES

     The Evergreen Board of Directors comprises eight directors, four of whom are not officers or employees of Evergreen. The Evergreen Board of Directors met eight times in 1996. Each of the current directors who was then in office attended at least 75% of the aggregate number of meetings of the Evergreen Board of Directors and all committees of the Evergreen Board of Directors on which such director served in 1996.

     The Evergreen Board of Directors currently has a Compensation Committee, an Audit Committee, an Executive Committee and a Nominating Committee.

     The Compensation Committee comprises three directors, Messrs. Hodson, Lewis and Sitrick. The Compensation Committee is charged with reviewing certain of Evergreen's compensation programs, making recommendations to the Evergreen Board of Directors with respect to compensation, and administering Evergreen's stock option plans. The Compensation Committee met three times in 1996.

     The Audit Committee comprises three directors who are not officers or employees of Evergreen, Messrs. Sitrick, Hodson and Lewis, and is charged with reviewing Evergreen's internal auditing procedures and accounting controls, and considering the selection and independence of Evergreen's outside auditors. The Audit Committee met one time in 1996.

     The Executive Committee comprises three directors, Messrs. Ginsburg, de Castro and Devine, and is charged with reviewing certain of Evergreen's policies and strategies and making appropriate recommendations to the Board of Directors. The Executive Committee did not meet formally in 1996.

     The Nominating Committee comprises three directors, Messrs. Ginsburg, Hodson and Lewis. The Nominating Committee is charged with making recommendations to the Board of Director with respect to the nomination of directors. The Nominating Committee met one time in 1996.

  COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires Evergreen's directors, executive officers and holders of more than 10% of the Evergreen Class A Common Stock or Evergreen's formerly outstanding $3.00 convertible exchangeable preferred stock to file with the Commission initial reports of ownership and reports of changes in ownership of any equity securities of Evergreen. To Evergreen's knowledge, for the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors and holders of more than 10% of the Evergreen Class A Common Stock or Evergreen's formerly outstanding $3.00 convertible exchangeable preferred stock were satisfied.

  COMPENSATION OF DIRECTORS

     Directors who are also officers of Evergreen receive no additional compensation for their services as directors. Effective for the 1997 fiscal year, directors of Evergreen who are not officers will receive (i) a fee of $12,000 per annum, (ii) a $1,000 fee for attendance at meetings or, if applicable, a $500 fee for attendance at meetings by telephone, (iii) a $500 fee for attendance at a committee meeting held on the same day as a regularly scheduled meeting and (iv) a $750 fee for attendance at a committee meeting held on a day other than a regularly scheduled meeting day. Directors of Evergreen are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with such meetings. Additionally, all non-employee directors of Evergreen in office on the day of Evergreen's Annual Meeting are entitled to an award of options to purchase 7,500 shares of Evergreen Class A Common Stock at an exercise price equal to the fair market value of such shares on the date of grant.

  COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by Evergreen for the three fiscal years ending December 31, 1996, to the individuals serving as Evergreen's Chief Executive Officer and each of Evergreen's other executive officers serving in such capacity at the end of the last completed fiscal year whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996. Each of these individuals has been and continues to be an employee of Evergreen, and the compensation amounts in the following tables represent all compensation paid to each such individual in connection with his or her position with Evergreen and its subsidiaries taken as a whole.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                      ANNUAL COMPENSATION             --------------------------------------
                             --------------------------------------                    SECURITIES
      NAME AND                                       OTHER ANNUAL      RESTRICTED      UNDERLYING     LTIP      ALL OTHER
 PRINCIPAL POSITION    YEAR   SALARY      BONUS     COMPENSATION(1)   STOCK AWARDS      OPTIONS      PAYOUTS   COMPENSATION
 ------------------    ----  --------    --------   ---------------   -------------   ------------   -------   ------------
Scott K. Ginsburg....  1996  $750,000    $956,000      --                   --          187,500         --        $9,776(2)
Chairman and Chief     1995   650,000          --      --                   --               --         --         7,663(2)
Executive Officer      1994   574,000      50,000      --                   --               --                   11,020(2)
James E. de Castro...  1996  $750,000    $704,000      --                   --           37,500         --        $2,455(2)
President and Chief    1995   650,000     125,000      --                   --          150,000         --         2,455(2)
Operating Officer      1994   500,000      50,000      --                   --           75,000         --        27,455(3)
Matthew E. Devine....  1996  $300,000    $352,000      --                   --           18,750         --            --
Executive Vice         1995   275,000      63,000      --                   --           75,000         --            --
President, Chief       1994   194,000      25,000      --                   --           75,000         --            --
Financial Officer,
  and
Treasurer
Kenneth J. O'Keefe...  1996  $250,000(4) $210,000      --                   --          150,000         --            --
Executive Vice         1995        --          --      --                   --               --         --            --
President Operations   1994        --          --      --                   --               --         --            --

---------------

(1) The aggregate annual amount of prerequisites and other personal benefits, securities or property does not exceed $50,000 or 10% of the total of the annual salary and bonus for the named officer.

(2) Payment of term life insurance policy.

(3) Includes payment of a term life insurance policy and payments to Mr. de Castro as compensation to offset increased costs and other expenses associated with Mr. de Castro's temporary relocation to Los Angeles, California, undertaken at the request of Evergreen. These amounts were $2,455 and $25,000, respectively.

(4) Represents compensation for the period beginning March 1, 1996, when Mr. O'Keefe joined Evergreen.

     Option Grants in Last Fiscal Year. The following table sets forth information regarding options to purchase Evergreen Class A Common Stock granted by Evergreen to its Chief Executive Officer and the other executive officers named in the Summary Compensation Table during the 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS                           GRANT DATE VALUE
                           ----------------------------------------------    --------------------------------
                           NUMBER OF
                           SECURITIES     % OF TOTAL
                           UNDERLYING      OPTIONS
                            OPTIONS       GRANTED TO                                             GRANT DATE
                            GRANTED      EMPLOYEES IN    EXERCISE OR BASE                       PRESENT VALUE
          NAME             (#)(1)(2)     FISCAL YEAR     PRICE ($/SHARE)     EXPIRATION DATE       ($)(4)
          ----             ----------    ------------    ----------------    ---------------    -------------
Scott K. Ginsburg........   150,000         25.5%           $21.33(2)           12/31/05         $1,792,500
                             37,500          6.4%            24.50(3)           12/31/05            478,125
James E. de Castro.......    37,500          6.4%            24.50(3)           12/31/04            436,875
Matthew E. Devine........    18,750          3.2%            24.50(3)           12/31/04            218,438
Kenneth J. O'Keefe.......   150,000         25.5%            21.33(2)           03/01/06          1,545,000

---------------
(1) Represents options to purchase shares of Evergreen Class A Common Stock granted under Evergreen's 1995 Stock Option Plan for Executive Officers and Key Employees (the "1995 Stock Option Plan"). The options awarded to Mr. Ginsburg are exercisable in whole or part beginning on January 1, 2001, and expire on December 31, 2005. The options awarded to Mr. de Castro and Mr. Devine are exercisable in whole or part beginning January 1, 2000, and expire on December 31, 2004. The options awarded to Mr. O'Keefe are exercisable in whole or part beginning February 28, 1999, and expire on March 1, 2006. The Compensation Committee of Evergreen under certain circumstances has the discretion to accelerate the exercisability of the options in connection with the occurrence of a change in control of Evergreen. The options may expire earlier upon the occurrence of certain merger or consolidation transactions involving Evergreen. Evergreen is not required to issue and deliver any certificate for shares of Evergreen Class A Common Stock purchased upon exercise of the option or any portion thereof prior to fulfillment of certain conditions, including the completion of registration or qualification of such shares of Evergreen Class A Common Stock under federal or state securities laws and the payment to Evergreen of all amounts required to be withheld upon exercise of the options under any federal, state or local tax law. The holder of an option has no rights or privileges of a stockholder in respect of any shares of Evergreen Class A Common Stock purchasable upon exercise of the options unless and until certificates representing such shares shall have been issued by Evergreen to such holder. Once exercisable, the options are exercisable by the holder or, upon the death of such holder, by his personal representatives or by any person empowered to do so under such holder's will or under the applicable laws of descent and distribution. The options are not transferable except by will or by the applicable laws of descent and distribution.

(2) Represents the estimated fair value of Evergreen Class A Common Stock on December 29, 1995, the last trading day before December 31, 1995, the date of the grant.

(3) Represents the estimated fair value of Evergreen Class A Common Stock on December 30, 1996, the last trading day before December 31, 1996, the date of the grant.

(4) The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0% for all years; expected volatility of 44.5%; risk-free interest rate of 6.0% and expected life of seven years.

     Aggregated Option Exercises in Last Fiscal Year and Year-End Values The following table sets forth information concerning option exercises in the year ended December 31, 1996 by Evergreen's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the value of each such executive officer's unexercised options at December 31, 1996.

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               SHARES                       AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   -----------   -----------   -------------   -----------   -------------
Scott K. Ginsburg..........        --             --            --        187,500              --       475,500
James E. de Castro.........    15,000        418,050       547,500        187,500      12,608,775       475,500
Matthew E. Devine..........        --             --       150,000         93,750       2,874,000       237,750
Kenneth J. O'Keefe.........        --             --            --        150,000              --       475,500

---------------
(1) Based upon a per share price for Evergreen Class A Common Stock of $24.50. This price represents the closing price for the Evergreen Class A Common Stock on the Nasdaq National Market System on December 30, 1996.

  EMPLOYMENT AGREEMENTS

     On November 27, 1995, Evergreen entered into a new employment agreement with Mr. de Castro that has a term through December 31, 1999 and provides for an annual base salary beginning at $650,000 in 1995 and increasing incrementally to $900,000 in 1999. In addition, the agreement provides for Mr. de Castro to receive an annual incentive bonus based upon a percentage of the amount by which Evergreen exceeds certain annual performance targets as defined in the agreement. The agreement also provides that Mr. de Castro is eligible for certain options to purchase Class A Common Stock. Upon execution of the agreement, Mr. de Castro was awarded options to purchase 150,000 shares of Class A Common Stock. Mr. de Castro is eligible to receive over the term of the agreement options to purchase up to an additional 150,000 shares of Class A Common Stock, subject to continued employment and satisfaction of other conditions. The agreement terminates upon the death of Mr. de Castro and may be terminated by Evergreen upon the disability of Mr. de Castro, for or without "cause" or upon a "change in control" of Evergreen (as defined in the agreement). The agreement may be terminated by Mr. de Castro in the event of a change in control of Evergreen, in which event Mr. de Castro is entitled to receive (i) an accelerated grant of all options to which he otherwise would have been entitled over the term of the agreement, (ii) immediate payment of the base salary which he otherwise would have earned over the term of the agreement,
(iii) a pro-rated annual incentive bonus and (iv) $1,250,000. During the term of the agreement, Mr. de Castro is prohibited from engaging in certain activities competitive with the business of Evergreen. However, with the approval of Evergreen, Mr. de Castro may engage in activities not directly competitive with the business of Evergreen as long as such activities do not unreasonably interfere with Mr. de Castro's employment obligations.

     On November 28, 1995, Evergreen entered into a new employment agreement with Mr. Devine that has a term through December 31, 1999 and provides for an annual base salary beginning at $275,000 in 1995 and increasing incrementally to $375,000 in 1999. In addition, the agreement provides for Mr. Devine to receive an annual incentive bonus based upon a percentage of the amount by which Evergreen exceeds certain annual performance targets as defined in the agreement. The agreement also provides that Mr. Devine is eligible for certain options to purchase Class A Common Stock. Upon execution of the agreement, Mr. Devine was awarded options to purchase 75,000 shares of Class A Common Stock. Mr. Devine is eligible to receive over the term of the agreement options to purchase up to an additional 75,000 shares of Class A Common Stock, subject to continued employment and satisfaction of other conditions. The agreement terminates upon the death of Mr. Devine and may be terminated by Evergreen upon the disability of Mr. Devine, for or without "cause" or upon a "change in control" of Evergreen (as defined in the agreement). The agreement may be terminated by Mr. Devine in the event of a change in control of Evergreen, in which event Mr. Devine is entitled to receive (i) an accelerated grant of all options to which he otherwise would have been entitled over the term of the agreement, (ii) immediate payment of the base salary which he otherwise would have earned over the term of the agreement, (iii) a pro-rated annual incentive bonus and
(iv) $750,000. During the term of the agreement, Mr. Devine is prohibited from engaging in certain activities competitive with the business of Evergreen. However, with the approval of Evergreen, Mr. Devine may engage in activities not directly competitive with the business of Evergreen as long as such activities do not unreasonably interfere with Mr. Devine's employment obligations.

     In February of 1996, Evergreen entered into an employment agreement with Mr. O'Keefe that has a term through February 28, 1999 and provides for an annual base salary beginning at $300,000 in 1996 and increasing incrementally to $350,000 in 1998. Mr. O'Keefe was nominated for election to the Board of Directors of Evergreen pursuant to the terms of his employment agreement. In addition, the agreement provides for Mr. O'Keefe to receive an annual incentive bonus based upon a percentage of the amount by which Evergreen exceeds certain annual performance targets as defined in the agreement. The agreement also provides that Mr. O'Keefe is eligible for certain options to purchase Class A Common Stock. Pursuant to the agreement, Mr. O'Keefe was awarded options to purchase 150,000 shares of Class A Common Stock. The stock options vest and become exercisable subject to Mr. O'Keefe's continued employment by Evergreen through February 28, 1999. However, Mr. O'Keefe may be eligible to exercise the options on a pro rata basis in the event he is terminated prior to February 28, 1999 upon certain events specified in his employment agreement, including Mr. O'Keefe's death or disability, a change in control of Evergreen, termination without cause and a material breach of the employment agreement by Evergreen leading to the resignation of Mr. O'Keefe. The agreement terminates upon the death of Mr. O'Keefe and may be terminated by Evergreen upon the disability of Mr. O'Keefe or for or without "cause" (as defined in the agreement). During the term of the agreement, Mr. O'Keefe is prohibited from engaging in certain activities competitive with the business of Evergreen. However, with the approval of Evergreen, Mr. O'Keefe may engage in activities not directly competitive with the business of Evergreen as long as such activities do not materially interfere with Mr. O'Keefe's employment obligations. On January 29, 1997, the Compensation Committee of the Board of Directors of Evergreen authorized the negotiation, execution and delivery of an amended employment agreement for Mr. O'Keefe in order to make certain provisions of Mr. O'Keefe's employment agreement comparable to those of Mr. de Castro and Mr. Devine, and this amendment is currently being finalized.

     On April 15, 1996, Evergreen entered into a new employment agreement with Mr. Ginsburg, Chairman of the Board and Chief Executive Officer of Evergreen, that has a term that extends through December 31, 2000 and provides for an initial annual base salary of $750,000 in 1996 which increases incrementally each year to $950,000 in 2000. In addition, the agreement provides for Mr. Ginsburg to receive an annual incentive bonus based upon a percentage of the amount by which Evergreen exceeds certain annual performance targets which are defined in the agreement. The agreement also provides that Mr. Ginsburg is eligible to receive options to purchase Class A Common Stock. Upon execution of the Agreement, Mr. Ginsburg was awarded an option to purchase 150,000 shares of Class A Common Stock at an exercise price of $21.33 per share (representing the last sale price of the Class A Common Stock on the Nasdaq National Market on December 29, 1995). Mr. Ginsburg is eligible to receive, over the term of the agreement, options to purchase up to an additional 187,500 shares of Class A Common Stock, subject to continued employment and satisfaction of other conditions specified in the agreement. Upon execution of the agreement, Mr. Ginsburg also received a one time bonus in the amount of $1,000,000 in consideration of his extraordinary services to Evergreen including Evergreen's strong operating performance, broadcast properties acquisition program and Mr. Ginsburg's other activities on behalf of Evergreen. Under the agreement, Evergreen also agreed to make to Mr. Ginsburg a ten-year unsecured loan in the amount of $3,500,000 bearing interest at a fixed rate equal to the applicable Federal long-term rate in effect on the date on which the loan is made. The terms of the loan will require Mr. Ginsburg to repay principal of the loan in five equal annual installments, commencing on the sixth anniversary of the date on which the loan is made. As of March 1, 1997, Mr. Ginsburg has borrowed approximately $824,000 under the loan. The agreement may be terminated by Mr. Ginsburg in the event of a "change in control" of Evergreen, in which event Mr. Ginsburg is entitled to receive (i) an accelerated grant of all options to which he otherwise would have been entitled over the term of the agreement, (ii) immediate payment of the base salary which he otherwise would have earned over the term of the agreement and (iii) a pro-rated annual incentive bonus. The agreement may be terminated by Evergreen upon the permanent disability of Mr. Ginsburg, in which event, Mr. Ginsburg shall receive (i) base salary for one year (payable in installments) from the date of termination at the level in effect on the date of termination and (ii) a pro-rated annual incentive bonus. The agreement may also be terminated by Evergreen for or without cause, provided that, in the event such termination is without cause, Mr. Ginsburg shall receive (i) grants of options on the same schedule and under the same terms as if such termination had occurred on December 31, 2000, (ii) base salary, payable in installments through December 31, 2000, in the amounts to which Mr. Ginsburg would have been entitled if such termination had occurred on December 31, 2000, and (iii) a pro-rated annual incentive bonus. The agreement terminates upon the death of Mr. Ginsburg, in which event, Mr. Ginsburg's estate or legal representative shall receive the amounts that would have been payable to Mr. Ginsburg in the event of termination for reason of his permanent disability (set forth above). During the term of this agreement, Mr. Ginsburg is prohibited from engaging in certain activities competitive with the business of Evergreen.

     On February 19, 1997, Evergreen entered into a memorandum of agreement with Mr. Ginsburg in connection with Evergreen's entering into the Chancellor Merger Agreement. For a description of the terms of the Memorandum of Agreement, see "The Merger -- Interests of Certain Persons in the Merger --
Evergreen -- Employment Agreement."

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee comprises Messrs. Sitrick, Lewis and Hodson. No director serving as a member of the Compensation Committee is a current or former officer or employee of Evergreen or its subsidiaries.

     THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

             REPORT OF THE COMPENSATION COMMITTEE OF THE EVERGREEN
                               BOARD OF DIRECTORS

     The Compensation Committee is responsible for reviewing the compensation paid to Evergreen's executive officers and making recommendations to the Evergreen Board of Directors with respect to such compensation. The Evergreen Board of Directors approves all compensation paid to executive officers, with the exception of grants of stock options which are made by the Compensation Committee discharging the functions of the Stock Option Committee as provided in Evergreen's 1993 Stock Option Plan for Executive Officers and Key Employees and 1995 Stock Option Plan for Executive Officers and Key Employees.

OVERALL COMPENSATION OBJECTIVES

     Evergreen is one of the largest owners and operators of radio stations in the United States. Evergreen's overall strategy is to acquire and operate radio stations in the nation's largest radio markets. In furtherance of this strategy, Evergreen's compensation strategies are designed to attract and to retain the best possible executive talent. Compensation packages to executive officers include a base salary that recognizes individual performance and cash and equity-based incentives designed to align the financial interests of executives with those of the stockholders. During the past two years, Evergreen has entered into long-term employment agreements with Messrs. Ginsburg, de Castro, Devine and O'Keefe. Each agreement provides for a base salary, annual cash incentive bonus and the award of options to purchase Evergreen Class A Common Stock. In connection with the Merger, Evergreen has entered into a Memorandum of Agreement with Mr. Ginsburg with respect to certain modifications to Mr. Ginsburg's employment agreement which would take effect upon consummation of the Merger. See "The Merger -- Interests of Certain Persons In the
Merger -- Evergreen -- Employment Agreement."

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

     In 1996, Evergreen entered into long-term employment agreements with Messrs. Ginsburg and O'Keefe. In setting the terms of Mr. Ginsburg's employment agreement, the Compensation Committee considered Mr. Ginsburg's extraordinary leadership of Evergreen for nearly ten years and his overall contribution to the growth of Evergreen into one of the largest owners and operators of radio stations in the United States. The Compensation Committee considered such factors as Mr. Ginsburg's role in identifying and completing the acquisition of attractive broadcast properties on favorable terms to Evergreen, Evergreen's strong operating performance, and the increase in shareholder value to Evergreen's shareholders during Mr. Ginsburg's term as Chairman of the Board and Chief Executive Officer. Evergreen also provides to its executive officers medical, pension and other fringe benefits generally available to Evergreen employees.

     Base salary for Evergreen executive officers under their respective agreements was determined by evaluating the responsibilities of the position held by, and the personal experience level of, the specific individual. In determining levels of base salary, the Compensation Committee also decided to set an appropriate level of base compensation to motivate and retain Evergreen's executive officers in light of Evergreen's relative position to its competition in the radio broadcast industry and the performance standards established for such individuals. Under the terms of their employment agreements in effect for 1996, Evergreen's executive officers (including Mr. Ginsburg) were each eligible for an annual cash incentive bonus based on Evergreen's performance during the year as measured by broadcast cash flow targets being met or exceeded. Additionally, each of Evergreen's executive officers (including Mr. Ginsburg) are eligible for annual awards of stock options pursuant to the terms of their employment agreements. In determining the level of stock option award for Evergreen's executive officers, the Committee had available the compensation history of the executive officers, the level of stock awards held by individuals performing similar functions for Evergreen's competitors and the long-term goals of Evergreen. The Compensation Committee's objective in setting the terms of stock option awards was to incentivize the continued employment of those executive officers deemed key to Evergreen and its long-term objectives.

     The decisions of the Board of Directors and the Compensation Committee with respect to compensation paid to Evergreen's executive officers (including Mr. Ginsburg) in 1996 were based primarily on contractual commitments, including with respect to payment of annual incentive bonus payments. Mr. Ginsburg's base compensation for 1996, as provided for in Mr. Ginsburg's employment agreement, was $750,000. Mr. Ginsburg received an annual incentive bonus for 1996 in the amount of $756,000, which was determined based upon the extent to which Evergreen's 1996 broadcast cash flow exceeded the previously determined target amount for such period. Mr. Ginsburg also received in 1996 two separate grants of options to purchase Evergreen Class A Common Stock as provided for in Mr. Ginsburg's employment agreement -- options to purchase 150,000 shares of Evergreen Class A Common Stock granted upon execution of Mr. Ginsburg's employment agreement and options to purchase 37,500 shares of Evergreen Class A Common Stock granted on December 31, 1996. None of the options granted to Mr. Ginsburg in 1996 are exercisable prior to January 1, 2001.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, payments are approved by a majority vote of the stockholders prior to payment of such compensation and after the material terms of the compensation are disclosed to the stockholders, and the compensation committee certifies that the performance goals were in fact satisfied. During 1995, the Compensation Committee considered the compensation arrangements of Evergreen's executive officers in light of the requirements of
Section 162(m).

     While the Compensation Committee will continue to give due consideration to the deductibility of compensation payments on compensation arrangements with Evergreen's executive officers, the Compensation Committee will make its compensation decision based upon an overall determination of what it believes to be in the best interests of Evergreen and its stockholders, and deductibility will be only one among a number of factors used by the Compensation Committee in making its compensation decisions. Accordingly, Evergreen may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

                             COMPENSATION COMMITTEE

                                Thomas J. Hodson
                                 Perry J. Lewis
                               Joseph M. Sitrick

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table lists information concerning the beneficial ownership of Evergreen's Common Stock on March 1, 1997 by (i) each person known to Evergreen to own beneficially more than 5% of any class of the Evergreen Common Stock, (ii) each director and executive officer of Evergreen and (iii) all directors and executive officers as a group.

                                  CLASS A COMMON STOCK        CLASS B COMMON STOCK
                                ------------------------    ------------------------    PERCENT OF TOTAL
                                               PERCENT                     PERCENT      VOTING POWER AS
     NAME OF STOCKHOLDER        SHARES(1)    OF CLASS(1)    SHARES(1)    OF CLASS(1)      ADJUSTED(1)
     -------------------        ---------    -----------    ---------    -----------    ----------------
Scott K. Ginsburg(2)(3).......     --             --%       3,114,066       100.0%            44.3%
James E. de Castro(2).........    497,500(4)     1.3%              --          --                *
Matthew E. Devine(2)..........    150,000(4)       *               --          --                *
Joseph M. Sitrick(5)..........     99,289(6)       *               --          --                *
Perry J. Lewis(7).............     59,274(8)       *               --          --                *
Thomas J. Hodson(9)...........      7,500(4)       *               --          --                *
Kenneth J. O'Keefe(10)........      2,000          *               --          --                *
Eric L. Bernthal(11)..........      2,500(4)       *               --          --                *
J. & W. Seligman & Co.,
  Incorporated(12)............  2,655,449        6.8%              --          --              3.8%
FMR Corp.(13).................  2,581,012        6.6%              --          --              3.7%
American Century
  Companies(14)...............  2,102,500        5.4%              --          --              3.0%
Putnam Investments,
  Inc.(15)....................  5,159,251       13.2%              --          --              7.3%
The Equitable Companies,
  Incorporated(16)............  3,769,800        9.6%              --          --              5.4%
All directors and executive
  officers as a group (8
  persons)....................    818,063        2.1%       3,114,066       100.0%            45.5%

---------------
  *  Less than one percent (1%).

 (1) The information as to beneficial ownership is based on statements furnished to the Company by the beneficial owners. As used in this table, "beneficial ownership" means the sole or shared power to vote, or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or direct the disposition of). A person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. "Beneficial ownership" does not include the number of shares of Evergreen Class A Common Stock issuable upon conversion of shares of Evergreen Class B Common Stock, although shares of Evergreen Class B Common Stock are freely convertible into shares of Evergreen Class A Common Stock. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

 (2) The address of Mr. Ginsburg, Mr. Devine and Mr. de Castro is Evergreen Media Corporation, 433 E. Las Colinas Boulevard, Irving, Texas 75039.

 (3) The 3,114,065 shares of Evergreen Class B Common Stock held by Mr. Ginsburg includes 7,220 shares of Evergreen Class B Common Stock held by Mr. Ginsburg as custodian for his children.

 (4) Consists of outstanding options to purchase Evergreen Class A Common Stock awarded pursuant to Evergreen's various stock option plans.

 (5) The address of Mr. Sitrick is Blackburn & Company, Incorporated, 201 N. Union Street, Suite 340, Alexandria, Virginia, 22314.

 (6) Includes 91,789 shares of Evergreen Class A Common Stock owned by Mr. Sitrick and 7,500 options to purchase Evergreen Class A Common Stock awarded pursuant to Evergreen's Non-Employee Director Stock Option Plan.

 (7) The address of Mr. Lewis is MLGAL Partners, L.P., Two Greenwich Plaza, Greenwich, Connecticut, 06830.

 (8) Includes 51,774 shares of Evergreen Class A Common Stock owned by Mr. Lewis and 7,500 options to purchase Evergreen Class A Common Stock awarded pursuant to Evergreen's Non-Employee Director Stock Option Plan.

 (9) The address of Mr. Hodson is Columbia Falls Aluminum Company, 12115 Hinson Road, Little Rock, Arkansas, 72212.

(10) The address of Mr. O'Keefe is Evergreen Media Corporation, 99 Revere Beach Parkway, Medford, Massachusetts, 02155.

(11) The address of Mr. Bernthal is Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, D.C., 20004.

(12) The address of J. & W. Seligman & Co., Incorporated is 100 Park Avenue, New York, New York, 10017. Share ownership for J. & W. Seligman & Co., Incorporated is based on the Schedule 13D filed by such person with the Securities and Exchange Commission on February 12, 1997.

(13) The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109. Share ownership for FMR Corp. is based on the Schedule 13G filed by such person with the Securities and Exchange Commission on February 11, 1997.

(14) The address of American Century Companies is 4500 Main Street, P.O. Box 418210, Kansas City, Missouri, 64141-9210. Share ownership for American Century Companies, Inc. is based on the Schedule 13G filed by such person with the Securities and Exchange Commission on February 5, 1997.

(15) The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts, 02109. Share ownership for Putnam Investments, Inc. is based on the Schedule 13G, Amendment No. 1, filed by such person with the Securities and Exchange Commission on January 29, 1997.

(16) The address of The Equitable Companies, Incorporated is 787 Seventh Avenue, New York, New York 10019. Share ownership for The Equitable Companies, Incorporated is based on the Schedule 13G, Amendment No. 1, filed by such person with the Securities and Exchange Commission on January 10, 1997.

     The following table lists information regarding anticipated beneficial ownership of Surviving Corporation Common Stock immediately following consummation of the Merger by directors and executive officers of the Surviving Corporation and their affiliates, as well as all directors and executive officers as a group.

                    NAME OF STOCKHOLDER                        SHARES        PERCENT(1)
                    -------------------                        ------        ----------
Scott K. Ginsburg..........................................   3,114,066(2)      5.2%
James E. de Castro.........................................     497,500(3)      *
Steven Dinetz..............................................     432,493(4)      *
Matthew E. Devine..........................................     150,000(5)      *
Thomas O. Hicks............................................   9,363,525(6)     15.7%
Perry J. Lewis.............................................      59,274(7)      *
Thomas J. Hodson...........................................       7,500(8)      *
Eric C. Neuman.............................................         909         *
John H. Massey.............................................      21,212(9)      *
Jeffrey A. Marcus..........................................      43,939(10)     *
Lawrence D. Stuart, Jr. ...................................       4,955         *
Hicks Muse Affiliates......................................   9,363,525(11)    15.7%
All directors and executive officers as a group............  13,695,373(12)    22.6%

---------------

  *  Less than one percent.

 (1) Assumes that 59,507,371 primary shares of Surviving Corporation Common Stock would be issued and outstanding immediately after consummation of the Merger.

 (2) Includes 7,200 shares that would be held by Mr. Ginsburg as custodian for his children.

 (3) Consists of options to purchase 497,500 shares.

 (4) Includes (i) options to purchase 424,175 shares, (ii) 545 shares to be held by an individual retirement account for the benefit of Mr. Dinetz and (iii) 500 shares to be held by Mr. Dinetz's daughter. Mr. Dinetz intends to disclaim beneficial ownership of the shares of Surviving Corporation Common Stock that would not be owned by him of record.

 (5) Consists of options to purchase 150,000 shares.

 (6) Includes 312,423 shares to be owned of record by Mr. Hicks, 173,376 shares to be owned of record by Mr. Hicks as trustee for certain trusts of which his children are beneficiaries and 3,050 shares to be owned of record by Mr. Hicks as co-trustee of a trust for the benefit of unrelated parties. Also includes 1,224,376 shares to be owned of record by the Chancellor Business Trust and 7,650,289 shares to be owned by five limited partnerships of which the ultimate general partners are entities controlled by Mr. Hicks or Hicks Muse. Mr. Hicks is the controlling stockholder of Hicks Muse and serves as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such limited partnerships. Mr. Hicks intends to disclaim beneficial ownership of shares of stock that will not be owned of record by him.

 (7) Consists of 51,774 shares to be owned of record by Mr. Lewis and options to purchase 7,500 shares.

 (8) Consists of options to purchase 7,500 shares.

 (9) Consists of options to purchase 12,121 shares and 9,091 shares to be held by Mr. Massey's wife as her separate property.

(10) Includes options to purchase 12,121 shares.

(11) Includes 312,423 shares to be owned of record by Thomas O. Hicks, 173,376 shares to be owned by Mr. Hicks as trustee for certain trusts of which his children are beneficiaries, 3,050 shares to be owned of record by Mr. Hicks as co-trustee of a trust for the benefit of unrelated parties, 1,224,376 shares to be owned of record by the Chancellor Business Trust and 7,650,289 shares to be owned of record by five limited partnerships of which the ultimate general partners are entities controlled by Mr. Hicks or Hicks Muse. Mr. Hicks is the controlling stockholder of Hicks Muse and serves as Chairman of the Board,

     President, Chief Executive Officer, Chief Operating Officer and Secretary of Hicks Muse. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such limited partnerships. John R. Muse, Charles W. Tate, Jack D. Furst, Lawrence D. Stuart, Jr., Michael J. Levitt and Alan B. Menkes are officers, directors and minority stockholders of Hicks Muse and as such may be deemed to share with Mr. Hicks the power to vote or dispose of shares of stock to be held by such partnerships. Messrs. Hicks, Muse, Tate, Furst, Stuart, Levitt and Menkes disclaim the existence of a group and each of them intend to disclaim beneficial ownership of shares of stock that will not be owned of record by him.

(12) Includes options to purchase 1,110,917 shares.

PERFORMANCE GRAPH

     The following graph shows a comparison since Evergreen's initial public offering on May 10, 1993, of the cumulative total stockholder return on (i) Evergreen's Class A Common Stock; (ii) an index including all securities listed on The Nasdaq Stock Market and (iii) a peer group of companies, measuring the changes in common stock prices from May 11, 1993 through December 31, 1996. The graph assumes an investment of $100 on May 11, 1993, and as required by the Commission, all values shown assume the reinvestment of all dividends, if any, and, in the case of the peer group, are weighed to reflect the market capitalization of the component companies. The peer group consists of Clear Channel Communications, Inc., EZ Communications, Inc., Emmis Broadcasting Corporation, Infinity Broadcasting Corporation, Jacor Communications, Inc., Saga Communications, Inc. and SFX Broadcasting, Inc.

        MEASUREMENT PERIOD           EVERGREEN MEDIA     NASDAQ STOCK      SELF-DETERMINED
      (FISCAL YEAR COVERED)            CORPORATION          MARKET           PEER GROUP
12/31/91                                         85.3               40.2
12/31/92                                         99.2               66.1
12/31/93                                        102.2              113.9              170.1
12/30/94                                        100.7              111.4              188.5
12/29/95                                        184.2              157.5              321.8
12/31/96                                        215.8              193.7              464.7

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Eric L. Bernthal, who serves on the Board of Directors of Evergreen, is a partner in the law firm of Latham & Watkins, regular legal counsel to Evergreen.

     Under the terms of Evergreen's employment agreement with Mr. Ginsburg, dated April 15, 1996, Evergreen has agreed to make to Mr. Ginsburg a ten-year unsecured loan. For a discussion of the terms of the loan, see "Evergreen Proposal 2: Election of Directors -- Employment Agreements."

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP served as the independent public accountants for Evergreen for the year ended December 31, 1996, and the firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Representatives of KPMG Peat Marwick LLP will attend the Evergreen Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

     In light of the pendency of the Merger and certain other considerations, to date the Audit Committee of Evergreen has not made any selection or recommendation as to the appointment of independent public accountants for the year ending December 31, 1997.

                    EVERGREEN STOCKHOLDER PROPOSALS FOR 1998

     Under the rules of the Commission, any stockholder proposal intended for inclusion in the proxy material for the annual meeting of stockholders to be held in 1998 must be received by Evergreen by May 1, 1998 to be eligible for inclusion in such proxy material. Proposals should be addressed to Evergreen Media Corporation (Chancellor Media Corporation, in the event that the Merger is consummated), 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039,
Attention: Corporate Secretary. Proposals must comply with the proxy rules of the Commission relating to stockholder proposals in order to be included in the proxy materials.

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may nominate a candidate for director of Evergreen. Any such nomination should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to Evergreen Media Corporation (Chancellor Media Corporation, in the event that the Merger is consummated), 433
E. Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, Attention: Corporate Secretary, and must be received by May 1, 1998. Any such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Evergreen Board; and (d) the consent of each nominee to serve as director of Evergreen if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                    GENERAL

     Evergreen's Annual Report for 1996, including consolidated financial statements and other information, accompanies this Joint Proxy Statement/Prospectus but does not form a part of the proxy soliciting material. A complete list of the stockholders of record entitled to vote at the Evergreen Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Evergreen Annual Meeting, between 9:00 a.m. and 5:00 p.m. at Evergreen's offices at 433 East Las Colinas Boulevard, Suite 1130, Irving, Texas 75039, from August 22, 1997 through September 2, 1997 and at the time and the place of the Evergreen Annual Meeting.

     EVERGREEN WILL PROVIDE EACH OF ITS STOCKHOLDERS, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF EVERGREEN'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 (THE "1996 EVERGREEN FORM 10-K"), INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO THE RULES PROMULGATED UNDER THE EXCHANGE ACT. EXHIBITS TO THE 1996 EVERGREEN FORM 10-K WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE. THOSE STOCKHOLDERS WISHING TO OBTAIN A COPY OF THE 1996 EVERGREEN FORM 10-K

SHOULD SUBMIT A WRITTEN REQUEST TO MATTHEW E. DEVINE, SECRETARY, EVERGREEN MEDIA CORPORATION, 433 EAST LAS COLINAS BOULEVARD, SUITE 1130, IRVING, TEXAS 75039.

     In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by directors and by officers and other regular employees of Evergreen. Evergreen has also retained Georgeson & Company, Inc., to assist in certain distribution services related to this Joint Proxy Statement/Prospectus for a fee not to exceed $8,500 plus out-of-pocket expenses. All expenses in connection with the preparation of proxy material and the solicitation of proxies will be borne by Evergreen.

                           CHANCELLOR MERGER PROPOSAL

     At the Chancellor Special Meeting, Chancellor's stockholders will be asked to approve the Chancellor Merger Proposal. See "The Merger" and "The Merger Agreement."

     Approval of the Chancellor Merger Proposal requires the affirmative vote, in person or by proxy, of the holders of a majority of all votes entitled to be cast by all holders of the shares of Chancellor Common Stock outstanding on the record date for the Chancellor Special Meeting.

     THE BOARD OF DIRECTORS OF CHANCELLOR BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE STOCKHOLDERS OF CHANCELLOR, HAS BY UNANIMOUS VOTE APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS RECOMMENDED THAT THE STOCKHOLDERS VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                    EXPERTS

     The consolidated financial statements of Evergreen Media Corporation and subsidiaries, the combined financial statements of WMZQ Inc. and Viacom Broadcasting East Inc., the financial statements of WDRQ Inc., the combined financial statements of Riverside Broadcasting Co., Inc. and WAXQ Inc., the financial statements of WLIT Inc., the combined financial statements of KYSR Inc. and KIBB Inc., the financial statements of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.), and the financial statements of KKSF-FM/KDFC-FM and AM (stations owned and operated by The Brown Organization) have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their reports thereon, which reports are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Century Chicago Broadcasting, L.P. as of and for the year ended December 31, 1996, incorporated in this Joint Proxy Statement/Prospectus by reference to the Current Report on Form 8-K of Evergreen Media Corporation dated May 30, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined balance sheet of WJLB/WMXD, Detroit as of December 31, 1996 and the related combined statements of operations and cash flows for the year then ended, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Chancellor Broadcasting Company and Subsidiaries and Chancellor Radio Broadcasting Company and Subsidiaries at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Trefoil Communications, Inc. and Subsidiaries for the period January 1, 1996 through February 13, 1996, incorporated by reference in this Joint Proxy Statement/Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Trefoil Communications, Inc. as of and for the years ended December 31, 1995 and 1994 incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of Chancellor Broadcasting Company for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Colfax Communications, Inc. Radio Group as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993, 1994 and 1995, incorporated by reference, have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

     The validity of the shares of Surviving Corporation Common Stock and Surviving Corporation 7% Convertible Preferred Stock to be issued in the Merger will be passed upon by, and an opinion with respect to certain tax consequences of the Merger to Evergreen, EMHC and EMCLA will be rendered to Evergreen, EMHC and EMCLA by Latham & Watkins, Washington, D.C. Eric L. Bernthal, a director of Evergreen, is a partner of Latham & Watkins and owns options to purchase 7,500 shares of Evergreen Class A Common Stock.

     An opinion with respect to certain tax consequences of the Merger to Chancellor and CRBC will be rendered to Chancellor and CRBC by Weil, Gotshal & Manges LLP, Dallas, Texas and New York, New York. A partner of Weil, Gotshal & Manges LLP owns 2,166 shares of Chancellor Class A Common Stock.

             GLOSSARY OF CERTAIN TERMS AND MARKET AND INDUSTRY DATA

     "1996 Evergreen Equity Offering" refers to the sale on October 17, 1996 of 9,000,000 shares of Evergreen Class A Common Stock in a public offering.

     "1996 Evergreen Preferred Stock Conversion" refers to the conversion of 1,608,297 shares of formerly outstanding Evergreen $3.00 convertible exchangeable preferred stock into 5,025,916 shares of Evergreen Class A Common Stock and the redemption of the remaining 1,703 shares of formerly outstanding $3.00 convertible exchangeable preferred stock.

     "ABC" refers to affiliates of Capital Cities/ABC Radio.

     "ABC/Detroit Disposition" refers to the pending sale by Chancellor of WDRQ-FM in Detroit to ABC for $37.0 million in cash.

     "ABC/Washington Disposition" refers to the sale by Evergreen on July 7, 1997 of WJZW-FM in Washington, D.C. to ABC for $68.0 million in cash.

     "BCF" or "Broadcast Cash Flow" consists of station operating income excluding depreciation and amortization, corporate general and administrative expense. Although not calculated in accordance with generally accepted accounting principles, broadcast cash flow is widely used in the broadcast industry as a measure of a company's operating performance. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Broadcast cash flow does not take into account debt service requirements and other commitments and, accordingly, broadcast cash flow is not necessarily indicative of amounts that may be available for reinvestment in business or other discretionary uses.

     "Beasley" refers to Beasley FM Acquisition Corp.

     "Beasley Acquisition" refers to the acquisition by Evergreen on May 1, 1997 from Beasley of WDAS-FM/AM in Philadelphia for $103.0 million in cash.

     "Bonneville" refers to Bonneville International Corporation and its affiliates.

     "Bonneville Acquisition" refers to the pending acquisition by Evergreen of KZPS-FM and KDGE-FM in Dallas from Bonneville for $83.5 million in cash.

     "Bonneville Dispositions" refers to the Bonneville/WPNT Disposition, the Bonneville/WLUP Disposition and the Bonneville/KDFC Disposition.

     "Bonneville/KDFC Disposition" refers to the sale by Evergreen on July 21, 1997 of KDFC-FM in San Francisco to Bonneville for $50.0 million in cash.

     "Bonneville/WLUP Disposition" refers to the disposition by Evergreen on July 14, 1997 of WLUP-FM in Chicago to Bonneville that is expected to result in a deferred exchange for one or more radio stations within 180 days after July 14, 1997. In the event that such exchange does not take place, Evergreen will receive gross proceeds from the disposition of WLUP-FM of $80.0 million in cash.

     "Bonneville/WPNT Disposition" refers to the sale by Evergreen on June 19, 1997 to Bonneville of WPNT-FM in Chicago for $75.0 million in cash.

     "Century Acquisition" refers to the acquisition by Evergreen on May 30, 1997 from Century of WPNT-FM in Chicago for $73.75 million.

     "Chancellor" refers to Chancellor Broadcasting Company and its subsidiaries.

     "Chancellor Special Meeting" refers to the 1997 Special Meeting of stockholders of Chancellor.

     "Chancellor Board" refers to the Board of Directors of Chancellor.

     "Chancellor Bylaws" refers to the Restated Bylaws of Chancellor.

     "Chancellor Certificate" refers to the Amended Certificate of Incorporation of Chancellor.

     "Chancellor Class A Directors" refers to those Directors elected by holders of Chancellor Class A Common Stock.

     "Chancellor Common Stock" refers to Chancellor Class A Common Stock and Chancellor Class B Common Stock, collectively.

     "Chancellor Interim Financing" refers to the $170.0 million interim loan that Chancellor received on July 2, 1997 in connection with the Chancellor Viacom Acquisition.

     "Chancellor Media Corporation" refers to the name of the Surviving Corporation and the new name of Evergreen following the Merger.

     "Chancellor Mezzanine Holdings Corporation" refers to the name of the Surviving Mezzanine Corporation following the Merger.

     "Chancellor Offerings" refers to various equity offerings of Chancellor and CRBC during 1996 and 1997.

     "Chancellor Parent Convertible Preferred Stock" refers to the 7% Convertible Preferred Stock of Chancellor, which will be converted into Surviving Corporation Convertible Preferred Stock with substantially identical rights and preferences upon consummation of the Merger.

     "Chancellor Record Date" refers to the close of business on July 30, 1997, the date fixed as the Record Date for determining holders of shares of Chancellor Common Stock entitled to notices of and to vote at the Chancellor Special Meeting.

     "Chancellor Transfer" refers to the transfer of control of the radio stations owned and operated by Chancellor and its subsidiaries from HM2/Chancellor to the public stockholders of the Surviving Corporation.

     "Chancellor Viacom Acquisition" refers to the acquisition by Chancellor on July 2, 1997 from Viacom of the subsidiaries of Viacom that own and operate KYSR-FM and KIBB-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit for approximately $489.8 million plus various other direct acquisition costs.

     "Colfax Acquisition" refers to the acquisition by Chancellor on January 23, 1997 of Colfax Communications for approximately $383.7 million.

     "Completed Chancellor Transactions" refers to (i) the Shamrock Acquisition,
(ii) the Houston/Denver Exchange, (iii) the Colfax Acquisition, (iv) the Omni Acquisition, (v) the WWWW/WDFN Disposition, (vi) the Milwaukee Disposition,
(vii) the West Palm Beach Exchange and (viii) the Chancellor Viacom Acquisition.

     "Completed Evergreen Transactions" refers to (i) the acquisition by EMCLA on January 17, 1996 of Pyramid Communications, Inc. for approximately $316.3 million, (ii) the acquisition by EMCLA on August 14, 1996 of KYLD-FM in San Francisco for $44.0 million in cash, (iii) the exchange by EMCLA on November 26, 1996 of WKLB-FM for WGAY-FM, (iv) the acquisition by EMCLA on October 18, 1996 of WEDR-FM in Miami for $65.0 million in cash, (v) the dispositions on July 19, 1996 and August 1, 1996 of WHTT-FM/AM and WSJZ-FM in Buffalo, respectively, (vi) the WWWW/WDFN Acquisition, (vii) the KKSF/KDFC Acquisition, (viii) the Secret/Detroit Acquisition, (ix) the Greater Media Exchange, (x) the Beasley Acquisition, (xi) the EZ Transaction, (xii) the Century Acquisition, (xiii) the Crawford Disposition, (xiv) the Evergreen Viacom Acquisition, (xv) the San Francisco Frequency Disposition, (xvi) the ABC/Washington Disposition and (xviii) the Bonneville Dispositions.

     "Completed Transactions" refers to the Completed Evergreen Transactions and the Completed Chancellor Transactions.

     "Crawford Disposition" refers to the sale on June 3, 1997 by Evergreen of WEJM-FM in Chicago to affiliates of Crawford Broadcasting for $14.75 million in cash.

     "CRBC" refers to Chancellor Radio Broadcasting Company, a direct subsidiary of Chancellor.

     "CRBC 8 3/4% Indenture" refers to the indenture governing the $200.0 million principal amount of 8 3/4% Senior Subordinated Notes due 2007 of CRBC.

     "CRBC 8 3/4% Notes" refers to the 8 3/4% Senior Subordinated Notes due 2007 of CRBC, which will be assumed by the Surviving Subsidiary Corporation upon consummation of the Merger.

     "CRBC 8 3/4% Notes Offering" refers to the private offering and resale pursuant to Rule 144A under the Securities Act of 1933, as amended, of CRBC's 8 3/4% Senior Subordinated Notes due 2007, which generated gross proceeds of $200 million.

     "CRBC 9 3/8% Indenture" refers to the indenture governing the $200.0 million principal amount of 9 3/8% Senior Subordinated Notes due 2004 of CRBC.

     "CRBC 9 3/8% Notes" refers to the 9 3/8% Senior Subordinated Notes due 2004 of CRBC, which will be assumed by the Surviving Subsidiary Corporation upon consummation of the Merger.

     "CRBC Junior Preferred Stock" refers to the 12% Exchangeable Preferred Stock of CRBC, which will be converted into preferred stock of the Surviving Subsidiary Corporation with substantially identical rights and preferences upon consummation of the Merger.

     "CRBC Restated Credit Agreement" refers to the senior credit facility among CRBC and certain lenders and Bankers Trust Company, as Managing Agent for such lenders, dated as of July 2, 1997, pursuant to which CRBC's credit facility was increased to a total commitment of $750.0 million.

     "CRBC Series A Preferred Stock" refers to the 12 1/4% Senior Cumulative Exchangeable Preferred Stock of CRBC, which will be converted into preferred stock of the Surviving Subsidiary Corporation with substantially identical rights and preferences upon consummation of the Merger.

     "Denver Acquisition" refers to the pending acquisition by Chancellor of KXPK-FM in Denver from Ever Green Wireless LLC for $26.0 million in cash.

     "Dissenting Shares" refers to those shares held by a holder of Chancellor Parent Convertible Preferred Stock, who properly demands appraisal in accordance with Section 262 of the Delaware General Corporate Law.

     "Douglas" refers to affiliates of Douglas Broadcasting.

     "Douglas Chicago Disposition" refers to the pending sale by Evergreen of WEJM-AM in Chicago to Douglas for $7.5 million in cash.

     "Douglas AM Dispositions" refers to the pending sale by Evergreen of KDFC-AM in San Francisco and WBZS-AM and WZHF-AM in Washington, D.C. to Douglas for $18.0 million, payable in the form of a promissory note.

     "Effective Time" refers to the time at which the Parent Merger will become effective. As defined in the Merger Agreement, the Parent Merger will become effective at the time of filing of the Certificate of Merger for the Merger, or at such time thereafter as is provided in the Certificate of Merger for the Parent Merger.

     "EMCLA" refers to Evergreen Media Corporation of Los Angeles, a direct, wholly owned subsidiary of EMHC.

     "EMCLA Senior Credit Facility" refers to the senior credit facility among EMCLA and certain lenders and Toronto Dominion (Texas), Inc., as Administrative Agent for such lenders, dated as of April 25, 1997, as amended on June 26, 1997, pursuant to which EMCLA's credit facility was increased to a total commitment of $1.75 billion and which, upon consummation of the Merger, shall increase to at least $2.50 billion.

     "EMHC" refers to Evergreen Mezzanine Holdings Corporation, a direct, wholly owned subsidiary of Evergreen.

     "Evergreen Annual Meeting" refers to the 1997 Annual Meeting of stockholders of Evergreen.

     "Evergreen" refers to Evergreen Media Corporation.

     "Evergreen Board" refers to the Board of Directors of Evergreen.

     "Evergreen Bylaws" refers to Evergreen's Restated Bylaws.

     "Evergreen Certificate" refers to the Amended and Restated Certificate of Incorporation of Evergreen.

     "Evergreen Common Stock" refers to Evergreen Class A Common Stock and Evergreen Class B Common Stock, collectively

     "Evergreen Convertible Preferred Stock Offering" refers to the offering pursuant to Rule 144A under the Securities Act of 1933, as amended, of Evergreen's $3.00 convertible exchangeable preferred stock, which generated aggregate gross proceeds of $299.5 million.

     "Evergreen Record Date" refers to the close of business on July 25, 1997, the date fixed as the Record Date for determining holders of shares of Evergreen Common Stock entitled to notices of and to vote at the Evergreen Annual Meeting.

     "Evergreen Transfer" refers to the transfer of the radio stations owned and operated by Evergreen from Mr. Ginsburg to the public stockholders of the Surviving Corporation.

     "Evergreen Viacom Acquisition" refers to the acquisition by Evergreen on July 2, 1997 from Viacom of the subsidiaries of Viacom that own and operate WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WZHF-AM and WBZS-AM in Washington, D.C. for approximately $607.7 million plus various other direct acquisition costs.

     "Exchange Agent" refers to the Bank of New York.

     "Exchange Ratio" refers to the number of shares of the Surviving Corporation Common Stock to be received upon conversion of one share of Chancellor Class A Common Stock or Chancellor Class B Common Stock.

     "EZ" refers to EZ Communications, Inc.

     "EZ Exchange" refers to the exchange on May 15, 1997 by Evergreen of WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM in Charlotte to EZ in return for WIOQ-FM and WUSL-FM in Philadelphia.

     "EZ Sale" refers to the sale on May 15, 1997 by Evergreen of WNKS-FM in Charlotte to EZ for $10.0 million in cash.

     "EZ Transaction" refers to the EZ Sale and EZ Exchange.

     "FCC Consent" refers to FCC approval for the transfer of control from Evergreen and Chancellor to the Surviving Corporation of the FCC licenses and authorizations held by Evergreen and its licensee subsidiaries and by Chancellor and its licensee subsidiaries.

     "Financing Transactions" refers to the Evergreen Convertible Preferred Stock Offering and borrowings by EMCLA under the EMCLA Senior Credit Facility.

     "Gannett" refers to Gannett Co., Inc.

     "Gannett Agreements" refers to the three separate Asset Purchase Agreements dated April 4, 1997 between Evergreen and Pacific and Southern Company, Inc., a subsidiary of Gannett.

     "Gannett Acquisition" refers to the pending acquisition by Evergreen from a subsidiary of Gannett of WGCI-FM/AM in Chicago, KKBQ-FM/AM in Houston and KHKS-FM in Dallas, for an aggregate purchase price of $340.0 million in cash.

     "Greater Media" refers to affiliates of Greater Media Radio, Inc.

     "Greater Media Exchange" refers to the exchange on April 3, 1997 by Evergreen of WQRS-FM in Detroit to Greater Media in return for WWRC-AM in Washington, D.C. and $9.5 million in cash.

     "Greater Media Disposition" refers to the pending sale by Evergreen of WFLN-FM in Philadelphia to Greater Media for $41.8 million in cash.

     "Greenhill" refers to Greenhill & Co., LLC.

     "Greenhill Opinion" refers to the oral opinion delivered by Greenhill to the Chancellor Board on February 19, 1997, which was subsequently confirmed in a written opinion of Greenhill dated February 19, 1997.

     "Hicks Muse" refers to Hicks, Muse, Tate & Furst Incorporated.

     "Hicks Stockholders" refers to Thomas O. Hicks and certain stockholders of Chancellor that are affiliated with Hicks that are party to the Stockholders Agreement.

     "HM2/Chancellor" refers to HM2/Chancellor, L.P. an affiliate of Hicks Muse.

     "Houston/Denver Exchange" refers to the exchange by Chancellor on July 31, 1996 of KTBZ-FM and $5.6 million in cash for KIMN-FM and KALC-FM in Denver.

     "Katz Acquisition" refers to the pending acquisition of Katz Media Group, Inc., a full-service media representation firm, by a jointly-owned affiliate of Evergreen and Chancellor in a tender offer transaction valued at approximately $373 million.

     "KKSF/KDFC Acquisition" refers to the acquisition by Evergreen on January 31, 1997 of KKSF-FM and KDFC-FM/AM in San Francisco from The Brown Organization for $115.0 million in cash.

     "LTM" refers to the latest twelve months of information available as of the evaluation date of the Wasserstein Perella Opinion.

     "Memorandum of Agreement" refers to the memorandum of agreement dated February 19, 1997, between Evergreen and Scott K. Ginsburg, as agreed and acknowledged by Chancellor and CRBC.

     "Merger" refers to the Parent Merger and the Subsidiary Merger.

     "Merger Agreement" refers to the Agreement and Plan of Merger dated as of February 19, 1997, as amended and restated, among Chancellor, CRBC, Evergreen, EMHC and EMCLA.

     "Milwaukee Disposition" refers to the disposition on March 31, 1997 by Chancellor of WMIL-FM and WOKY-AM in Milwaukee for $41.3 million in cash.

     "OCF" refers to operating cash flow.

     "Old Chancellor Communications" refers to KFBK-AM/KGBY-FM, a division of Group W Radio, Inc. (Cal.), which Chancellor Communications acquired in January 1994.

     "Omni Acquisition" refers to the acquisition by Chancellor on February 13, 1997 of three FM stations in Orlando, two FM stations and one AM station in West Palm Beach and two FM stations in Jacksonville from OmniAmerica Group for $166.0 million in cash and common stock of Chancellor valued at $15.0 million.

     "Parent Merger" refers to the merger of Chancellor with and into EMHC

     "Pending Chancellor Acquisitions" refers to the Denver Acquisition.

     "Pending Chancellor Transactions" refers to the Pending Chancellor Acquisitions and the ABC/Detroit Disposition.

     "Pending Dispositions" refers to the Pending Evergreen Dispositions and the ABC/Detroit Disposition.

     "Pending Evergreen Acquisitions" refers to the Gannett Acquisition, the Secret/Philadelphia Acquisition and the Bonneville Acquisition.

     "Pending Evergreen Dispositions" refers to the Douglas Chicago Disposition, the Greater Media Disposition and the Douglas AM Dispositions.

     "Pending Evergreen Transactions" refers to the Pending Evergreen Dispositions and the Pending Evergreen Acquisitions.

     "Pending Transactions" refers to the Pending Evergreen Transactions, the Pending Chancellor Transactions and the Merger.

     "Required Dispositions" refers to the Douglas Chicago Disposition, the Greater Media Disposition and the Douglas AM Dispositions.

     "San Francisco Frequency Disposition" refers to the sale by Evergreen on July 7, 1997 to Susquehanna Radio Corp. of the FCC authorizations and certain transmission equipment currently used in the operation of KYLD-FM for $44.0 million in cash.

     "Secret" refers to Secret Communications, L.P.

     "Secret/Detroit Acquisition" refers to the acquisition by Evergreen on April 1, 1997 of WMXD-FM and WJLB-FM in Detroit from Secret for $168.0 million in cash.

     "Secret/Philadelphia Acquisition" refers to the pending acquisition by Evergreen of WFLN-FM in Philadelphia from Secret for $37.75 million in cash.

     "SFX" refers to SFX Broadcasting Inc.

     "SFX Exchange" refers to the exchange agreement, which by its terms has expired and consummation of which is uncertain, pursuant to which Chancellor would exchange WAPE-FM and WFYV-FM in Jacksonville and $11.0 million to SFX for WBAB-FM, WBLI-FM, WHFM-FM and WGBB-AM in Nassau/Suffolk (Long Island).

     "Shamrock Acquisition" refers to the acquisition by Chancellor on February 14, 1996 of Trefoil Communications, Inc. and its wholly owned subsidiary, Shamrock Broadcasting, Inc., for approximately $408.0 million.

     "Subsidiary Merger" refers to the merger of CRBC into EMCLA.

     "Subsidiary Merger Effective Time" refers to the time at which the Subsidiary Merger will become effective. As defined in the Merger Agreement, the Subsidiary Merger will become effective at the time of filing of the Certificate of Merger for the Subsidiary Merger, or at such time thereafter as is provided in the Certificate of Merger for the Subsidiary Merger.

     "Surviving Corporation" refers to Chancellor Media Corporation, the new name of Evergreen, following the Merger.

     "Surviving Corporation 7% Convertible Preferred Stock" refers to the 7% Convertible Preferred Stock of the Surviving Corporation to be issued in the Parent Merger, which will have substantially identical powers, preferences and relative rights as the Chancellor Parent Convertible Preferred Stock.

     "Surviving Corporation Bylaws" refers to the amended and restated Bylaws attached to the Merger Agreement.

     "Surviving Corporation Certificate" refers to the amended and restated Certificate of Incorporation attached to the Merger Agreement.

     "Surviving Corporation Common Stock" refers to the Common Stock, par value $.01 per share, of the Surviving Corporation to be issued in the Merger.

     "Surviving Mezzanine Corporation" refers to the corporation which will survive the merger of Chancellor with and into EMHC.

     "Surviving Subsidiary Corporation" refers to the corporation which will survive the merger of CRBC with and into EMCLA.

     "Surviving Subsidiary Series A Preferred Stock" refers to the 12 1/4% Senior Cumulative Exchangeable Preferred Stock of the Surviving Subsidiary Corporation to be issued in the Subsidiary Merger, which will have substantially identical powers, preferences and relative rights as the CRBC Series A Preferred Stock.

     "Surviving Subsidiary Junior Preferred Stock" refers to the 12% Exchangeable Preferred Stock of the Surviving Subsidiary Corporation to be issued in the Subsidiary Merger, which will have substantially identical powers, preferences and relative rights as the CRBC Junior Preferred Stock.

     "Stockholders Agreement" refers to the Agreement, dated February 19, 1997, among Scott K. Ginsburg and the Hicks Stockholders pursuant to which Mr. Ginsburg and the Hicks Stockholders have agreed to vote the shares of capital stock of Evergreen and Chancellor, respectively, in favor of the Merger Agreement and the transactions contemplated thereby.

     "Viacom" refers to Viacom International, Inc.

     "Viacom Acquisition" refers to the acquisition by Evergreen and Chancellor on July 2, 1997 of the Viacom Subsidiaries pursuant to the Viacom Stock Purchase Agreement and the Viacom Joint Purchase Agreement.

     "Viacom Joint Purchase Agreement" refers to the Agreement dated February 19, 1997 among Evergreen, EMCLA, Chancellor and CRBC and which governed certain aspects of the Viacom Acquisition as among those parties.

     "Viacom Stock Purchase Agreement" refers to the Agreement dated February 16, 1997 between Evergreen and Viacom International, Inc. pursuant to which Evergreen agreed to acquire from Viacom all of the issued and outstanding capital stock of certain subsidiaries of Viacom.

     "Viacom Stations" refers to radio stations WLTW-FM and WAXQ-FM in New York, KYSR-FM and KIBB-FM in Los Angeles, WMZQ-FM, WJZW-FM, WZHF-AM and WBZS-AM in Washington, D.C., WLIT-AM in Chicago and WDRQ-FM in Detroit.

     "Wasserstein Perella" refers to Wasserstein Perella & Company, Inc., financial advisor to Evergreen.

     "Wasserstein Perella Opinion" refers to the oral opinion delivered by Wasserstein Perella to the Evergreen Board on February 18, 1997, which was subsequently confirmed in a written opinion of Wasserstein Perella dated February 19, 1997.

     "West Palm Beach Exchange" refers to the exchange by Chancellor on March 28, 1997 of WEAT-FM/AM and WOLL-FM in West Palm Beach for KSTE-FM in Sacramento and $33.0 million in cash.

     "WWWW/WDFN Acquisition" refers to the acquisition by Evergreen on January 31, 1997 from Chancellor of WWWW-FM and WDFN-AM in Detroit for $30.0 million in cash.

     "WWWW/WDFN Disposition" refers to the sale by Chancellor on January 31, 1997 of WWWW-FM and WDFN-AM in Detroit for $30.0 million in cash.

     Unless otherwise indicated herein, (i) market ranking by radio advertising revenue and market radio advertising revenue have been obtained from Duncan's Radio Market Guide (1997 ed.) and (ii) all audience share data and audience rankings, except where specifically stated to the contrary, have been derived from Arbitron Radio Market Reports, Metro Audience Trends, Spring 1997. The Arbitron Company (Copyright 1997).

                        PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma condensed combined financial statements are presented using the purchase method of accounting for all acquisitions and reflect (i) the combination of consolidated historical financial data of Evergreen, Chancellor, each of the stations acquired in the Completed Evergreen Transactions and the Completed Chancellor Transactions and each of the stations to be acquired by Evergreen in the Pending Evergreen Acquisitions or Chancellor in the Pending Chancellor Acquisitions and (ii) the elimination of the consolidated historical data of the stations sold by Evergreen and Chancellor in the Completed Evergreen Dispositions and the Completed Chancellor Dispositions and stations to be sold or swapped by Evergreen or Chancellor in the Pending Evergreen Dispositions and the Pending Chancellor Dispositions. The unaudited pro forma condensed combined balance sheet data at March 31, 1997 presents adjustments for those Completed Transactions consummated since such date, the Pending Transactions and the Financing Transactions as if each such transaction had occurred at March 31, 1997. The unaudited pro forma condensed combined statement of operations data for the twelve months ended December 31, 1996 and the three months ended March 31, 1997 present adjustments for the following transactions as if each had occurred on January 1, 1996: (i) the Completed Transactions, (ii) the 1996 Equity Offering, (iii) the 1996 Preferred Stock Conversion (as defined), (iv) the Chancellor Offerings, (v) the Pending Transactions and (vi) the Financing Transactions. No adjustments are presented to the unaudited pro forma condensed combined balance sheet data or the unaudited pro forma condensed combined statement of operations data in respect of (i) the Bonneville Acquisition, the Katz Acquisition and the Denver Acquisition, because such transactions have not yet been completed and do not constitute the acquisition of a significant business, either individually or in the aggregate, and are unrelated for purposes of Rule 3-05 and Rule 11-01 of Regulation S-X of the Commission's rules and (ii) the Douglas AM Dispositions, because such transaction does not constitute the disposition of a significant business for purposes of Rule 11-01 of Regulation S-X of the Commission's rules. In addition, the following transactions, which were completed after the preparation of the pro forma financial statements, are identified herein as "Pending Transactions": (i) the Crawford Disposition; (ii) the Bonneville/WPNT Disposition; (iii) the Evergreen Viacom Acquisition; (iv) the Chancellor Viacom Acquisition; (v) the ABC/ Washington Disposition; (vi) the San Francisco Frequency Disposition; (vii) the Bonneville/WLUP Disposition and (viii) the Bonneville/KDFC Disposition. Finally, the pro forma financial information reflects Chancellor's previously pending SFX Exchange; however, there is substantial uncertainty as to whether the SFX Exchange will be consummated. See "The Companies -- Chancellor -- Pending Chancellor Transactions -- SFX Exchange." In the opinion of Evergreen's and Chancellor's management, any differences in the pro forma financial statements that would result from the completion of such previously pending transaction or from the non-consummation of the SFX Exchange are not material to such presentations either individually or in the aggregate.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma condensed combined financial statements. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma condensed combined financial statements, the purchase prices of the stations acquired and to be acquired in the Completed Transactions and the Pending Transactions have been allocated based primarily on information furnished by management of the acquired stations. The final allocation of the respective purchase prices of the stations acquired and to be acquired in the Completed Transactions and the Merger are determined a reasonable time after consummation of such transactions and are based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

     In the opinion of Evergreen's management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective financial statements and related notes thereto of Chancellor and Evergreen which are incorporated by reference in this Joint Proxy Statement/Prospectus. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the dates indicated, or of the results of operations or financial positions for any future periods or dates.

     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT MARCH 31, 1997
                                 (IN THOUSANDS)

                                                        PRO FORMA     COMPANY PRO                  PRO FORMA
                                       COMPANY AS      ADJUSTMENTS      FORMA AS                  ADJUSTMENTS    CHANCELLOR AS
                                      ADJUSTED FOR       FOR THE      ADJUSTED FOR                  FOR THE      ADJUSTED FOR
                                     1997 COMPLETED      PENDING      THE PENDING                   PENDING       THE PENDING
                                        EVERGREEN       EVERGREEN      EVERGREEN     CHANCELLOR    CHANCELLOR     CHANCELLOR
                                     TRANSACTIONS(1)   TRANSACTIONS   TRANSACTIONS   HISTORICAL   TRANSACTIONS   TRANSACTIONS
                                     ---------------   ------------   ------------   ----------   ------------   -------------
  ASSETS:
  Current assets...................    $   90,327        $ 12,841(2)   $  103,168    $  61,279      $ 11,412(3)   $   72,691
  Property and equipment, net......        61,493           8,720(2)       70,213       68,180         6,030(3)       74,210
  Assets held for sale.............        50,000         (50,000)(2)          --           --            --              --
  Intangible assets, net...........     1,275,952         710,449(2)    1,986,401      978,094       461,290(3)    1,439,384
  Other assets.....................        64,241         (53,750)(2)      10,491       68,170       (53,750)(3)      19,643
                                                                                                        (777)(6)
                                                                                                       6,000(7)
                                       ----------        --------      ----------    ----------     --------      ----------
    Total assets...................    $1,542,013        $628,260      $2,170,273    $1,175,723     $430,205      $1,605,928
                                       ==========        ========      ==========    ==========     ========      ==========
  LIABILITIES AND STOCKHOLDERS'
    EQUITY:
  Liabilities
  Current portion of long-term
    debt...........................    $       --        $     --      $       --    $  12,500      $(12,500)(4)  $       --
  Other current liabilities........        22,144           3,620(2)       25,764       23,693         4,185(3)       27,878
                                       ----------        --------      ----------    ----------     --------      ----------
    Total current liabilities......        22,144           3,620          25,764       36,193        (8,315)         27,878
  Long-term debt, excluding current
    portion........................       882,375         280,307(2)    1,162,682      524,121       420,797(3)      975,918
                                                                                                      12,500(4)
                                                                                                      69,000(5)
                                                                                                     (60,000)(5)
                                                                                                       3,500(6)
                                                                                                     200,000(7)
                                                                                                    (194,000)(7)
  Deferred tax liabilities
    (assets).......................        87,714          19,710(2)      107,424          373        (3,600)(5)      (4,938)
                                                                                                      (1,711)(6)
  Other liabilities................           823              --             823          786            --             786
                                       ----------        --------      ----------    ----------     --------      ----------
        Total liabilities..........       993,056         303,637       1,296,693      561,473       438,171         999,644
  Redeemable preferred stock.......            --              --              --      414,175            --         414,175
  STOCKHOLDERS' EQUITY:
  Preferred stock..................            --         288,018(2)      288,018           --            --              --
  Common stock.....................           422              --             422          189            --             189
  Additional paid in capital.......       662,625              --         662,625      246,442            --         246,442
  Accumulated deficit..............      (114,090)         36,605(2)      (77,485)     (45,518)       (5,400)(5)     (53,484)
                                                                                                      (2,566)(6)
  Treasury stock...................            --              --              --       (1,038)           --          (1,038)
                                       ----------        --------      ----------    ----------     --------      ----------
    Total stockholders' equity.....       548,957         324,623         873,580      200,075        (7,966)        192,109
                                       ----------        --------      ----------    ----------     --------      ----------
    Total liabilities and
      stockholders' equity.........    $1,542,013        $628,260      $2,170,273    $1,175,723     $430,205      $1,605,928
                                       ==========        ========      ==========    ==========     ========      ==========


                                      PRO FORMA
                                     ADJUSTMENTS      COMPANY
                                       FOR THE       PRO FORMA
                                       MERGER         COMBINED
                                     -----------     ----------
  ASSETS:
  Current assets...................   $     --       $  175,859
  Property and equipment, net......         --          144,423
  Assets held for sale.............         --               --
  Intangible assets, net...........    425,083(8)     4,132,358(10)
                                       281,490(9)
  Other assets.....................         --           30,134

                                      --------       ----------
    Total assets...................   $706,573       $4,482,774
                                      ========       ==========
  LIABILITIES AND STOCKHOLDERS'
    EQUITY:
  Liabilities
  Current portion of long-term
    debt...........................   $     --       $       --
  Other current liabilities........         --           53,642
                                      --------       ----------
    Total current liabilities......         --           53,642
  Long-term debt, excluding current
    portion........................     28,000(8)     2,166,600

  Deferred tax liabilities
    (assets).......................    281,490(9)       383,976

  Other liabilities................         --            1,609
                                      --------       ----------
        Total liabilities..........    309,490        2,605,827
  Redeemable preferred stock.......     16,482(8)       430,657
  STOCKHOLDERS' EQUITY:
  Preferred stock..................         --          288,018
  Common stock.....................        (16)(8)          595
  Additional paid in capital.......    326,095(8)     1,235,162
  Accumulated deficit..............     53,484(8)       (77,485)

  Treasury stock...................      1,038(8)            --
                                      --------       ----------
    Total stockholders' equity.....    380,601        1,446,290
                                      --------       ----------
    Total liabilities and
      stockholders' equity.........   $706,573       $4,482,774
                                      ========       ==========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        COMPANY AS                          PRO FORMA                     CHANCELLOR AS
                                       ADJUSTED FOR        PENDING       ADJUSTMENTS FOR                   ADJUSTED FOR
                                        COMPLETED         EVERGREEN          PENDING         COMPANY        COMPLETED
                                        EVERGREEN        TRANSACTIONS       EVERGREEN       PRO FORMA       CHANCELLOR
   YEAR ENDED DECEMBER 31, 1996      TRANSACTIONS(11)   HISTORICAL(12)    TRANSACTIONS     AS ADJUSTED   TRANSACTIONS(18)
-----------------------------------  ----------------   --------------   ---------------   -----------   ----------------
Gross revenues.....................      $393,904          $84,351          $     --        $478,255         $276,459
Less: agency commissions...........       (50,574)         (12,421)               --         (62,995)         (35,020)
                                         --------          -------          --------        --------         --------
Net revenues.......................       343,330           71,930                --         415,260          241,439
Station operating expenses
  excluding depreciation and
  amortization.....................       200,794           29,085                --         229,879          151,843
Depreciation and amortization......       127,659             (142)           50,620(13)     178,137           35,432
Corporate general and
  administrative expenses..........         7,797            1,411            (1,100)(14)      8,108            5,354
Stock option compensation..........            --               --                --              --            3,800
                                         --------          -------          --------        --------         --------
Operating income (loss)............         7,080           41,576           (49,520)           (864)          45,010
Interest expense...................        64,120               --            23,384(15)      87,504           47,159
Other (income) expense.............          (618)             459                --            (159)            (148)
                                         --------          -------          --------        --------         --------
Income (loss) before income
  taxes............................       (56,422)          41,117           (72,904)        (88,209)          (2,001)
Income tax expense (benefit).......       (14,142)           9,699           (19,825)(16)    (24,268)           3,200
Dividends and accretion on
  preferred stock of subsidiary....            --               --                --              --           38,400
                                         --------          -------          --------        --------         --------
Net income (loss)..................       (42,280)          31,418           (53,079)        (63,941)         (43,601)
Preferred stock dividends..........            --               --            17,970(17)      17,970            7,700
                                         --------          -------          --------        --------         --------
Income (loss) attributable to
  common stockholders..............      $(42,280)         $31,418          $(71,049)       $(81,911)        $(51,301)
                                         ========          =======          ========        ========         ========
Loss per common share..............      ($  1.00)                                          ($  1.94)
                                         ========                                           ========
Weighted average common shares
  outstanding......................        42,155                                             42,155
OTHER FINANCIAL DATA:
Broadcast cash flow................      $142,536          $42,845          $     --        $185,381         $ 89,596

                                                         PRO FORMA
                                        PENDING       ADJUSTMENTS FOR
                                       CHANCELLOR         PENDING       CHANCELLOR       PRO FORMA       COMPANY
                                      TRANSACTIONS      CHANCELLOR       PRO FORMA    ADJUSTMENTS FOR   PRO FORMA
   YEAR ENDED DECEMBER 31, 1996      HISTORICAL(19)    TRANSACTIONS     AS ADJUSTED     THE MERGER      COMBINED
-----------------------------------  --------------   ---------------   -----------   ---------------   ---------
Gross revenues.....................     $57,789          $ (1,963)(20)   $332,285        $      --      $ 810,540
Less: agency commissions...........      (9,152)               --         (44,172)              --       (107,167)
                                        -------          --------        --------        ---------      ---------
Net revenues.......................      48,637            (1,963)        288,113               --        703,373
Station operating expenses
  excluding depreciation and
  amortization.....................      24,562            (4,000)(20)    172,405               --        402,284
Depreciation and amortization......       6,427             5,803(21)      47,662          104,989(25)    330,788
Corporate general and
  administrative expenses..........       2,347            (1,807)(22)      5,894             (832)(26)    13,170
Stock option compensation..........          --                --           3,800               --          3,800
                                        -------          --------        --------        ---------      ---------
Operating income (loss)............      15,301            (1,959)         58,352         (104,157)       (46,669)
Interest expense...................       6,374            30,105(23)      83,638          (11,230)(28)   159,912
Other (income) expense.............          --                --            (148)              --           (307)
                                        -------          --------        --------        ---------      ---------
Income (loss) before income
  taxes............................       8,927           (32,064)        (25,138)         (92,927)      (206,274)
Income tax expense (benefit).......       4,422           (13,677)(24)     (6,055)         (28,166)(29)   (58,489)
Dividends and accretion on
  preferred stock of subsidiary....          --                --          38,400               --         38,400
                                        -------          --------        --------        ---------      ---------
Net income (loss)..................       4,505           (18,387)        (57,483)         (64,761)      (186,185)
Preferred stock dividends..........          --                --           7,700               --         25,670
                                        -------          --------        --------        ---------      ---------
Income (loss) attributable to
  common stockholders..............     $ 4,505          $(18,387)       $(65,183)       $ (64,761)     $(211,855)
                                        =======          ========        ========        =========      =========
Loss per common share..............                                                                     $   (3.57)
                                                                                                        =========
Weighted average common shares
  outstanding......................                                                         17,259(8)      59,414
OTHER FINANCIAL DATA:
Broadcast cash flow................     $24,075          $  2,037        $115,708        $      --      $ 301,089

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   COMPANY AS                        PRO FORMA                     CHANCELLOR AS
                                  ADJUSTED FOR        PENDING       ADJUSTMENTS                     ADJUSTED FOR        PENDING
                                   COMPLETED         EVERGREEN          FOR           COMPANY        COMPLETED         CHANCELLOR
                                   EVERGREEN        TRANSACTIONS    THE PENDING      PRO FORMA       CHANCELLOR       TRANSACTIONS
                                TRANSACTIONS(11)   HISTORICAL(12)   TRANSACTIONS    AS ADJUSTED   TRANSACTIONS(18)   HISTORICAL(19)
                                ----------------   --------------   ------------    -----------   ----------------   --------------
THREE MONTHS ENDED MARCH 31, 1997
Gross revenues................      $ 95,520          $22,998         $     --       $118,518         $ 65,832          $11,867
Less: agency commissions......       (12,155)          (3,011)              --        (15,166)          (8,007)          (1,960)
                                    --------          -------         --------       --------         --------          -------
Net revenues..................        83,365           19,987               --        103,352           57,825            9,907
Station operating expenses
  excluding depreciation and
  amortization................        53,935            8,217               --         62,152           38,828            5,111
Depreciation and
  amortization................        30,958             (606)          13,266(13)     43,618            8,862            1,078
Corporate general and
  administrative expenses.....         2,330              306             (232)(14)     2,404            1,712              239
Merger expense................            --               --               --             --            2,056               --
Stock option compensation.....            --               --               --             --              950               --
                                    --------          -------         --------       --------         --------          -------
Operating income (loss).......        (3,858)          12,070          (13,034)        (4,822)           5,417            3,479
Interest expense, net.........        14,905               --            5,417(15)     20,322           11,740            1,594
Other (income) expense........          (108)              --               --           (108)          (1,632)              --
                                    --------          -------         --------       --------         --------          -------
Income (loss) before income
  taxes.......................       (18,655)          12,070          (18,451)       (25,036)          (4,691)           1,885
Income tax expense
  (benefit)...................        (5,128)           2,816           (4,799)(16)    (7,111)            (876)             788
Dividends and accretion on
  preferred stock of
  subsidiary..................            --               --               --             --            9,639               --
                                    --------          -------         --------       --------         --------          -------
Net income (loss).............       (13,527)           9,254          (13,652)       (17,925)         (13,454)           1,097
Preferred stock dividends.....            --               --            4,493(17)      4,493            1,925               --
                                    --------          -------         --------       --------         --------          -------
Income (loss) attributable to
  common stockholders.........      $(13,527)         $ 9,254         $(18,145)      $(22,418)        $(15,379)         $ 1,097
                                    ========          =======         ========       ========         ========          =======
Loss per common share.........      $  (0.32)                                        $  (0.53)
                                    ========                                         ========
Weighted average common shares
  outstanding.................        42,188                                           42,188
                                    ========                                         ========
OTHER FINANCIAL DATA:
Broadcast cash flow...........      $ 29,430          $11,770         $     --       $ 41,200         $ 18,997          $ 4,796

                                   PRO FORMA
                                ADJUSTMENTS FOR
                                    PENDING         CHANCELLOR       PRO FORMA         COMPANY
                                  CHANCELLOR         PRO FORMA    ADJUSTMENTS FOR     PRO FORMA
                                 TRANSACTIONS       AS ADJUSTED     THE MERGER        COMBINED
                                ---------------     -----------   ---------------     ---------
THREE MONTHS ENDED MARCH 31, 1
Gross revenues................     $ (1,070)(20)     $ 76,629        $     --         $195,147
Less: agency commissions......           --            (9,967)             --          (25,133)
                                   --------          --------        --------         --------
Net revenues..................       (1,070)           66,662              --          170,014
Station operating expenses
  excluding depreciation and
  amortization................       (1,541)(20)       42,398              --          104,550
Depreciation and
  amortization................        1,526(21)        11,466          26,618(25)       81,702
Corporate general and
  administrative expenses.....         (176)(22)        1,775            (247)(26)       3,932
Merger expense................           --             2,056          (2,056)(27)          --
Stock option compensation.....           --               950              --              950
                                   --------          --------        --------         --------
Operating income (loss).......         (879)            8,017         (24,315)         (21,120)
Interest expense, net.........        7,525(23)        20,859          (1,203)(28)      39,978
Other (income) expense........           --            (1,632)             --           (1,740)
                                   --------          --------        --------         --------
Income (loss) before income
  taxes.......................       (8,404)          (11,210)        (23,112)         (59,358)
Income tax expense
  (benefit)...................       (3,396)(24)       (3,484)         (6,754)(29)     (17,349)
Dividends and accretion on
  preferred stock of
  subsidiary..................           --             9,639              --            9,639
                                   --------          --------        --------         --------
Net income (loss).............       (5,008)          (17,365)        (16,358)         (51,648)
Preferred stock dividends.....           --             1,925              --            6,418
                                   --------          --------        --------         --------
Income (loss) attributable to
  common stockholders.........     $ (5,008)         $(19,290)       $(16,358)        $(58,066)
                                   ========          ========        ========         ========
Loss per common share.........                                                        $  (0.98)
                                                                                      ========
Weighted average common shares
  outstanding.................                                         17,259(8)        59,447
                                                                     ========         ========
OTHER FINANCIAL DATA:
Broadcast cash flow...........     $    471          $ 24,264        $     --         $ 65,464

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements

ADJUSTMENTS TO EVERGREEN'S HISTORICAL CONDENSED COMBINED BALANCE SHEET RELATED TO THE 1997 COMPLETED EVERGREEN TRANSACTIONS COMPLETED AFTER MARCH 31, 1997

(1) The historical balance sheet of Evergreen at March 31, 1997 and the pro forma adjustments related to the 1997 Completed Evergreen Transactions that were completed after March 31, 1997 is summarized below:

                                                               ADJUSTMENTS       COMPANY AS
                                                                   FOR          ADJUSTED FOR
                                                  COMPANY     1997 COMPLETED   1997 COMPLETED
                                                 HISTORICAL     EVERGREEN        EVERGREEN
                                                 AT 3/31/97    TRANSACTIONS     TRANSACTIONS
                                                 ----------   --------------   --------------
ASSETS:
  Current assets...............................  $   90,327      $     --       $    90,327
  Property and equipment, net..................      51,356        10,137(a)         61,493
  Assets held for sale.........................      50,000                          50,000
  Intangible assets, net.......................     928,440       347,512(a)      1,275,952
  Other assets.................................      66,532        (5,500)(a)        64,241
                                                                    3,209(b)
                                                 ----------      --------       -----------
     Total assets..............................  $1,186,655      $355,358       $ 1,542,013
                                                 ==========      ========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
  Current portion of long-term debt............  $       --      $     --       $        --
  Other current liabilities....................      22,144            --            22,144
                                                 ----------      --------       -----------
     Total current liabilities.................      22,144            --            22,144
Long-term debt, excluding current portion......     535,375       337,000(a)        882,375
                                                                   10,000(b)
Deferred tax liabilities.......................      84,789         5,302(a)         87,714
                                                                   (2,377)(b)
Other liabilities..............................         823            --               823
                                                 ----------      --------       -----------
     Total liabilities.........................     643,131       349,925           993,056
Stockholders' equity:
  Common stock.................................         422            --               422
  Additional paid-in capital...................     662,625            --           662,625
  Accumulated deficit..........................    (119,523)        9,847(a)       (114,090)
                                                                   (4,414)(b)
                                                 ----------      --------       -----------
     Total stockholders' equity................     543,524         5,433           548,957
                                                 ----------      --------       -----------
     Total liabilities and stockholders'
       equity..................................  $1,186,655      $355,358       $ 1,542,013
                                                 ==========      ========       ===========

     (a) Reflects the 1997 Completed Evergreen Transactions that were completed after March 31, 1997 as follows:

                                           PROPERTY AND                     DEFERRED                    (INCREASE)    INCREASE IN
            1997 COMPLETED      PURCHASE    EQUIPMENT,      INTANGIBLE         TAX       ACCUMULATED   DECREASE IN     LONG-TERM
        EVERGREEN TRANSACTIONS   PRICE        NET(I)      ASSETS, NET(I)   LIABILITIES     DEFICIT     OTHER ASSETS      DEBT
        ----------------------  --------   ------------   --------------   -----------   -----------   ------------   -----------
        WJLB-FM/WMXD-FM(ii)...  $168,000     $ 2,441         $165,559        $    --       $    --             --       $168,000
        WWRC-AM(iii)..........   22,500        5,692           16,808             --            --             --         22,500
        WDAS-FM/AM(iv)........  103,000        3,000          100,000             --            --             --        103,000
        WNKS-FM(v)............  (10,000)        (694)          (4,488)        (1,686)       (3,132)            --        (10,000)
        WUSL-FM/WIOQ-FM(vi)...       --           --               --             --            --             --             --
        WPNT-FM(vii)..........   73,750          626           73,124             --            --          5,500         68,250
        WEJM-FM(viii).........  (14,750)        (928)          (3,491)        (3,616)       (6,715)            --        (14,750)
                                --------     -------         --------        -------       -------       --------       --------
        Total                   $342,500     $10,137         $347,512        $(5,302)      $(9,847)      $  5,500       $337,000
                                ========     =======         ========        =======       =======       ========       ========

---------------

        (i) The amounts allocated to net property and equipment and net intangible assets (consisting of broadcast licenses, goodwill and other identifiable intangible assets) are based upon preliminary appraisals of the assets acquired.

        (ii) On April 1, 1997, Evergreen acquired, in the Secret/Detroit Acquisition, WJLB-FM and WMXD-FM in Detroit for $168,000 in cash.

        (iii) On April 3, 1997, Evergreen swapped, in the Greater Media Exchange, WQRS-FM in Detroit (which Evergreen acquired on April 3, 1997 for $32,000 in cash) in exchange for WWRC-AM in Washington, D.C. and $9,500 in cash. The net purchase price to Evergreen of WWRC-AM was therefore $22,500.

        (iv) On May 1, 1997, Evergreen acquired, in the Beasley Acquisition, WDAS-FM/AM in Philadelphia for $103,000 in cash.

        (v) On May 15, 1997, Evergreen sold, in the EZ Sale, WNKS-FM in Charlotte for $10,000 in cash and recognized a gain of $3,132, net of taxes of $1,686.

        (vi) On May 15, 1997, Evergreen exchanged, in the EZ Exchange, 5 of its 6 stations in the Charlotte market (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for WUSL-FM and WIOQ-FM in Philadelphia.

        (vii) On May 30, 1997, Evergreen acquired, in the Century Acquisition, WPNT-FM in Chicago for $73,750 in cash. The $5,500 decrease in other assets represents $5,000 in funds paid to the seller in exchange for the option to purchase the station and $500 in escrow funds which were classified as other assets at March 31, 1997.

        (viii) On June 3, 1997, Evergreen sold, in the Crawford Disposition, WEJM-FM in Chicago for $14,750 in cash.

        (b) On April 25, 1997, EMCLA entered into the EMCLA Senior Credit Facility, which amended and restated its prior senior credit facility. The EMCLA Senior Credit Facility provides for a $500,000 term loan facility and a revolving loan facility of up to $1,250,000. Reflects (i) the adjustment to write-off the unamortized balance of deferred loan fees of $4,414 (net of a tax benefit of $2,377) at March 31, 1997 as an extraordinary item and
             (ii) the adjustment to record estimated new loan fees of $10,000 to be incurred in connection with the refinancing of EMCLA's prior senior credit facility and financed through additional bank borrowings under the EMCLA Senior Credit Facility. The deferred loan fees will be amortized ratably over the term of the EMCLA Senior Credit Facility.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE PENDING EVERGREEN TRANSACTIONS

     (2) Reflects the Pending Evergreen Transactions as follows:

                                                       PROPERTY
                                PURCHASE/                AND        ASSETS
PENDING EVERGREEN TRANSACTIONS   (SALES)    CURRENT   EQUIPMENT,     HELD       INTANGIBLE       CURRENT      DEFERRED TAX
      AT MARCH 31, 1997           PRICE     ASSETS      NET(A)     FOR SALE   ASSETS, NET(A)   LIABILITIES   LIABILITIES(B)
------------------------------  ---------   -------   ----------   --------   --------------   -----------   --------------
WFLN-FM(d)....................  $ 37,750    $    --    $   660     $     --      $ 37,090        $    --        $     --
WFLN-FM(d)....................   (41,800)        --       (660)          --       (37,090)            --          (1,417)
WEJM-AM(e)....................    (7,500)        --       (759)          --        (2,857)            --          (1,359)
WPNT-FM(f)....................   (75,000)        --       (626)          --       (73,124)            --            (438)
WLUP-FM(g)....................   (80,000)        --       (483)          --       (33,597)            --         (16,072)
KDFC-FM(h)....................   (50,000)        --         --      (50,000)           --             --              --
San Francisco Frequency(i)....   (44,000)        --       (989)          --       (41,800)            --            (424)
Evergreen Viacom
  Acquisition(j)..............   610,625     12,841      6,092       68,000       527,312         (3,620)             --
WJZW-FM(k)....................   (68,000)        --         --      (68,000)           --             --              --
Gannett(l)....................   340,000         --      5,485           --       334,515             --              --
                                --------    -------    -------     --------      --------        -------        --------
                                $622,075    $12,841    $ 8,720     $(50,000)     $710,449        $(3,620)       $(19,710)
                                ========    =======    =======     ========      ========        =======        ========

                                              (INCREASE)     INCREASE
                                               DECREASE    (DECREASE) IN   INCREASE IN
PENDING EVERGREEN TRANSACTIONS  ACCUMULATED    IN OTHER      LONG-TERM      PREFERRED
      AT MARCH 31, 1997         DEFICIT(C)      ASSETS         DEBT           STOCK
------------------------------  -----------   ----------   -------------   -----------
WFLN-FM(d)....................   $     --      $    --       $ 37,750       $     --
WFLN-FM(d)....................     (2,633)          --        (41,800)            --
WEJM-AM(e)....................     (2,525)          --         (7,500)            --
WPNT-FM(f)....................       (812)          --        (75,000)            --
WLUP-FM(g)....................    (29,848)          --        (80,000)            --
KDFC-FM(h)....................         --           --        (50,000)            --
San Francisco Frequency(i)....       (787)          --        (44,000)            --
Evergreen Viacom
  Acquisition(j)..............         --       53,750        268,857        288,018
WJZW-FM(k)....................         --           --        (68,000)            --
Gannett(l)....................         --           --        340,000             --
                                 --------      -------       --------       --------
                                 $(36,605)     $53,750       $280,307       $288,018
                                 ========      =======       ========       ========

(a) Evergreen has assumed that historical balances of net property and equipment to be acquired approximate fair value for the preliminary allocation of the purchase price. Such amounts are based primarily on information provided by management of the respective stations to be acquired in the Pending Evergreen Transactions. Evergreen, on a preliminary basis, has allocated the $527,312 of intangible assets related to the Evergreen Viacom Acquisition and $334,515 of intangible assets related to the Gannett Acquisition to broadcast licenses, goodwill and other identifiable intangible assets. This preliminary allocation is based on historical information from prior acquisitions.

(b) Represents the tax effect upon consummation of the transaction.

(c) Represents the gain on sale, net of tax, upon consummation of the transaction.

(d) On August 12, 1996, Evergreen entered into an agreement to acquire, in the Secret/Philadelphia Acquisition, WFLN-FM in Philadelphia for $37,750 in cash. On April 4, 1997, Evergreen entered into an agreement to sell, in the Greater Media Disposition, WFLN-FM in Philadelphia for $41,800 in cash.

(e) On March 19, 1997, Evergreen entered into an agreement to sell, in the Douglas Chicago Disposition, WEJM-AM in Chicago for $7,500 in cash.

(f) On April 10, 1997, Evergreen entered into an agreement to sell, in the Bonneville Dispositions, WPNT-FM in Chicago for $75,000 in cash.

(g)On April 10, 1997, Evergreen entered into an agreement to sell, in the Bonneville Dispositions, WLUP-FM in Chicago for $80,000 in cash.

(h) On April 10, 1997, Evergreen entered into an agreement to sell, in the Bonneville Dispositions, KDFC-FM in San Francisco for $50,000 in cash. The assets of KDFC-FM are classified as assets held for sale at March 31, 1997 in connection with the purchase price allocation of the acquisition of KKSF-FM/KDFC-FM/AM on January 31, 1997 and no gain or loss will be recognized by Evergreen upon consummation of the KDFC-FM sale.

(i) On April 8, 1997, Evergreen entered into an agreement to sell, in the San Francisco Frequency Disposition, the San Francisco 107.7 MHz FM dial position and transmission facility and the call letters from Chancellor's KSAN-FM in San Francisco for $44,000 in cash.

(j) On February 19, 1997, Evergreen and Chancellor entered into the Viacom Joint Purchase Agreement whereby in the event the Viacom Acquisition occurs prior to the consummation of the Chancellor Merger, Evergreen will purchase 6 of the 10 Viacom stations in the Evergreen Viacom Acquisition for $595,000 plus working capital ($10,125 at March 31, 1997) and estimated acquisition costs of $5,500 for an aggregate purchase price of $610,625. The stations to be acquired by Evergreen in the Evergreen Viacom Acquisition include WAXQ-FM and WLTW-FM in New York and WMZQ-FM, WZHF-AM, WJZW-FM and WBZS-AM in Washington, D.C. The assets of WJZW-FM in Washington, D.C. are classified as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition (see (k) below). The Evergreen Viacom Acquisition will be financed with (i) a private placement of $299,500 liquidation amount of Evergreen $3.00 Convertible Preferred Stock for estimated net proceeds of $288,018; (ii) additional bank borrowings under the EMCLA Senior Credit Facility of $268,857 and (iii) $53,750 in escrow funds paid by Evergreen on February 19, 1997 and classified as other assets at March 31, 1997.

(k) On April 11, 1997, Evergreen entered into an agreement to sell, in the ABC/Washington Disposition, WJZW-FM in Washington (to be acquired as part of the Evergreen Viacom Acquisition) for $68,000 in cash. The assets of WJZW-FM are classified as assets held for sale in connection with the purchase price allocation of the Evergreen Viacom Acquisition and no gain or loss will be recognized by Evergreen upon consummation of the sale.

(l) On April 4, 1997, Evergreen entered into an agreement to acquire, in the Gannett Acquisition, 5 radio stations in 3 major markets from P&S, including WGCI-FM/AM in Chicago, KHKS-FM in Dallas, and KKBQ-FM/AM in Houston for $340,000. The pro forma combined financial statements assume that the transaction will close by December 26, 1997 and that no upward adjustment in the purchase price will occur.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE PENDING CHANCELLOR TRANSACTIONS

(3) Reflects the Pending Chancellor Transactions as follows:

                                                                                                          DECREASE    INCREASE
                                   PURCHASE/            PROPERTY AND   ASSETS                                IN     (DECREASE) IN
                                    (SALES)   CURRENT    EQUIPMENT,     HELD    INTANGIBLE     CURRENT     OTHER      LONG-TERM
 PENDING CHANCELLOR TRANSACTIONS     PRICE     ASSETS       NET       FOR SALE  ASSETS, NET  LIABILITIES   ASSETS       DEBT
 -------------------------------   ---------  --------  ------------  --------  -----------  -----------  --------  -------------
WBAB-FM, WBLI-FM, WBGG-AM,
  WHFM-FM(a).....................   $11,000   $    --       $1,494    $     --     $ 9,506      $    --   $    --        $ 11,000
Chancellor Viacom
  Acquisition(b).................   500,547    11,412        4,536      37,000     451,784       (4,185)   53,750         446,797
WDRQ-FM(c).......................   (37,000)       --           --     (37,000)         --           --        --         (37,000)
                                    --------  --------      --------  --------     --------     --------  --------       --------
        Total....................   $474,547  $11,412       $6,030    $     --     $461,290     $(4,185)  $53,750        $420,797
                                    ========  ========      ========  ========     ========     ========  ========       ========

---------------

(a) On July 1, 1996, Chancellor entered into an agreement to exchange, in the SFX Exchange, WAPE-FM and WFYV-FM in Jacksonville, Florida (which were acquired as part of the Omni Acquisition on February 13, 1997, see 16(e) below), and $11,000 in cash for WBAB-FM, WBLI-FM, WGBB-AM, and WHFM-FM in Long Island. See "Risk Factors -- Antitrust Matters." The amounts allocated to net property and equipment and net intangible assets (consisting of broadcast licenses, goodwill and other identifiable intangibles) are based upon preliminary appraisals of the assets to be acquired.

(b) On February 19, 1997, Chancellor and Evergreen entered into the Viacom Joint Purchase Agreement whereby in the event the Viacom Acquisition occurs prior to the consummation of the Merger, Chancellor will be required to purchase 4 of the 10 Viacom stations in the Chancellor Viacom Acquisition for $480,000 plus working capital ($7,547 at March 31, 1997) and estimated acquisition costs of $13,000 for an aggregate purchase price of $500,547. The stations to be acquired by Chancellor include KYSR-FM and KIBB-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit. The assets of WDRQ-FM are classified as assets held for sale in connection with the purchase price allocation of the Chancellor Viacom Acquisition (see (c) below). The Chancellor Viacom Acquisition will be financed through (i) additional bank borrowings of $276,797 under the CRBC Restated Credit Agreement (see (4) below); (ii) escrow funds of $53,750 paid by Chancellor on February 19, 1997 and classified as other assets at March 31, 1997 and (iii) Chancellor's borrowings under the Chancellor Interim Financing for estimated net proceeds of $170,000 (estimated costs of $1,700 related to the Chancellor Interim Financing will be financed through working capital). Chancellor has assumed that historical balances of net property and equipment approximate fair value for the preliminary allocation of the purchase price. Such amounts are based primarily on information provided by the management of Viacom. The intangible assets of $451,784 have been allocated to broadcast licenses, goodwill and other identifiable intangibles on a preliminary basis. This preliminary allocation is based on historical information from prior acquisitions.

(c) On April 11, 1997, Chancellor entered into an agreement to sell, in the ABC/Detroit Disposition, WDRQ-FM in Detroit (to be acquired as part of the Chancellor Viacom Acquisition) for $37,000 in cash. The assets of WDRQ-FM are classified as assets held for sale in connection with the purchase price allocation of the Chancellor Viacom Acquisition and no gain or loss will be recognized by Chancellor upon consummation of the sale.

(4) In connection with the Chancellor Viacom Acquisition, Chancellor will refinance its senior credit agreement (when and as amended, the "CRBC Restated Credit Agreement"). The CRBC Restated Credit Agreement is expected to provide for a $400,000 term loan facility and a $350,000 revolving loan facility. Reflects the $12,500 adjustment to decrease current maturities of long-term debt under the CRBC Restated Credit Agreement to $0.

(5) Reflects an extraordinary charge of $5,400 for estimated early call premiums and fees of $9,000 (less a tax benefit of $3,600) to be incurred in connection with the redemption of CRBC's 12.5% Senior Subordinated Notes ($60,000 principal amount). The redemption will be financed through additional borrowings of $69,000 under CRBC's senior credit agreement.

(6) Reflects (i) the adjustment to write-off the unamortized balance of deferred loan fees of $2,566 (net of a tax benefit of $1,711) at March 31, 1997 related to the CRBC 12.5% Senior Subordinated Notes and the CRBC's previous senior credit agreement as an extraordinary item and (ii) the adjustment to record estimated new loan fees of $3,500 to be incurred in connection with the CRBC Restated Credit Agreement and financed through additional bank borrowings under such agreement.

(7) Reflects the estimated net proceeds of $194,000 from CRBC's issuance of $200,000 of the CRBC 8 3/4% Notes. The net proceeds will be used to reduce bank borrowings under the CRBC Restated Credit Agreement.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET RELATED TO THE CHANCELLOR MERGER

(8) Merger Purchase Price Information. In connection with the Merger, each outstanding share of Chancellor Common Stock will be converted into the right to receive 0.9091 shares of Surviving Corporation Common Stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair market value of Common Stock is calculated by using $31.00 per share which is based on the market price of the Evergreen Class A Common Stock on and around the announcement date of the Merger on February 19, 1997. The aggregate purchase price is summarized below:

EXCHANGE OF CHANCELLOR COMMON STOCK:
Shares of Chancellor Common Stock outstanding...............  18,985,122
Exchange ratio..............................................       .9091
                                                              ----------
Shares of Surviving Corporation Common Stock to be issued in connection with the Merger................................  17,259,374
                                                              ==========

AGGREGATE PURCHASE PRICE:
Estimated fair value of Surviving Corporation Common Stock
  to be issued in connection with the Merger (17,259,374
  shares @ $31.00 per share)................................  $  535,041
Chancellor debt and equity assumed at fair values:
  Long-term debt outstanding:
     Revolving Loan.........................................   5,918
     Term Loan.............................................. 400,000
     CRBC 9 3/8% Notes...................................... 200,000
     CRBC 8 3/4% Notes...................................... 200,000
     Chancellor Interim Financing........................... 170,000
                                                             -------
  Total long-term debt outstanding..........................     975,918
  CRBC Series A Preferred Stock.............................     114,670
  CRBC Junior Preferred Stock...............................     204,533
  Chancellor Parent Convertible Preferred Stock.............     111,454
  Stock options issued by Chancellor........................      37,669
Financial advisors, legal, accounting and other professional
  fees......................................................      28,000
                                                              ----------
Aggregate purchase price....................................  $2,007,285
                                                              ==========

     To record the aggregate purchase price of the Merger and eliminate certain Chancellor historical balances as follows:

                                                      ELIMINATION
                                                     OF CHANCELLOR
                                         PURCHASE     HISTORICAL
                                          PRICE        BALANCES           MERGER            NET
                                        ALLOCATION    AS ADJUSTED        FINANCING       ADJUSTMENT
                                        ----------   -------------      -----------      ----------
Current assets........................  $   72,691    $   (72,691)      $        --      $      --
Property and equipment, net(a)........      74,210        (74,210)               --             --
Intangible assets(a)..................   1,864,467     (1,439,384)               --        425,083
Other assets..........................      19,643        (19,643)               --             --
Current liabilities...................     (27,878)        27,878                --             --
Long-term debt........................          --        975,918        (1,003,918)(b)    (28,000)
Deferred tax liabilities (assets).....       4,938         (4,938)               --             --
Other liabilities.....................        (786)           786                --             --
Redeemable preferred stock............          --        414,175          (430,657)(c)    (16,482)
Common stock..........................          --            189              (173)(d)         16
Additional paid-in capital............          --        246,442          (572,537)(e)   (326,095)
Accumulated deficit...................          --        (53,484)               --        (53,484)
Treasury stock........................          --         (1,038)(f)            --         (1,038)
                                        ----------    -----------       -----------      ---------
Aggregate Purchase Price..............  $2,007,285    $        --       $(2,007,285)     $      --
                                        ==========    ===========       ===========      =========

---------------

(a) Evergreen has assumed that historical balances of net property and equipment to be acquired approximate fair value for the preliminary allocation of the purchase price. Evergreen, on a preliminary basis, has allocated the $1,864,467 of intangible assets to broadcast licenses, goodwill and other intangible assets. This preliminary allocation is based upon historical information from prior acquisitions and appraisals provided by the management of Chancellor.

(b) Reflects the adjustment to record debt assumed or incurred by the Surviving Corporation including (i) Chancellor's long-term debt of $975,918 and (ii) additional bank borrowings of $28,000 required to finance estimated financial advisors, legal, accounting and other professional fees.

(c) Reflects the adjustment to record the estimated fair value of redeemable preferred stock to be issued (a) by EMCLA in exchange for (i) the CRBC Series A Preferred Stock of $114,670 (including accrued and unpaid dividends of $14,670) and (ii) the CRBC Junior Preferred Stock of $204,533 (including accrued and unpaid dividends of $4,533) and (b) by the Surviving Corporation in exchange for the Chancellor Parent Convertible Preferred Stock of $111,454 (including accrued and unpaid dividends of $1,454).

(d) Reflects 17,259,374 shares of the Surviving Corporation Common Stock at a par value of $0.01 to be issued in connection with the Merger.

(e) Reflects additional paid-in capital of $534,868 related to 17,259,374 shares of the Surviving Corporation Common Stock to be issued in connection with the Merger and the fair value of stock options assumed by the Surviving Corporation of $37,669. The $37,669 fair value of the Chancellor Stock Options was estimated using the Black-Scholes option pricing model and the Merger exchange ratio of .9091 applied to Chancellor's outstanding options and exercise prices. At March 31, 1997, Chancellor had 1,928,900 options outstanding with exercise prices ranging from $7.50 to $36.75.

(f) Reflects the elimination of Chancellor's treasury stock which will be cancelled and retired upon consummation of the Merger.

 (9) To record a $281,490 deferred tax liability related to the difference between the financial statement carrying amount and the tax basis of Chancellor acquired assets.

(10) The Company Pro Forma Combined intangible assets of $4,132,358 consists of the following at March 31, 1997:

                                                              ESTIMATED
                                                             USEFUL LIFE
                                                             -----------
Broadcast licenses.........................................     15-40       $3,427,991
Goodwill...................................................     15-40          513,186
Other intangibles..........................................      1-40          399,556
                                                                            ----------
                                                                            $4,340,733
Less: accumulated amortization.............................                   (208,375)
                                                                            ----------
Net intangible assets......................................                 $4,132,358
                                                                            ==========

     Evergreen discloses broadcast license value separately from goodwill and amortizes such intangible assets over an estimated average life of 15 years, whereas, Chancellor groups all broadcast license value with goodwill and amortizes such intangibles assets over an estimated average life of 40 years. In connection with the application of purchase accounting for the Merger, broadcast license value and goodwill have been separately identified and disclosed and amortized over an estimated average life of 15 years in accordance with Evergreen's policies and procedures. The intangible assets have been treated in a consistent manner for the Combined Company in the Unaudited Combined Condensed Pro Forma Financial Statements and, following the consummation of the Merger, will be accounted for similarly in the Surviving Corporation's financial statements.

     Evergreen amortizes such intangible assets using the straight-line method over estimated useful lives ranging from 1 to 40 years. Evergreen continually evaluates the propriety of the carrying amount of goodwill and other intangible assets as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating income before depreciation, amortization, nonrecurring charges and interest for each of Evergreen's radio stations over the remaining amortization periods of the related intangible assets. The projections are based on a historical trend line of actual results since the acquisitions of the respective stations adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted operating income is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense.

EVERGREEN'S HISTORICAL CONDENSED COMBINED STATEMENTS OF OPERATIONS AND ADJUSTMENTS RELATED TO THE COMPLETED EVERGREEN TRANSACTIONS

(11) Evergreen's historical condensed combined statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 and pro forma adjustments related to the Completed Evergreen Transactions are summarized below:

                                                                              ACQUISITIONS
                                                  --------------------------------------------------------------------

                                                                                WWRC-AM                     WWWW-FM/
                                                    PYRAMID       KYLD-FM       WGAY-FM       WEDR-FM        WDFN-AM
                                      COMPANY     HISTORICAL    HISTORICAL    HISTORICAL     HISTORICAL    HISTORICAL
COMPLETED EVERGREEN TRANSACTIONS(A)  HISTORICAL   1-1/1-17(B)   1/1-4/30(C)   1/1-6/17(D)   1/1-10/18(E)   1/1-2/14(F)
-----------------------------------  ----------   -----------   -----------   -----------   ------------   -----------
YEAR ENDED DECEMBER 31, 1996
Gross revenues.....................   $337,405      $2,144        $ 2,308        $ 3,264      $ 7,933          $ 839
Less: agency commissions...........    (43,555)       (216)          (363)          (409)      (1,066)          (102)
                                      --------      ------        -------        -------      -------          -----
Net revenues.......................    293,850       1,928          1,945          2,855        6,867            737
Station operating expenses
  excluding depreciation and
  amortization.....................    174,344       1,489          1,885          3,493        2,933            815
Depreciation and amortization......     93,749         502            749            314           29             45
Corporate general and
  administrative expenses..........      7,797         123            256            477        1,401             --
                                      --------      ------        -------        -------      -------          -----
Operating income (loss)............     17,960        (186)          (945)        (1,429)       2,504           (123)
Interest expense...................     37,527         343          1,094             --           --             --
Other (income) expense.............       (477)         (5)           (97)             5          (15)            --
                                      --------      ------        -------        -------      -------          -----
Income (loss) before income taxes..    (19,090)       (524)        (1,942)        (1,434)       2,519           (123)
Income tax expense (benefit).......     (2,896)         --             --           (453)          --             --
                                      --------      ------        -------        -------      -------          -----
Net income (loss)..................    (16,194)       (524)        (1,942)          (981)       2,519           (123)
Preferred stock dividends..........      3,820          --             --             --           --             --
                                      --------      ------        -------        -------      -------          -----
Income (loss) attributable to
  common stockholders..............   $(20,014)     $ (524)       $(1,942)       $  (981)     $ 2,519          $(123)
                                      ========      ======        =======        =======      =======          =====
Income (loss) per common share.....   $  (0.66)
                                      ========
Weighted average common shares
  outstanding(r)...................     30,207
OTHER FINANCIAL DATA:
Broadcast Cash Flow................   $119,506      $  439        $    60        $  (638)     $ 3,934          $ (78)

                                                           ACQUISITIONS
                                     --------------------------------------------------------

                                       KKSF-FM/      WJLB-FM/                      WUSL-FM
                                      KDFC-FM/AM      WMXD-FM      WDAS-FM/AM      WIOQ-FM
                                      HISTORICAL    HISTORICAL     HISTORICAL     HISTORICAL
COMPLETED EVERGREEN TRANSACTIONS(A)  1/1-10/31(G)   1/1-8/31(H)   1/1-12/31(I)   1/1-12/31(J)
-----------------------------------  ------------   -----------   ------------   ------------
YEAR ENDED DECEMBER 31, 1996
Gross revenues.....................     $13,646         $15,408      $16,809       $20,152
Less: agency commissions...........      (1,746)        (1,881)       (2,142)       (2,369)
                                        -------         -------      -------       -------
Net revenues.......................      11,900         13,527        14,667        17,783
Station operating expenses
  excluding depreciation and
  amortization.....................       6,358          5,721         7,759         9,519
Depreciation and amortization......       2,351          2,415         2,763            --
Corporate general and
  administrative expenses..........          --          1,005           620           533
                                        -------         -------      -------       -------
Operating income (loss)............       3,191          4,386         3,525         7,731
Interest expense...................         429          1,406            79         3,001
Other (income) expense.............         (48)            --           (39)           58
                                        -------         -------      -------       -------
Income (loss) before income taxes..       2,810          2,980         3,485         4,672
Income tax expense (benefit).......          --            180            --            --
                                        -------         -------      -------       -------
Net income (loss)..................       2,810          2,800         3,485         4,672
Preferred stock dividends..........          --             --            --            --
                                        -------         -------      -------       -------
Income (loss) attributable to
  common stockholders..............     $ 2,810         $2,800       $ 3,485       $ 4,672
                                        =======         =======      =======       =======
Income (loss) per common share.....

Weighted average common shares
  outstanding(r)...................
OTHER FINANCIAL DATA:
Broadcast Cash Flow................     $ 5,542         $7,806       $ 6,908       $ 8,264

                                                    DISPOSITIONS
                                     ------------------------------------------
                                       WPEG-FM
                                      WBAV-FM/AM                                                  COMPANY AS
                                       WRFX-FM                                                   ADJUSTED FOR
                                       WFNZ-FM        WNKS-FM        WEJM-FM                      COMPLETED
                                      HISTORICAL     HISTORICAL     HISTORICAL     PRO FORMA      EVERGREEN
COMPLETED EVERGREEN TRANSACTIONS(A)  1/1-12/31(J)   1/1-12/31(K)   1/1-12/31(L)   ADJUSTMENTS    TRANSACTIONS
-----------------------------------  ------------   ------------   ------------   -----------    ------------
YEAR ENDED DECEMBER 31, 1996
Gross revenues.....................     $(20,818)     $ (3,303)      $(1,883)      $     --        $393,904
Less: agency commissions...........        2,733           337           205             --         (50,574)
                                        --------      --------       -------       --------        --------
Net revenues.......................      (18,085)       (2,966)       (1,678)            --         343,330
Station operating expenses
  excluding depreciation and
  amortization.....................       (9,509)       (2,461)       (1,552)            --         200,794
Depreciation and amortization......           --          (548)       (1,203)        26,493(m)      127,659
Corporate general and
  administrative expenses..........           --            --            --         (4,415)(n)       7,797
                                        --------      --------       -------       --------        --------
Operating income (loss)............       (8,576)           43         1,077        (22,078)          7,080
Interest expense...................           --            --            --         20,241(o)       64,120
Other (income) expense.............           --            --            --             --            (618)
                                        --------      --------       -------       --------        --------
Income (loss) before income taxes..       (8,576)           43         1,077        (42,319)        (56,422)
Income tax expense (benefit).......           --            --            --        (10,973)(p)     (14,142)
                                        --------      --------       -------       --------        --------
Net income (loss)..................       (8,576)           43         1,077        (31,346)        (42,280)
Preferred stock dividends..........           --            --            --         (3,820)(q)          --
                                        --------      --------       -------       --------        --------
Income (loss) attributable to
  common stockholders..............     $ (8,576)     $     43       $ 1,077       $(27,526)       $(42,280)
                                        ========      ========       =======       ========        ========
Income (loss) per common share.....                                                                $  (1.00)
                                                                                                   ========
Weighted average common shares
  outstanding(r)...................                                                  11,948          42,155
OTHER FINANCIAL DATA:
Broadcast Cash Flow................     $ (8,576)     $   (505)      $  (126)      $     --        $142,536

                                                          ACQUISITIONS                       DISPOSITIONS
                                                    -------------------------   ---------------------------------------
                                                                                  WPEG-FM
                                                                    WUSL-FM     WBAV-FM/AM
                                                                    WIOQ-FM       WRFX-FM       WNKS-FM
                                                    WDAS-FM/AM    HISTORICAL      WFNZ-FM     HISTORICAL      WEJM-FM
                                        COMPANY     HISTORICAL       1/1-       HISTORICAL       1/1-       HISTORICAL
 COMPLETED EVERGREEN TRANSACTIONS(A)   HISTORICAL   1/1-3/31(I)     3/31(J)     1/1-3/31(J)     3/31(K)     1/1-3/31(L)
 -----------------------------------   ----------   -----------   -----------   -----------   -----------   -----------
THREE MONTHS ENDED MARCH 31, 1997
Gross revenues.......................   $93,812        $3,471       $4,376        $(4,932)       $(807)        $(400)
Less: agency commissions.............   (11,915)         (471)        (530)           638           83            40
                                        -------        ------       ------        -------        -----         -----
Net revenues.........................    81,897         3,000        3,846         (4,294)        (724)         (360)
Station operating expenses excluding
  depreciation and amortization......    52,984         1,931        2,367         (2,346)        (634)         (367)
Depreciation and amortization........    26,015           657           --             --         (141)         (165)
Corporate general and administrative
  expenses...........................     2,330           128           94             --           --            --
                                        -------        ------       ------        -------        -----         -----
Operating income (loss)..............       568           284        1,385         (1,948)          51           172
Interest expense.....................     8,053            14          660             --           --            --
Other (income) expense...............      (165)           57           --             --           --            --
                                        -------        ------       ------        -------        -----         -----
Income (loss) before income taxes....    (7,320)          213          725         (1,948)          51           172
Income tax expense (benefit).........    (1,309)           --           --             --           --            --
                                        -------        ------       ------        -------        -----         -----
Income (loss) attributable to common
  stock..............................   $(6,011)       $  213       $  725        $(1,948)       $  51         $ 172
                                        =======        ======       ======        =======        =====         =====
  Income (loss) per common share.....   $ (0.14)
                                        =======
  Weighted average common shares
    outstanding(r)...................    42,188
                                        =======
OTHER FINANCIAL DATA:
Broadcast cash flow..................   $28,913        $1,069       $1,479        $(1,948)       $ (90)        $   7
                                        =======        ======       ======        =======        =====         =====


                                                      COMPANY AS
                                                     ADJUSTED FOR
                                                      COMPLETED
                                        PRO FORMA     EVERGREEN
 COMPLETED EVERGREEN TRANSACTIONS(A)   ADJUSTMENTS   TRANSACTIONS
 -----------------------------------   -----------   ------------
THREE MONTHS ENDED MARCH 31, 1997
Gross revenues.......................    $    --       $ 95,520
Less: agency commissions.............         --        (12,155)
                                         -------       --------
Net revenues.........................         --         83,365
Station operating expenses excluding
  depreciation and amortization......         --         53,935
Depreciation and amortization........      4,592(m)      30,958
Corporate general and administrative
  expenses...........................       (222)(n)      2,330
                                         -------       --------
Operating income (loss)..............     (4,370)        (3,858)
Interest expense.....................      6,178(o)      14,905
Other (income) expense...............         --           (108)
                                         -------       --------
Income (loss) before income taxes....    (10,548)       (18,655)
Income tax expense (benefit).........     (3,819)(p)     (5,128)
                                         -------       --------
Income (loss) attributable to common
  stock..............................    $(6,729)      $(13,527)
                                         =======       ========
  Income (loss) per common share.....                  $  (0.32)
                                                       ========
  Weighted average common shares
    outstanding(r)...................                    42,188
                                                       ========
OTHER FINANCIAL DATA:
Broadcast cash flow..................    $    --       $ 29,430
                                         =======       ========

---------------

(a) On May 30, 1997, Evergreen acquired, in the Century Acquisition, WPNT-FM in Chicago for $73,750 in cash of which $5,500 was paid as escrow funds in July 1996. On April 10, 1997, Evergreen entered into an agreement to sell, in the Bonneville Dispositions, WPNT-FM in Chicago for $75,000 in cash. The results of operations of WPNT are excluded as the acquisition and disposition is deemed to have occurred on January 1, 1996.

(b) On January 17, 1996, Evergreen acquired Pyramid Communications, Inc. ("Pyramid"), a radio broadcasting company with 12 radio stations (9 FM and 3
    AM) in five markets (Chicago, Philadelphia, Boston, Charlotte, and Buffalo) (the "Pyramid Acquisition"). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $316,343 of which $315,000 was financed through additional borrowings under Evergreen's prior senior credit facility. The historical financial data of Pyramid for the period of January 1, 1996 to January 17, 1996 excludes the combined net losses of approximately $60 for WHTT-FM, WHTT-AM and WSJZ-FM in Buffalo (the "Buffalo Transactions") which were sold in 1996 for $32,000 in cash.

(c) On August 14, 1996, Evergreen acquired KYLD-FM in San Francisco for $44,000 in cash. Evergreen had previously been operating KYLD-FM under a time brokerage agreement since May 1, 1996.

(d) On November 26, 1996, Evergreen exchanged WKLB-FM in Boston (which Evergreen acquired on May 3, 1996 for $34,000 in cash) for WGAY-FM in Washington, D.C. On April 3, 1997, the Company exchanged, in the Greater Media Exchange, WQRS-FM in Detroit (which Evergreen acquired on April 3, 1997 for $32,000 in cash) for WWRC-AM in Washington, D.C. and $9,500 in cash. Evergreen had previously been operating WGAY-FM and WWRC-AM under time brokerage agreements since June 17, 1996.

(e) On October 18, 1996, Evergreen acquired WEDR-FM in Miami for $65,000 in cash.

(f) On January 31, 1997, Evergreen acquired, in the WWWW/WDFN Acquisition, WWWW-FM and WDFN-AM in Detroit from Chancellor for $30,000 in cash (of which $1,500 was paid as escrow funds in January 1996). Evergreen had previously provided certain sales and promotional functions to WWWW-FM and WDFN-AM under a joint sales agreement since February 14, 1996 and subsequently operated the stations under a time brokerage agreement since April 1, 1996.

(g) On January 31, 1997, Evergreen acquired, in the KKSF/KDFC Acquisition, KKSF-FM and KDFC-FM/AM in San Francisco for $115,000 in cash (of which $10,000 was paid as escrow funds in November 1996). Evergreen had previously been operating the stations under a time brokerage agreement since November 1, 1996.

(h) On April 1, 1997, Evergreen acquired, in the Secret/Detroit Acquisition, WJLB-FM and WMXD-FM in Detroit for $168,000 in cash. Evergreen had previously been operating the stations under a time brokerage agreement since September 1, 1996.

(i) On May 1, 1997, Evergreen acquired, in the Beasley Acquisition, WDAS-FM/AM in Philadelphia for $103,000 in cash.

(j) On May 15, 1997, Evergreen exchanged, in the EZ Exchange, 5 of its 6 stations in the Charlotte market (WPEG-FM, WBAV-FM/AM, WRFX-FM and WFNZ-AM) for WUSL-FM and WIOQ-FM in Philadelphia.

(k) On May 15, 1997, Evergreen sold, in the EZ Sale, WNKS-FM in Charlotte for $10,000 in cash.

(l) On June 3, 1997, Evergreen sold, in the Crawford Disposition, WEJM-FM in Chicago for $14,750 in cash.

(m) Reflects incremental amortization related to the Completed Evergreen Transactions and is based on the following allocation to intangible assets:

                                        INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
     COMPLETED EVERGREEN TRANSACTIONS   AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
       YEAR ENDED DECEMBER 31, 1996      PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
     --------------------------------   ------------   ----------   ------------   ------------   ----------
     Pyramid Acquisition (ii).........     1/1-1/17     $325,871      $ 1,026         $  409       $   617
     KYLD-FM..........................     1/1-8/14       43,659        1,811            640         1,171
     WEDR-FM..........................    1/1-10/18       63,757        3,400             --         3,400
     WGAY-FM..........................    1/1-11/26       32,538        1,964             --         1,964
     WWWW-FM/WDFN-AM..................    1/1-12/31       26,590        1,773              7         1,766
     KKSF-FM/KDFC-AM (iii)............    1/1-12/31       63,500        4,233            868         3,365
     WJLB-FM/WMXD-FM..................    1/1-12/31      165,559       11,037          2,145         8,892
     WWRC-AM..........................    1/1-12/31       16,808        1,121             --         1,121
     WDAS-FM/AM.......................    1/1-12/31      100,000        6,667          2,470         4,197
                                                        --------      -------         ------       -------
               Total..................                  $838,282      $33,032         $6,539       $26,493
                                                        ========      =======         ======       =======

                                        INCREMENTAL    INTANGIBLE                   HISTORICAL    ADJUSTMENT
     COMPLETED EVERGREEN TRANSACTIONS   AMORTIZATION    ASSETS,     AMORTIZATION   AMORTIZATION    FOR NET
     THREE MONTHS ENDED MARCH 31, 1997   PERIOD(I)        NET        EXPENSE(I)      EXPENSE       INCREASE
     ---------------------------------  ------------   ----------   ------------   ------------   ----------
     WWWW-FM/WDFN-AM..................     1/1-1/31     $ 26,590      $   148         $   --       $   148
     KKSF-FM/KDFC-AM (iii)............     1/1-1/31       63,500          353             --           353
     WJLB-FM/WMXD-FM..................     1/1-3/31      165,559        2,759             --         2,759
     WWRC-AM..........................     1/1-3/31       16,808          280             --           280
     WDAS-FM/AM.......................     1/1-3/31      100,000        1,667            615         1,052
                                                        --------      -------         ------       -------
               Total..................                  $372,457      $ 5,207         $  615       $ 4,592
                                                        ========      =======         ======       =======

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 15 year life. The incremental amortization period represents the period of the year that the station was not owned by Evergreen.

     (ii) Intangible assets for the Pyramid Acquisition of $325,871 includes $61,218 resulting from the recognition of deferred tax liabilities and excludes approximately $29,915 of the purchase price allocated to the Buffalo Stations which were sold during the year ended December 31, 1996.

     (iii) Intangible assets for KKSF-FM and KDFC-AM excludes approximately $50,000 of the purchase price allocated to KDFC-FM which has been classified as assets held for sale.

     Historical depreciation expense of the Completed Evergreen Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(n) Reflects the elimination of duplicate corporate expenses of $4,415 for the year ended December 31, 1996 and $222 for the three months ended March 31, 1997 related to the Completed Evergreen Transactions.

(o) Reflects the adjustment to interest expense in connection with the consummation of the Completed Evergreen Transactions, the 1996 Equity Offering and the amendment and restatement of Evergreen's senior credit agreement:

                                                                            THREE MONTHS
                                                         YEAR ENDED            ENDED
                                                      DECEMBER 31, 1996    MARCH 31, 1997
                                                      -----------------    --------------
Additional bank borrowings related to:
  Completed Acquisitions............................      $969,250            $495,250
  Completed Dispositions............................       (56,750)            (24,750)
  New Loan Fees.....................................        10,000              10,000
                                                          --------            --------
Total additional bank borrowings....................      $922,500            $480,500
                                                          ========            ========

Interest expense at 7.0%............................      $ 41,596            $  6,852
Less: historical interest expense...................        (6,352)               (674)
                                                          --------            --------
Net increase in interest expense....................        35,244               6,178
Reduction in interest expense on bank debt related
  to the application of net proceeds of the 1996
  Equity Offering of $264,236 at 7.0% for the period
  January 1, 1996 to October 22, 1996...............       (15,003)                 --
                                                          --------            --------
Total adjustment for net increase in interest
  expense...........................................      $ 20,241            $  6,178
                                                          ========            ========

(p) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(q) Reflects the elimination of historical preferred stock dividends of $3,820 for the year ended December 31, 1996 assuming the conversion of 1,608,297 shares of Evergreen's formerly outstanding $3.00 convertible preferred stock into 5,025,916 shares of Evergreen's Class A Common Stock (the "1996 Preferred Stock Conversion") and the redemption of the remaining 1,703 shares of formerly outstanding $3.00 convertible preferred stock occurred January 1, 1996.

(r) The pro forma combined loss per common share data is computed by dividing pro forma loss attributable to common stockholders by the weighted average common shares assumed to be outstanding. A summary of shares used in the pro forma combined loss per common share calculation follows:

                                                                            THREE MONTHS
                                                         YEAR ENDED            ENDED
                                                      DECEMBER 31, 1996    MARCH 31, 1997
                                                      -----------------    --------------
Historical weighted average shares outstanding......       30,207              42,188
Incremental weighted average shares relating to:
  Issuance of 9,000,000 shares of Class A Common
     Stock on October 17, 1996......................        7,325                  --
  1996 Preferred Stock Conversion...................        4,623                  --
                                                          -------              ------
Total incremental weighted average shares...........       11,948                  --
                                                          -------              ------
Shares used in the pro forma combined earnings per
  share calculation.................................       42,155              42,188
                                                          =======              ======

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations Related to the Pending Evergreen Transactions

    (12) The detail of the historical financial data of the stations to be acquired or disposed of in the Pending Evergreen Transactions for the year ended December 31, 1996 and the three months ended March 31, 1997 has been obtained from the historical financial statements of the respective stations and is summarized below:

                                               ACQUISITIONS                                 DISPOSITIONS
                                        ---------------------------   ---------------------------------------------------------
                                         EVERGREEN
                                           VIACOM
                                        ACQUISITION      GANNETT        WFLN-FM        WEJM-AM        WLUP-FM        KDFC-FM
    EVERGREEN PENDING TRANSACTIONS       HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL     HISTORICAL
   YEAR ENDED DECEMBER 31, 1996(A)      1/1-12/31(B)   1/1-12/31(C)   9/1-12/31(D)   1/1-12/31(E)   1/1-12/31(F)   1/1-12/31(G)
   -------------------------------      ------------   ------------   ------------   ------------   ------------   ------------
Gross revenues........................    $ 67,926       $52,028        $(1,455)        $(807)        $(17,024)      $(5,138)
Less: agency commissions..............     (10,493)       (6,819)           159            88            2,332           643
                                          --------       -------        -------         -----         --------       -------
Net revenues..........................      57,433        45,209         (1,296)         (719)         (14,692)       (4,495)
Station operating expenses excluding
  depreciation and amortization.......      26,598        25,031           (725)         (665)         (11,697)       (2,300)
Depreciation and amortization.........       6,267         1,760           (800)         (516)          (1,585)         (853)
Corporate general and administrative
  expenses............................       1,617            --             --            --               --            --
                                          --------       -------        -------         -----         --------       -------
Operating income (loss)...............      22,951        18,418            229           462           (1,410)       (1,342)
Interest expense......................          --            --             --            --               --            --
Other (income) expense................  459.......            --             --            --               --            --
                                          --------       -------        -------         -----         --------       -------
Income (loss) before income taxes.....      22,492        18,418            229           462           (1,410)       (1,342)
Income tax expense (benefit)..........  10,612....            --             --            --               --            --
                                          --------       -------        -------         -----         --------       -------
Net income (loss).....................    $ 11,880       $18,418        $   229         $ 462         $ (1,410)      $(1,342)
                                          ========       =======        =======         =====         ========       =======
OTHER FINANCIAL DATA:
Broadcast Cash Flow...................    $ 30,835       $20,178        $  (571)        $ (54)        $ (2,995)      $(2,195)

                                                       DISPOSITIONS
                                        -------------------------------------------
                                                                          TOTAL
                                        SAN FRANCISCO                    PENDING
                                          FREQUENCY       WJZW-FM       EVERGREEN
    EVERGREEN PENDING TRANSACTIONS       HISTORICAL      HISTORICAL    TRANSACTIONS
   YEAR ENDED DECEMBER 31, 1996(A)      1/1-12/31(H)    1/1-12/31(I)    HISTORICAL
   -------------------------------      -------------   ------------   ------------
Gross revenues........................     $(2,736)       $(8,443)       $ 84,351
Less: agency commissions..............         358          1,311         (12,421)
                                           -------        -------        --------
Net revenues..........................      (2,378)        (7,132)         71,930
Station operating expenses excluding
  depreciation and amortization.......      (3,159)        (3,998)         29,085
Depreciation and amortization.........      (3,826)          (589)           (142)
Corporate general and administrative
  expenses............................          --           (206)          1,411
                                           -------        -------        --------
Operating income (loss)...............       4,607         (2,339)         41,576
Interest expense......................          --             --              --
Other (income) expense................          --             --             459
                                           -------        -------        --------
Income (loss) before income taxes.....       4,607         (2,339)         41,117
Income tax expense (benefit)..........          --           (913)          9,699
                                           -------        -------        --------
Net income (loss).....................     $ 4,607        $(1,426)       $ 31,418
                                           =======        =======        ========
OTHER FINANCIAL DATA:
Broadcast Cash Flow...................     $   781        $(3,134)       $ 42,845

                                               ACQUISITIONS                              DISPOSITIONS
                                         -------------------------   -----------------------------------------------------
                                          EVERGREEN
                                           VIACOM
                                         ACQUISITION     GANNETT       WFLN-FM       WEJM-AM       WLUP-FM       KDFC-FM
    EVERGREEN PENDING TRANSACTIONS       HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL    HISTORICAL
 THREE MONTHS ENDED MARCH 31, 1997(A)    1/1-3/31(B)   1/1-3/31(C)   1/1-3/31(D)   1/1-3/31(E)   1/1-3/31(F)   1/1-3/31(G)
 ------------------------------------    -----------   -----------   -----------   -----------   -----------   -----------
Gross revenues.........................   $ 17,027      $ 12,392       $ (908)        $(172)       $(2,762)       $(278)
Less: agency commissions...............     (2,788)       (1,082)          93            17            355           26
                                          --------      --------       ------         -----        -------        -----
Net revenues...........................     14,239        11,310         (815)         (155)        (2,407)        (252)
Station operating expenses excluding
  depreciation and amortization........      6,917         6,908         (539)         (157)        (2,894)        (224)
Depreciation and amortization..........      1,101           435         (600)          (70)          (385)          --
Corporate general and administrative
  expenses.............................        341            --           --            --             --           --
                                          --------      --------       ------         -----        -------        -----
Operating income (loss)................      5,880         3,967          324            72            872          (28)
Interest expense.......................         --            --           --            --             --           --
Other (income) expense.................         --            --           --            --             --           --
                                          --------      --------       ------         -----        -------        -----
Net income (loss)......................      5,880         3,967          324            72            872          (28)
Income tax expense.....................      2,946            --           --            --             --           --
                                          --------      --------       ------         -----        -------        -----
Net income (loss)......................   $  2,934      $  3,967       $  324         $  72        $   872        $ (28)
                                          ========      ========       ======         =====        =======        =====
OTHER FINANCIAL DATA
Broadcast Cash Flow....................   $  7,322      $  4,402       $ (276)        $   2        $   487        $ (28)

                                                DISPOSITIONS
                                         ---------------------------
                                                                          TOTAL
                                         SAN FRANCISCO                   PENDING
                                           FREQUENCY       WJZW-FM      EVERGREEN
    EVERGREEN PENDING TRANSACTIONS        HISTORICAL     HISTORICAL    TRANSACTIONS
 THREE MONTHS ENDED MARCH 31, 1997(A)     1/1-3/31(H)    1/1-3/31(I)    HISTORICAL
 ------------------------------------    -------------   -----------   ------------
Gross revenues.........................     $ (574)         ($1,727)     $22,998
Less: agency commissions...............         72             296        (3,011)
                                            ------           -------     -------
Net revenues...........................       (502)         (1,431)       19,987
Station operating expenses excluding
  depreciation and amortization........       (868)           (926)        8,217
Depreciation and amortization..........       (949)           (138)         (606)
Corporate general and administrative
  expenses.............................         --             (35)          306
                                            ------           -------     -------
Operating income (loss)................      1,315            (332)       12,070
Interest expense.......................         --              --            --
Other (income) expense.................         --              --            --
                                            ------           -------     -------
Net income (loss)......................      1,315            (332)       12,070
Income tax expense.....................         --            (130)        2,816
                                            ------           -------     -------
Net income (loss)......................     $1,315           $(202)      $ 9,254
                                            ======           =======     =======
OTHER FINANCIAL DATA
Broadcast Cash Flow....................     $  366           $(505)      $11,770

---------------

(a) On May 30, 1997, Evergreen acquired, in the Century Acquisition, WPNT-FM in Chicago for $73,750 in cash of which $5,500 was paid as escrow funds in July 1996. On April 10, 1997, Evergreen entered into an agreement to sell, in the Bonneville Dispositions, WPNT-FM in Chicago for $75,000 in cash. The results of operations of WPNT are excluded as the acquisition and disposition is deemed to have occurred on January 1, 1996.

(b) On February 19, 1997, Evergreen and Chancellor entered into the Viacom Joint Purchase Agreement whereby in the event the Viacom Acquisition occurs prior to the consummation of the Merger, Evergreen will purchase 6 of the 10 Viacom stations in the Evergreen Viacom Acquisition for $595,000 plus working capital ($10,125 at March 31, 1997) and estimated acquisition costs of $5,500 for an aggregate purchase price of $610,625. The stations to be acquired by Evergreen in the Evergreen Viacom Acquisition include WAXQ-FM and WLTW-FM in New York and WMZQ-FM, WZHF-AM, WJZW-FM and WBZS-AM in Washington, D.C. The Viacom results of operations reflect the financial performance of WAXQ-FM for six months of the year that the station was operated by Viacom (July 1, 1996 to December 31, 1996) combined with net income of $851 for the first half of the year when the station was under prior ownership.

(c) On April 4, 1997, Evergreen entered into an agreement to acquire, in the Gannett Acquisition, 5 radio stations in 3 major markets from P&S including WGCI-FM/AM in Chicago, KHKS-FM in Dallas, and KKBQ-FM/AM in Houston ("Gannett") for $340,000 in cash.

(d) On August 12, 1996, Evergreen entered into an agreement to acquire, in the Secret/Philadelphia Acquisition, WFLN-FM in Philadelphia for $37,750 in cash. On April 8, 1997, Evergreen entered into an agreement to sell, in the Greater Media Disposition, WFLN-FM in Philadelphia for $41,800 in cash. Evergreen has been operating WFLN-FM under a time brokerage agreement since September 1, 1996.

(e) On March 19, 1997, Evergreen entered into an agreement to sell, in the Douglas Chicago Disposition, WEJM-AM in Chicago for $7,500 in cash.

(f) On April 10, 1997, Evergreen entered into an agreement to sell, in the Bonneville Dispositions, WLUP-FM in Chicago for $80,000 in cash.

(g) On January 31, 1997, Evergreen acquired, in the KKSF/KDFC Acquisition, KKSF-FM and KDFC-FM/AM in San Francisco for $115,000 in cash. Evergreen had previously been operating KKSF-FM and KDFC-FM/AM under a time brokerage agreement since November 1, 1996. On April 10, 1997, Evergreen entered into an agreement to sell KDFC-FM in San Francisco for $50,000 in cash. The assets of KDFC-FM are classified as assets held for sale in connection with the purchase price allocation of the acquisition of KKSF-FM/KDFC-FM/AM. Accordingly, KDFC-FM net income of approximately $304 for the period February 1, 1997 through March 31, 1997 has been excluded from Evergreen's historical condensed statement of operations. Therefore, the KDFC-FM condensed statement of operations includes results of operations for January 1, 1997 through January 31, 1997 (the time brokerage agreement holding period in 1997) for the three months ended March 31, 1997.

(h) On April 8,1997, Evergreen entered into an agreement to sell, in the San Francisco Frequency Disposition, the San Francisco 107.7 MHz FM dial position and transmission facility and the call letters from Chancellor's KSAN-FM in San Francisco for $44,000 in cash.

(i) On April 11, 1997, Evergreen entered into an agreement to sell, in the ABC/Washington Disposition, WJZW-FM in Washington (to be acquired as part of the Evergreen Viacom Acquisition) for $68,000 in cash.

(13) Reflects incremental amortization related to the assets acquired in the Pending Evergreen Transactions (see notes 2(j) and 2(l)) and is based on the allocation of the total consideration as follows:

                                                                              THREE MONTHS
                                                           YEAR ENDED            ENDED
                                                        DECEMBER 31, 1996    MARCH 31, 1997
                                                        -----------------    --------------
 Amortization expense on $861,827 additional
   intangible assets amortized on a straight-line
   basis over a 15 year period........................       $57,455            $14,364
 Less: historical amortization expense................        (6,835)            (1,098)
                                                             -------            -------
 Adjustment for net increase in amortization
   expense............................................       $50,620            $13,266
                                                             =======            =======

     Historical depreciation expense of the Pending Evergreen Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(14) Reflects the elimination of duplicate corporate expenses of $1,100 for the year ended December 31, 1996 and $232 for the three months ended March 31, 1997 related to the Pending Evergreen Transactions.

(15) Reflects the adjustment to interest expense in connection with the consummation of the Pending Evergreen Transactions:

                                                                              THREE MONTHS
                                                           YEAR ENDED            ENDED
                                                        DECEMBER 31, 1996    MARCH 31, 1997
                                                        -----------------    --------------
 Additional bank borrowings related to:
   Pending Acquisitions...............................      $ 700,357          $ 700,357
   Pending Dispositions...............................       (366,300)          (366,300)
                                                            ---------          ---------
 Total additional bank borrowings.....................      $ 334,057          $ 334,057
                                                            =========          =========
 Interest expense on additional bank borrowings at
   7.0%...............................................      $  23,384          $   5,417
                                                            =========          =========

(16) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(17) Reflects assumed dividends on the Evergreen $3.00 Convertible Preferred Stock of $17,970 for the year ended December 31, 1996 and $4,493 for the three months ended March 31, 1997.

ADJUSTMENTS TO CHANCELLOR'S HISTORICAL CONDENSED COMBINED STATEMENT OF OPERATIONS RELATED TO THE COMPLETED CHANCELLOR TRANSACTIONS

(18) Chancellor's historical condensed combined statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 and pro forma adjustments related to the Completed Chancellor Transactions is summarized below:

                                                                      ACQUISITIONS
                                   -----------------------------------------------------------------------------------
                                                                    KIMN-
                                                                     FM/                       KOOL-FM
                                                    SHAMROCK       KALC-FM        COLFAX      HISTORICAL    SUNDANCE
COMPLETED CHANCELLOR TRANSACTIONS   CHANCELLOR     HISTORICAL    HISTORICAL     HISTORICAL       1/1-      HISTORICAL
  YEAR ENDED DECEMBER 31, 1996     HISTORICAL(A)   1/1-2/14(B)   1/1-3/31(C)   1/1-12/31(D)    3/31(D)     1/1-9/12(D)
---------------------------------  -------------   -----------   -----------   ------------   ----------   -----------
Gross revenues...................    $203,188        $ 9,698       $2,010        $51,745         $1,665      $13,844
Less: agency commissions.........     (24,787)        (1,234)        (259)        (6,626)          (234)      (1,740)
                                     --------        -------       ------        -------         -------     -------
Net revenues.....................     178,401          8,464        1,751         45,119          1,431       12,104
Station operating expenses
  excluding depreciation and
  amortization...................     111,210          7,762        1,523         28,584            852        7,678
Depreciation and amortization....      20,877            595          511          4,494            229        1,242
Corporate general and
  administrative expenses........       4,845          2,215           --             --             --           --
Stock option compensation........       3,800             --           --             --             --           --
                                     --------        -------       ------        -------         -------     -------
Operating income (loss)..........      37,669         (2,108)        (283)        12,041            350        3,184
Interest expense.................      35,704          1,380           --          4,369            299           --
Other (income) expense...........          68             49          312           (179)            --           25
                                     --------        -------       ------        -------         -------     -------
Income (loss) before income
  taxes..........................       1,897         (3,537)        (595)         7,851             51        3,159
Income tax expense (benefit).....       4,612             --           --             --             --           --
Dividends and accretion on
  preferred stock of
  subsidiary.....................      11,557             --           --             --             --           --
                                     --------        -------       ------        -------         -------     -------
Net income (loss)................     (14,272)        (3,537)        (595)         7,851             51        3,159
Preferred stock dividends........          --             --           --             --             --           --
                                     --------        -------       ------        -------         -------     -------
Income (loss) attributable to
  common stockholders............    $(14,272)       $(3,537)      $ (595)       $ 7,851         $   51      $ 3,159
                                     ========        =======       ======        =======         =======     =======
OTHER FINANCIAL DATA:
Broadcast Cash Flow..............    $ 67,191        $   702       $  228        $16,535         $  579      $ 4,426

                                        ACQUISITIONS                       DISPOSITIONS
                                  ------------------------   ----------------------------------------    PRO FORMA
                                                                                           WMIL-FM/     ADJUSTMENTS
                                                 KSTE-FM      WWWW-FM/       KTBZ-FM       WOKY-AM        FOR THE
                                     OMNI       HISTORICAL     WDFN-AM     HISTORICAL     HISTORICAL     COMPLETED
COMPLETED CHANCELLOR TRANSACTION  HISTORICAL       1/1-      HISTORICAL       1/1-           1/1-        CHANCELLOR
  YEAR ENDED DECEMBER 31, 1996    1/1-6/30(E)    7/31(F)     1/1-2/14(G)     2/14(C)       12/31(H)     TRANSACTIONS
--------------------------------  -----------   ----------   -----------   -----------   ------------   ------------
Gross revenues..................    $8,710         $1,411        $(839)      $  (399)      $(9,552)       $ (5,022)(i)
Less: agency commissions........    (1,211)          (149)         102            48         1,070              --
                                    ------         ------        -----       -------       -------        --------
Net revenues....................     7,499          1,262         (737)         (351)       (8,482)         (5,022)
Station operating expenses
  excluding depreciation and
  amortization..................     4,985          1,244         (815)         (521)       (4,896)         (5,763)(i)
Depreciation and amortization...     1,458            375          (45)          (42)         (539)          7,831(j)
                                                                                                            (1,554)(k)
Corporate general and
  administrative expenses.......        --             --           --            --            --          (1,706)(l)
Stock option compensation.......        --             --           --            --            --              --
                                    ------         ------        -----       -------       -------        --------
Operating income (loss).........     1,056           (357)         123           212        (3,047)         (3,830)
Interest expense................        --             --           --            --            --           5,407(m)
Other (income) expense..........      (404)            --           --            --           (19)             --
                                    ------         ------        -----       -------       -------        --------
Income (loss) before income
  taxes.........................     1,460           (357)         123           212        (3,028)         (9,237)
Income tax expense (benefit)....        --             --           --            --            --          (1,412)(n)
Dividends and accretion on
  preferred stock of
  subsidiary....................        --             --           --            --            --          26,843(o)
                                    ------         ------        -----       -------       -------        --------
Net income (loss)...............     1,460           (357)         123           212        (3,028)        (34,668)
Preferred stock dividends.......        --             --           --            --            --           7,700(p)
                                    ------         ------        -----       -------       -------        --------
Income (loss) attributable to
  common stockholders...........    $1,460         $ (357)       $ 123       $   212       $(3,028)       $(42,368)
                                    ======         ======        =====       =======       =======        ========
OTHER FINANCIAL DATA:
Broadcast Cash Flow.............    $2,514         $   18        $  78       $   170       $(3,586)       $    741


                                  CHANCELLOR AS
                                  ADJUSTED FOR
                                    COMPLETED
COMPLETED CHANCELLOR TRANSACTION   CHANCELLOR
  YEAR ENDED DECEMBER 31, 1996    TRANSACTIONS
--------------------------------  -------------
Gross revenues..................    $276,459
Less: agency commissions........     (35,020)
                                    --------
Net revenues....................     241,439
Station operating expenses
  excluding depreciation and
  amortization..................     151,843
Depreciation and amortization...      35,432

Corporate general and
  administrative expenses.......       5,354
Stock option compensation.......       3,800
                                    --------
Operating income (loss).........      45,010
Interest expense................      47,159
Other (income) expense..........        (148)
                                    --------
Income (loss) before income
  taxes.........................      (2,001)
Income tax expense (benefit)....       3,200
Dividends and accretion on
  preferred stock of
  subsidiary....................      38,400
                                    --------
Net income (loss)...............     (43,601)
Preferred stock dividends.......       7,700
                                    --------
Income (loss) attributable to
  common stockholders...........    $(51,301)
                                    ========
OTHER FINANCIAL DATA:
Broadcast Cash Flow.............    $ 89,596

                                                                              PRO FORMA
                                                                             ADJUSTMENTS     CHANCELLOR AS
                                                                               FOR THE       ADJUSTED FOR
                                                              COLFAX          COMPLETED        COMPLETED
    COMPLETED CHANCELLOR TRANSACTIONS       CHANCELLOR      HISTORICAL        CHANCELLOR      CHANCELLOR
   THREE MONTHS ENDED MARCH 31, 1997(A)     HISTORICAL     1/1 - 1/23(D)     TRANSACTIONS    TRANSACTIONS
   ------------------------------------     ----------    ---------------    ------------    -------------
Gross revenues............................   $ 63,477         $3,183            $  (828)(i)    $ 65,832
Less: agency commissions..................     (7,623)          (384)                --          (8,007)
                                             --------         ------            -------        --------
Net revenues..............................     55,854          2,799               (828)         57,825
Station operating expenses excluding
  depreciation and amortization...........     38,187          1,872             (1,231)(i)      38,828
Depreciation and amortization.............      8,109             --                835(j)        8,862
                                                                                    (82)(k)
Corporate general and administrative
  expenses................................      1,712             --                 --           1,712
Merger expense............................      2,056                                --           2,056
Stock option compensation.................        950             --                 --             950
                                             --------         ------            -------        --------
Operating income (loss)...................      4,840            927               (350)          5,417
Interest expense..........................     11,420                               320(m)       11,740
Other (income) expense....................     (1,632)                               --          (1,632)
                                             --------         ------            -------        --------
Income (loss) before income taxes.........     (4,948)           927               (670)         (4,691)
Income tax expense (benefit)..............       (400)                             (476)(n)        (876)
Dividends and accretion on preferred stock
  of subsidiary...........................      8,135             --              1,504(o)        9,639
                                             --------         ------            -------        --------
Net income (loss).........................    (12,683)           927             (1,698)        (13,454)
Preferred stock dividends.................      1,454             --                471(p)        1,925
                                             --------         ------            -------        --------
Income (loss) attributable to common
  stockholders............................   $(14,137)        $  927            $(2,169)       $(15,379)
                                             ========         ======            =======        ========
OTHER FINANCIAL DATA:
Broadcast Cash Flow.......................   $ 17,667         $  927            $   403        $ 18,997

---------------

(a) On November 22, 1996, Chancellor acquired WKYN-AM in Cincinnati for $1,400 in cash. Chancellor had been previously operating WKYN-AM under a time brokerage agreement since January 1, 1996. Therefore, Chancellor's historical results of operations for the year ended December 31, 1996 and the three months ended March 31, 1997 include the results of operations of WKYN-AM.

(b) On February 14, 1996, Chancellor acquired Shamrock Broadcasting, Inc., a radio broadcasting company with 19 radio stations (11 FM and 8 AM) located in 10 markets (Los Angeles, New York, San Francisco, Houston, Atlanta, Detroit, Denver, Minneapolis-St. Paul, Phoenix and Pittsburgh). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $408,000.

(c) On July 31, 1996, Chancellor exchanged KTBZ-FM in Houston (which was acquired on February 14, 1996 as part of the Shamrock Acquisition) and $5,600 in cash for KIMN-FM and KALC-FM in Denver. Chancellor had previously entered into a time brokerage agreement to sell substantially all of the broadcast time of KTBZ-FM effective February 14, 1996. In addition, Chancellor had been previously operating KIMN-FM and KALC-FM under a time brokerage agreement since April 1, 1996.

(d) On January 23, 1997, Chancellor acquired Colfax Communications, a radio broadcasting company, with 12 radio stations (8 FM and 4 AM) located in 4 markets (Minneapolis-St. Paul, Phoenix, Washington, D.C. and Milwaukee markets). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $383,700. The Colfax Acquisition was financed through (i) a private placement by CRBC of the CRBC Series A Preferred Stock for net proceeds of $191,817; (ii) a private placement by Chancellor of $110,000 of Chancellor Parent Convertible Preferred Stock for net proceeds of $105,546; (iii) additional bank borrowings under CRBC's previous senior credit agreement of $65,937 and (iv) $20,400 in escrow funds. The historical financial data of Colfax for the year ended December 31, 1996 excludes the combined net income of approximately $224 for KLTB-FM, KARO-FM and

    KIDO-AM in Boise, Idaho which Chancellor did not acquire as part of the Colfax Acquisition. The Colfax historical condensed statement of operations for the year ended December 31, 1996, does not include the results of operations of the following: (i) KOOL-FM for the period January 1, 1996 to March 31, 1996 and (ii) WMIL-FM and WOKY-AM in Milwaukee and KZON-FM, KISO-AM, KYOT-FM and KOY-AM in Phoenix which were owned and operated by Sundance Broadcasting, Inc. ("Sundance") for the period January 1, 1996 to September 12, 1996. On March 31, 1997, Chancellor sold WMIL-FM and WOKY-AM in Milwaukee for $41,253 in cash. The assets of WMIL-FM and WOKY-AM are classified as assets held for sale in connection with the purchase price allocation of the Colfax Acquisition. Accordingly, WMIL-FM and WOKY-AM net income of approximately $41 for the period January 23, 1997 through March 31, 1997 has been excluded from the Colfax historical condensed statement of operations for the three months ended March 31, 1997.

(e) On February 13, 1997, Chancellor acquired substantially all of the assets and assumed certain liabilities of the OmniAmerica Group including 8 radio stations (7 FM and 1 AM) located in 3 markets (Orlando, West Palm Beach and Jacksonville). The total purchase price, including acquisition costs, allocated to net assets acquired was approximately $181,046. The Omni Acquisition was financed through (i) additional bank borrowings under CRBC's previous senior credit agreement of $166,046 and (ii) the issuance of 555,556 shares of the Chancellor Class A Common Stock valued at $15,000 or $27.00 per share. Prior to the consummation of the Omni Acquisition, Chancellor had entered into an agreement to operate the stations under a time brokerage agreement effective July 1, 1996. Additionally, prior to consummation of the West Palm Beach Exchange (see (f) below) on March 28, 1997 and the SFX Exchange (see note 17(a)), Chancellor entered into time brokerage agreements to sell substantially all of the broadcast time of WEAT-FM/AM and WOLL-FM in West Palm Beach and WAPE-FM and WFYV-FM in Jacksonville effective July 1, 1996. The historical financial data of Omni for the period January 1, 1996 to June 30, 1996 represents the results of operations for the Orlando stations (WOMX-FM, WXXL-FM and WJHM-FM). The results of operations for WEAT-FM/AM and WOLL-FM in West Palm Beach and WAPE-FM and WFYV-FM in Jacksonville are not included as the acquisition and disposition of these stations is deemed to have occurred on January 1, 1996.

(f) On March 28, 1997, Chancellor exchanged, in the West Palm Beach Exchange, WEAT-FM/AM and WOLL-FM in West Palm Beach, Florida, which were acquired as part of the Omni Acquisition, for KSTE-FM in Sacramento and $33,000 in cash. Chancellor had previously been operating KSTE-FM under a time brokerage agreement since August 1, 1996.

(g) On January 31, 1997, Chancellor sold, in the WWWW/WDFN Disposition, WWWW-FM and WDFN-AM in Detroit, which were acquired on February 14, 1996 as part of the Shamrock Acquisition, to Evergreen for $30,000 in cash. Prior to the completion of the sale, Chancellor had entered into a joint sales agreement effective February 14, 1996 and a time brokerage agreement effective April 1, 1996 to sell substantially all of the broadcast time of WWWW-FM and WDFN-AM to Evergreen pending the completion of the sale.

(h) On March 31, 1997, Chancellor sold, in the Milwaukee Disposition, WMIL-FM and WOKY-AM in Milwaukee, which were acquired as part of the Colfax Acquisition on January 23, 1997, for $41,253 in cash.

(i) Reflects the elimination of time brokerage agreement fees received and paid by Chancellor as follows:

        COMPLETED CHANCELLOR TRANSACTIONS
           YEAR ENDED DECEMBER 31, 1996             MARKET         PERIOD    REVENUE   EXPENSE
        ---------------------------------       ---------------  ----------  -------   -------
    WWWW-FM/WDFN-AM...........................      Detroit      2/14-12/31  $(2,937)  $  (598)
    KTBZ-FM...................................      Houston      2/14-7/31    (1,113)     (265)
    WOMX-FM, WXXL-FM, WJHM-FM.................      Orlando      7/1-12/31        --    (3,900)
    WEAT-FM/AM, WOLL-FM.......................  West Palm Beach  7/1-12/31      (972)   (1,000)
                                                                             -------   -------
    Total adjustment for decrease in gross revenues and expenses...........  $(5,022)  $(5,763)
                                                                             =======   =======

          COMPLETED CHANCELLOR TRANSACTIONS
          THREE MONTHS ENDED MARCH 31, 1997            MARKET        PERIOD   REVENUE   EXPENSE
          ---------------------------------        ---------------  --------  -------   -------
    WWWW-FM/WDFN-AM..............................      Detroit      1/1-1/31   $(235)   $   (16)
    WOMX-FM, WXXL-FM, WJHM-FM....................      Orlando      1/1-2/13      --       (911)
    WEAT-FM/AM, WOLL-FM..........................  West Palm Beach  1/1-3/28    (593)      (304)
                                                                               -----    -------
    Total adjustment for decrease in gross revenues and expenses............   $(828)   $(1,231)
                                                                               =====    =======

     Gross revenues of the Completed Chancellor Transactions exclude any time brokerage agreement payments received from Chancellor.

(j) Reflects incremental amortization related to the Completed Chancellor Transactions and is based on the following allocation to intangible assets:

                                          INCREMENTAL                                  HISTORICAL    ADJUSTMENT
     COMPLETED CHANCELLOR TRANSACTIONS    AMORTIZATION   INTANGIBLE    AMORTIZATION   AMORTIZATION    FOR NET
        YEAR ENDED DECEMBER 31, 1996         PERIOD      ASSETS, NET    EXPENSE(I)      EXPENSE       INCREASE
     ---------------------------------    ------------   -----------   ------------   ------------   ----------
    Shamrock............................    1/1-2/14      $361,425       $ 1,104         $  393        $  711
    KIMN-FM/KALC-FM.....................    1/1-3/31         8,285            52            341          (289)
    Omni................................   1/1-12/31       171,837         4,296            161         4,135
    Colfax..............................   1/1-12/31       317,894         7,947          3,861         4,086
    KSTE-FM.............................   1/1-12/31       (32,475)         (812)            --          (812)
                                                          --------       -------         ------        ------
    Total.............................................    $826,966       $12,587         $4,756        $7,831
                                                          ========       =======         ======        ======

                                          INCREMENTAL                                  HISTORICAL    ADJUSTMENT
     COMPLETED CHANCELLOR TRANSACTIONS    AMORTIZATION   INTANGIBLE    AMORTIZATION   AMORTIZATION    FOR NET
     THREE MONTHS ENDED MARCH 31, 1997       PERIOD      ASSETS, NET    EXPENSE(I)      EXPENSE       INCREASE
     ---------------------------------    ------------   -----------   ------------   ------------   ----------
    Omni................................    1/1-2/13      $171,837        $ 525          $   --        $ 525
    Colfax..............................    1/1-1/23       317,894          508              --          508
    KSTE-FM.............................    1/1-3/28       (32,475)        (198)             --         (198)
                                                          --------        -----          ------        -----
    Total...............................                  $457,256        $ 835          $   --        $ 835
                                                          ========        =====          ======        =====

---------------

     (i) Intangible assets are amortized on a straight-line basis over an estimated average 40 year life by Chancellor. In connection with purchase accounting for the Merger, intangible assets will be amortized over an estimated average life of 15 years in accordance with Evergreen's accounting policies and procedures.

     Historical depreciation expense of the Completed Chancellor Transactions is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(k) Reflects the elimination of disposed stations' historical depreciation and amortization expense of $1,554 for the year ended December 31, 1996 (KTBZ-FM of $642 and WWWW-FM/WDFN-AM of $912 for the period of February 14, 1996 to December 31, 1996) and $82 for the three months ended March 31, 1997 (WWWW-FM/WDFN-AM for the period of January 1, 1997 to January 31, 1997) recognized by Chancellor during the time brokerage agreement holding period.

(l) Reflects the elimination of duplicate corporate expenses of $1,706 for the year ended December 31, 1996 related to the Completed Chancellor Transactions.

(m) Reflects the adjustment to interest expense in connection with the consummation of the Completed Chancellor Transactions, the February 1996 and August 1996 equity offerings of Chancellor, the issuance of the CRBC Series A Preferred Stock, and the refinancing of CRBC's previous senior credit agreement on January 23, 1997:

                                                                              THREE MONTHS
                                                           YEAR ENDED            ENDED
                                                        DECEMBER 31, 1996    MARCH 31, 1997
                                                        -----------------    --------------
Additional bank borrowings related to:
  Completed Acquisitions..............................      $ 667,383          $ 231,983
  Completed Dispositions..............................       (104,253)          (104,253)
  New Loan Fees.......................................          2,874              2,874
                                                            ---------          ---------
Total additional bank borrowings......................      $ 566,004          $ 130,604
                                                            =========          =========
Interest expense at 7.5%..............................      $  14,834          $     320
Less: historical interest expense.....................         (6,048)                --
                                                            ---------          ---------
Net increase in interest expense......................          8,786                320
Reduction in interest expense on bank debt related to
  the application of net proceeds of the following:
  February 1996 Offering proceeds of $155,475 for the
     period January 1, 1996 to February 14, 1996 at
     7.5%.............................................         (1,425)                --
  August 1996 Offering proceeds of $23,050 for the
     period January 1, 1996 to August 9, 1996 at
     7.5%.............................................         (1,052)                --
  CRBC Series A Preferred Stock proceeds of $96,171
     for the period January 1, 1996 to February 14,
     1996 at 7.5%.....................................           (902)                --
                                                            ---------          ---------
Total decrease in interest expense....................         (3,379)                --
                                                            ---------          ---------
Total adjustment for net increase in interest
  expense.............................................      $   5,407          $     320
                                                            =========          =========

(n) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

(o) Reflects incremental dividends and accretion on preferred stock of subsidiaries as follows:

                                                                                       THREE MONTHS
                                                   DATE OF           YEAR ENDED           ENDED
                                                  ISSUANCE        DECEMBER 31, 1996   MARCH 31, 1997
                                              -----------------   -----------------   --------------
    CRBC Series A Preferred Stock...........  February 26, 1996        $ 1,441            $   --
    CRBC Junior Preferred Stock.............  January 23, 1997          25,402             1,504
                                                                       -------            ------
    Total dividends and accretion...........                           $26,843            $1,504
                                                                       =======            ======

(p) Reflects incremental dividends on Chancellor Parent Convertible Preferred Stock (issued on January 23, 1997) of $7,700 for the year ended December 31, 1996 and $471 for the three months ended March 31, 1997.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS RELATED TO THE PENDING CHANCELLOR TRANSACTIONS

(19) The detail of the historical financial data of the stations to be acquired in the Pending Chancellor Transactions for the year ended December 31, 1996 and the three months ended March 31, 1997 has been obtained from the historical financial statements of the respective companies and is summarized below:

                                               YEAR ENDED DECEMBER 31, 1996           THREE MONTHS ENDED
                                         -----------------------------------------      MARCH 31, 1997
                                           WBAB-FM                                    ------------------
                                           WBLI-FM      CHANCELLOR                        CHANCELLOR
                                           WGBB-AM        VIACOM        PENDING             VIACOM
                                           WHFM-FM     ACQUISITION     CHANCELLOR        ACQUISITION
                                         HISTORICAL     HISTORICAL    TRANSACTIONS        HISTORICAL
    PENDING CHANCELLOR TRANSACTIONS      1/1-6/30(A)   1/1-12/31(B)    HISTORICAL        1/1-3/31(B)
---------------------------------------  -----------   ------------   ------------    ------------------
Gross revenues.........................      $5,726      $52,063        $57,789            $11,867
Less: agency commissions...............        (619)      (8,533)        (9,152)            (1,960)
                                             -------     -------        -------            -------
Net revenues...........................       5,107       43,530         48,637              9,907
Station operating expenses excluding
  depreciation and amortization........       3,676       20,886         24,562              5,111
Depreciation and amortization..........       2,141        4,286          6,427              1,078
Corporate general and administrative
  expenses.............................       1,024        1,323          2,347                239
                                             -------     -------        -------            -------
Operating income (loss)................      (1,734)      17,035         15,301              3,479
Interest expense.......................          --        6,374          6,374              1,594
                                             -------     -------        -------            -------
Net income (loss)......................      (1,734)      10,661          8,927              1,885
Income tax expense.....................          --        4,422          4,422                788
                                             -------     -------        -------            -------
Net income (loss)......................      $(1,734)    $ 6,239        $ 4,505            $ 1,097
                                             =======     =======        =======            =======
OTHER FINANCIAL DATA:..................
Broadcast Cash Flow....................      $1,431      $22,644        $24,075            $ 4,796

---------------

(a) On July 1, 1996, Chancellor entered into an agreement to exchange, in the SFX Exchange, WAPE-FM and WFYV-FM in Jacksonville, Florida (which were acquired as part of the Omni Acquisition) (see note 16(e)), and $11,000 in cash for WBAB-FM, WBLI-FM, WGBB-AM, and WHFM-FM in Long Island.

(b) On February 19, 1997, Chancellor and Evergreen entered into the Viacom Joint Purchase Agreement whereby in the event the Viacom Acquisition occurs prior to the consummation of the Chancellor Merger, Chancellor will be required to purchase 4 of the 10 Viacom stations in the Chancellor Viacom Acquisition for $480,000 plus working capital ($7,547 at March 31, 1997) and estimated acquisition costs of $13,000 for an aggregate purchase price of $500,547. The stations to be acquired by Chancellor in the Chancellor Viacom Acquisition include KYSR-FM and KIBB-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit. On April 14, 1997, Chancellor entered into an agreement to sell WDRQ-FM in Detroit (to be acquired as part of the Chancellor Viacom Acquisition) for $37,000 in cash; consequently, only the results of operations of the Viacom Stations in Los Angeles and Chicago have been given effect in the Pro Forma Financial Statements.

(20) Reflects the elimination of time brokerage agreement fees received and paid by Chancellor as follows:

              PENDING CHANCELLOR TRANSACTIONS
                YEAR ENDED DECEMBER 31, 1996                    MARKET      PERIOD     REVENUE   EXPENSE
              -------------------------------                 -----------  ---------   -------   -------
WAPE-FM, WFYV-FM............................................  Jacksonville 7/1-12/31   $(1,963)  $(2,000)
WBAB-FM, WBLI-FM, WGBB-AM, WHFM-FM..........................  Long Island  7/1-12/31       --     (2,000)
                                                                                       -------   -------
Total adjustment for decrease in gross revenues and expenses........................   $(1,963)  $(4,000)
                                                                                       =======   =======

              PENDING CHANCELLOR TRANSACTIONS
             THREE MONTHS ENDED MARCH 31, 1997                  MARKET      PERIOD    REVENUE   EXPENSE
             ---------------------------------                -----------  ---------  -------   -------
WAPE-FM, WFYV-FM............................................  Jacksonville 1/1-3/31   $(1,070)  $  (541)
WBAB-FM, WBLI-FM, WGBB-AM, WHFM-FM..........................  Long Island  1/1-3/31       --     (1,000)
                                                                                      -------   -------
Total adjustment for decrease in gross revenues and expenses........................  $(1,070)  $(1,541)
                                                                                      =======   =======

     (21) Reflects incremental amortization related to the Pending Chancellor Transactions (see note 3) and is based on the allocation of the total consideration as follows:

                                             YEAR ENDED        THREE MONTHS ENDED
                                          DECEMBER 31, 1996      MARCH 31, 1997
                                          -----------------    ------------------
Amortization expense on $461,290
  additional intangible assets amortized
  on a straight-line basis over a period
  of 40 years...........................       $11,533              $ 2,883
Less: Historical amortization expense...        (5,730)              (1,357)
                                               -------              -------
Adjustment for net increase in
  amortization expense..................       $ 5,803              $ 1,526
                                               =======              =======

        Historical depreciation expense, of the Pending Chancellor Transactions, is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

     (22) Reflects the elimination of duplicate corporate expenses of $1,807 for the year ended December 31, 1996 and $176 for the three months ended March 31, 1997 related to the Pending Chancellor Transactions.

     (23) Reflects the adjustment to interest expense in connection with the consummation of the Pending Chancellor Transactions and the refinancing of CRBC's bank borrowings under the CRBC Restated Credit Agreement:

                                             YEAR ENDED        THREE MONTHS ENDED
                                          DECEMBER 31, 1996      MARCH 31, 1997
                                          -----------------    ------------------
Additional bank borrowings related to:
  Pending Acquisitions..................      $511,547              $511,547
  Pending Dispositions..................       (37,000)              (37,000)
  Loan Fees.............................         3,500                 3,500
                                              --------              --------
Total additional bank borrowings........      $478,047              $478,047
                                              ========              ========
Interest expense on additional bank
  borrowings at 7.5%....................      $ 35,854              $  8,963
Less: historical interest expense of the
  stations being acquired in the Pending
  Chancellor Transactions...............        (6,374)               (1,594)
                                              --------              --------
Net increase in interest expense........        29,480                 7,369
Reduction in interest expense resulting
  from the redemption of CRBC's 12.5%
  Subordinated Notes of $60,000.........        (7,500)               (1,875)
Interest expense on $69,000 additional
  bank borrowings at 7.5% related to the
  redemption of CRBC's 12.5%
  Subordinated Notes....................         5,175                 1,294
Interest expense on $200,000 8 3/4%
  Senior Subordinated Notes related to
  the CRBC 8 3/4% Notes Offering........        17,500                 4,375
Reduction in interest expense resulting
  from the $194,000 decrease in bank
  borrowings at 7.5% related to the CRBC
  8 3/4% Notes Offering.................       (14,550)               (3,638)
                                              --------              --------
Total adjustment for net increase in
  interest expense......................      $ 30,105              $  7,525
                                              ========              ========

(24) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS RELATED TO THE MERGER

(25) Reflects incremental amortization related to the Merger and is based on the allocation of the total consideration as follows:

                                                                            THREE MONTHS
                                                         YEAR ENDED            ENDED
                                                      DECEMBER 31, 1996    MARCH 31, 1997
                                                      -----------------    --------------
Amortization expense on $2,145,957 intangible assets
  (representing all intangible assets being acquired
  in or arising from the Merger), which consists of
  $1,864,467 of intangible assets being acquired
  from Chancellor (see note 8(a)) and $281,490
  resulting from the recognition of deferred tax
  liabilities (see note 9), amortized in each case
  on a straight-line basis over a period of 15
  years.............................................      $143,064            $35,766
Less: Historical amortization expense...............       (38,075)            (9,148)
                                                          --------            -------
Adjustment for net increase in amortization
  expense...........................................      $104,989            $26,618
                                                          ========            =======

     Historical depreciation expense, of Chancellor, is assumed to approximate depreciation expense on a pro forma basis. Actual depreciation and amortization may differ based upon final purchase price allocations.

(26) Reflects the elimination of duplicate corporate expenses of $832 for the year ended December 31, 1996 and $247 for the three months ended March 31, 1997 related to the Merger.

(27) Reflects the elimination of merger expenses of $2,056 for the three months ended March 31, 1997 incurred by Chancellor in connection with the Merger.

(28) Reflects the adjustment to interest expense in connection with the consummation of the Merger:

                                                                            THREE MONTHS
                                                         YEAR ENDED            ENDED
                                                      DECEMBER 31, 1996    MARCH 31, 1997
                                                      -----------------    --------------
Interest expense on additional bank borrowings
  related to estimated financial advisors, legal,
  accounting and other professional fees of $28,000
  at 7.0%...........................................      $  1,960            $   490

Reduction in interest expense related to the
  application of the 7.0% interest rate to
  Evergreen's bank debt prior to the refinancing of
  the EMCLA Senior Credit Facility and to CRBC's
  bank debt prior to consummation of the
  Merger............................................       (13,190)            (1,693)
                                                          --------            -------
Net decrease in interest expense....................      $(11,230)           $(1,203)
                                                          ========            =======

(29) Reflects the income tax benefit related to pro forma adjustments. The adjustment to income taxes reflects the application of the estimated effective tax rate on a pro forma basis to income (loss) before income taxes for historical and pro forma adjustment amounts.

                                                                         ANNEX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        CHANCELLOR BROADCASTING COMPANY,

                     CHANCELLOR RADIO BROADCASTING COMPANY,

                          EVERGREEN MEDIA CORPORATION,

                    EVERGREEN MEZZANINE HOLDINGS CORPORATION

                                      AND

                   EVERGREEN MEDIA CORPORATION OF LOS ANGELES

                         DATED AS OF FEBRUARY 19, 1997

                    AMENDED AND RESTATED AS OF JULY 31, 1997

                               TABLE OF CONTENTS

                                   ARTICLE I
                        THE MERGER AND SUBSIDIARY MERGER

1.1   THE MERGER AND SUBSIDIARY MERGER.................................      A-1
1.2   CLOSING..........................................................      A-2
1.3   EFFECTIVE TIME...................................................      A-2
1.4   CERTIFICATES OF INCORPORATION....................................      A-2
1.5   CERTIFICATES OF DESIGNATIONS.....................................      A-2
1.6   BYLAWS...........................................................      A-3
1.7   DIRECTORS........................................................      A-3
1.8   OFFICERS.........................................................      A-4
1.9   EFFECT ON EVERGREEN CAPITAL STOCK................................      A-4
      (a)  Outstanding Evergreen Common Stock..........................      A-4
      (b)  Exchange of Certificates....................................      A-4
      (c)  Outstanding Evergreen Convertible Exchangeable Preferred
             Stock.....................................................      A-4
1.10  EFFECT ON COMPANY CAPITAL STOCK..................................      A-4
      (a)  Outstanding Shares..........................................      A-4
      (b)  Treasury Shares.............................................      A-5
      (c)  Outstanding Company Convertible Preferred Stock.............      A-5
      (d)  Impact of Stock Splits, etc.................................      A-5
1.11  EFFECT ON RADIO BROADCASTING CAPITAL STOCK.......................      A-5
      (a)  Outstanding Common Stock of Radio Broadcasting..............      A-5
      (b)  Outstanding 12 1/4% Series A Senior Cumulative Exchangeable
             Preferred Stock...........................................      A-5
      (c)  Outstanding 12% Exchangeable Preferred Stock................      A-5
1.12  EFFECT ON EMHC CAPITAL STOCK.....................................      A-5
1.13  EFFECT ON EMCLA COMMON STOCK.....................................      A-5
1.14  EXCHANGE OF CERTIFICATES.........................................      A-5
      (a)  Paying Agent................................................      A-5
      (b)  Exchange Procedures.........................................      A-6
      (c)  Letter of Transmittal.......................................      A-6
      (d)  Distributions with Respect to Unexchanged Shares............      A-6
      (e)  No Further Ownership Rights in Shares, Company Convertible
             Preferred Stock and Radio Broadcasting Preferred Stock....      A-7
      (f)  No Fractional Shares........................................      A-7
      (g)  Termination of Payment Fund.................................      A-7
      (h)  No Liability................................................      A-7
1.15  DISSENTING SHARES................................................      A-8

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF EVERGREEN

2.1   ORGANIZATION, STANDING AND CORPORATE POWER.......................      A-8
2.2   EVERGREEN CAPITAL STRUCTURE......................................      A-9
2.3   AUTHORITY; NONCONTRAVENTION......................................      A-9
2.4   SEC DOCUMENTS....................................................     A-11
2.5   ABSENCE OF CERTAIN CHANGES OR EVENTS.............................     A-11
2.6   NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS..................     A-11

2.7   VOTING REQUIREMENTS..............................................     A-12
2.8   STATE TAKEOVER STATUTES..........................................     A-12
2.9   EVERGREEN FCC LICENSES; OPERATIONS OF EVERGREEN LICENSED
        FACILITIES.....................................................     A-12
2.10  BROKERS..........................................................     A-13
2.11  OPINION OF FINANCIAL ADVISOR.....................................     A-13
2.12  FCC QUALIFICATION................................................     A-13
2.13  COMPLIANCE WITH APPLICABLE LAWS..................................     A-13
2.14  ABSENCE OF UNDISCLOSED LIABILITIES...............................     A-13
2.15  LITIGATION.......................................................     A-13
2.16  TRANSACTIONS WITH AFFILIATES.....................................     A-13

ARTICLE IIA
REPRESENTATIONS AND WARRANTIES OF EMHC AND EMCLA

2A.1  ORGANIZATION, STANDING AND CORPORATE POWER.......................     A-14
2A.2  EMHC AND EMCLA CAPITAL STRUCTURE.................................     A-14
2A.3  AUTHORITY; NONCONTRAVENTION......................................     A-14

                                  ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND RADIO BROADCASTING

3.1   ORGANIZATION, STANDING AND CORPORATE POWER.......................     A-15
3.2   COMPANY AND RADIO BROADCASTING CAPITAL STRUCTURE.................     A-16
3.3   AUTHORITY; NONCONTRAVENTION......................................     A-17
3.4   SEC DOCUMENTS....................................................     A-18
3.5   ABSENCE OF CERTAIN CHANGES OR EVENTS.............................     A-18
3.6   NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS..................     A-18
3.7   VOTING REQUIREMENTS..............................................     A-19
3.8   STATE TAKEOVER STATUTES..........................................     A-19
3.9   COMPANY FCC LICENSES; OPERATIONS OF COMPANY LICENSED
        FACILITIES.....................................................     A-19
3.10  BROKERS..........................................................     A-19
3.11  OPINION OF FINANCIAL ADVISOR.....................................     A-20
3.12  FCC QUALIFICATION................................................     A-20
3.13  COMPLIANCE WITH APPLICABLE LAWS..................................     A-20
3.14  ABSENCE OF UNDISCLOSED LIABILITIES...............................     A-20
3.15  LITIGATION.......................................................     A-20
3.16  TRANSACTIONS WITH AFFILIATES.....................................     A-20

                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

4.1   PREPARATION OF FORM S-4S AND THE JOINT PROXY STATEMENT;
        INFORMATION SUPPLIED...........................................     A-21
4.2   MEETINGS OF COMPANY STOCKHOLDERS AND EVERGREEN   STOCKHOLDERS....
                                                                            A-22

4.3   ACCESS TO INFORMATION; CONFIDENTIALITY...........................     A-22
4.4   PUBLIC ANNOUNCEMENTS.............................................     A-22
4.5   ACQUISITION PROPOSALS............................................     A-23
4.6   CONSENTS, APPROVALS AND FILINGS..................................     A-23
4.7   AFFILIATES LETTERS...............................................     A-24
4.8   NASDAQ LISTING...................................................     A-24
4.9   STOCKHOLDER LITIGATION...........................................     A-24
4.10  INDEMNIFICATION..................................................     A-24
4.11  LETTER OF THE COMPANY'S ACCOUNTANTS..............................     A-24
4.12  LETTER OF EVERGREEN'S ACCOUNTANTS................................     A-24

                                   ARTICLE V
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

5.1   CONDUCT OF BUSINESS..............................................     A-25
5.2   COMPANY STOCK OPTIONS............................................     A-26
5.3   OTHER ACTIONS....................................................     A-27

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.......     A-27
      (a)  Stockholder Approval........................................     A-27
      (b)  FCC Order...................................................     A-27
      (c)  Governmental and Regulatory Consents........................     A-27
      (d)  HSR Act.....................................................     A-28
      (e)  No Injunctions or Restraints................................     A-28
      (f)  Nasdaq Listing..............................................     A-28
      (g)  Form S-4s...................................................     A-28

6.2   CONDITIONS TO OBLIGATIONS OF EVERGREEN, EMCLA AND EMHC...........     A-28
      (a)  Representations and Warranties..............................     A-28
      (b)  Performance of Obligations of the Company and Radio
             Broadcasting..............................................     A-28
      (c)  Tax Opinion.................................................     A-28

6.3   CONDITIONS TO OBLIGATION OF THE COMPANY AND RADIO
      BROADCASTING.....................................................     A-28
      (a)  Representations and Warranties..............................     A-28
      (b)  Performance of Obligations of Evergreen, EMCLA and EMHC.....     A-29
      (c)  Tax Opinion.................................................     A-29

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

7.1   TERMINATION......................................................     A-29
7.2   EFFECT OF TERMINATION............................................     A-29
7.3   AMENDMENT........................................................     A-30
7.4   EXTENSION; WAIVER................................................     A-30
7.5   PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER........     A-30

                                  ARTICLE VIII
                             SURVIVAL OF PROVISIONS

8.1   SURVIVAL.........................................................     A-30

                                   ARTICLE IX
                                    NOTICES

9.1   NOTICES..........................................................     A-30

                                   ARTICLE X
                                 MISCELLANEOUS

10.1  ENTIRE AGREEMENT.................................................     A-32
10.2  EXPENSES.........................................................     A-32
10.3  COUNTERPARTS.....................................................     A-32
10.4  NO THIRD PARTY BENEFICIARY.......................................     A-32
10.5  GOVERNING LAW....................................................     A-32
10.6  ASSIGNMENT; BINDING EFFECT.......................................     A-32
10.7  HEADINGS, GENDER, ETC............................................     A-32
10.8  INVALID PROVISIONS...............................................     A-32
10.9  VIACOM TRANSACTION...............................................     A-32

Annex I    Form of Amendment to EMHC Certificate of Incorporation

Annex II   Form of Amendment to EMCLA Certificate of Incorporation

Annex III  Form of Amended and Restated Certificate of Incorporation of Parent

Annex IV   Form of Amended and Restated Bylaws of Parent

Exhibit A   Form of Affiliate Letter

Exhibit B   Form of Certificate of Chancellor Broadcasting Company

Exhibit C   Form of Certificate of Chancellor Radio Broadcasting Company

Exhibit D   Form of Certificate of 5% Stockholder of Chancellor Broadcasting
            Company

Exhibit E   Form of Certificate of Evergreen Media Corporation

Exhibit F   Form of Certificate of Evergreen Mezzanine Holdings Corporation

Exhibit G   Form of Certificate of Evergreen Media Corporation of Los Angeles

Exhibit H   Form of Tax Opinion of Latham & Watkins

Exhibit I   Form of Tax Opinion of Weil, Gotshal & Manges LLP

                                    AMENDED AND RESTATED
                                AGREEMENT AND PLAN OF MERGER

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 19, 1997 and amended and restated as of July 31, 1997, by and among CHANCELLOR BROADCASTING COMPANY, a Delaware corporation (the "Company"), CHANCELLOR RADIO BROADCASTING COMPANY, a Delaware corporation and a direct subsidiary of the Company ("Radio Broadcasting"), EVERGREEN MEDIA CORPORATION, a Delaware corporation ("Evergreen"), EVERGREEN MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation and a direct subsidiary of Evergreen ("EMCLA"), and EVERGREEN MEZZANINE HOLDINGS CORPORATION, a Delaware corporation and a direct subsidiary of Evergreen ("EMHC").

                                    RECITALS

     WHEREAS, the Company, Radio Broadcasting and Evergreen are parties to that certain Agreement and Plan of Merger, dated as of February 19, 1997 (the "Old Agreement");

     WHEREAS, Chancellor, Radio Broadcasting and Evergreen desire hereby to amend and restate the Old Agreement in its entirety and to add EMCLA and EMHC as parties to the Agreement;

     WHEREAS, prior to the Merger and the Subsidiary Merger (each as hereinafter defined), Evergreen will contribute all of the capital stock of EMCLA to EMHC as a capital contribution, such that EMCLA shall become a wholly-owned subsidiary of EMHC;

     WHEREAS, in connection with the execution and delivery of the Old Agreement, the Company and Evergreen entered into that certain Stockholders Agreement, dated as of February 19, 1997 (the "Stockholders Agreement"), with
(i) certain beneficial and record holders (the "Principal Company Stockholders") of the Class A Common Stock, $0.01 par value ("Company Class A Common Stock") and Class B Common Stock, $0.01 par value ("Company Class B Common Stock" and, collectively with the Company Class A Common Stock, the "Shares"), of the Company, and (ii) Scott K. Ginsburg, the beneficial and record holder (the "Principal Evergreen Stockholder") of substantially all of the outstanding Class B Common Stock, $0.01 par value ("Evergreen Class B Common Stock"), of Evergreen, which Stockholders Agreement provides for certain matters with respect to their respective Shares and Evergreen Class B Common Stock, including among other things, voting such Shares and Evergreen Class B Common Stock in favor of the adoption of this Agreement; and

     WHEREAS, Evergreen, the Company, Radio Broadcasting, EMCLA and EMHC desire to make certain representations, warranties, covenants and agreements in connection with such mergers and also to prescribe various conditions to such mergers;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        THE MERGER AND SUBSIDIARY MERGER

     1.1 The Merger and Subsidiary Merger. Subject to the terms and conditions of this Agreement, (i) at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into EMHC (the "Merger"), and thereafter (ii) at the Subsidiary Merger Effective Time (as defined in Section 1.3) Radio Broadcasting will be merged with and into EMCLA (the "Subsidiary Merger"), each in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Delaware General Corporation Law (the "Delaware Code"), and the separate corporate existences of each of the Company and Radio Broadcasting shall cease and EMHC shall continue as the surviving corporation of the Merger under the name Chancellor Mezzanine

Holdings Corporation (as such, the "Surviving Corporation") and EMCLA shall continue as the surviving corporation of the Subsidiary Merger under the name Chancellor Media Corporation of Los Angeles (as such, the "Subsidiary Surviving Corporation"), each under the laws of the State of Delaware with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger and Subsidiary Merger shall have the effects set forth in the Delaware Code.

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Dallas, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto. Subject to the consummation of the Merger, the closing of the Subsidiary Merger (the "Subsidiary Closing") shall take place (the "Subsidiary Closing Date") at the same location as the Closing but at a date and time agreed to in writing by the parties hereto.

     1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the date of the Closing and on the date of the Subsidiary Closing (or on such other date or dates as the parties may agree) certificates of merger or other appropriate documents, executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger and the Subsidiary Merger. The Merger and the Subsidiary Merger shall each become effective upon the filing of the respective certificate of merger with the Delaware Secretary of State, or at such later time specified in such certificate of merger (the "Effective Time" and the "Subsidiary Merger Effective Time" respectively). The Subsidiary Merger shall not become effective until after the Effective Time.

     1.4  Certificates of Incorporation.

     (a) The Certificate of Incorporation of EMHC, as amended as set forth in Annex I hereto, shall be the Certificate of Incorporation of the Surviving Corporation, and the Certificate of Incorporation of EMCLA, as amended as set forth in Annex II hereto, shall be the Certificate of Incorporation of the Subsidiary Surviving Corporation, each until thereafter amended in accordance with their respective terms and as provided by applicable law. From and after the Effective Time, the name of the Surviving Corporation shall be Chancellor Mezzanine Holdings Corporation and after the Subsidiary Merger Effective Time the name of the Subsidiary Surviving Corporation shall be Chancellor Media Corporation of Los Angeles.

     (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of Evergreen has adopted a resolution setting forth and approving the Amended and Restated Certificate of Incorporation in the form set forth as Annex III hereto (the "Parent Charter"), and directing that the Parent Charter be considered by the stockholders of Evergreen at the Evergreen Stockholders Meeting (as hereinafter defined), all in accordance with the provisions of the Delaware Code. Prior to the Effective Time of the Merger, Evergreen shall file with the Delaware Secretary of State a certificate of amendment to its certificate of incorporation setting forth the Parent Charter, and from and after the effectiveness of the Parent Charter, the name of Evergreen shall be changed to Chancellor Media Corporation (as such, the "Parent").

     1.5 Certificates of Designations. At the Subsidiary Merger Effective Time, the Board of Directors of the Surviving Subsidiary Corporation shall authorize the designation of two series of preferred stock, $0.01 par value (collectively, the "Merger Preferred Stock"), of the Subsidiary Surviving Corporation, and at the Effective Time, the Board of Directors of Parent shall authorize the designation of a series of preferred stock, $0.01 par value (the "Parent Convertible Preferred Stock"), so as to permit the Subsidiary Surviving Corporation and Parent to issue the shares of Merger Preferred Stock and Parent Convertible Preferred Stock pursuant to Sections 1.10 and 1.11 hereof, and the Subsidiary Surviving Corporation shall file with the Delaware Secretary of State immediately following the Subsidiary Merger Effective Time a certificate of designations with respect to each series of Merger Preferred Stock, and the Parent shall file with the Delaware

Secretary of State immediately following the Effective Time a certificate of designations with respect to the Parent Convertible Preferred Stock, each pursuant to the Delaware Code.

     1.6  Bylaws.

     (a) The Bylaws of EMHC in effect immediately prior to the Merger shall be the Bylaws of the Surviving Corporation, and the Bylaws of EMCLA in effect immediately prior to the Subsidiary Merger shall be the Bylaws of the Subsidiary Surviving Corporation, each until thereafter amended in accordance with their terms and as provided by applicable law.

     (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of Evergreen has adopted the Amended and Restated Bylaws set forth in Annex IV, to be effective as of the Effective Time, and such Bylaws shall be the Bylaws of Parent until thereafter amended in accordance with their terms and as provided by applicable law.

     1.7 Directors. The directors of Parent at the Effective Time shall be as set forth below:

     Class I Directors

     Eric C. Neuman
     Perry J. Lewis

     Class II Directors

     Lawrence D. Stuart, Jr.
     Steven Dinetz
     Jeffrey A. Marcus
     James E. de Castro

     Class III Directors

     Thomas O. Hicks
     Scott K. Ginsburg
     John H. Massey
     Thomas J. Hodson

     The directors of the Surviving Corporation and the Subsidiary Surviving Corporation immediately following the Effective Time and Subsidiary Merger Effective Time, respectively, shall be the same as the directors of the Parent set forth in this Section 1.7, except that such directors will not be classified as to term.

     In addition, prior to the Effective Time, the Board of Directors of the Company shall be entitled to nominate one additional individual reasonably satisfactory to Evergreen, and such nominee, if any, shall become a Class I director of Parent at the Effective Time, and a director of the Surviving Corporation and Subsidiary Surviving Corporation at the Effective Time and Subsidiary Merger Effective Time, respectively. At or prior to the Effective Time, the Board of Directors of Evergreen and EMHC shall deliver or cause to be delivered to the Company (i) the resignations of each of the then current directors of Evergreen that is not designated to be a director of the Parent and the Surviving Corporation as set forth in this Section 1.7, to be effective as of the Effective Time (the "Board Resignations"), and (ii) certified copies of the resolutions of the remaining members of the Board of Directors of Evergreen and the sole director of EMHC appointing the Board of Directors of Parent and EMHC, respectively, as set forth in this Section 1.7, to be effective as of the Effective Time (the "Parent and EMHC Board Appointments"). In addition, at or prior to the Subsidiary Merger Effective Time, the sole director of EMCLA shall deliver or cause to be delivered to the Company certified copies of the resolutions of the remaining members of the Board of Directors of EMCLA appointing the Board of Directors of EMCLA as set forth in this Section 1.7, to be effective as of the Subsidiary Merger Effective Time (the "EMCLA Board Appointments" and, collectively with the Parent and EMHC Board Appointments, the "Board Appointments"). Each Class I director, Class II director and Class III director of Parent will hold office from the Effective Time until the 1998, 1999 and 2000 annual meetings of Parent, respectively, and in all cases, until his or her respective successor is duly elected or appointed and qualified in

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the manner provided in the Certificate of Incorporation or Bylaws of Parent, or
as otherwise provided by applicable law. Each director of the Surviving Corporation and the Subsidiary Surviving Corporation will hold office from the Effective Time and Subsidiary Merger Effective Time, respectively, and until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Surviving Corporation's and Subsidiary Surviving Corporation's respective Certificate of Incorporation and Bylaws or as otherwise provided by applicable law.

     1.8 Officers. The initial senior executive officers of Parent and the Surviving Corporation at the Effective Time and of the Subsidiary Surviving Corporation at the Subsidiary Merger Effective Time shall be as set forth below:

Thomas O. Hicks..........................  Chairman of the Board
Scott K. Ginsburg........................  President and Chief Executive Officer
Steven Dinetz............................  Co-Chief Operating Officer
James E. de Castro.......................  Co-Chief Operating Officer
Matthew E. Devine........................  Chief Financial Officer

     Each such officer of Parent and the Surviving Corporation will hold office from the Effective Time and each such officer of the Subsidiary Surviving Corporation will hold office from the Subsidiary Merger Effective Time, and in each case, until his respective successor is duly elected or appointed and qualified in the manner provided in the respective Certificate of Incorporation and Bylaws of each of Parent, the Surviving Corporation and Subsidiary Surviving Corporation, or as otherwise provided by applicable law. The names, titles and responsibilities of the other individuals who initially will hold officerships with Parent, the Surviving Corporation and Subsidiary Surviving Corporation shall be determined by Evergreen and the Company prior to the Effective Time, and the election of these persons shall be considered by the Board of Directors of each of Parent and the Surviving Corporation following the Effective Time and by the Board of Directors of the Subsidiary Surviving Corporation following the Subsidiary Merger Effective Time.

     1.9 Effect On Evergreen Capital Stock. (a) Outstanding Evergreen Common Stock. Each of the shares of Evergreen Class B Common Stock and Class A Common Stock, $0.01 par value, of Evergreen ("Evergreen Class A Common Stock" and collectively with the Evergreen Class B Common Stock, the "Evergreen Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Evergreen Common Stock held as treasury shares by Evergreen) shall, by virtue of the effectiveness of the Parent Charter and without any action on the part of the holder thereof, be reclassified, changed and converted into one validly issued, fully paid and nonassessable share of the common stock, $0.01 par value ("Parent Common Stock"), of Parent.

     (b) Exchange of Certificates. Evergreen shall instruct its transfer agent that from and after the Effective Time, upon the presentation for transfer of any shares of Evergreen Common Stock or at the request of any holder thereof, the transfer agent shall issue to the transferee or holder thereof certificates representing that number of shares of Parent Common Stock into which such shares of Evergreen Common Stock were reclassified, changed and converted pursuant to the effectiveness of the Parent Charter.

     (c) Outstanding Evergreen Convertible Exchangeable Preferred Stock. Each share of $3.00 Convertible Exchangeable Preferred Stock, $0.01 par value (the "Evergreen Convertible Exchangeable Preferred Stock"), of Evergreen outstanding upon the effectiveness of the Parent Charter shall remain outstanding and shall become shares of preferred stock of Parent having the powers, preferences and relative rights set forth in the certificate of designation creating the Evergreen Convertible Exchangeable Preferred Stock.

     1.10 Effect On Company Capital Stock. (a) Outstanding Shares. Each of the Shares of the Company issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive 0.9091 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Exchange Ratio"). The shares of Parent Common Stock to be issued to holders of Shares in accordance with this
Section 1.10(a), any cash to be paid in accordance with Section 1.14(f) in lieu of fractional shares of Parent Common Stock, and the shares of Merger Preferred Stock and Parent Convertible

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Preferred Stock to be issued to holders of Company Convertible Preferred Stock
(as hereinafter defined) and Radio Broadcasting Preferred Stock (as hereinafter defined) are referred to collectively as the "Merger Consideration."

     (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company shall, by virtue of the Merger and without any action on the part of the Company, be cancelled and retired and cease to exist, without any conversion thereof.

     (c) Outstanding Company Convertible Preferred Stock. Each share (other than a Dissenting Share, as defined in Section 1.15 below) of 7% Convertible Preferred Stock, par value $0.01 per share ("Company Convertible Preferred Stock"), of the Company outstanding immediately prior to the Effective Time shall be converted into a right to receive one share of Parent Convertible Preferred Stock having substantially identical powers, preferences and relative rights as the Company Convertible Preferred Stock.

     (d) Impact of Stock Splits, etc. In the event of any change in Evergreen Common Stock and/or Shares between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Parent Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement shall be proportionately adjusted.

     1.11 Effect On Radio Broadcasting Capital Stock. (a) Outstanding Common Stock of Radio Broadcasting. Each of the shares of common stock, $0.01 par value, of Radio Broadcasting issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall, by virtue of the Subsidiary Merger, be cancelled, and no consideration shall be delivered in exchange therefor.

     (b) Outstanding 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock. Each share (other than a Dissenting Share) of 12 1/4% Series A Senior Cumulative Exchangeable Preferred Stock, par value $0.01 per share ("Radio Broadcasting 12 1/4% Preferred Stock"), of Radio Broadcasting outstanding immediately prior to the Subsidiary Merger Effective Time shall be converted into a right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the Radio Broadcasting 12 1/4% Preferred Stock.

     (c) Outstanding 12% Exchangeable Preferred Stock. Each share (other than a Dissenting Share) of 12% Exchangeable Preferred Stock, par value $0.01 per share ("Radio Broadcasting 12% Preferred Stock" and, collectively with the Radio Broadcasting 12 1/4% Preferred Stock, the "Radio Broadcasting Preferred Stock"), of Radio Broadcasting outstanding immediately prior to the Subsidiary Merger Effective Time shall be converted into a right to receive one share of preferred stock of the Subsidiary Surviving Corporation having substantially identical powers, preferences and relative rights as the Radio Broadcasting 12% Preferred Stock.

     1.12 Effect On EMHC Capital Stock. Each of the shares of common stock, $0.01 par value ("EMHC Common Stock"), of EMHC issued and outstanding immediately prior to the Effective Time shall remain outstanding and, following the Merger, shall represent all of the issued and outstanding capital stock of the Surviving Corporation.

     1.13 Effect On EMCLA Common Stock. Each of the shares of common stock, $0.01 par value ("EMCLA Common Stock"), of EMCLA issued and outstanding immediately prior to the Subsidiary Merger Effective Time shall remain outstanding and, following the Subsidiary Merger, shall represent all of the issued and outstanding common stock of the Subsidiary Surviving Corporation.

     1.14 Exchange Of Certificates. (a) Paying Agent. As of the Effective Time, Parent shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of Shares and Company Convertible Preferred Stock (other than holders of Dissenting Shares), and as of the Subsidiary Merger Effective Time, the Subsidiary Surviving Corporation shall deposit with the Paying Agent, for the benefit of the holders of Radio Broadcasting Preferred Stock (other than holders of Dissenting Shares), certificates representing the shares of Parent Common Stock, Parent Convertible Preferred Stock and Merger Preferred Stock to be issued to such holders pursuant to Sections 1.10 and 1.11 (such certificates, together with any

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

dividends or distributions with respect to such certificates and any cash paid in lieu of fractional shares pursuant to Section 1.14(f), being hereinafter referred to as the "Payment Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time and the Subsidiary Merger Effective Time, as applicable, each holder of an outstanding certificate or certificates which prior thereto represented Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock which the aggregate number of Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Sections 1.10 and 1.11 of this Agreement (with respect to the Parent Common Stock, including any cash to be received in lieu of fractional shares, as provided in Section 1.14(f) below). The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company, and after the Subsidiary Merger Effective Time, there shall be no further transfer on the records of Radio Broadcasting or, in each case, their respective transfer agents, of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock and if such certificates are presented to the Surviving Corporation or Subsidiary Surviving Corporation for transfer, they shall be cancelled against delivery of the appropriate Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.14(b), each certificate representing Shares, shares of Company Convertible Preferred Stock and shares of Radio Broadcasting Preferred Stock (other than certificates representing treasury Shares to be cancelled in accordance with Section 1.10(b)), shall be deemed at any time after the Effective Time and Subsidiary Merger Effective Time, as applicable, to represent only the right to receive upon such surrender the appropriate Merger Consideration, without any interest thereon, as contemplated by Sections 1.10 and 1.11.

     (c) Letter of Transmittal. Promptly after the Effective Time and the Subsidiary Merger Effective Time, as applicable (but in no event more than five business days thereafter), Parent and the Subsidiary Surviving Corporation, as appropriate, shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock which have been converted pursuant to Sections 1.10 and 1.11, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock to the Paying Agent, and which shall be in such form and have such provisions as Parent and the Subsidiary Surviving Corporation reasonably may specify) and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to Sections 1.10 and 1.11.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock or Parent Convertible Preferred Stock with a record date after the Effective Time, or with respect to Merger Preferred Stock with a record date after the Subsidiary Merger Effective Time, shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares or shares of Company Convertible Preferred Stock or immediately prior to the Subsidiary Merger Effective Time represented shares of Radio Broadcasting Preferred Stock which have been converted pursuant to Sections 1.10 or 1.11, until the surrender for exchange of such certificate in accordance with this Article I.

Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time or Subsidiary Merger Effective Time, as applicable, theretofore paid with respect to the number of whole shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock into which the Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock represented by such certificate immediately prior to the Effective Time and the Subsidiary Merger Effective Time, as applicable, were converted pursuant to Sections 1.10 or 1.11, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time or Subsidiary Merger Effective Time, as applicable, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock.

     (e) No Further Ownership Rights in Shares, Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock. The Merger Consideration (or, in respect of Dissenting Shares, the cash payment therefor) paid upon the surrender for exchange of certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock theretofore represented by such certificates, subject, however, to Parent's or the Subsidiary Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time or Subsidiary Merger Effective Time, as applicable, which may have been declared by the Company or Radio Broadcasting, as appropriate, on the Shares, shares of Company Convertible Preferred Stock, or shares of Radio Broadcasting Preferred Stock in accordance with the terms of this Agreement (or, with respect to the Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock, in accordance with their respective terms) or prior to the date of this Agreement and which remain unpaid at the Effective Time or Subsidiary Merger Effective Time.

     (f) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.10, and each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price per share of Evergreen Class A Common Stock on the Nasdaq National Market on the trading day immediately prior to the Effective Time.

     (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock for 120 days after the Effective Time and Subsidiary Merger Effective Time, as applicable, shall be delivered to Parent or the Subsidiary Surviving Corporation, as applicable, upon demand, and any holders of Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock who have not theretofore complied with this Article I shall thereafter look only to Parent or the Subsidiary Surviving Corporation, as appropriate, and only as general creditors thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock.

     (h) No Liability. None of Evergreen, the Company, Radio Broadcasting, EMHC, EMCLA or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares, shares of Company Convertible Preferred Stock or shares of Radio Broadcasting Preferred Stock shall not have been surrendered prior to five years after the Effective Time or Subsidiary Merger Effective Time, as applicable (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Parent or the Subsidiary Surviving Corporation, as appropriate, free and clear of all claims or interest of any person previously entitled thereto.

     1.15 Dissenting Shares. Notwithstanding anything herein to the contrary in this Agreement, shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock, as applicable, outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or Subsidiary Merger, as applicable, or consented thereto and who properly demands in writing appraisal of such shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock in accordance with Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights, shall not be converted into or represent the right to receive the appropriate Merger Consideration therefor ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Convertible Preferred Stock or Radio Broadcasting Preferred Stock, as the case may be, held by them in accordance with the provisions of Section 262 of the Delaware Code, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such securities under
Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time or Subsidiary Merger Effective Time, as applicable, the right to receive, without any interest thereon, the applicable Merger Consideration, upon surrender, in the manner provided in this Article I, of the certificate or certificates that formerly represented such securities. The Company shall take all actions required to be taken by it in accordance with Section 262(d)(1) of the Delaware Code with respect to the holders of Company Convertible Preferred Stock as of the record date for the Stockholders Meeting (as defined in Section 4.2(a)) and shall otherwise comply with the provisions of Section 262 of the Delaware Code. Radio Broadcasting and EMCLA or the Subsidiary Surviving Corporation, as applicable, shall, prior to or within ten days after the Subsidiary Merger Effective Time, take all actions required to be taken by it pursuant to Section 262(d)(2) of the Delaware Code with respect to all holders of record, as of the Subsidiary Merger Effective Time or such earlier record date as may be declared by the Board of Directors of Radio Broadcasting, of the Radio Broadcasting Preferred Stock. The Company and Radio Broadcasting shall give Evergreen and EMCLA prompt written notice of any demands for appraisal received by the Company or Radio Broadcasting with respect to the Company Convertible Preferred Stock or the Radio Broadcasting Preferred Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware law and received by the Company or Radio Broadcasting, and Evergreen or EMCLA shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time or the Subsidiary Merger Effective Time, as applicable, the Company and Radio Broadcasting shall not, except with the prior written consent of Evergreen or EMCLA, make any payments with respect to any demands for appraisal, or settle or offer to settle, any such demands.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF EVERGREEN

     Evergreen represents and warrants to the Company and Radio Broadcasting, as of February 19, 1997 (except to the extent specifically made as of an earlier date or the date hereof), as follows:

     2.1 Organization, Standing and Corporate Power. Evergreen and each of its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Evergreen and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Evergreen and its subsidiaries, considered as a whole (an "Evergreen Material Adverse Effect"); provided, however, that for purposes of Sections 2.13, 2.14, 2.15 and 2.16, no fact, event or circumstance shall be deemed to constitute an Evergreen Material Adverse Effect unless, in addition to otherwise satisfying the elements of the definition given above, the relevant fact, event or circumstance not disclosed pursuant to such representations would be material facts or circumstances, the omission of which in a document filed with the SEC (as hereinafter defined) pursuant to the Exchange Act would be such as to cause the statements contained in such filings to be misleading within the meaning of Rule 10b-5 under the Exchange Act. Evergreen has delivered to the Company and Radio Broadcasting complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of the Old Agreement. For purposes of this Agreement, a "Significant Subsidiary" of any person means any subsidiary of such person that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

     2.2 Evergreen Capital Structure. The authorized capital stock of Evergreen consists of (i) 75,000,000 shares of Evergreen Class A Common Stock, (ii) 4,500,000 shares of Evergreen Class B Common Stock and (iii) 6,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"). At the close of business on February 18, 1997: (i) 39,100,750 shares of Evergreen Class A Common Stock were issued and outstanding, 1,720,091 shares of Evergreen Class A Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase Evergreen Class A Common Stock which have been granted to directors, officers or employees of Evergreen or others ("Evergreen Stock Options"); (ii) 3,114,066 shares of Evergreen Class B Common Stock were issued and outstanding and no shares of Evergreen Class B Common Stock were reserved for issuance for any purpose; and (iii) no shares of Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on February 18, 1997, no shares of capital stock or other equity securities of Evergreen were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Evergreen are, and all shares which may be issued pursuant to Evergreen's stock option plans, as amended to the date hereof (the "Evergreen Stock Option Plans"), or any outstanding Evergreen Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Evergreen or any subsidiary of Evergreen having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Evergreen or any subsidiary of Evergreen may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of Evergreen have been validly issued and are fully paid and nonassessable and are owned by Evergreen, by one or more wholly-owned subsidiaries of Evergreen or by Evergreen and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Liens arising out of EMCLA's senior credit facility and senior notes and those that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect. Except as set forth above and except for certain provisions of the Certificate of Incorporation of Evergreen relating to transfers of Evergreen Class B Common Stock and to "alien ownership", neither Evergreen nor any subsidiary of Evergreen has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Evergreen or any subsidiary of Evergreen to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Evergreen or any Significant Subsidiary of Evergreen or (ii) restricts the transfer of Evergreen Common Stock. No shares of capital stock of Evergreen are owned of record or beneficially by any subsidiary of Evergreen. Since the close of business on February 18, 1997 to the date of the Old Agreement, neither Evergreen nor any subsidiary of Evergreen issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock other than securities issued upon the exercise of Evergreen Stock Options outstanding on February 18, 1997 or other convertible securities outstanding on February 18, 1997.

     2.3 Authority; Noncontravention. Evergreen has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger and Subsidiary Merger, adoption of the Parent Charter, and the issuance of shares of Parent Common Stock and assumption of Company Stock Options (as defined in Section 3.2) in the Merger (the "Evergreen Stockholder Approval"), to consummate the transactions contemplated by this Agreement. As of the date hereof, the execution and delivery of this Agreement by Evergreen and the consummation by Evergreen of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Evergreen, subject, in the case of the Merger, adoption of the Parent Charter, and the issuance of Parent Common Stock and assumption of Company Stock Options in the Merger, to the Evergreen Stockholder Approval. As of the date hereof, this Agreement has been duly executed and delivered by Evergreen and, assuming this Agreement constitutes the valid and binding agreement of EMHC, EMCLA, the Company and Radio Broadcasting, constitutes a valid and binding obligation of Evergreen, enforceable against Evergreen in accordance with its terms except that the enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Evergreen or the comparable documents of any subsidiary of Evergreen, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Evergreen or any of its subsidiaries is a party or by which Evergreen or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by Evergreen, Parent or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than EMCLA's senior credit facility and senior notes) or equity security of Evergreen, Parent or any of their respective subsidiaries, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) conflicts, breaches, defaults or other consequences (collectively, "breaches") referred to above with respect to EMCLA's senior credit facility and senior notes, (y) breaches resulting from Parent's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the Telecommunications Act of 1996, together with the rules and regulations thereunder (collectively, the "1996 Telecom Act") or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect or to materially hinder Evergreen's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Evergreen or any of its subsidiaries in connection with the execution and delivery of this Agreement by Evergreen or the consummation by Evergreen of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the Subsidiary Merger and the termination or earlier expiration of the applicable waiting periods thereunder,
(ii) such filings with and approvals required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act") including those required in connection with the transfer of control of FCC Licenses (as defined in Section 3.9) for the operation of the Company Licensed Facilities (as defined in Section 3.9) and the transfer of control of the Evergreen FCC Licenses (as defined in
Section 2.9), (iii) the filing of (x) the registration statements on Form S-4 to be filed with the SEC by Evergreen and EMCLA in connection with the issuance of Parent Common Stock and the Convertible Preferred Stock in the Merger (the "Evergreen Form S-4"), and the issuance of Merger Preferred Stock in the Subsidiary Merger (the "EMCLA Form S-4" and, collectively with the Evergreen Form S-4, the "Form S-4s") and the declaration of effectiveness of each of the Form S-4s by the SEC, (y) a proxy statement to be filed with the SEC by Evergreen relating to the Evergreen Stockholder Approval (such proxy statement, together with the proxy statement relating to the approval of this Agreement and the Merger by the holders of Shares (the "Company Stockholder Approval"), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iv) the filing of the certificates of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company and Radio Broadcasting are qualified to do business.

     2.4 SEC Documents. (i) Evergreen has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of Evergreen included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Evergreen and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

     2.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") and except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Old Agreement, or as it relates to the Viacom Transaction (as defined in Section 10.9), since the date of the most recent audited financial statements included in the Filed SEC Documents, Evergreen and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have an Evergreen Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Evergreen's currently outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Evergreen or any of its subsidiaries to any director, officer or other employee or independent contractor of Evergreen or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by Evergreen or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Evergreen, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by Evergreen or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by Evergreen or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

     2.6 No Extraordinary Payments or Change in Benefits. Except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Agreement, no current or former director, officer, employee or independent contractor of Evergreen or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Evergreen Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Evergreen or any of its subsidiaries under any Evergreen Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     2.7 Voting Requirements. The affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the outstanding Evergreen Common Stock, voting as a single class, entitled to vote thereon at the Evergreen Stockholders Meeting with respect to the approval of this Agreement, the Merger, the issuance of shares of Parent Common Stock and the assumption of Company Stock Options in the Merger, and the Parent Charter, and the affirmative vote of the holders of at least a majority of the votes entitled to be cast by the holders of the outstanding Evergreen Class B Common Stock, voting as a separate class, with respect to the adoption of the Parent Charter, are the only votes of the holders of any class or series of Evergreen's capital stock necessary to approve this Agreement, the issuance of shares of Parent Common Stock and the assumption of Company Stock Options in the Merger, the Parent Charter and the transactions contemplated by this Agreement.

     2.8 State Takeover Statutes. The Board of Directors of Evergreen has approved the terms of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and by the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger, the Subsidiary Merger and the other transactions contemplated by this Agreement and by the Stockholders Agreement the provisions of Section 203 of the Delaware Code. To Evergreen's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, the Subsidiary Merger, this Agreement, the Stockholders Agreement or any of the transactions contemplated by this Agreement or the Stockholders Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Evergreen or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Evergreen or any of its subsidiaries to consummate the transactions contemplated by this Agreement or the Stockholders Agreement.

     2.9 Evergreen FCC Licenses; Operations of Evergreen Licensed
Facilities. Evergreen and its subsidiaries have operated the radio stations for which Evergreen and any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Evergreen and its subsidiaries (the "Evergreen Licensed Facilities",) in material compliance with the terms of the licenses issued by the FCC to Evergreen and its subsidiaries (the "Evergreen FCC Licenses") (complete and correct copies of each of which have been made available to the Company and Radio Broadcasting), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen and its subsidiaries have, since acquired by Evergreen, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Evergreen Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen and each of its subsidiaries have, and are the authorized legal holders of, all the Evergreen FCC Licenses necessary or used in the operation of the businesses of the Evergreen Licensed Facilities as presently operated. All such Evergreen FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Evergreen, each of its subsidiaries (or, to Evergreen's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have an Evergreen Material Adverse Effect. As of the date hereof, except as disclosed in writing by Evergreen to the Company prior to the execution and delivery of this Agreement, no application, action or proceeding is pending for the renewal or material modification of any of the Evergreen FCC Licenses and, to Evergreen's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint relating to any Evergreen Licensed Facility that, if adversely determined, could reasonably be expected to have an Evergreen Material Adverse Effect, and Evergreen is not aware of any basis that would cause the FCC not to renew any of the Evergreen FCC Licenses. There is not now pending and, to Evergreen's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Evergreen FCC Licenses that, if adversely determined, could reasonably be expected to have an Evergreen Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio industry).

     2.10 Brokers. Except with respect to Wasserstein, Perella & Co. ("Wasserstein"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Evergreen directly with the Company and Radio Broadcasting, without the intervention of any person on behalf of Evergreen in such a manner as to give rise to any valid claim by any person against Evergreen, the Company, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. Evergreen has provided the Company with a written summary of the terms of its agreement with Wasserstein, and Evergreen has no other agreements or understandings (written or oral) with respect to such services.

     2.11 Opinion of Financial Advisor. Evergreen has received the opinion of Wasserstein, dated the date of the Old Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Evergreen.

     2.12 FCC Qualification. Evergreen and its subsidiaries are fully qualified under the Communication Act to be the transferees of control of the Company FCC Licenses (as hereinafter defined); provided, however, that the parties recognize that the consummation of the Merger could cause the Surviving Corporation to exceed in certain cases the numerical limits on local multiple radio station ownership imposed by Section 202(b) of the 1996 Telecom Act and that a waiver of these limits may be required prior to the grant of such transfer of control of the Evergreen FCC Licenses and Company FCC Licenses. Each individual or entity that is an officer, director or attributable stockholder of Evergreen that is proposed to be an officer, director or attributable stockholder of the Surviving Corporation is fully qualified under the Communications Act to be an officer, director or attributable stockholder of the Surviving Corporation.

     2.13 Compliance With Applicable Laws. Each of Evergreen and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which would not, individually or in the aggregate, have an Evergreen Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have an Evergreen Material Adverse Effect. Except as disclosed in the Filed Evergreen SEC Documents, Evergreen and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Evergreen Material Adverse Effect.

     2.14 Absence of Undisclosed Liabilities. Except as disclosed in the Filed Evergreen SEC Documents, and except for (A) liabilities contemplated by this Agreement or disclosed in writing by Evergreen to the Company prior to the execution and delivery of the Old Agreement, and (B) EMCLA's obligations with respect to the Viacom Transaction, Evergreen and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Evergreen and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have an Evergreen Material Adverse Effect.

     2.15 Litigation. Except as disclosed in the Filed Evergreen SEC Documents, there is no litigation, administrative action, arbitration or other proceeding pending against Evergreen or any of its subsidiaries or, to the knowledge of Evergreen, threatened that, individually or in the aggregate, could reasonably be expected to (i) have an Evergreen Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Filed Evergreen SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Evergreen or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 2.15.

     2.16 Transactions With Affiliates. Other than the transactions contemplated by this Agreement, the Viacom Transaction and except to the extent disclosed in the Filed Evergreen SEC Documents or disclosed in writing to the Company by Evergreen prior to the execution and delivery of the Old Agreement, there have been no transactions, agreements, arrangements or understandings between Evergreen or its subsidiaries, on the one hand, and Evergreen's affiliates (other than subsidiaries of Evergreen) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                  ARTICLE IIA

                REPRESENTATIONS AND WARRANTIES OF EMHC AND EMCLA

     EMHC and EMCLA hereby, jointly and severally, represent and warrant to the Company and Radio Broadcasting, as of the date hereof, as follows:

     2A.1 Organization, Standing and Corporate Power. Each of EMHC and EMCLA is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of EMHC and EMCLA is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have an Evergreen Material Adverse Effect. Each of EMHC and EMCLA has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

     2A.2 EMHC and EMCLA Capital Structure. The authorized capital stock of EMHC consists of 1,000 shares of EMHC Common Stock. The authorized capital stock of EMCLA consists of 1,000 shares of EMCLA Common Stock. At the close of business on July 30, 1997, 1,000 shares of EMCLA Common Stock were issued and outstanding and owned of record and beneficially by Evergreen. At the close of business on July 30, 1997, 1,000 shares of EMHC Common Stock were issued and outstanding and owned of record and beneficially by Evergreen. Except as set forth above, at the close of business on July 30, 1997, no shares of capital stock or other equity securities of EMHC and EMCLA were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of EMHC and EMCLA are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of EMHC or EMCLA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of EMHC or EMCLA may vote are issued or outstanding. Neither EMHC nor EMCLA has any outstanding option, warrant, subscription or other right, agreement or commitment that obligates EMHC or EMCLA to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of EMHC or EMCLA or any of their respective Significant Subsidiaries. Since the close of business on July 30, 1997 to the date hereof, neither EMHC nor EMCLA has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for capital stock.

     2A.3 Authority; Noncontravention. Each of EMHC and EMCLA has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of EMHC and EMCLA and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of EMHC and EMCLA. Evergreen has executed a written consent as sole stockholder of EMCLA and EMHC approving the Merger and the Subsidiary Merger and this Agreement, and such written consent is the only vote of any stockholders of EMCLA and EMHC required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by EMHC and EMCLA and, assuming this Agreement constitutes the valid and binding agreement of Evergreen, the Company and Radio Broadcasting, constitutes a valid and binding obligation of each of EMHC and EMCLA, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of EMHC or EMCLA, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which EMHC or EMCLA is a party or by which EMHC or EMCLA or any of their assets is bound or affected, (iii) result in an obligation by EMHC, EMCLA, the Surviving Corporation, the Subsidiary Surviving Corporation or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than EMCLA's senior credit facility) or equity security of EMHC, EMCLA, the Surviving Corporation, the Subsidiary Surviving Corporation or any of their respective subsidiaries, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) breaches with respect to EMCLA's senior credit facility, (y) breaches resulting from the Surviving Corporation's or Subsidiary Surviving Corporation's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the 1996 Telecom Act or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have an Evergreen Material Adverse Effect or to materially hinder EMHC's or EMCLA's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to EMHC and EMCLA in connection with the execution and delivery of this Agreement by the EMHC and EMCLA or the consummation by EMHC and EMCLA of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and Subsidiary Merger, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of the Evergreen FCC Licenses for the operation of the Evergreen Licensed Facilities, (iii) the EMCLA Form S-4 relating to the issuance of the Merger Preferred Stock, and (iv) the filing of the certificates of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which EMHC and EMCLA are qualified to do business.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND RADIO BROADCASTING

     The Company and Radio Broadcasting hereby, jointly and severally, represent and warrant to Evergreen, EMCLA and EMHC, as of February 19, 1997 (except to the extent specifically made as of an earlier date or the date hereof), as follows:

     3.1 Organization, Standing and Corporate Power. The Company and each of its Significant Subsidiaries (including Radio Broadcasting) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole (a "Company Material Adverse Effect"); provided, however, that for purposes of Sections 3.13, 3.14, 3.15 and 3.16, no fact, event or circumstance shall be deemed to constitute a Company Material Adverse Effect unless in addition to otherwise specifying the elements of the definition given above, the relevant event, fact or circumstance not disclosed pursuant to such representations would be a material fact, event or circumstance, the omission of which in a document filed with the SEC pursuant to the Exchange Act would be such as to cause the statements contained in such filing to be misleading within the meaning of Rule 10b-5 under the

Exchange Act. Each of the Company and Radio Broadcasting have delivered to Evergreen complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

     3.2 Company and Radio Broadcasting Capital Structure. The authorized capital stock of the Company consists of (i) 40,000,000 shares of Company Class A Common Stock, (ii) 10,000,000 shares of Company Class B Common Stock, (iii) 10,000,000 shares of Class C Common Stock, $0.01 par value ("Company Class C Common Stock"), of the Company, and (iv) 10,000,000 shares of preferred stock, $0.01 par value, of which 2,300,000 have been designated as Company Convertible Preferred Stock. The authorized capital stock of Radio Broadcasting consists of 1,000 shares of common stock, $0.01 par value ("Radio Broadcasting Common Stock"), and 10,000,000 shares of preferred stock, $0.01 par value, of which 1,000,000 have been designated as Radio Broadcasting 12 1/4% Preferred Stock and 3,600,000 have been designated as Radio Broadcasting 12% Preferred Stock. At the close of business on February 18, 1997: (i) 10,437,212 shares of Company Class A Common Stock were issued and outstanding, 1,926,152 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Company Class A Common Stock which have been granted to directors, officers or employees of the Company or others ("Company Stock Options"), 3,343,465 shares of Company Class A Common Stock were reserved for issuance upon conversion of the Company Convertible Preferred Stock, and 8,547,910 shares of Company Class A Common Stock were reserved for issuance upon the conversion of the Company Class B Common Stock; (ii) 8,547,910 shares of Company Class B Common Stock were issued and outstanding and no shares of Company Class B Common Stock were reserved for issuance for any purpose; (iii) no shares of Company Class C Common Stock were issued and outstanding and none may be issued in the future; and (iv) 2,200,000 shares of Company Convertible Preferred Stock were issued and outstanding, no shares of Company Convertible Preferred Stock were held in the treasury of the Company and no shares of Company Convertible Preferred Stock were reserved for issuance for any purpose. At the close of business on February 18, 1997: (i) 1,000 shares of Radio Broadcasting Common Stock were issued and outstanding and no shares of Radio Broadcasting Common Stock were reserved for issuance for any purpose; (ii) 1,000,000 shares of Radio Broadcasting 12 1/4% Preferred Stock were issued and outstanding, no shares of Radio Broadcasting 12 1/4% Preferred Stock were held in treasury by Radio Broadcasting and no shares of Radio Broadcasting 12 1/4% Preferred Stock were reserved for issuance for any purpose; and (iii) 2,000,000 shares of Radio Broadcasting 12% Preferred Stock were issued and outstanding, no shares of Radio Broadcasting 12% Preferred Stock were held in treasury by Radio Broadcasting and 1,600,000 shares of Radio Broadcasting 12% Preferred Stock were reserved for issuance in lieu of cash dividends. Except as set forth above, at the close of business on February 18, 1997, no shares of capital stock or other equity securities of the Company and Radio Broadcasting were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company and Radio Broadcasting, and all shares which may be issued pursuant to the Company's stock option plans, as amended to the date of the Old Agreement (the "Company Stock Option Plans") or any outstanding Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary of the Company may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and, except for the Radio Broadcasting Preferred Stock, are owned by the Company or its subsidiaries, free and clear of all Liens, except for Liens arising out of the Radio Broadcasting's senior credit facility and those that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth above and except (i) for certain provisions of the Certificate of Incorporation and Bylaws of the Company relating to transfers of the Company Class B Common Stock and "alien ownership", and (ii) as provided in the Exchange and Registration Rights Agreement entered into by Radio Broadcasting in connection with the sale of the Radio Broadcasting 12% Preferred Stock, neither the Company nor any subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates the Company or any subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any Significant Subsidiary of the Company or (ii) restricts the transfer of Shares. No shares of capital stock of the

Company are owned of record or beneficially by any subsidiary of the Company. Since the close of business on February 18, 1997 to the date of the Old Agreement, neither the Company nor any subsidiary of the Company has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for capital stock other than securities issued upon the exercise of Company Stock Options outstanding on February 18, 1997 or other convertible securities outstanding on February 18, 1997.

     3.3 Authority; Noncontravention. Each of the Company and Radio Broadcasting has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. As of the date hereof, the execution and delivery of this Agreement by each of the Company and Radio Broadcasting and the consummation by each of them of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and Radio Broadcasting, subject, in the case of the consummation of the Merger, to the Company Stockholder Approval. The Company has executed a written consent as stockholder of Radio Broadcasting approving the Subsidiary Merger and this Agreement, and such written consent is the only vote of any stockholders of Radio Broadcasting required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. As of the date hereof, this Agreement has been duly executed and delivered by the Company and Radio Broadcasting and, assuming this Agreement constitutes the valid and binding agreement of Evergreen, EMCLA and EMHC, constitutes a valid and binding obligation of each of the Company and Radio Broadcasting, enforceable against each of them in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the comparable documents of any subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, (iii) except as may be the case with respect to Dissenting Shares, result in an obligation by the Company, the Surviving Corporation or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any outstanding debt (other than Radio Broadcasting's senior credit facility) or equity security of the Company, the Surviving Corporation or any of their respective subsidiaries, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except for (x) breaches with respect to the Radio Broadcasting's senior credit facility, (y) breaches resulting from the Surviving Corporation's ownership of radio stations in certain markets where such ownership may be in excess of the numerical limits imposed on local multiple radio station ownership under the 1996 Telecom Act or where such ownership otherwise may be subject to challenge by any Governmental Entity under any antitrust or similar law, rule or regulation, or (z) breaches that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or to materially hinder the Company's and Radio Broadcasting's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to the Company or Radio Broadcasting in connection with the execution and delivery of this Agreement by the Company and Radio Broadcasting or the consummation by the Company and Radio Broadcasting of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of the Company FCC Licenses (as defined in Section 3.9) for the operation of the Company

Licensed Facilities (as defined in Section 3.9), (iii) the Joint Proxy Statement relating to the Company Stockholder Approval and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, and (iv) the filing of the certificates of merger with the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company and Radio Broadcasting are qualified to do business.

     3.4 SEC Documents. The Company and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated or combined financial position of the Company and its subsidiaries as of the dates thereof and the consolidated or combined results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.5 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") and except as it relates to the Viacom Transaction or as otherwise disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Company Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement),
(ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock (other than the payment of regular cash dividends on the Company Convertible Preferred Stock in accordance with usual record and payment dates), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any director, officer or other employee or independent contractor of the Company or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (y) any granting by the Company or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of the Company, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any such director, officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

     3.6 No Extraordinary Payments or Change in Benefits. No current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control,

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termination, stock options, stock purchases, compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Company Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries under any Company Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     3.7 Voting Requirements. The affirmative vote of the Principal Company Stockholders with respect to the approval of this Agreement and the Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     3.8 State Takeover Statutes. The Board of Directors of the Company has approved the terms of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated by this Agreement and by the Stockholders Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and by the Stockholders Agreement the provisions of Section 203 of the Delaware Code. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Agreement or any of the transactions contemplated by this Agreement or the Stockholders Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of the Company or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of the Company or Evergreen to consummate the transactions contemplated by this Agreement or the Stockholders Agreement.

     3.9 Company FCC Licenses; Operations of Company Licensed Facilities. The Company and its subsidiaries have operated the radio stations for which the Company and any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by the Company and its subsidiaries (the "Company Licensed Facilities") in material compliance with the terms of the licenses issued by the FCC to the Company and its subsidiaries (the "Company FCC Licenses") (complete and correct copies of each of which have been made available to Evergreen), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have, since acquired by the Company, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Company Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its subsidiaries have, and are the authorized legal holders of, all the Company FCC Licenses necessary or used in the operation of the businesses of the Company Licensed Facilities as presently operated. All such Company FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of the Company, each of its subsidiaries (or to the Company's and Radio Broadcasting's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, except as disclosed in writing by the Company to Evergreen prior to the execution and delivery of this Agreement, no application, action or proceeding is pending for the renewal or material modification of any of the Company FCC Licenses and, to the best of the Company's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against the Company or any of its subsidiaries relating to the Company Licensed Facilities that, if adversely determined, would have a Company Material Adverse Effect, and the Company is not aware of any basis that would cause the FCC not to renew any of the Company FCC Licenses. There is not now pending and, to the Company's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel rescind or modify in any material respect any of the Company FCC Licenses that, if adversely determined, would have a Company Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio industry).

     3.10 Brokers. Except with respect to HM2/Management Partners, L.P. ("Hicks Muse") Star Media, Inc. ("Star Media"), Greenhill & Co., LLC ("Greenhill") and Goldman Sachs & Co. ("Goldman Sachs"), all negotiations relating to this Agreement, the transactions contemplated hereby and by the Viacom

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

Transaction have been carried out by the Company directly with Evergreen, without the intervention of any person on behalf of the Company in such a manner as to give rise to any valid claim by any person against the Company, Evergreen, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Company has provided Evergreen with a written summary of the terms of its agreements with Hicks Muse, Star Media, Greenhill and Goldman Sachs, and the Company has no other agreements or understandings (written or oral) with respect to such services.

     3.11 Opinion of Financial Advisor. The Company has received the opinion of Greenhill, dated the date of the Old Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders.

     3.12 FCC Qualification. The Company and its subsidiaries are fully qualified under the Communications Act to be the transferors of control of the Company FCC Licenses; provided, however, that the parties recognize that the consummation of the Merger could cause the Surviving Corporation and Thomas O. Hicks to exceed in certain cases the numerical limits on local multiple radio station ownership imposed by Section 202(b) of the 1996 Telecom Act and that a waiver of these limits may be required prior to the grant of such transfer of control of the Evergreen FCC Licenses and Company FCC Licenses. Each individual or entity that is an officer, director or attributable stockholder of the Company that is proposed to be an officer, director or attributable stockholder of the Surviving Corporation is fully qualified under the Communications Act to be an officer, director or attributable stockholder of the Surviving Corporation other than with respect to the numerical limits on multiple ownership described in the preceding sentence.

     3.13 Compliance with Applicable Laws. Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted other than such Permits the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed in the Filed Company SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, except for such noncompliance which individually or in the aggregate would not have a Company Material Adverse Effect.

     3.14 Absence of Undisclosed Liabilities. Except as disclosed in the Filed Company SEC Documents, and except for (A) liabilities contemplated by this Agreement or disclosed in writing by the Company to Evergreen prior to the execution and delivery of the Old Agreement, and (B) the Company's and Radio Broadcasting's obligations with respect to the Viacom Transaction, the Company and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Company Material Adverse Effect.

     3.15 Litigation. Except as disclosed in the Filed Company SEC Documents, there is no litigation, administrative action, arbitration or other proceeding pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Filed Company SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 3.15.

     3.16 Transactions With Affiliates. Other than the transactions contemplated by this Agreement, the Viacom Transaction and except to the extent disclosed in the Filed Company SEC Documents or disclosed in writing by Chancellor to Evergreen prior to the execution and delivery of the Old Agreement, there have been no transactions, agreements, arrangements or understandings between the Company or its subsidiaries, on the one hand, and the Company's affiliates (other than subsidiaries of the Company) or any other person, on the

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

other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE IV

                             ADDITIONAL AGREEMENTS

     4.1 Preparation of Form S-4S and the Joint Proxy Statement; Information Supplied. (a) As soon as practicable following the date of this Agreement, (i) the Company and Evergreen shall prepare and file with the SEC the Joint Proxy Statement and Evergreen shall prepare and file with the SEC the Evergreen Form S-4, in which the Joint Proxy Statement will be included as a prospectus, and
(ii) EMCLA shall prepare and file with the SEC the EMCLA Form S-4. Each of the Company, Evergreen and EMCLA shall use its best efforts to have the Form S-4s declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Evergreen will use its best efforts to cause the Joint Proxy Statement to be mailed to Evergreen's stockholders, in each case as promptly as practicable after the Evergreen Form S-4 is declared effective under the Securities Act. Each of Evergreen and EMCLA shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4s, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock and Parent Convertible Preferred Stock in the Merger and the issuance of Merger Preferred Stock in the Subsidiary Merger, and the Company and Radio Broadcasting shall furnish all information concerning the Company, Radio Broadcasting and the holders of the Shares, Company Convertible Preferred Stock and Radio Broadcasting Preferred Stock as may be reasonably requested in connection with any such action.

     (b) The Company and Radio Broadcasting each agrees that none of the information supplied or to be supplied by the Company or Radio Broadcasting specifically for inclusion or incorporation by reference in (i) the Form S-4s will not, at the time each Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will not, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. The Company agrees that the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Evergreen specifically for inclusion or incorporated by reference in the Joint Proxy Statement.

     (c) Evergreen and EMCLA each agrees that none of the information supplied or to be supplied by Evergreen or EMCLA specifically for inclusion or incorporation by reference in (i) the Form S-4s will not, at the time each Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will not, at the date the Joint Proxy Statement is first mailed to Evergreen's stockholders, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. Evergreen

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

and EMCLA each agrees that the Form S-4s will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and Evergreen agrees that the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in either the Form S-4s or the Joint Proxy Statement based on information supplied by the Company or Radio Broadcasting specifically for inclusion or incorporation by reference therein.

     4.2 Meetings of Company Stockholders and Evergreen Stockholders. (a) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Stockholders Meeting") to submit this Agreement, together with the affirmative recommendation of the Company's Board of Directors, to the Company's stockholders so that they may consider and vote upon the approval of this Agreement. The Company will use its best efforts to hold the Stockholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its stockholders. Pursuant to the Stockholders Agreement, the Principal Company Stockholders have agreed to vote all Shares owned by them or for which they have the right to vote in favor of the approval of this Agreement and the Merger, which vote the Company represents and warrants shall be sufficient to obtain the Company Stockholder Approval.

     (b) Evergreen will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Evergreen Stockholders Meeting") to submit this Agreement and the Parent Charter, together with the affirmative recommendation of Evergreen's Board of Directors, to Evergreen's stockholders so that they may consider and vote upon the approval of this Agreement, the issuance of Parent Common Stock and the assumption of Company Stock Options in the Merger, and the Parent Charter. Evergreen will use its best efforts to hold the Evergreen Stockholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its stockholders. Pursuant to the Stockholders Agreement, the Principal Evergreen Stockholder has agreed to vote all shares of Evergreen Common Stock owned by him or for which he has the right to vote in favor of the approval of this Agreement, the issuance of Parent Common Stock and the assumption of Company Stock Options in the Merger, the adoption of the Parent Charter, and the Merger.

     (c) Each of Evergreen and the Company agrees to cooperate and use its respective best efforts to hold the Evergreen Stockholders Meeting and the Stockholders Meeting on the same day.

     4.3 Access to Information; Confidentiality. Upon reasonable notice, each of the Company and Evergreen shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Evergreen shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Evergreen will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Evergreen or the Company, respectively, in confidence to the extent required by and in accordance with the provisions of the letters dated January 27, 1997, each between Evergreen and the Company (collectively, the "Confidentiality Agreements"), and each of the Company and Evergreen agrees that prior to the Effective Time neither party will use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

     4.4 Public Announcements. Evergreen, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Subsidiary Merger, and shall not issue any such press release or make any such

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public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of The Nasdaq Stock Market.

     4.5 Acquisition Proposals. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Company will notify Evergreen immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any such negotiations or discussions that are sought to be initiated with, the Company. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, or any purchase of all or any significant portion of the assets of the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, or any equity interest in the Company or Evergreen or any Significant Subsidiary of the Company or Evergreen, other than the transactions contemplated hereby; provided, however, that an Acquisition Proposal shall not include a currently planned acquisition or disposition of broadcast properties disclosed in writing prior to execution and delivery of this Agreement by either the Company or Evergreen to the other.

     (b) Evergreen shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Evergreen or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably be expected to lead to, any Acquisition Proposal. Evergreen will notify the Company immediately of any inquiries or proposals with respect to any Acquisition Proposal that is received by, or any negotiations or discussions that are sought to be initiated with, Evergreen.

     (c) Nothing contained in this Section 4.5 shall prohibit the respective Board of Directors of the Company or Evergreen from taking and disclosing to its stockholders a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or any exchange offer commenced by a third party.

     4.6 Consents, Approvals and Filings. The Company and Evergreen will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of the Company FCC Licenses and the Evergreen FCC Licenses, which the parties shall file as soon as practicable (and in any event not more than 30 days) after the date of this Agreement), in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Evergreen will each use its best efforts, and will cooperate fully and in good faith with each other, (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and the Viacom Transaction, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and the Viacom Transaction, including without limitation, the consent of the FCC to the transfer of control of the Company FCC Licenses and the Evergreen FCC Licenses, and the transfer of any FCC licenses in connection with the Viacom Transaction. Each of the Company and Evergreen shall use its best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the opportunity to participate in all meetings and material conversations with Governmental Entities.

     4.7 Affiliates Letters. Prior to the Closing Date, the Company shall deliver to Evergreen a letter identifying all persons who may be, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Evergreen on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     4.8 Nasdaq Listing. Evergreen shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

     4.9 Stockholder Litigation. Each of the Company and Evergreen shall give the other party the opportunity to participate in the defense or settlement of any stockholder litigation against it and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to by the Company or Evergreen without the other party's consent, which consent shall not be unreasonably withheld.

     4.10 Indemnification. The Certificate of Incorporation and Bylaws of Parent, the Surviving Corporation and the Subsidiary Surviving Corporation shall contain, respectively, the provisions with respect to indemnification set forth in the Parent Charter and the Bylaws to be adopted by Parent attached hereto as Annex IV, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or Evergreen or any of their respective subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Parent will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and executive officers of the Company or Evergreen on the date of this Agreement, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the date of this Agreement; provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Evergreen or any of its subsidiaries so long as the terms thereof are not less advantageous to the beneficiaries thereof than the existing D&O Insurance. The provisions of this Section 4.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of Evergreen, the Company and Parent.

     4.11 Letter of the Company's Accountants. The Company and Radio Broadcasting shall each use its reasonable best efforts to cause to be delivered to Evergreen and EMCLA, as applicable, a letter of Coopers & Lybrand LLP, the Company's and Radio Broadcasting's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4s pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Evergreen Form S-4 or EMCLA Form S-4, as the case may be, shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date and the Subsidiary Closing Date, as the case may be, each addressed to Evergreen and EMCLA, as applicable, in form and substance reasonably satisfactory to Evergreen and EMCLA and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4s.

     4.12 Letter of Evergreen's Accountants. Evergreen and EMCLA shall use its reasonable best efforts to cause to be delivered to the Company and Radio Broadcasting, as applicable, a letter of KPMG Peat Marwick LLP, Evergreen's and EMCLA's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4s pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the

Evergreen Form S-4 or EMCLA Form S-4, as the case may be, shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date or the Subsidiary Closing Date, as the case may be, each addressed to the Company or Radio Broadcasting, as applicable, in form and substance reasonably satisfactory to the Company and Radio Broadcasting and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4s.

                                   ARTICLE V

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     5.1 Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company and Evergreen shall, and shall cause their respective subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the Filed Company SEC Documents or the Filed Evergreen SEC Documents (including any pending station acquisitions, dispositions and/or swaps and the financing thereof described therein), as applicable, or in connection with the Viacom Transaction or as otherwise disclosed in writing by one party hereto to the other parties hereto prior to the execution and delivery of this Agreement, the Company and Evergreen shall not, and shall not permit any of their respective subsidiaries to, without the prior consent of the other party hereto:

     (i) (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's or Evergreen's or any of their respective subsidiaries' outstanding capital stock (other than, with respect to the Company and its subsidiaries, the payment of regular cash dividends by the Company on the Company Convertible Preferred Stock and the payment by Radio Broadcasting of dividends on the Radio Broadcasting 12% Preferred Stock in additional shares of such preferred stock, in each case in accordance with usual record and payment dates), (x) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (y) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares (other than, with respect to the Company and its subsidiaries, in connection with Radio Broadcasting's offer to exchange its 12% Series A Exchangeable Preferred Stock for the Radio Broadcasting 12% Preferred Stock (the "Exchange Offer")), or (z) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities other than (1) upon the exercise of Company Stock Options and Evergreen Stock Options outstanding on the date of this Agreement, (2) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement, or (3) with respect to the Company and its subsidiaries, in connection with the Exchange Offer or upon the conversion of the Company Convertible Preferred Stock;

     (ii) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents (other than, in the case of Radio Broadcasting, as necessary to consummate the Exchange Offer);

     (iii) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

     (iv) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company or Evergreen and their respective subsidiaries taken as a whole;

     (v) (x) other than working capital borrowings in the ordinary course of business and consistent with past practices incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or Evergreen or any of their respective direct or indirect wholly-owned subsidiaries or (y) make any material loans or advances to any other person, other than to the Company or Evergreen, or to any of their respective direct or indirect wholly-owned subsidiaries and other than routine advances to employees;

     (vi) make any tax election or settle or compromise any income tax liability that could reasonably be expected to be material to the Company or Evergreen and their respective subsidiaries taken as a whole;

     (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company or Evergreen included in the Filed Company SEC Documents or the Filed Evergreen SEC Documents, respectively, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     (viii) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement and consistent with past practices;

     (ix) except as may be required by law,

          (1) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or Evergreen or any of their respective subsidiaries which is inconsistent with the terms of any Company Benefit Plan or Evergreen Benefit Plan, respectively;

          (2) other than in the ordinary course of business and consistent with past practices, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of the Company or Evergreen or any of their respective subsidiaries other than routine changes or amendments that are required under existing contracts;

          (3) adopt, enter into, amend, alter or terminate, partially or completely, any Company Benefit Plan or Evergreen Benefit Plan or any election made pursuant to the provisions of any Company Benefit Plan or Evergreen Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Company Benefit Plan or Evergreen Benefit Plan; or

          (4) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

     (x) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or Evergreen or any of their respective subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

     (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

     Notwithstanding the foregoing, nothing herein shall prevent Evergreen or the Company from selling or acquiring (or agreeing to sell or acquire) all or substantially all of the assets (by purchase, stock purchase, merger or otherwise) of one or more radio broadcast stations and entering into financing transactions in connection therewith, provided that the value of the consideration (as determined in good faith by the Board of Directors of the Company or Evergreen, as the case may be) to be paid or received (as appropriate) in such transactions does not exceed $100,000,000 in the aggregate for all such radio stations acquired since the date of the Old Agreement. Each of Evergreen, on the one hand, and the Company and Radio Broadcasting, on the other hand, represent and warrant to the other party or parties that no actions have been taken since February 19, 1997 in violation of the terms of the Old Agreement.

     5.2 Company Stock Options. At the Effective Time, each Company Stock Option shall be deemed to have been assumed by Evergreen, without further action by Evergreen, and shall thereafter be deemed an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, that number of shares of Parent Common Stock that would have been received in respect of such Company

Stock Option if it had been exercised immediately prior to the Effective Time (such Company Stock Options assumed by Evergreen, the "Assumed Chancellor Stock Options"); provided, however, that, for each optionholder, (i) the aggregate fair market value of Parent Common Stock subject to Assumed Chancellor Stock Options immediately after the Effective Time shall not exceed the aggregate exercise price thereof by more than the excess of the aggregate fair market value of Company Common Stock subject to Company Stock Options immediately before the Effective Time over the aggregate exercise price thereof and (ii) on a share-by-share comparison, the ratio of the exercise price of the Assumed Chancellor Stock Option to the fair market value of the Parent Common Stock immediately after the Effective Time is no more favorable to the optionholder than the ratio of the exercise price of the Company Stock Option to the fair market value of the Company Common Stock immediately before the Effective Time; and provided, further, that no fractional shares shall be issued on the exercise of such Assumed Chancellor Stock Option and, in lieu thereof, the holder of such Assumed Chancellor Stock Option shall only be entitled to a cash payment in the amount of such fraction multiplied by the closing price per share of Parent Common Stock on the Nasdaq National Market on the business day immediately prior to the date of such exercise.

     5.3 Other Actions. The Company and Evergreen shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VI not being satisfied.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the Subsidiary Merger is subject to the satisfaction or waiver on or prior to the Closing Date and Subsidiary Closing Date, as applicable, of the following conditions:

     (a) Stockholder Approval. The Company Stockholder Approval and the Evergreen Stockholder Approval shall have been obtained.

     (b) FCC Order. The FCC shall have issued an order (the "FCC Order") approving the transfer of the Company FCC Licenses for the operation of the Company Licensed Facilities and the Evergreen FCC Licenses for the operation of the Evergreen Licensed Facilities to the public stockholders of Parent pursuant to the Merger without the imposition of any conditions or restrictions that would have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Parent and its subsidiaries, considered as a whole (a "Parent Material Adverse Effect"), and which FCC Order has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, petition for reconsideration or appeal has been filed and as to which the time period for filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC with respect to the FCC Order has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Order and the time period for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed or review initiated; provided, however, that notwithstanding anything in this Agreement to the contrary, that reasonable conditions of divestiture of certain Company Licensed Facilities or Evergreen Licensed Facilities to comply with the multiple ownership requirements under the Telecom Act shall not be deemed to result in a Parent Material Adverse Effect.

     (c) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA shall be obtained from any Governmental Entity (other than the FCC) whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Parent Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

     (d) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the Subsidiary Merger under the HSR Act shall have been terminated or shall have otherwise expired.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and the Subsidiary Merger shall be in effect; provided, however, that the party invoking this condition shall use best reasonable efforts to have any such order or injunction vacated.

     (f) Nasdaq Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

     (g) Form S-4s. The Evergreen Form S-4 and EMCLA Form S-4 shall each have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     6.2 Conditions to Obligations of Evergreen, EMCLA and EMHC. The obligation of Evergreen, EMCLA and EMHC to effect the Merger and the Subsidiary Merger are further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and Radio Broadcasting contained in this Agreement shall have been true and correct on the date of the Old Agreement (except to the extent that they expressly relate only to a different time, in which case they shall have been true and correct as of such different time), other than such breaches of representations and warranties which in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. The Company and Radio Broadcasting shall have delivered to Evergreen a certificate dated as of the Closing Date, signed by a senior executive officer of the Company and Radio Broadcasting, to the effect set forth in this Section 6.2(a).

     (b) Performance of Obligations of the Company and Radio Broadcasting. The Company and Radio Broadcasting shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Evergreen shall have received a certificate signed on behalf of the Company and Radio Broadcasting by a senior executive officer of the Company and Radio Broadcasting to such effect.

     (c) Tax Opinion. Evergreen shall have received an opinion of Latham & Watkins, dated the Closing Date, substantially in the form of Exhibit H, to the effect that (i) the Merger and the Subsidiary Merger will each be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Evergreen, EMHC, and the Company will be a party to the Merger within the meaning of Section 368(b) of the Code; (iii) each of EMCLA and Radio Broadcasting will be a party to the Subsidiary Merger within the meaning of Section 368(b) of the Code; (iv) no gain or loss will be recognized by the Company, Evergreen or EMHC as a result of the Merger; (v) no gain or loss will be recognized by EMCLA or Radio Broadcasting as a result of the Subsidiary Merger; (vi) no gain or loss will be recognized by any holder of Evergreen Class A Common Stock or Evergreen Class B Common Stock on the exchange of such stock for shares of Parent Common Stock pursuant to this Agreement; and
(vii) no gain or loss will be recognized by any holder of Evergreen Convertible Exchangeable Preferred Stock as a result of the Merger. In rendering such opinion, Latham & Watkins shall receive and may rely upon representations contained in certificates of Evergreen, EMCLA, EMHC, the Company, Radio Broadcasting, and certain stockholders of the Company and Radio Broadcasting, substantially in the form of Exhibits B through G.

     6.3 Conditions to Obligation of the Company and Radio Broadcasting. The obligation of the Company and Radio Broadcasting to effect the Merger and the Subsidiary Merger is further subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Evergreen contained in this Agreement shall have been true and correct on the date of the Old Agreement (except to the extent that they expressly relate only to a different time, in which case they shall have been true and correct as of such different time), and the representations and warranties of EMCLA and EMHC contained in this Agreement shall have been true and correct on the date of this Agreement (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), in each case other
than such breaches of representations and warranties which in the aggregate could not reasonably be expected to have an Evergreen Material Adverse Effect. Evergreen, EMCLA and EMHC shall have delivered to the Company and Radio Broadcasting a certificate dated as of the Closing Date, signed by a senior executive officer of Evergreen, EMCLA and EMHC, to the effect set forth in this
Section 6.3(a).

     (b) Performance of Obligations of Evergreen, EMCLA and EMHC. Evergreen, EMCLA and EMHC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including without limitation, the filing of the Parent Charter with the Delaware Secretary of State and delivery of the Board Resignations and the Board Appointments, and the Company shall have received a certificate signed on behalf of Evergreen, EMCLA and EMHC by a senior executive officer of Evergreen, EMCLA and EMHC to such effect.

     (c) Tax Opinion. The Company and Radio Broadcasting shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date and substantially in the form of Exhibit I, to the effect that the Merger and the Subsidiary Merger will each be treated as a reorganization under Section 368(a) of the Code and that no gain or loss will be recognized by the stockholders of the Company and of Radio Broadcasting on the receipt pursuant to the Merger and the Subsidiary Merger of shares of Parent Common Stock, Parent Convertible Preferred Stock or Merger Preferred Stock in exchange for Shares, shares of Company Convertible Preferred Stock and/or shares of Radio Broadcasting Preferred Stock, except with respect to cash received by dissenters or in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations contained in certificates of Evergreen, EMCLA, EMHC, the Company, Radio Broadcasting, and certain stockholders of the Company and Radio Broadcasting, substantially in the form of Exhibits B through G.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or
Evergreen:

     (a) by mutual written consent of Evergreen and the Company;

     (b) by either Evergreen or the Company:

     (i) if, upon a vote at a duly held Stockholders Meeting or Evergreen Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company or Evergreen, as the case may be, shall not have been obtained;

     (ii) if the Merger and the Subsidiary Merger shall not have been consummated on or before February 19, 1998, unless the failure to consummate the Merger or the Subsidiary Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

     (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger or Subsidiary Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

     (iv) if the other party hereto shall have breached the requirements of Sections 4.2 or 4.5 hereof, unless the party seeking to invoke this clause (iv) shall at such time be in material breach of this Agreement.

     7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Evergreen as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Evergreen or the Company, other than the last sentence of Section
4.3 and Sections 2.10, 3.10, 7.2 and 10.2. Nothing contained in this Section 7.2 shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     7.3 Amendment. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Company Stockholder Approval and Evergreen Stockholder Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or Subsidiary Merger or adversely affects the rights of the Company's, Radio Broadcasting's or Evergreen's stockholders hereunder without the approval of their respective stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Evergreen or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

     8.1 Survival. The representations and warranties respectively required to be made by the Company and Evergreen in this Agreement, or in any certificate, respectively, delivered by the Company or Evergreen pursuant to Section 6.2 or
Section 6.3 hereof will not survive the Closing.

                                   ARTICLE IX

                                    NOTICES

     9.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to Evergreen, EMCLA or EMHC, to:

          Evergreen Media Corporation
        433 East Las Colinas Boulevard
        Suite 1130
        Irving, Texas 75039
        Attention: Scott K. Ginsburg
        Telephone: (972) 869-9020
        Telecopy: (972) 869-3671
     with copies to:

          Latham & Watkins
          1001 Pennsylvania Ave., N.W.
        Suite 1300
        Washington, D.C. 20004
          Attention: Eric L. Bernthal, Esq.
                     Daniel T. Lennon, Esq.
          Telephone: (202) 637-2200
        Telecopy: (202) 637-2201

     If to the Company or Radio Broadcasting, to:

          Chancellor Broadcasting Company
        12655 N. Central Expressway
        Suite 405
        Dallas, Texas 75243
        Attention: Steven Dinetz
        Telephone: (972) 239-6220
        Telecopy: (972) 239-0220

     With copies to:

          Hicks, Muse, Tate & Furst Incorporated
        200 Crescent Court, Suite 1600
        Dallas, Texas 75201
        Attention: Thomas O. Hicks
                Lawrence D. Stuart, Jr.
          Telephone: (214) 740-7300
        Telecopy: (214) 740-7313

                    and

          Weil, Gotshal & Manges LLP
        100 Crescent Court, Suite 1300
        Dallas, Texas 75201
        Attention: Jeremy W. Dickens, Esq.
        Telephone: (214) 746-7720
        Telecopy: (214) 746-7777

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Entire Agreement. Except for documents executed by the Company and Evergreen pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith), the Stockholders Agreement and the Confidentiality Agreements contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     10.2 Expenses. Whether or not the Merger and the Subsidiary Merger are consummated, each of the Company and Evergreen will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses incurred in connection with (i) the filings and registrations with the Department of Justice and Federal Trade Commission pursuant to the HSR Act, (ii) the filings with the FCC under the Communications Act, and (iii) the printing, mailing and distribution of the Joint Proxy Statement and the preparation and filing of the Form S-4s, shall be borne equally by Evergreen and the Company.

     10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     10.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     10.7 Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

     10.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Evergreen under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     10.9 Viacom Transaction. On February 16, 1997, EMCLA and Viacom International Inc. ("Viacom") entered into a Stock Purchase Agreement (the "Viacom Purchase Agreement") whereby EMCLA agreed to purchase all the outstanding shares of stock of certain subsidiaries of Viacom that own and operate the radio broadcast stations described in the Viacom Purchase Agreement. Concurrently with the execution and delivery of the Old Agreement, Evergreen, EMCLA, the Company and Radio Broadcasting entered into an agreement (the "Joint Purchase Agreement") whereby, as between Evergreen and the Company, the Company agreed to assume certain obligations under the Viacom Purchase Agreement and Evergreen agreed to grant to the Company certain rights under the Viacom Purchase Agreement. Notwithstanding any provision hereof to the contrary, no provision of the Old Agreement or this Agreement shall be deemed to prohibit any transaction contemplated by the Joint Purchase Agreement or the Viacom Purchase Agreement. The transactions contemplated by the Viacom Purchase Agreement and the Joint Purchase Agreement are referred to collectively as the "Viacom Transaction."

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company, Radio Broadcasting, Evergreen, EMCLA and EMHC effective as of the date first written above.

                                            CHANCELLOR BROADCASTING
                                            COMPANY

                                            By:     /s/ THOMAS O. HICKS
                                              ----------------------------------
                                            Name: Thomas O. Hicks
                                            Title: Chairman of the Board

                                            CHANCELLOR RADIO BROADCASTING
                                            COMPANY

                                            By:     /s/ THOMAS O. HICKS
                                              ----------------------------------
                                            Name: Thomas O. Hicks
                                            Title: Chairman of the Board

                                            EVERGREEN MEDIA CORPORATION

                                            By:    /s/ SCOTT K. GINSBURG
                                              ----------------------------------
                                            Name: Scott K. Ginsburg
                                            Title: Chairman and Chief Executive
                                            Officer

                                            EVERGREEN MEDIA CORPORATION OF LOS
                                            ANGELES

                                            By:    /s/ SCOTT K. GINSBURG
                                              ----------------------------------
                                            Name: Scott K. Ginsburg
                                            Title: Chairman and Chief Executive
                                            Officer

                                            EVERGREEN MEZZANINE HOLDINGS
                                            CORPORATION

                                            By:    /s/ SCOTT K. GINSBURG
                                              ----------------------------------
                                            Name: Scott K. Ginsburg
                                            Title: Chairman and Chief Executive
                                            Officer

                                                                         ANNEX I

AMENDMENTS TO CERTIFICATE OF INCORPORATION OF EVERGREEN MEZZANINE HOLDINGS
CORPORATION:

ARTICLE FOURTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,001,000 shares consisting of
(a) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and (b) 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock.

     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities,

                                      A-I-1
or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

     2. Provisions Relating to the Common Stock.

     (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

     (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     3. General.

     (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                      A-I-2

ARTICLE SEVENTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:

     SEVENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Seventh is in effect. Any repeal or amendment of this Article Seventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Seventh. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Seventh shall extend to proceedings involving the negligence of such Person.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Seventh.

                                      A-I-3

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

A NEW ARTICLE SHALL BE ADDED AS ARTICLE TENTH TO READ AS FOLLOWS:

     TENTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

     (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

     (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

     (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Tenth.

                                      A-I-4

                                                                        ANNEX II

AMENDMENTS TO CERTIFICATE OF INCORPORATION OF EVERGREEN MEDIA CORPORATION OF LOS
ANGELES:

ARTICLE FOURTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS FOLLOWS:

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,001,000 shares consisting of
(a) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") and (b) 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock are as follows:

     1. Provisions Relating to the Preferred Stock.

     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                                     A-II-1

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

     2. Provisions Relating to the Common Stock.

     (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

     (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

     3. General.

     (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The

                                     A-II-2

Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

ARTICLE SEVENTH SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY TO READ AS
FOLLOWS:

     SEVENTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Seventh is in effect. Any repeal or amendment of this Article Seventh shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Seventh. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Seventh shall extend to proceedings involving the negligence of such Person.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or

                                     A-II-3
domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Seventh.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

A NEW ARTICLE SHALL BE ADDED AS ARTICLE TENTH TO READ AS FOLLOWS:

     TENTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

     (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

     (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

     (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Tenth.

                                     A-II-4

                                                                       ANNEX III

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          CHANCELLOR MEDIA CORPORATION

     FIRST: The name of the corporation is Chancellor Media Corporation (the "Corporation").

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 325,000,000 shares consisting of (a) 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (b) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (c) 75,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

     The designations, powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Common Stock and the Class A Common Stock are as follows:

     1. Reclassification of Existing Class A and Class B Common Stock.

     (a) Upon the filing of this Amended and Restated Certificate of Incorporation, each share of Class A Common Stock, par value $.01 per share, of the Corporation outstanding shall be reclassified, changed and converted into one share of the Common Stock, and each share of Class B Common Stock, par value $.01 per share, of the Corporation outstanding shall be reclassified into one share of Common Stock (such reclassifications collectively being the "Reclassification").

     (b) After the Reclassification, each holder of the shares of capital stock of the Corporation being reclassified, changed and converted as provided herein shall be entitled to receive, upon surrender at the office of the Corporation or the transfer agent for the Common Stock of such holder's certificate or certificates representing the shares being reclassified, duly endorsed in blank or accompanied by duly executed proper instruments of transfer, as promptly as practicable after such surrender one or more certificates evidencing the Common Stock issuable to such holder in respect of the Reclassification. After the Reclassification, pending the issuance and delivery of such certificates in accordance herewith, the certificate or certificates evidencing the shares of previously outstanding class A and class B common stock being reclassified shall be deemed to evidence the shares of Common Stock issuable upon the Reclassification.

     2. Provisions Relating to the Preferred Stock.

     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation (the "Board of Directors") as hereafter prescribed.

     (b) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                                     A-III-1

     (i) whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

     (ii) the number of shares to constitute the class or series and the designations thereof;

     (iii) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

     (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property) and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

     (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (vi) the dividend rate, whether dividends are payable in cash, securities of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends shall accumulate;

     (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     (d) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock and Class A Common Stock, each voting as a separate class, without a vote of a majority of the holders of the Preferred Stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such class or series of Preferred Stock.

     3. Provisions Relating to the Common Stock and Class A Common Stock.

     (a) Except as otherwise set forth in this Paragraph 3, each share of Common Stock and Class A Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of

                                     A-III-2
shares of Common Stock shall be entitled to vote as a class upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held, and the holders of shares of Class A Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation as a separate class and shall be entitled to one vote for each share of Class A Common Stock held.

     (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive and participate ratably in such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock or Class A Common Stock held by them.

     (d) With respect to any Going Private Transaction (as defined below) between the Corporation and Scott K. Ginsburg or Affiliates of Scott K. Ginsburg (as defined below), the holders of the Common Stock and the Class A Common Stock shall each vote separately as a class. For purposes of this Paragraph 3(d), the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R.
sec. 240.13e-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended. The term "Affiliate of Scott K. Ginsburg" shall mean (x) any corporation of which Scott K. Ginsburg is the beneficial owner of 50% or more of the combined voting power of all classes of equity securities, (y) any trust or other estate in which Scott K. Ginsburg serves as trustee or in a similar capacity, or (z) any partnership, joint venture, or unincorporated organization that is under the direct or indirect control of Scott K. Ginsburg, such that Scott K. Ginsburg possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity whether through the ownership of voting securities, by contract, or otherwise.

     4. General.

     (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock and Class A Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions; provided, however, that notwithstanding the foregoing, the Corporation may not issue shares of Class A Common Stock without the unanimous vote or written consent of the Board of Directors of the Corporation. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     FIFTH: The number of directors constituting the Board of Directors shall be no less than five and no more than thirteen, plus such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock. Commencing on the date on which this Amended and Restated Certificate of Incorporation shall become effective pursuant to the General Corporation Law of the State of Delaware, the directors of the Corporation shall be divided into three classes (the "Classified Directors") with the first class

                                     A-III-3

("Class I"), second class ("Class II") and the third class ("Class III") each to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 1998 annual meeting of stockholders, the term of office of the Class II directors shall expire at the 1999 annual meeting of stockholders and the term of office of the Class III directors shall expire at the 2000 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1998 annual meeting, Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     SIXTH: The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

     SEVENTH: The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with loyal citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

     (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state, territory, or possession of the United States; or (iv) a representative of, or an individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") in excess of 25% of the total number of shares of capital stock of the Corporation outstanding at any time and shall not permit the transfer on the books of the corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held by Aliens exceeding such 25% limit.

     (b) No Alien or Aliens shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

     (c) No Alien shall be qualified to act as an officer of the Corporation, and no more than one-fourth of the total number of directors of the Corporation at any time and from time to time may be Aliens.

     (d) The Board of Directors of the Corporation shall have all powers necessary to implement the provisions of this Article Seventh.

     EIGHTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person (as hereinafter defined) in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. "Person" as used herein means any corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality.

     NINTH: The Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer,

                                     A-III-4
employee or agent of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Ninth is in effect. Any repeal or amendment of this Article Ninth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Ninth. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. To the extent that a director, officer, employee or agent of the corporation shall be successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Corporation. None of (i) the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, (ii) an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible, or
(iii) the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article Ninth shall extend to proceedings involving the negligence of such Person.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Ninth.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                     A-III-5

     TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Tenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Tenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

                                     A-III-6

                                                                        ANNEX IV

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          CHANCELLOR MEDIA CORPORATION

                             A DELAWARE CORPORATION

                              ARTICLE ONE: OFFICES
  1.1    Registered Office and Agent.................................   A-IV-1
  1.2    Other Offices...............................................   A-IV-1

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS
  2.1    Annual Meeting..............................................   A-IV-1
  2.2    Special Meeting.............................................   A-IV-1
  2.3    Place of Meetings...........................................   A-IV-1
  2.4    Notice......................................................   A-IV-1
  2.5    Voting List.................................................   A-IV-2
  2.6    Quorum......................................................   A-IV-2
  2.7    Required Vote; Withdrawal of Quorum.........................   A-IV-2
  2.8    Method of Voting; Proxies...................................   A-IV-2
  2.9    Record Date.................................................   A-IV-2
  2.10   Conduct of Meeting..........................................   A-IV-3
  2.11   Inspectors..................................................   A-IV-3

                            ARTICLE THREE: DIRECTORS
  3.1    Management..................................................   A-IV-4
  3.2    Number; Qualification; Election; Term.......................   A-IV-4
  3.3    Change in Number............................................   A-IV-4
  3.4    Removal.....................................................   A-IV-4
  3.5    Vacancies...................................................   A-IV-4
  3.6    Meetings of Directors.......................................   A-IV-4
  3.7    First Meeting...............................................   A-IV-5
  3.8    Election of Officers........................................   A-IV-5
  3.9    Regular Meetings............................................   A-IV-5
  3.10   Special Meetings............................................   A-IV-5
  3.11   Notice......................................................   A-IV-5
  3.12   Quorum; Majority Vote.......................................   A-IV-5
  3.13   Procedure...................................................   A-IV-5
  3.14   Presumption of Assent.......................................   A-IV-5
  3.15   Compensation................................................   A-IV-5

                            ARTICLE FOUR: COMMITTEES
  4.1    Designation.................................................   A-IV-6
  4.2    Number; Qualification; Term.................................   A-IV-6
  4.3    Authority...................................................   A-IV-6
  4.4    Committee Changes...........................................   A-IV-6
  4.5    Alternate Members of Committees.............................   A-IV-6
  4.6    Regular Meetings............................................   A-IV-6
  4.7    Special Meetings............................................   A-IV-6
  4.8    Quorum; Majority Vote.......................................   A-IV-6
  4.9    Minutes.....................................................   A-IV-6
  4.10   Compensation................................................   A-IV-6
  4.11   Responsibility..............................................   A-IV-6

                              ARTICLE FIVE: NOTICE
  5.1    Method......................................................   A-IV-7
  5.2    Waiver......................................................   A-IV-7

                                     A-IV-i

                             ARTICLE SIX: OFFICERS
  6.1    Number; Titles; Term of Office..............................   A-IV-7
  6.2    Removal.....................................................   A-IV-7
  6.3    Vacancies...................................................   A-IV-7
  6.4    Authority...................................................   A-IV-7
  6.5    Compensation................................................   A-IV-7
  6.6    Chairman of the Board.......................................   A-IV-7
  6.7    President...................................................   A-IV-8
  6.8    Chief Operating Officer.....................................   A-IV-8
  6.9    Vice Presidents.............................................   A-IV-8
  6.10   Treasurer...................................................   A-IV-8
  6.11   Assistant Treasurers........................................   A-IV-8
  6.12   Secretary...................................................   A-IV-8
  6.13   Assistant Secretaries.......................................   A-IV-8

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
  7.1    Certificates for Shares.....................................   A-IV-8
  7.2    Replacement of Lost or Destroyed Certificates...............   A-IV-9
  7.3    Transfer of Shares..........................................   A-IV-9
  7.4    Registered Stockholders.....................................   A-IV-9
  7.5    Regulations.................................................   A-IV-9
  7.6    Legends.....................................................   A-IV-9

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
  8.1    Dividends...................................................   A-IV-9
  8.2    Reserves....................................................   A-IV-9
  8.3    Books and Records...........................................   A-IV-9
  8.4    Fiscal Year.................................................  A-IV-10
  8.5    Seal........................................................  A-IV-10
  8.6    Resignations................................................  A-IV-10
  8.7    Securities of Other Corporations............................  A-IV-10
  8.8    Telephone Meetings..........................................  A-IV-10
  8.9    Action Without a Meeting....................................  A-IV-10
  8.10   Invalid Provisions..........................................  A-IV-11
  8.11   Mortgages, etc..............................................  A-IV-11
  8.12   Headings....................................................  A-IV-11
  8.13   References..................................................  A-IV-11
  8.14   Amendments..................................................  A-IV-11

                                     A-IV-ii

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          CHANCELLOR MEDIA CORPORATION

                             A DELAWARE CORPORATION

                                    PREAMBLE

     These bylaws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") and the certificate of incorporation of Chancellor Media Corporation, a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the certificate of incorporation of the Corporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.

                     ARTICLE TWO: MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     2.2 Special Meeting. A special meeting of the stockholders may be called at any time by the Chairman of the Board, the President, the board of directors, and shall be called by the President or the Secretary at the request in writing of the stockholders of record of not less than ten percent of all shares entitled to vote at such meeting or as otherwise provided by the certificate of incorporation of the Corporation. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal executive office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed

                                     A-IV-1
to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

     2.5 Voting List. At least ten days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present.

     2.6 Quorum. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the certificate of incorporation of the Corporation, or these by-laws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the certificate of incorporation of the Corporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting; Proxies. Except as otherwise provided in the certificate of incorporation of the Corporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9 Record Date. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date,

                                     A-IV-2
which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to such meeting nor more than 60 days prior to any other action. If no record date is fixed:

     (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     (iii) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law or these bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office in the State of Delaware, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law or these bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by some person appointed by the meeting.

     2.11 Inspectors. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                     A-IV-3

                            ARTICLE THREE: DIRECTORS

     3.1 Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the certificate of incorporation of the Corporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

     3.2 Number; Qualification; Election; Term. The number of directors which shall constitute the entire board of directors shall be not less than five nor more than thirteen, plus such number of directors as may be elected from time to time by the holders of any class or series of preferred stock of the Corporation. The first board of directors shall consist of the number of directors named in the certificate of incorporation of the Corporation or, if no directors are so named, shall consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written consent in lieu thereof. Thereafter, within the limits above specified, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors or by resolution of the stockholders at the annual meeting thereof or at a special meeting thereof called for that purpose. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Except as otherwise required by law, the certificate of incorporation of the Corporation, or these bylaws, each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.

     3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4 Removal. Except as otherwise provided by law or in the certificate of incorporation of the Corporation or these by-laws, at any meeting of stockholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

     3.5 Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, provided, however, that if pursuant to a provision of the certificate of incorporation a class of capital stock of the Corporation shall have the right to vote as a class to elect a director, then the vacancy as to a director so elected shall be filled by a vote of the holders of such class. Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these bylaws with respect to the filling of other vacancies.

     3.6 Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

                                     A-IV-4

     3.7 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

     3.8 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.9 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.10 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the President, or any director.

     3.11 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.12 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the certificate of incorporation of the Corporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.13 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of either such officer, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.14 Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.15 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                                     A-IV-5

                            ARTICLE FOUR: COMMITTEES

     4.1 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the certificate of incorporation of the Corporation, or these bylaws.

     4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the certificate of incorporation of the Corporation, or these bylaws.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                                     A-IV-6

                              ARTICLE FIVE: NOTICE

     5.1 Method. Whenever by statute, the certificate of incorporation of the Corporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or
(b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the certificate of incorporation of the Corporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE SIX: OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a President, one or more Chief Operating Officers, a Secretary, and such other officers as the board of directors may from time to time elect or appoint, including a Chairman of the Board, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

     6.6 Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation.

                                     A-IV-7

     6.7 President. The President shall be the chief executive officer of the Corporation and, subject to the board of directors, he shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the board of directors has not elected a Chairman of the Board or in the absence or inability to act of the Chairman of the Board, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board shall be conclusive evidence that there is no Chairman of the Board or that the Chairman of the Board is absent or unable to act.

     6.8 Chief Operating Officer. The Chief Operating Officer(s) shall have the day to day responsibility for the business operations of the Corporation, reporting to the President and subject to the control of the board of directors.

     6.9 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     6.10 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, or the President.

     6.11 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.12 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He may sign with the Chairman of the Board or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board, and the President.

     6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board, or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

                  ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

     7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an

                                     A-IV-8

Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                    ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1 Dividends. Subject to provisions of law and the certificate of incorporation of the Corporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

                                     A-IV-9

     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

     8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

     8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 Securities of Other Corporations. The Chairman of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8 Telephone Meetings. Stockholders (acting for themselves or through a proxy), members of the board of directors, and members of a committee of the board of directors may participate in and hold a meeting of such stockholders, board of directors, or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     8.9 Action Without a Meeting. (a) Unless otherwise provided in the certificate of incorporation of the Corporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 8.9(a) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.

     (b) Unless otherwise restricted by the certificate of incorporation of the Corporation or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.

                                     A-IV-10

     8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.12 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.14 Amendments. These bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or the board of directors or at any special meeting of the stockholders or the board of directors if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

                                     A-IV-11

                                                                       EXHIBIT A

                                                                          , 1997

Evergreen Media Corporation
433 East Las Colinas Boulevard, Suite 1130
Irving, Texas 75039

Ladies and Gentlemen:

     I have been advised that I have been identified as a possible "affiliate" of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

     Pursuant to the terms of an Agreement and Plan of Merger dated as of February 19, 1997, as Amended and Restated as of July 31, 1997 (the "Merger Agreement"), by and among the Company, Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), Evergreen Media Corporation, a Delaware corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), the Company will be merged with and into EMHC (the "Parent Merger"), with EMHC continuing as the surviving corporation in the Parent Merger, and thereafter Radio Broadcasting will be merged with and into EMCLA (the "Subsidiary Merger" and, collectively with the Parent Merger, the "Merger"), with EMCLA continuing as the surviving corporation in the Subsidiary Merger. In addition, in connection with the Merger, Evergreen will file an amendment to its certificate of incorporation (the "Charter Amendment") whereby the Class A Common Stock, $0.01 par value, and Class B Common Stock of Evergreen outstanding immediately prior to the effectiveness of the Charter Amendment will be reclassified into shares of Common Stock, $0.01 par value ("Parent Common Stock"), and the name of the corporation will be changed to Chancellor Media Corporation (as such, the "Parent"). As a result of the Merger, I will receive Merger Consideration (as defined in the Merger Agreement), including shares of Parent Common Stock in exchange for shares of Class A Common Stock, $.01 par value, and/or shares of Class B Common Stock, $0.01 par value, of the Company (collectively, the "Shares") owned by me at the effective time of the Merger as determined pursuant to the Merger Agreement.

     A. In connection therewith, I represent, warrant and agree that:

     1. I shall not make any sale, transfer or other disposition of the Parent Common Stock I receive as a result of the Merger in violation of the Securities Act or the Rules and Regulations.

     2. I have been advised that the issuance of Parent Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, if at the time the Merger was submitted for a vote of the stockholders of the Company I am determined to have been an "affiliate" of the Company, any sale by me of the shares of Parent Common Stock I receive as a result of the Merger must be (i) registered under the Securities Act, (ii) made in conformity with the provisions of Rule 145 promulgated by the Commission under the Securities Act or (iii) made pursuant to a transaction which, in the opinion of counsel reasonably satisfactory to Parent or as described in a "no action" or interpretive letter from the staff of the Commission, is not required to be registered under the Securities Act.

     3. I have carefully read this letter and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Parent Common Stock to be received by me, to the extent I have felt necessary, with my counsel or with counsel for the Company.

                                      A-A-1

     B. Furthermore, in connection with the matters set forth herein, I understand and agree that:

     1. I understand that Parent will give stop transfer instructions to its transfer agents with respect to the Parent Common Stock and that the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, will bear a legend substantially to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED
               1997, BETWEEN THE REGISTERED HOLDER HEREOF AND CHANCELLOR MEDIA CORPORATION (FORMERLY KNOWN AS EVERGREEN MEDIA CORPORATION), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CHANCELLOR MEDIA CORPORATION."

     2. I also understand that unless the transfer by the undersigned of any Parent Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to place the following legend on the certificates issued to any transferee:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

     It is understood and agreed that the legends set forth in paragraphs (B) 1 and 2 above shall be removed by delivery of new certificates without such legend if Parent receives an opinion of counsel reasonably satisfactory to Parent to the effect that such legend is not required for purposes of the Securities Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) under the Securities Act are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) under the Securities Act are then available to the undersigned, or
(iii) Parent has received under the Securities Act an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     Parent shall be under no further obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock received by me as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available.

                                            Very truly yours,

                                      A-A-2

                                                                       EXHIBIT B

                        CHANCELLOR BROADCASTING COMPANY

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997 regarding
certain federal income tax consequences of the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation ("the Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, the Company hereby represents that the facts relating to the Merger, as such facts are described in the Registration Statement of Evergreen filed with
the Securities and Exchange Commission (the "Commission") on             , 1997
(and all amendments thereto), are, insofar as such facts pertain to the Company, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     The Company further represents the following:

          1. The fair market value of the Evergreen stock, cash (if any) and any cash in lieu of fractional shares to be received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

          2. There is no plan or intention by the shareholders of the Company who own 5 percent or more of the Company stock as of the date hereof, and to the best of the knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company, to sell, exchange, or otherwise dispose of a number of shares of Evergreen stock to be received in the transaction that would reduce the Company shareholders' ownership of Evergreen stock to a number of shares having a value on the date of the Merger of less than 50 percent of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of this representation, shares of the Company stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Evergreen stock will be treated as outstanding Company stock on the date of the Merger. Moreover, shares of the Company stock and shares of Evergreen stock held by the Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. The liabilities of the Company to be assumed by EMHC or Evergreen, if any, and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

          4. The fair market value of the assets of the Company to be transferred to EMHC in the Merger will equal or exceed the sum of the liabilities to be assumed by EMHC or Evergreen plus the amount of liabilities, if any, to which the transferred assets are subject.

          5. Evergreen, EMHC, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          6. There is no intercorporate indebtedness existing between the Company and EMHC or Evergreen that was issued, acquired, or will be settled at a discount.

          7. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          8. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          9. None of the compensation to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of the Company stock; none of the shares of Evergreen stock to be received by any such shareholder-employee will be separate consideration for, or

                                      A-B-1
     allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          10. No EMHC stock will be issued pursuant to the Merger.

          11. At least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger will be acquired by EMHC in the Merger. For purposes of determining the percentage of the Company's net and gross assets to be acquired by EMHC pursuant to the Merger, the following assets will be treated as held by the Company immediately prior to, but not acquired by EMHC pursuant to, the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the date of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Evergreen regarding the Merger), (ii) assets used by the Company to pay Company shareholders, if any, who perfect dissenters' rights, (iii) assets used by the Company to pay reorganization expenses or other liabilities incurred in connection with the Merger, (iv) assets used to make distributions, redemptions or other payments (except for regular, normal distributions) in respect of the Company's Class A or Class B common stock or the Company's convertible preferred stock (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger, and (v) any direct or indirect stock interest in Katz Acquisition Corp. or any successor held by the Company and distributed by EMHC to Evergreen immediately following the Merger.

          12. The Merger Agreement represents the full and complete agreement between Evergreen, EMHC and the Company regarding the Merger, and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, the Company has executed this Certificate on this
day of             , 1997.

                                          CHANCELLOR BROADCASTING COMPANY

                                          By:
                                            ------------------------------------

                                      A-B-2

                                                                       EXHIBIT C

                     CHANCELLOR RADIO BROADCASTING COMPANY

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997 regarding
certain federal income tax consequences of the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997( the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, Radio Broadcasting hereby represents that the facts relating to the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with the Securities and Exchange Commission (the "Commission") on
            , 1997 (and all amendments thereto), are, insofar as such facts pertain to Radio Broadcasting, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     Radio Broadcasting further represents the following:

           1. The fair market value of the EMCLA stock, cash (if any) and any cash in lieu of fractional shares to be received (actually or constructively) by each Radio Broadcasting shareholder will be approximately equal to the fair market value of the Radio Broadcasting stock surrendered in the exchange.

           2. The common stock of Radio Broadcasting on the date of the Subsidiary Merger will have a fair market value in excess of 50 percent of the fair market value of all of the outstanding stock of Radio Broadcasting as of the same date.

           3. To the best of the knowledge of the management of Radio Broadcasting, there is no plan or intention on the part of the holders of Radio Broadcasting preferred stock, to sell, exchange, or otherwise dispose of the shares of EMCLA preferred stock to be received in the Subsidiary Merger.

           4. The liabilities of Radio Broadcasting to be assumed by EMCLA and the liabilities to which the transferred assets of Radio Broadcasting are subject were incurred by Radio Broadcasting in the ordinary course of its business.

           5. The fair market value of the assets of Radio Broadcasting to be transferred to EMCLA in the Subsidiary Merger will equal or exceed the sum of the liabilities to be assumed by EMCLA plus the amount of liabilities, if any, to which the transferred assets are subject.

           6. The total adjusted basis of the assets of Radio Broadcasting to be transferred to EMCLA will equal or exceed the sum of the liabilities to be assumed by EMCLA, plus the amount of liabilities, if any, to which the transferred assets are subject.

           7. EMCLA, Radio Broadcasting and the shareholders of Radio Broadcasting will pay their respective expenses, if any, incurred in connection with the Subsidiary Merger.

           8. There is no intercorporate indebtedness existing between Radio Broadcasting and EMCLA that was issued, acquired, or will be settled at a discount.

           9. Radio Broadcasting is not an investment company as defined in
              Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          10. Radio Broadcasting is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          11. None of the compensation to be received by any shareholder-employee of Radio Broadcasting will be separate consideration for, or allocable to, any of their shares of Radio Broadcasting

                                      A-C-1
          stock; none of the shares of Evergreen stock to be received by any such shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          12. The Merger Agreement represents the full and complete agreement between EMCLA and Radio Broadcasting regarding the Subsidiary Merger, and there are no other written or oral agreements regarding the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, Radio Broadcasting has executed this Certificate on
this      day of             , 1997.

                                            CHANCELLOR RADIO BROADCASTING
                                            COMPANY

                                            By:
                                            ------------------------------------

                                      A-C-2

                                                                       EXHIBIT D

                                  CERTIFICATE

     In connection with the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation, with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), the undersigned hereby represents that he (it) has no plan or intention to sell, exchange, or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect to, or consent to the sale, exchange or other disposition of any interest in any stock received in the Merger by him (it).

     IN WITNESS WHEREOF, I have signed this Certificate on this day of , 1997.

                                            [Name of 5% shareholder of
                                            Chancellor Broadcasting Company]

                                            ------------------------------------

                                      A-D-1

                                                                       EXHIBIT E

                          EVERGREEN MEDIA CORPORATION

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997, regarding
certain federal income tax consequences of: (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation ("the Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"); and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA") and a direct wholly-owned subsidiary of EMHC, each pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, Evergreen hereby represents that the facts relating to the Merger and the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with
the Securities and Exchange Commission (the "Commission") on             , 1997
(and all amendments thereto) are, insofar as such facts pertain to Evergreen, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     Evergreen further represents the following:

          1. The fair market value of the Evergreen stock, cash (if any) and any cash in lieu of fractional shares to be received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

          2. Evergreen has no plan or intention to redeem or otherwise reacquire any Evergreen stock issued in the Merger.

          3. Evergreen has no plan or intention to cause EMHC to sell or otherwise dispose of any of the assets to be acquired from the Company in the Merger, except for EMHC's interest in Katz Acquisition Corp. which will be distributed to Evergreen or dispositions made in the ordinary course of business.(1)

           4. Evergreen has no plan or intention to cause EMCLA to sell or otherwise dispose of any of the assets to be acquired from Radio Broadcasting in the Subsidiary Merger, except for dispositions made in the ordinary course of business or transfers to a direct wholly-owned subsidiary of EMCLA.(2)

           5. Following the Merger and the Subsidiary Merger, each of EMHC and EMCLA will continue the historic business of each of the Company and Radio Broadcasting, respectively, or use a significant portion of the Company's and Radio Broadcasting's historic business assets, respectively, in their business.

           6. Evergreen, EMHC, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

           7. There is no intercorporate indebtedness existing between the Company and EMHC or Evergreen that was issued, acquired, or will be settled at a discount.

---------------

1 May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for Evergreen, EMHC and the Company from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

2 May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for EMCLA and Radio Broadcasting from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

                                      A-E-1

           8. None of the compensation to be received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of the Company stock; none of the shares of Evergreen stock to be received by any such shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           9. Evergreen does not own, nor has Evergreen owned during the past five years, more than a de minimis number of shares of stock of the Company.

          10. Evergreen is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          11. Evergreen is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          12. The payment of cash in lieu of fractional shares of Evergreen stock merely represents a mechanical rounding-off of fractional share interests as a result of the Merger and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger in lieu of fractional shares of Evergreen stock to the Company stockholders will not exceed one percent of the total consideration that will be issued in the Merger to the Company stockholders.

          13. The fair market value of the assets of the Company to be transferred to EMHC in the Merger will equal or exceed the sum of the liabilities assumed by EMHC and Evergreen, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

          14. Evergreen will be in Control (as defined below) of EMHC immediately prior to the Merger, and Evergreen has no plan or intention to cause EMHC to issue additional shares of capital stock after the Merger that would result in Evergreen losing Control of EMHC. As used herein, "Control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote of EMHC and at least 80 percent of the total number of shares of all other classes of stock of EMHC. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          15. At the time of the Merger, EMHC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in EMHC that, if exercised or converted, would affect Evergreen's retention of Control of EMHC.

          16. Evergreen has no plan or intention: (i) to liquidate EMHC; (ii) to merge EMHC with and into another corporation (including Evergreen) or (iii) to sell or otherwise dispose of the stock of EMHC.

          17. Evergreen will not cause EMHC to issue any stock pursuant to the Merger.

          18. Evergreen will issue the Evergreen stock that is to be received by each Company shareholder in the Merger.

          19. The Merger Agreement represents the full and complete agreement among Evergreen, EMHC, EMCLA, the Company and Radio Broadcasting regarding the Merger and the Subsidiary Merger, and there are no other written or oral agreements regarding the Merger or the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, Evergreen has executed this Certificate on this
day of           , 1997.

                                            EVERGREEN MEDIA CORPORATION

                                            By:
                                            ------------------------------------

                                      A-E-2

                                                                       EXHIBIT F

                    EVERGREEN MEZZANINE HOLDINGS CORPORATION

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997, regarding
certain federal income tax consequences of: (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation ("the Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"); and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA") and a direct wholly-owned subsidiary of EMHC, each pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, EMHC hereby represents that the facts relating to the Merger and the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with the
Securities and Exchange Commission (the "Commission") on             , 1997 (and
all amendments thereto), are, insofar as such facts pertain to EMHC, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     EMHC further represents the following:

          1. EMHC has no plan or intention to sell or otherwise dispose of any of the assets to be acquired from the Company in the Merger, except for the transfer of the stock of Katz Acquisition Corp. which will be distributed to Evergreen and dispositions made in the ordinary course of business.(1)

          2. EMHC has no plan or intention to cause EMCLA to sell or otherwise dispose of any of the assets to be acquired from Radio Broadcasting in the Subsidiary Merger, except for dispositions made in the ordinary course of business or to a direct wholly-owned subsidiary of EMCLA.(2)

          3. Evergreen, EMHC, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          4. Following the Merger, EMHC will continue the historic business of the Company or use a significant portion of the Company's historic business assets in EMHC's business.

          5. There is no intercorporate indebtedness existing between the Company and EMHC that was issued, acquired, or will be settled at a discount.

          6. EMHC does not own, nor has EMHC owned during the past five years, more than a de minimis number of shares of stock of the Company.

          7. EMHC is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          8. EMHC is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

---------------

(1) May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for Evergreen, EMHC and the Company from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

(2) May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for EMCLA and Radio Broadcasting from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

                                      A-F-1

          9. The fair market value of the assets of the Company to be transferred to EMHC in the Merger will equal or exceed the sum of the liabilities to be assumed by EMHC and Evergreen, if any, plus the amount of liabilities, if any, to which the transferred assets are subject.

          10. Evergreen will be in Control (as defined below) of EMHC immediately prior to the Merger, and EMHC has no plan or intention to issue additional shares of capital stock after the Merger that would result in Evergreen losing Control of EMHC. As used herein, "Control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote of EMHC and at least 80 percent of the total number of shares of all other classes of stock of EMHC. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          11. At the time of the Merger, EMHC will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in EMHC that, if exercised or converted, would affect Evergreen's Control of EMHC.

          12. EMHC has no plan or intention to liquidate or to merge with and into another corporation after the Merger.

          13. EMHC will not issue any stock pursuant to the Merger.

          14. EMHC has no plan or intention: (i) to liquidate EMCLA; (ii) to merge EMCLA with and into another corporation (including EMHC) after the Subsidiary Merger; (iii) to cause EMCLA to redeem or otherwise acquire any EMCLA stock issued in the Subsidiary Merger or (iv) to sell or otherwise dispose of the stock of EMCLA.

          15. Evergreen will issue the Evergreen stock that is to be received by each Company shareholder in the Merger.

          16. The Merger Agreement represents the full and complete agreement among Evergreen, EMHC, EMCLA, the Company and Radio Broadcasting regarding the Merger and the Subsidiary Merger, and there are no other written or oral agreements regarding the Merger or the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, EMHC has executed this Certificate on this   day of
          , 1997.

                                            EVERGREEN MEZZANINE HOLDINGS
                                            CORPORATION

                                            By:
                                            ------------------------------------

                                      A-F-2

                                                                       EXHIBIT G

                   EVERGREEN MEDIA CORPORATION OF LOS ANGELES

                                  CERTIFICATE

     In connection with your tax opinion dated             , 1997, regarding
certain federal income tax consequences of the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 31, 1997 (the "Merger Agreement"), and recognizing that you will rely on this Certificate in delivering said opinion, EMCLA hereby represents that the facts relating to the Subsidiary Merger, as such facts are described in the Registration Statement of Evergreen filed with
the Securities and Exchange Commission (the "Commission") on             , 1997
(and all amendments thereto), are, insofar as such facts pertain to EMCLA, true, correct, and complete in all material respects in accordance with applicable rules of the Commission.

     EMCLA further represents the following:

          1. The fair market value of the EMCLA stock and cash, if any, to be received (actually or constructively) by each Radio Broadcasting shareholder will be approximately equal to the fair market value of the Radio Broadcasting stock surrendered in the exchange.

          2. EMCLA has no plan or intention to redeem or otherwise reacquire any EMCLA stock issued in the Merger.

          3. EMCLA has no plan or intention to sell or otherwise dispose of any of the assets of Radio Broadcasting to be acquired in the Subsidiary Merger, except for dispositions made in the ordinary course of business or transfers to a direct wholly-owned subsidiary of EMCLA.(1)

          4. Following the Subsidiary Merger, EMCLA will continue the historic business of Radio Broadcasting or use a significant portion of Radio Broadcasting's historic business assets in EMCLA's business.

          5. EMCLA, Radio Broadcasting and the shareholders of Radio Broadcasting will pay their respective expenses, if any, incurred in connection with the Subsidiary Merger.

          6. There is no intercorporate indebtedness existing between Radio Broadcasting and EMCLA that was issued, acquired, or will be settled at a discount.

          7. None of the compensation to be received by any shareholder-employee of Radio Broadcasting will be separate consideration for, or allocable to, any of their shares of Radio Broadcasting stock; none of the shares of EMCLA stock to be received by any such shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation to be paid to any such shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          8. EMCLA does not own, nor has EMCLA owned during the past five years, more than a de minimis number of shares of stock of Radio Broadcasting.

          9. EMCLA is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

          10. EMCLA is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

---------------

1 May be modified on delivery of certificate to exclude any asset disposition not in the ordinary course, provided, however, that any such disposition does not prevent counsel for EMCLA and Radio Broadcasting from delivering the opinions required by Sections 6.2(c) and 6.3(c) of the Merger Agreement.

                                      A-G-1

          11. The fair market value of the assets of Radio Broadcasting to be transferred to EMCLA will equal or exceed the sum of the liabilities to be assumed by EMCLA plus the amount of liabilities, if any, to which the transferred assets are subject.

          12. The Merger Agreement represents the full and complete agreement among EMCLA and Radio Broadcasting regarding the Subsidiary Merger, and there are no other written or oral agreements regarding the Subsidiary Merger other than those expressly referred to in the Merger Agreement.

     IN WITNESS WHEREOF, EMCLA has executed this Certificate on this      day of
          , 1997.

                                            EVERGREEN MEDIA CORPORATION
                                            OF LOS ANGELES

                                            By:

                                            ------------------------------------

                                      A-G-2

                                                                       EXHIBIT H

                                           , 1997

Evergreen Media Corporation
413 East Las Colinas Boulevard
Suite 1130
Irving, Texas 75039

Ladies & Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA").

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Merger among the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA dated as of July 31, 1997 (the "Merger Agreement"), the Joint Proxy Statement/Prospectus filed by the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA on
            , 1997 (the "Joint Proxy Statement"), and the Registration Statement
on Form S-4, as filed by Evergreen with the SEC on             , 1997, in which
the Joint Proxy Statement/Prospectus is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger and the Subsidiary Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger and the Subsidiary Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and (3) the accuracy of (i) the representations made by the Company and by Radio Broadcasting, which are set forth in the Certificates delivered to us by the Company and Radio Broadcasting, dated the date hereof, (ii) the representations made by Evergreen, EMHC and by EMCLA which are set forth in the Certificate delivered to us by Evergreen, EMHC and EMCLA, dated the date hereof and (iii) the representations made by certain shareholders of the Company and of Radio Broadcasting in Certificates delivered to us by such persons, dated the date hereof.

     Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth herein, we are of the opinion that for federal income tax purposes:

          1. The Merger and the Subsidiary Merger will each constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Each of the Company, Evergreen and EMHC will be a party to the Merger within the meaning of Section 368(b) of the Code.

          3. Each of Radio Broadcasting and EMCLA will be a party to the Subsidiary Merger within the meaning of Section 368(b) of the Code.

          4. No gain or loss will be recognized by the Company, Evergreen or EMHC as a result of the Merger.

          5. No gain or loss will be recognized by Radio Broadcasting or EMCLA as a result of the Subsidiary Merger.

                                      A-H-1

          6. No gain or loss will be recognized by holders of Evergreen Class A Common Stock or holders of Evergreen Class B Common Stock on the exchange of such shares for shares of Evergreen Common Stock pursuant to the Merger Agreement.

          7. No gain or loss will be recognized by holders of Evergreen Convertible Exchangeable Preferred Stock as a result of the Merger.

We express no opinion concerning any tax consequences of the Merger or the Subsidiary Merger other than those specifically set forth herein.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger or the Subsidiary Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                            Very truly yours,

                                      A-H-2

                                                                       EXHIBIT I

                                        , 1997

Chancellor Broadcasting Company
12655 N. Central Expressway
Suite 405
Dallas, Texas 75243

Ladies & Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA").

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Merger among the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA dated as of July 31, 1997 (the "Merger Agreement"), the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement") included in the Registration Statement on Form S-4, as filed by Evergreen with the Securities and Exchange Commission on
       , 1997, in which the Joint Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA.

     Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger and the Subsidiary Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger and the Subsidiary Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and (3) the accuracy of (i) the representations made by the Company and by Radio Broadcasting, which are set forth in the Certificates delivered to us by the Company and Radio Broadcasting, dated the date hereof, (ii) the representations made by Evergreen, EMHC and EMCLA which are set forth in the Certificate delivered to us by Evergreen, EMHC and EMCLA dated the date hereof, and (iii) the representations made by certain shareholders of the Company and of Radio Broadcasting in Certificates delivered to us by such persons, dated the date hereof.

     Based on the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

          1. The Merger and the Subsidiary Merger will each constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2. No gain or loss will be recognized by stockholders of the Company with respect to shares of common stock of Evergreen received in the Merger in exchange for shares of common stock of the Company, or with respect to shares of Evergreen convertible preferred stock received in the Merger in exchange for shares of Company convertible preferred stock, except with respect to cash received by dissenters or in lieu of fractional shares of Evergreen common stock.

          3. No gain or loss will be recognized by stockholders of Radio Broadcasting with respect to shares of EMCLA preferred stock received in the Subsidiary Merger in exchange for shares of Radio Broadcasting preferred stock, except with respect to cash received by dissenters.

We express no opinion concerning any tax consequences of the Merger or the Subsidiary Merger other than those specifically set forth herein.

                                      A-I-1

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or in the facts and circumstances surrounding the Merger or the Subsidiary Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                            Very truly yours,

                                      A-I-2

                                                                       ANNEX B-1

                 [WASSERSTEIN PERELLA & CO., INC. LETTERHEAD]

February 19, 1997

Board of Directors
Evergreen Media Corporation
433 East Las Colinas Blvd., Suite 1130
Irving, Texas 75039

Members of the Board:

     You have asked us for our opinion as to the fairness, from a financial point of view, to Evergreen Media Corporation (the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Merger Agreement"), among Chancellor Broadcasting Company ("Chancellor Broadcasting") and Chancellor Radio Broadcasting Company ("Radio Broadcasting") and the Company. (Chancellor Broadcasting and Radio Broadcasting are sometimes referred to below as "Chancellor.") The Merger Agreement provides for, among other things, a merger (the "Merger") of Chancellor Broadcasting and Radio Broadcasting with and into the Company pursuant to which:

          (i) each outstanding share of (a) Class A Common Stock, par value $0.01 per share, of the Company and (b) Class B Common Stock, par value $0.01 per share, of the Company (together, the "Company Common Stock") will be converted into a right to receive one share of common stock, par value $0.01 per share ("Surviving Corporation Stock"), of the Company which pursuant to the Merger Agreement is the corporation surviving the Merger (the "Surviving Corporation");

          (ii) each outstanding share of (a) Class A Common Stock, par value $0.01 per share, of Chancellor Broadcasting and (b) Class B Common Stock, par value $0.01 per share, of Chancellor Broadcasting (together, the "Chancellor Common Stock") will be converted into a right to receive 0.9091 share of Surviving Corporation Common Stock; and

          (iii) each outstanding share of common stock of Radio Broadcasting, par value $0.01 per share, shall be cancelled, and no consideration shall be delivered in exchange therefore. As used herein, the ratio of 0.9091 share of Surviving Corporation Common Stock for each share of Chancellor Broadcasting Common Stock and the cancellation of the Radio Broadcasting common stock are referred to as the "Exchange Ratio." The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed the form presented to us on or prior to the date hereof of the Merger Agreement and the Stockholders Agreement dated as of February 19, 1997 among the Company, Chancellor Broadcasting, and certain stockholders of each of the Company and Chancellor


                                      B-1-1

Broadcasting. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and Chancellor Broadcasting for recent years and interim periods to date, as well as certain internal non-public financial and operating information, including certain budgeted cash flow information and analyses prepared by or on behalf of the Company and Chancellor and provided to us for purposes of our analysis. We have discussed with senior management of the Company and senior management of Chancellor such information and, among other matters, the respective businesses, operations, assets, financial conditions and future prospects of the Company and Chancellor.

     We have reviewed and considered certain financial and stock market data relating to the Company and Chancellor Broadcasting, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or Chancellor or both or one or more of their businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the radio broadcasting industry specifically, and in other industries generally, which we believe to be relevant to our inquiry. We have also reviewed and considered the effect of certain consolidation trends in the radio broadcasting industry on the future prospects of the Company and Chancellor. We have also performed such other studies, analyses, and investigations and reviewed such other information as we considered appropriate.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial information and analyses provided to us and we have assumed that the financial information and analyses provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management and Chancellor's management, as appropriate. We express no opinion with respect to such financial information and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or Chancellor, except as described above, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Chancellor, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Chancellor, and no such independent valuation or appraisal was provided to us. We note that the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and we have assumed that the Merger will so qualify. We have assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein, without material waiver or modification. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. In rendering this opinion, we are not expressing any opinion as to the price at which the shares of Surviving Corporation Common Stock or Company Common Stock will actually trade at any time.

     In the context of our current engagement by the Company, we have not been authorized to and have not solicited or investigated any other alternative transactions which may be available to the Company, other than a proposed acquisition of assets from Viacom International Inc.

     We have acted as financial advisor to the Company in connection with the Company's proposed acquisition of certain assets from Viacom International Inc. and we will be paid a fee for our services upon consummation of that proposed transaction as well as a fee for the rendering of this opinion. In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Chancellor for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and, except for inclusion in its entirety in a registration statement or proxy statement or both relating to the Merger, may not be quoted, used or reproduced for any other purpose without our prior written consent. This opinion does not constitute a recommendation to any stockholder with respect to how such holder should vote with respect to the Merger.

                                      B-1-2

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

                                            Very truly yours,

                                               /s/ WASSERSTEIN PERELLA & CO.,
                                                          INC.

                                            ------------------------------------

                                            WASSERSTEIN PERELLA & CO., INC.

                                      B-1-3

                                                                       ANNEX B-2

                 [WASSERSTEIN PERELLA & CO., INC. LETTERHEAD]

August 1, 1997

Board of Directors
Evergreen Media Corporation
433 East Las Colinas Blvd., Suite 1130
Irving, Texas 75039

Members of the Board:

     On February 19, 1997, we delivered to you our opinion (the "February Opinion") as to the fairness, from a financial point of view, to Evergreen Media Corporation (the "Company") of the Exchange Ratio (as defined in the February Opinion) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 19, 1997 (the "Merger Agreement"), among Chancellor Broadcasting Company ("Chancellor Broadcasting"), Chancellor Radio Broadcasting Company ("Radio Broadcasting"), and the Company. (Chancellor Broadcasting and Radio Broadcasting are sometimes referred to below as "Chancellor.") You have asked us to confirm that the opinion expressed in the February Opinion remains our opinion on the date hereof.

     On July 31, 1997, the Merger Agreement was amended and restated in its entirety (as amended and restated, the "Amended Merger Agreement") to provide for, among other things:

          (i) the inclusion of Evergreen Media Corporation Los Angeles, a Delaware corporation and a direct subsidiary of the Company ("EMCLA"), and Evergreen Mezzanine Holdings Corporation, a Delaware corporation and a direct subsidiary of the Company ("EMHC"), as parties to the Amended Merger Agreement;

          (ii) the merger (the "Broadcasting Merger") of Chancellor Broadcasting with and into EMHC; and

          (iii) the related merger (the "Radio Merger" and, together with the Broadcasting Merger, the "Merger") of Chancellor Radio with and into EMCLA.



                                      B-2-1

     Pursuant to the Amended Merger Agreement:

          (i) each outstanding share of (a) Class A Common Stock, par value $0.01 per share, of the Company and (b) Class B Common Stock, par value $0.01 per share, of the Company will be reclassified, changed and converted into one share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock");

          (ii) each outstanding share of (a) Class A Common Stock, par value $0.01 per share, of Chancellor Broadcasting and (b) Class B Common Stock, par value $0.01 per share, of Chancellor Broadcasting (together, the "Chancellor Common Stock") will be converted into a right to receive 0.9091 shares of Company Common Stock in the Broadcasting Merger; and

          (iii) each outstanding share of common stock of Radio Broadcasting, par value $0.01 per share, shall be cancelled, and no consideration shall be delivered in exchange therefore in the Radio Merger.

     As used herein, the ratio of 0.9091 shares of Company Common Stock for each share of Chancellor Common Stock and the cancellation of the Radio Broadcasting common stock are referred to as the "Exchange Ratio." The terms and conditions of the Merger are set forth in more detail in the Amended Merger Agreement.

     Subsequent to the date of the February Opinion, we have reviewed the form presented to us as an execution copy of the Amended Merger Agreement. We have also reviewed the Registration Statement on Form S-4 of the Company and the related Joint Proxy Statement/Prospectus of the Company and Chancellor Broadcasting, dated August 1, 1997. We have also discussed with senior management of the Company such information and, among other matters, the business, operations, assets, financial conditions and future prospects of the Company and Chancellor.

     We have reviewed and considered certain financial and stock market data relating to the Company and Chancellor Broadcasting, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or Chancellor or both or one or more of their businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the radio broadcasting industry specifically, and in other industries generally, which we believe to be relevant to our inquiry. We have also reviewed and considered the effect of certain consolidation trends in the radio broadcasting industry on the future prospects of the Company and Chancellor. We have also performed such other studies, analyses, and investigations and reviewed such other information as we considered appropriate.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial information and analyses provided to us and we have assumed that the financial information and analyses provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management and Chancellor's management, as appropriate. We express no opinion with respect to such financial information and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or Chancellor, except as described above, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Chancellor, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Chancellor, and no such independent valuation or appraisal was provided to us. We note that the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and we have assumed that the Merger will so qualify. We have assumed that the transactions described in the Amended Merger Agreement will be consummated on the terms set forth therein, without material waiver or modification. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. In rendering this opinion, we are not expressing any opinion as to the price at which the shares of Company Common Stock will actually trade at any time.

                                      B-2-2

     In the context of our current engagement by the Company and subsequent to the date of the February Opinion, we have not been authorized to and have not solicited or investigated any other alternative transactions which may be available to the Company.

     We have acted as financial advisor to the Company in connection with the Company's acquisition of certain assets from Viacom International Inc. and we were paid a fee for our services upon consummation of that transaction as well as a fee for the rendering of this opinion and the February Opinion. In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Chancellor for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and, except for inclusion in its entirety in a registration statement or proxy statement or both relating to the Merger, may not be quoted, used or reproduced for any other purpose without our prior written consent. This opinion does not constitute a recommendation to any stockholder with respect to how such stockholder should vote with respect to the Merger and should not be relied upon as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and subject to all of the conditions and assumptions contained in the February Opinion, we reaffirm that the opinion expressed in the last paragraph of the February Opinion remains our opinion on the date hereof.

                                            Very truly yours,

                                               /s/ WASSERSTEIN PERELLA & CO.,
                                                          INC.

                                            ------------------------------------

                                            WASSERSTEIN PERELLA & CO., INC.

                                      B-2-3

                         [GREENHILL & CO. LETTERHEAD]

                                                                         ANNEX C

                               February 19, 1997

Board of Directors
Chancellor Broadcasting Company
12655 N. Central Expressway
Suite 405
Dallas, Texas 75243

Members of the Board:

     We understand that Chancellor Broadcasting Company (the "Company"), Chancellor Radio Broadcasting Company ("Radio Broadcasting"), of which the Company is the sole common stockholder, and Evergreen Media Corporation ("Evergreen") propose to enter into an Agreement and Plan of Merger dated as of February 19, 1997 (the "Merger Agreement") pursuant to which the Company and Radio Broadcasting will be merged (the "Merger") into Evergreen (the surviving corporation of such Merger being the "Surviving Corporation") and each outstanding share of the Company's Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share (collectively, "Company Common Stock"), will be converted into the right to receive 0.9091 shares (the "Exchange Ratio") of the common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). We further understand that each outstanding share of 7% Convertible Preferred Stock of the Company and 12 1/4% Series A Cumulative Redeemable Exchangeable Preferred Stock and 12% Exchangeable Preferred Stock of Radio Broadcasting will be converted in the Merger into substantially identical series of preferred stock of the Surviving Corporation.

     We understand that a subsidiary of Evergreen ("Evergreen of Los Angeles") and Viacom International, Inc. ("Viacom") have entered into a Stock Purchase Agreement dated February 16, 1997 (the "Viacom Agreement") pursuant to which Evergreen will purchase all of the outstanding capital stock of certain subsidiaries of Viacom (the "Viacom Subsidiaries"), which Viacom Subsidiaries own all of Viacom's radio stations (the "Viacom Stations") for an aggregate cash purchase price of $1.075 billion, subject to certain adjustments related to working capital (the "Viacom Transaction"). You have also advised us that the Company, Radio Broadcasting, Evergreen and Evergreen of Los Angeles have entered into a Joint Purchase Agreement dated as of February 19, 1997 (the "Joint Purchase Agreement") pursuant to which, if the Merger shall not have previously occurred, Radio Broadcasting will buy (the "Split-up Transaction") at the closing of the Viacom Transactions the Los Angeles, Chicago and Detroit Viacom Stations for an aggregate price of $485 million in cash, subject to certain adjustments

     You have asked for our opinion as to whether the Exchange Ratio is fair from a financial point of view to the holders of shares of the Company Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and certain other historical financial information of the Company, Radio Broadcasting and Evergreen;

          (ii) reviewed certain non-public financial statements and certain other financial and operating data concerning the Company, Radio Broadcasting, Evergreen and the Viacom Subsidiaries;

          (iii) analyzed certain financial forecasts for the Company and Evergreen prepared by the managements of the Company and Evergreen, respectively, and certain financial forecasts for the Viacom Subsidiaries furnished to us by the Company;

          (iv) discussed the strategic, financial and operational benefits anticipated from the Merger and the Viacom Transaction with the managements of the Company and Evergreen, respectively;

          (v) discussed the past and current operations and financial condition and the prospects of the Company, Evergreen and the Viacom Subsidiaries with senior executives of the Company and discussed the past and current operations and financial condition and prospects of Evergreen with senior executives of Evergreen;

          (vi) undertook a discounted cash flow analysis of the Company giving effect to the Split-up Transactions and the Surviving Corporation giving effect to the Merger and the Viacom Transaction;

          (vii) reviewed the pro forma impact of the Merger and the Viacom Transaction on the Surviving Corporation's cash flow, consolidated capitalization and financial ratios;

          (viii) reviewed the reported prices and trading activity for the Company Common Stock and the common stock, par value $.01 per share of Evergreen (the "Evergreen Common Stock");

          (ix) compared the financial performance of the Company and Evergreen and the prices and trading activity of the Company Common Stock and Evergreen Common Stock with that of certain other publicly traded companies comparable with the Company and Evergreen, respectively, and their securities;

          (x) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that we deemed reasonably comparable to the Merger;

          (xi) reviewed the Merger Agreement, the Joint Purchase Agreement and the Viacom Agreement; and

          (xii) considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company and Evergreen for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of die Company, Evergreen and the Viacom Subsidiaries. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, and that the Split-up Transaction and the Viacom Transaction, if consummated, will be consummated in accordance with the terms of the Joint Purchase Agreement and the Viacom Agreement, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company. We note that we have not discussed any of the historical financial information or financial forecasts of the Viacom Stations or the past and current operations and financial condition and prospects of the Viacom Stations with any representatives of Viacom. You have not asked us to express any opinion with respect to the transactions contemplated by the Joint Purchase Agreement. We have, however, considered the impact on the Company of the consummation of the Split-up Transaction and the impact on the Surviving Corporation of the consummation of the Viacom Transaction.

     We have acted as financial advisor to the Board of Directors of the Company in connection with the Viacom Transaction and the Merger and will receive a fee for our services, including a fee which is contingent upon the delivery of this opinion and a fee which is contingent upon the consummation of the Merger.

     It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety and our name may be referred to in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Surviving Corporation's Common Stock will trade following consummation of the Merger, and we express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the holders of shares of the Company Common Stock.

                                            Very truly yours,

                                            GREENHILL & CO., LLC

                                            By:   /s/ ROBERT F. GREENHILL
                                              ----------------------------------
                                                     Robert F. Greenhill
                                                           Chairman

                                    ANNEX D

                   SECTION 262 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                                APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation or consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation: and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more share, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a nation market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a and b of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidated has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall by borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial up on the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporate pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holder of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                          EVERGREEN MEDIA CORPORATION

                                   P R O X Y


          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS ON SEPTEMBER 3, 1997


        The undersigned hereby appoint(s) Scott K. Ginsburg and Matthew E. Devine, or either of them, each with full power of substitution, as proxies to vote all stock in Evergreen Media Corporation that the undersigned would be entitled to vote on all matters that may come before the 1997 Annual Meeting of Stockholders and any adjournments thereof. Returned proxy forms will be voted:
(1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Director's recommendations when a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

        Your shares will not be voted unless your signed Proxy Form is returned to Evergreen Media Corporation or you otherwise vote at the meeting.


                                           EVERGREEN MEDIA CORPORATION
                                           P.O. BOX 11263
                                           NEW YORK, N.Y. 10203-0263

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL THE EVERGREEN PROPOSALS.


(1) PROPOSAL ONE. Approval of the Agreement and Plan or Merger (the "Chancellor Merger Agreement"), dated as of February 19, 1997, as amended on July 31, 1997, by and among Evergreen Media Corporation, Evergreen Mezzanine Holdings Corporation, Evergreen Media Corporation of Los Angeles, Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company and certain related matters referenced therein.


                    FOR               AGAINST           ABSTAIN

                    [X]                 [X]               [X]


(2) PROPOSAL TWO. The election of Scott K. Ginsburg, James De Castro, Matthew E. Devine, Kenneth J. O'Keefe, Joseph M. Sitrick, Thomas J. Hodson, Perry J. Lewis and Eric L. Bernthal as directors for a term expiring at the 1998 Annual Meeting of Stockholders. Messrs. Devine, O'Keefe, Sitrick and Bernthal have indicated that they will resign upon consummation of the Chancellor Merger Agreement.


  FOR all nominees         WITHHOLD AUTHORITY to vote               *EXCEPTIONS
  listed below             for all nominees listed below
     [X]                              [X]                               [X]


Nominees: Scott K. Ginsburg, James De Castro, Matthew E. Devine, Kenneth J. O'Keefe, Joseph M. Sitrick, Thomas J. Hodson, Perry J. Lewis and Eric L. Bernthal as directors for a term expiring at the 1998 Annual Meeting of Stockholders, Messrs. Devine, O'Keefe, Sitrick and Bernthal have indicated that they will resign upon consummation of the Chancellor Merger Agreement.


INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


*EXCEPTIONS
            --------------------------------------------------------------------


                                          CHANGE OF ADDRESS AND
                                          OR COMMENTS MARK HERE       [X]

                                 Please sign as requested and return
                                 promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.


                                 Dated:
                                       ----------------------------, 1997


                                 ----------------------------------------
                                               Signature(s)

                                 ----------------------------------------
                                               Signature(s)


                                 VOTES MUST BE INDICATED (X)
                                 IN BLACK OR BLUE INK                 [X]



                     PLEASE MARK, SIGN AND RETURN THIS PROXY CARD
                       PROMPTLY,  USING THE ENVELOPE PROVIDED.

                        CHANCELLOR BROADCASTING COMPANY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHANCELLOR BROADCASTING COMPANY FOR A SPECIAL MEETING
                OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 3, 1997.

     The undersigned Stockholder of Chancellor Broadcasting Company ("Chancellor") hereby appoints Thomas O. Hicks and Steven Dinetz, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"), of Chancellor which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on September 3, 1997, and any adjournments thereof:

     The Board of Directors recommends that the stockholders of Chancellor vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby. In the absence of specific instructions, proxys will be voted for approval of the Merger Agreement and in the discretion of the proxy holders as to any other matters.




                  PLEASE MARK, SIGN AND RETURN THIS PROXY CARD
                    PROMPTLY, USING THE ENVELOPE PROVIDED.

                        CHANCELLOR BROADCASTING COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


      The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Approval of the Agreement and Plan of Merger, dated as of February 19, 1997, as amended and restated as of July 31, 1997 (the "Merger Agreement"), by and among Chancellor, Chancellor Radio Broadcasting Company, a Delaware corporation ("CRBC"), Evergreen Media Corporation, a Delaware corporation ("Evergreen"), Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), and the transactions contemplated thereby, pursuant to which, among other things, (i) Chancellor will be merged with and into EHMC, with EHMC being the surviving corporation, (ii) thereafter, CRBC will be merged with and into EMCLA, with EMCLA being the surviving corporation, and (iii) each outstanding share of the Common Stock (other than shares of Common Stock held by Chancellor as treasury stock immediately prior to the Effective Time (as defined in the Merger Agreement) will be cancelled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

             FOR                      AGAINST                   ABSTAIN

             [ ]                        [ ]                        [ ]


                       ---------------------------------
                               Nominee Exceptions



2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

             FOR                      AGAINST                   ABSTAIN

             [ ]                        [ ]                        [ ]


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




-------------------------------------------------------------------------------
          Signature                                          Date


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          Signature                                          Date

                   PLEASE SIGN EXACTLY AS NAME APPEARS HEREON